      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 7, 1998
                                                      REGISTRATION NO. 333-50107
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                            ------------------------

                       DOBSON COMMUNICATIONS CORPORATION

             (Exact name of registrant as specified in its charter)

           OKLAHOMA                          4812                  73-1110531
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                        No.)

                            ------------------------

    13439 NORTH BROADWAY EXTENSION                 BRUCE R. KNOOIHUIZEN
              SUITE 200                       13439 NORTH BROADWAY EXTENSION
                                                        SUITE 200
    OKLAHOMA CITY, OKLAHOMA 73114             OKLAHOMA CITY, OKLAHOMA 73114
            (405) 391-8500                            (405) 391-8500
  (Address, including Zip Code, and           (Name, address, including Zip
              telephone                        Code, and telephone number,
   number, including area code, of               including area code, of
        registrant's principal                      agent for service)
          executive offices)

                            ------------------------

                                   COPIES TO:

                             THEODORE M. ELAM, ESQ.
                              BRICE TARZWELL, ESQ.
                    MCAFEE & TAFT A PROFESSIONAL CORPORATION
                       TENTH FLOOR, TWO LEADERSHIP SQUARE
                         OKLAHOMA CITY, OKLAHOMA 73102
                                 (405) 235-9621

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

                            ------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8 OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8, MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                               OFFER TO EXCHANGE

                                ALL OUTSTANDING

             SHARES OF 12 1/4% SENIOR EXCHANGEABLE PREFERRED STOCK

                        (179,942.535 SHARES OUTSTANDING)

                                      FOR

             SHARES OF 12 1/4% SENIOR EXCHANGEABLE PREFERRED STOCK

              WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT

                                       OF

                       DOBSON COMMUNICATIONS CORPORATION
                               ------------------

    The Exchange Offer will expire at 5:00 p.m., New York City time, on June 11, 1998, unless extended (if and as extended, the "Expiration Date"). Tenders of Old Shares may be withdrawn at any time prior to 5:00 pm, New York City time, on the Expiration Date. Subject to certain conditions (which are stated herein), the Company will accept for exchange any and all Old Shares which are properly tendered prior to 5:00 p.m., New York City time, on the Expiration Date.
                           --------------------------

    SEE "RISK FACTORS" BEGINNING ON PAGE   FOR A DISCUSSION OF CERTAIN FACTORS
WHICH INVESTORS SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE NEW SHARES OFFERED HEREBY.
                           --------------------------

    Dobson Communications Corporation, an Oklahoma corporation (the "Company" or "Dobson"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange new shares of its 12 1/4% Senior Exchangeable Preferred Stock ("New Shares") for all outstanding shares of its 12 1/4% Senior Exchangeable Preferred Stock ("Old Shares"). The New Shares have been registered under the Securities Act of 1933, as amended (the "Securities Act"). As of April 15, 1998, there were 179,942.535 Old Shares outstanding. (COVER PAGE CONTINUED ON PAGE II.)
                           --------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                           --------------------------

    Dividends on the New Shares will be cumulative from the date of issuance and are payable quarterly in cash or, on or prior to January 15, 2003, at the option of the Company, in additional New Shares (calculated to the fifth decimal place), on each January 15, April 15, July 15 and October 15, commencing July 15, 1998. Accrued but unpaid dividends on Old Shares tendered and accepted in the Exchange Offer will not be paid at the time of the exchange but will be paid in New Shares on the first dividend payment date applicable to the New Shares. The New Shares may be redeemed at the option of the Company, in whole or in part, at any time on or after January 15, 2003 at 106.125% of their liquidation preference amount, plus accumulated and unpaid dividends, declining ratably to 100% of their liquidation preference amount, plus accumulated and unpaid dividends, on or after January 15, 2006. In addition, at any time prior to January 15, 2001, the Company may redeem up to $61,250,000 of the aggregate liquidation preference amount of the New Shares with the net proceeds of one or more sales of Common Stock of the Company, at 112.250% of the liquidation preference amount, plus accumulated and unpaid dividends; provided that after any such redemption at least $113 million aggregate liquidation preference amount of Senior Preferred Stock remains outstanding. See "Description of Senior Preferred Stock."

    This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old Shares as of April 30, 1998. The Company will not receive any proceeds from this Exchange Offer. No dealer-manager is being used in connection with this Exchange Offer. See "Plan of Distribution."
                           --------------------------

    WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
                           --------------------------

                  THE DATE OF THIS PROSPECTUS IS MAY 12, 1998.

    The New Shares will rank pari passu with the Old Shares with respect to dividends, voting and upon redemption. The New Shares will rank (i) senior to all of the Company's Common Stock, Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock, and to all other capital stock of the Company unless the terms of such stock expressly provide that it ranks senior to or on a parity with the New Shares; (ii) on a parity with any capital stock of the Company the terms of which expressly provide that it will rank on a parity with the New Shares; and (iii) junior to all capital stock of the Company the terms of which expressly provide that such stock will rank senior to the New Shares.

    The Company is a holding company and the Old Shares and the New Shares will be effectively subordinated to all existing and future liabilities (including trade payables) of the Company's subsidiaries. The form and terms of the New Shares are identical in all material respects to the form and terms of the Old Shares except that the New Shares have been registered under the Securities Act. Any Old Shares not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the rights and preferences and will be subject to the limitations applicable thereto. Following consummation of the Exchange Offer, the holders of the Old Shares will continue to be subject to the existing restrictions upon transfer thereof and the Company will have no further obligation to such holders to provide for the registration under the Securities Act of the Old Shares held by them. Following the completion of the Exchange Offer, none of the Senior Preferred Stock will be entitled to the contingent increase in the dividend rate applicable to the Old Shares.

    Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, the Company believes the New Shares issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than broker-dealers, as set forth below, and any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Shares are acquired in the ordinary course of such holder's business and that such holder has no arrangement or understanding with any person to participate in the distribution of such New Shares. Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Shares or who is an affiliate of the Company may not rely upon such interpretations by the staff of the Commission and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Holders of Old Shares wishing to accept the Exchange Offer must represent to the Company in the Letter of Transmittal that such conditions have been met.

    Each broker-dealer (other than affiliates of the Company who are subject to the additional restrictions set forth below) that receives New Shares for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Shares. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Shares received in exchange for Old Shares where such Old Shares were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the last date Old Shares are accepted for exchange pursuant to the Exchange Offer (the "Exchange Date"), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." Any broker-dealer who is an affiliate of the Company may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
Certain Terms..............................................................................................          iv
Available Information......................................................................................           v
Periodic Reports...........................................................................................          vi
Summary....................................................................................................           1
Risk Factors...............................................................................................          16
The Exchange Offer.........................................................................................          27
Selected Consolidated Financial and Other Data.............................................................          35
Pro Forma Condensed Consolidated Financial Data............................................................          37
Management's Discussion and Analysis of Financial Condition and Results of Operations......................          42
Business...................................................................................................          55
Management.................................................................................................          78
Principal Shareholders.....................................................................................
Description of Senior Preferred Stock......................................................................          88
Description of Exchange Debentures.........................................................................         113
Description of Indebtedness................................................................................         139
Description of Capital Stock...............................................................................         146
Federal Income Tax Considerations..........................................................................         150
Legal Matters..............................................................................................         163
Experts....................................................................................................         163
Index to Financial Statements..............................................................................         F-1

                            ------------------------

    NO PERSON IS AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

                            ------------------------

    THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD SHARES IN ANY JURISDICTION IN WHICH THIS EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL, NOR ANY EXCHANGE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                                 CERTAIN TERMS

    For cellular regulatory purposes, the Federal Communications Commission ("FCC") has designated regions of the United States as either a Metropolitan Statistical Area ("MSA") or Rural Service Area ("RSA"). Interests in cellular markets are commonly measured on the basis of the population of the MSA or RSA served, with each person in the market area referred to as a "Pop." As used in this Prospectus, unless otherwise indicated, the term "Pops" means the estimate of the population of an MSA or RSA, as derived from the CELLULAR/PCS POP BOOK:
1997 by Paul Kagan Associates, Inc. The term "Net Pops" means the estimated population with respect to a given service area multiplied by the percentage interest that the Company owns in the entity licensed in such service area. MSAs and RSAs are also referred to as "markets." The term "non-wireline license" refers to the license for any market that was initially awarded to a company, individual or group, not affiliated with any landline carrier providing service in the market. The term "wireline license" refers to the license for any market that was initially awarded to a company, individual or group, affiliated with a landline carrier providing service in the market. There is, however, no technical distinction between a wireline and a non-wireline license. The term "system" means an FCC-licensed cellular telephone system. The term "cell" refers to the service area of an individual transmitter located in a cellular system. The term "footprint" refers to the total system coverage area served under an FCC license by a given licensee. "Churn" means the number of cellular subscriber cancellations per month as a percentage of the total cellular subscribers at the end of such month. Churn is stated as the average monthly churn rate for the period. The term "TDMA" means a digital technology that uses time division multiple access and the term "CDMA" means a digital technology that uses code division multiple access. The term "PCS" means personal communications services. The term "ATM" means a synchronous transfer mode. The term "CTIA" means the Cellular Telecommunications Industry Association. The term "NACN" means the North American Cellular Network. For PCS regulatory purposes, the FCC has designated regions of the United States as either a Major Trading Area ("MTA") or Basic Trading Area ("BTA").

    The term "Recent Wireless Acquisitions" means the Company's acquisition of
(i) the FCC licenses for and assets related to the Kansas 5 RSA, Missouri 1 RSA, Missouri 4 RSA and Missouri 5 RSA (collectively, the "Kansas/Missouri Cluster") completed on March 19, 1996, (ii) the FCC licenses for and assets related to the Cumberland MSA, Hagerstown MSA, Maryland 3 RSA and Pennsylvania 10 West RSA (collectively, the "Western Maryland Properties" and, together with Maryland 2, the "Maryland/ Pennsylvania Cluster") (the "Western Maryland Properties Acquisition") completed on February 28, 1997, (iii) the FCC licenses for and assets related to the Maryland 2 RSA ("Maryland 2") (the "Maryland 2 Acquisition") completed on March 3, 1997, (iv) the FCC license for and a 75% interest in the partnership (the "Arizona 5 Partnership") which owns the system for the Arizona 5 RSA ("Arizona 5") (the "Arizona 5 Acquisition") completed on October 1, 1997, (v) the FCC license for and assets related to the Texas 16 RSA ("Texas 16") (the "Texas 16 Acquisition") completed on January 26, 1998, and
(vi) the two entities which own a 100% interest in the partnership (the "California 4 Partnership") which owns the FCC license and systems for the California 4 RSA ("California 4") (the "California 4 Acquisition") completed on April 1, 1998.

    The term "Santa Cruz Acquisition" means the acquisition of 70% of the outstanding stock of a corporation that owns the FCC license for and assets related to the Santa Cruz MSA ("Santa Cruz"). The term "Acquisitions" means the Recent Wireless Acquisitions and the Santa Cruz Acquisition. Other wireless acquisitions referred to in this Prospectus include the (i) the FCC license for and assets related to the California 7 RSA ("California 7") (the "California 7 Acquisition"), (ii) the FCC license for and assets related to the Texas 7 RSA ("Texas 7") (the "Texas 7 Acquisition") and (iii) the FCC license for and assets related to the Arkansas 11 RSA ("Arkansas 11") (the "Arkansas 11 Acquisition"). The term "Pending Wireline Acquisitions" means (a) the acquisition of the stock of American Telco, Inc. ("ATI") and (b) the acquisition of certain assets of Zenex Long Distance, Inc. ("Zenex"). The term "Senior Notes" means the Company's 11 3/4% Senior Notes due 2007 issued on February 28, 1997, and the term "Senior Preferred Stock" means the Company 12 1/4% Senior Exchangeable Preferred Stock.

    The term "Operations" means Dobson's wholly owned subsidiary, Dobson Cellular Operations Company, and "DOC" means Dobson's wholly owned subsidiary, Dobson Operating Company.

    The term "Other Preferred Stock" means the Company's Class A, Class B and Class C Preferred Stock.

    The term "Transactions" means, collectively, the Recent Wireless Acquisitions and related financing, establishment of and borrowings under the the DOC Facility and the Operations Facility (each as defined herein) and the proposed Santa Cruz Acquisition. Unless otherwise indicated, all references in this Prospectus to Pops, Net Pops and the Company's systems give effect to the consummation of the Acquisitions.

    The term "EBITDA" represents earnings before interest expense, income taxes, depreciation, amortization, extraordinary items and changes in accounting principles.

    As used herein the following companies and businesses are identified as indicated: "ACSI" means American Communications Services, Inc.; "AirTouch" means AirTouch Communications, Inc.; "Allegiance" means Allegiance Telecom, Inc.; "ALLTEL" means ALLTEL Corporation and its affiliates; "AT&T" means AT&T Corp.; "AT&T Wireless" means AT&T Wireless Services, Inc. and its affiliates; "ATTI" means Associated Telecommunications and Technologies, Inc., an affiliate of the Company; "BAM" means Bell Atlantic Mobile; "Brooks" means Brooks Fiber Properties, Inc.; "BellSouth Mobility" means BellSouth Mobility, Inc.; "Chariton Cellular" means Missouri RSA 5 Partnership d/b/a Chariton Valley Cellular; "CMT" means CMT Partners, a partnership between AT&T Wireless and AirTouch; "Enid Cellular" means Enid MSA Partnership d/b/a Enid Cellular; "Ericsson" means Telefonaktiebolaget LM Ericsson and its affiliates; "Excel" means Excel Communications, Inc.; "Fleet Investors" means, collectively, Fleet Venture Resources, Inc., Fleet Equity Partners VI, L.P. and Kennedy Plaza Partners; "GTE" means GTE Corporation and its affiliates; "Houston Cellular" means a partnership between AT&T Wireless and BellSouth Mobility; "ICG" means ICG Telecom Group, Inc.; "Intermedia" means Intermedia Communications, Inc.; "Kansas Cellular" means Independent Networks, Inc., d/b/a Kansas Cellular; "LCI" means LCI International, Inc.; "MCI" means MCI Communications Corporation; "Motorola" means Motorola, Inc.; "NTS" means NTS Communications, Inc.; "OmniPoint" means OmniPoint Communications Corporation and its affiliates; "PacTel" means Pacific Telesis Mobile Services; "Sprint" means Sprint Corporation and affiliated companies; "SWBM" means Southwestern Bell Mobile Systems, Inc.; "SWBT" means Southwestern Bell Telephone Company; "U.S. Cellular" means United States Cellular Corporation; "U S WEST" means U S WEST, Inc. and its affiliated companies; "Vanguard" means Vanguard Cellular Systems, Inc.; "Vyvx" means Vyvx, Inc.; "Western Wireless" means Western Wireless Corporation; "WMC" means WMC Partners, L.P., an affiliate of AirTouch and U S WEST; and "WorldCom" means WorldCom, Inc.

                             AVAILABLE INFORMATION

    The Company has filed with the Commission a Registration Statement on Form S-4 (the "Registration Statement"), which term includes all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the New Shares being offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contracts, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

    The Company is subject to the informational requirements of the Exchange Act and, in accordance with the Exchange Act, the Company files periodic reports with the Commission. Such reports filed by the

Company with the Commission can be inspected and copied (at prescribed rates) at the Commission's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, 13th Floor, New York, New York 10048. Such material may also be accessed electronically by means of the Commission's home page on the internet located at http://www.sec.gov.

                                PERIODIC REPORTS

    The Company has agreed that, whether or not required by the rules and regulations of the Commission, so long as any shares of Senior Preferred Stock or any Exchange Debentures are outstanding, the Company will file with the Commission all such reports and other information as it would be required to file with the Commission by Section 13(a) or 15(d) under the Securities Exchange Act of 1934 (the "Securities Exchange Act") as if it were subject thereto. The Company will supply the Transfer Agent for the Senior Preferred Stock, each holder of Senior Preferred Stock, the Trustee appointed with respect to the Exchange Debentures and each holder of Exchange Debentures, without cost, copies of such report and other information.

                                    SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY AND SHOULD BE READ IN CONJUNCTION WITH THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND NOTES THERETO INCLUDED ELSEWHERE IN THIS PROSPECTUS. UNLESS THE CONTEXT OTHERWISE REQUIRES, ALL REFERENCES IN THIS PROSPECTUS TO "DOBSON" OR THE "COMPANY" ARE TO DOBSON COMMUNICATIONS CORPORATION AND, WHERE APPROPRIATE, ITS SUBSIDIARIES. ADDITIONAL DEFINITIONS ARE CONTAINED UNDER "CERTAIN TERMS" AND, WITH RESPECT TO THE SENIOR PREFERRED STOCK, "DESCRIPTION OF SENIOR PREFERRED STOCK-- CERTAIN DEFINITIONS," AND, WITH RESPECT TO THE EXCHANGE DEBENTURES, "DESCRIPTION OF EXCHANGE DEBENTURES-- CERTAIN DEFINITIONS."

                                  THE COMPANY

    Dobson Communications Corporation provides diversified telecommunications products and services in eight states across the country. The Company is the successor to Dobson Telephone Company which was organized in Oklahoma in 1936. The Company operates in two telecommunications business segments: wireless and wireline.

    Dobson's wireless operations focus on the ownership, operation and development of rural cellular systems. The Company currently provides rural cellular telephone services in RSAs and small MSAs in western Oklahoma and the Texas panhandle, in northeastern Kansas and northwestern Missouri near Kansas City, in Maryland and Pennsylvania near the Washington-Baltimore metropolitan area, in Arizona between Phoenix and Tucson, in south-central Texas and northern California between Fresno and Modesto. Upon consummation of the proposed wireless acquisition of Santa Cruz, the Company will also own and operate a rural cellular system in southern California. In addition, the Company recently purchased PCS licenses covering 9 BTAs in Oklahoma, Kansas and Missouri.

    Dobson's wireline operations include competitive local exchange carrier ("CLEC") operations which began providing services in October 1997 and currently operate in Oklahoma City, Tulsa and Amarillo. Upon consummation of the Pending Wireline Acquisitions the Company will also provide services in five major Texas markets: Houston, Dallas, Fort Worth, San Antonio and Austin. Dobson's wireline operations also include local telephone exchange ("local exchange") services in Oklahoma and regional fiber optic transmission networks ("fiber") in Oklahoma, Texas and Colorado.

    The Company was incorporated under the laws of the State of Oklahoma in February 1997 and adopted its current organizational structure in 1998. The principal executive offices of the Company are located at 13439 North Broadway Extension, Suite 200, Oklahoma City, OK 73114 and its telephone number is (405) 391-8500.

                              WIRELESS OPERATIONS

    The Company's wireless business began in 1990 when it initiated operations in part of the Oklahoma/ Texas Cluster. Since then, the Company has developed organizational, marketing and operational programs designed to increase the number and stability of subscribers, promote superior customer service, control subscriber acquisition costs and enhance operating cash flow. These programs include increasing the Company's local presence by adding retail outlets and participating in community affairs, expanding coverage through the addition of cell sites, enhancing system technology and offering simplified rate plans.

    Roaming is a substantial source of revenue for the Company. The Company focuses on systems that are adjacent to major metropolitan areas and include a high concentration of expressway corridors that tend to result in a significant amount of roaming activity. The Company has entered into roaming agreements with operators of cellular systems in adjoining MSAs and others which provide for reciprocal roaming rates that allow customers to roam at competitive prices which, in certain instances, are comparable to home area rates.

    For the years ended December 31, 1995, 1996 and 1997, and for the year ended December 31, 1997 on a pro forma basis giving effect to the Recent Wireless Acquisitions and the proposed acquisition of Santa Cruz, wireless service revenue accounted for 40%, 41%, 45% and 43%, respectively, of the Company's consolidated revenue, while wireless roaming revenue accounted for 13%, 18%, 31% and 40%, respectively, of the Company's consolidated revenue.

RECENT EVENTS

    On January 20, 1998, the Company consummated the purchase of the FCC cellular license for, and certain assets relating to, Texas 16 for an aggregate purchase price of $56.6 million. On April 1, 1998, the Company also consummated the purchase of all of the stock of two corporations which, together, own the California 4 Partnership, for an aggregate purchase price of $90.9 million.

    On March 25, 1998, the revolving credit facility of the Company's subsidiary, Dobson Operating Company ("DOC"), was amended and restated and the amount of credit available thereunder was increased to $250 million (the "DOC Facility"). In addition, the Company's subsidiary, Dobson Cellular Operations Company ("Operations"), entered into a $120 million revolving credit facility and an $80 million 364-day revolving credit and term loan agreement with a group of banks led by NationsBank, N.A. (together, the "Operations Facility"). As used herein, the term "Bank Credit Facilities" refers to the DOC Facility and the Operations Facility.

    The following table sets forth certain data with respect to the Company's existing cellular systems as of April 1, 1998:

                                                                                       TOTAL           MARKET
CELLULAR SYSTEMS                              TOTAL POPS   OWNERSHIP    NET POPS    SUBSCRIBERS    PENETRATION(1)
--------------------------------------------  -----------  ----------  ----------  -------------  ----------------
Oklahoma/Texas Cluster(2)...................      344,300     (3)         256,484       37,786           11.0%
Kansas/Missouri Cluster(4)..................      243,800        100%     243,800        7,010            2.9
Maryland/Pennsylvania Cluster(5)............      874,200        100%     874,200       50,450            5.8
Arizona 5...................................      184,400         75%     138,300        9,096            4.9
Texas 16....................................      326,300        100%     326,300        4,513            1.4
California 4................................      363,400        100%     363,400       16,472            4.5
                                              -----------              ----------  -------------          ---
Total.......................................    2,336,400               2,202,484      125,327            5.4%
                                              -----------              ----------  -------------          ---
                                              -----------

------------------------

(1) Market penetration is determined by dividing total subscribers by the total Pops covered by the applicable FCC cellular license.

(2) The Oklahoma/Texas Cluster includes Oklahoma 5 RSA, Oklahoma 7 RSA, Texas 2 RSA, Enid, OK MSA and Oklahoma 2 RSA. The Company also owns a 5% interest in a partnership which owns a cellular system in Oklahoma 3 RSA, which had total Pops of 205,600. Information on the Oklahoma 3 RSA is excluded because the Company does not manage the system.

(3) The Company is the operating manager for partnerships which own the FCC licenses for, and assets relating to, the Oklahoma 5 RSA, Oklahoma 7 RSA and Texas 2 RSA. The Company's ownership interests in these partnerships are 64.4%, 64.4% and 61.0%, respectively. The Company owns 100% of the Enid, OK MSA and Oklahoma 2 RSA.

(4) The Kansas/Missouri Cluster includes Kansas 5 RSA, Missouri 1 RSA, Missouri 4 RSA and Missouri 5 RSA. The Company also operates Missouri 2 RSA under an interim operating authority granted by the FCC which will terminate after the permanent licensee commences commercial service in the market. The FCC has issued a license for Missouri 2 RSA to a permanent licensee, but the issuance has been challenged. The FCC license for the Missouri 5 RSA covers only the Linn County portion of the RSA. Information for this RSA relates only to the area covered by the Company's FCC license.

(5) The Company's Maryland/Pennsylvania Cluster includes Maryland 2 RSA, Cumberland, MD MSA, Hagerstown, MD MSA, Maryland 3 RSA, and Pennsylvania 10 West RSA. The FCC license for the Cumberland, MD MSA covers only the towns of Cumberland and Frostburg and surrounding areas (total Pops estimated by the Company to be 68,000) and the FCC license for the Pennsylvania 10 West RSA covers only Bedford County. Information for this MSA and RSA relates only to the area covered by the Company's FCC licenses.

WIRELESS BUSINESS STRATEGY

    The wireless operations' primary business strategy is to focus on the development and acquisition of rural cellular systems. The principal elements of the Company's strategy include the following:

    - LEVERAGE STRATEGIC RELATIONSHIPS. The Company develops strategic relationships with operators of cellular systems in major MSAs near the Company's systems. These relationships include reciprocal roaming agreements which allow the Company's subscribers to use the system in the neighboring MSA at favorable rates which, in certain circumstances, are comparable to the subscriber's home rates. By entering into these strategic agreements, the Company is able to increase its roaming revenue, offer its subscribers larger home rate areas and leverage the recognized brand names of its partners and their extensive marketing efforts.

    - AGGRESSIVE LOCAL MARKETING AND PROMOTION OF WIRELESS SERVICES. The Company's marketing objective is to distinguish the Company as the local market's leading wireless services provider, stressing its service quality, local sales offices staffed with local personnel, and commitment to the community. Management believes that, as an operator with strong local distribution of products and services, the Company has an advantage over its competitors which do not emphasize a local presence or focus on local market requirements and community involvement. The Company intends to continue to open new retail outlets and introduce simplified rate plans in each of its market areas.

    - TARGETED SALES EFFORTS. The Company focuses its marketing programs on attracting subscribers who are likely to generate high monthly revenue and low churn rates. In addition, the Company has implemented a sales force compensation system designed to maximize the acquisition of these high use, reduced churn subscribers, which is intended to result in higher monthly revenue per subscriber and lower marketing and selling costs per gross additional subscriber.

    - SUPERIOR CUSTOMER SERVICE. The Company strives to maintain a high level of customer satisfaction through a variety of techniques, including maintaining 24-hour customer service and active ongoing contact with customers. The Company believes that its emphasis on superior customer service has enabled it to achieve an average monthly churn rate of 1.89% for the year ended December 31, 1997.

    - CONTINUED SYSTEM DEVELOPMENT AND EXPANSION. The Company intends to continue to expand and improve coverage, increase capacity and build out its systems. The Company believes that expanding and improving coverage and capacity in its systems will attract additional subscribers, enhance the use of its systems by existing subscribers, increase roaming activity due to the larger geographic area covered by the cellular network and further enhance the overall efficiency of the network. The Company is upgrading its systems with digital technology to enable it to increase roaming and provide enhanced capabilities including caller ID, longer battery life and zone billing.

    - DISCIPLINED EXPANSION THROUGH ACQUISITIONS. The Company continuously evaluates opportunities to create new cellular clusters or expand current clusters by acquisitions of additional cellular systems. In evaluating acquisitions, the Company targets RSAs and small MSAs that have some or all of the following characteristics: (i) are adjacent to major metropolitan areas; (ii) have a strong demographic profile, including positive population growth trends; (iii) include a high concentration of expressway corridors that facilitate a significant amount of roaming activity; (iv) are large enough, or offer clustering opportunities, to obtain certain economies of scale; (v) have underdeveloped areas with low penetration levels; (vi) generate positive operating cash flow; (vii) have the potential to develop a strategic relationship with operators of neighboring cellular systems and the ability to offer services under a leading brand name; and (viii) are likely to have fewer PCS competitors. The Company is presently evaluating, and in discussions with, a number of acquisition candidates.

SANTA CRUZ ACQUISITION

    The Company has entered into a definitive agreement to purchase 70% of the outstanding stock of the corporation that owns the FCC cellular license for, and the assets relating to, the Santa Cruz MSA, for $25.2 million, subject to adjustment, and is negotiating to acquire the remaining 30% of the outstanding stock of such corporation. The Santa Cruz MSA is adjacent to California 4 and is located southwest of San Jose and north of the Monterey Peninsula, on California's Pacific coastline. Santa Cruz has 242,000 total Pops (169,400 Net
Pops) and, as of December 31, 1997, there were approximately 14,300 subscribers (representing a 5.9% market penetration).

OTHER WIRELESS ACQUISITIONS

    The Company continuously evaluates opportunities to create new cellular clusters or expand current clusters by acquisitions of additional cellular systems. The Company is evaluating, and in discussions with, a number of potential acquisition candidates. The Company recently entered into non-binding letters of intent with respect to California 7 and Texas 7 for a purchase price of approximately $21.0 million and $61.0 million, respectively. These acquisitions will be subject to the satisfaction of a number of significant conditions, including the satisfactory completion of due diligence, the satisfactory resolution of certain pending claims with respect to the FCC license for Texas 7, the negotiation and execution of definitive purchase agreements, the receipt of board and shareholder approval and the receipt of all required regulatory approvals. There can be no assurance that the Company will consummate these or any other acquisitions.

    An affiliate of the seller of Texas 7 is presently negotiating to purchase the FCC license for, and certain assets relating to, the Arkansas 11 RSA for not more than $6.0 million. Pursuant to the letter of intent for Texas 7, the Company would receive an assignment of such affiliate's rights, if any, to acquire Arkansas 11 upon the execution of a definitive agreement for the Company's acquisition of Texas 7. The Company would pay the seller of Texas 7 $1.0 million for such assignment upon the closing of the Arkansas 11 acquisition. The letter of intent with respect to Texas 7 has expired, but negotiations with the seller are continuing.

                              WIRELINE OPERATIONS

    Since 1936, the Company has provided rural local exchange services and currently owns and operates nine contiguous local telephone exchanges in western Oklahoma and three contiguous local telephone exchanges adjacent to and immediately east of Oklahoma City. At December 31, 1997, the Company's local telephone exchanges served 12,633 access lines. The Company provides local and long-distance telecommunications services with enhanced and value-added calling and billing features. For the three years ended December 31, 1995, 1996 and 1997, local exchange service revenue accounted for 37%, 31%, and 16% of the Company's consolidated revenue.

    Dobson Wireline Company ("Dobson Wireline"), the Company's subsidiary which owns the Company's local exchange carrier, fiber and CLEC operations, has been designated an "Unrestricted Subsidiary" under the Company's outstanding Senior Notes and Senior Preferred Stock and, therefore, is not subject to certain covenant restrictions which apply to the rest of the Company's operations.

    The Company intends to leverage its reputation, knowledge of local markets and its local exchange experience by reselling local, long distance and wireless services. The Company commenced offering these services in October 1997 and currently operates in three markets, including Oklahoma City, Tulsa and Amarillo. The Company uses its own switches and leases local exchange lines in these markets. The

Company has an integrated billing system designed to provide a single bill to customers for all services provided.

    The Company operates over 545 miles of long-haul fiber optic facilities. It owns and operates approximately 360 miles of long-haul fiber optic facilities between Oklahoma City and Amarillo which link the Company's local exchanges. The Company also is a 20% partner in, and manages, a partnership which owns and operates approximately 185 miles of long-haul fiber optic facilities between Springfield, Colorado and Colorado Springs. The Company's fiber networks are linked to other networks through interconnection agreements that allow it to provide voice and data telecommunications services to cities in Washington, Idaho, Montana, Wyoming, North Dakota, South Dakota, Minnesota, Wisconsin, Iowa, Illinois, Missouri, Nebraska, Colorado, Kansas, New Mexico, Oklahoma and Texas. These networks utilize advanced technologies capable of efficiently transmitting capacity-intensive services, such as internet, multimedia applications, frame relay and ATM services. The Company sells capacity on a wholesale basis to telecommunications carriers, including certain subsidiaries of the Company, and also sells services to public and private businesses and governmental agencies.

WIRELINE BUSINESS STRATEGY

    In its wireline operations, the Company intends to leverage its reputation and knowledge of local markets and its local exchange experience by offering CLEC services, including local, long distance and wireless services initially in the greater Oklahoma City, Tulsa and Amarillo areas. The Company targets small and mid-sized business customers with needs for a wide range of telecommunications services and a preference for a simplified, single bill. The Company intends to resell local services initially and leverage off of the existing infrastructure of ATI, thereby limiting capital expenditures required in the near term, and to install infrastructure to support local switched services as market conditions warrant.

    The Company intends to initiate additional marketing programs to increase its customer base and to increase the use of its long-haul fiber optic networks by its existing customers. While the Company has no plans to expand its long-haul fiber optic infrastructure, it will seek to expand its networks to additional cities through new interconnection agreements.

PENDING WIRELINE ACQUISITIONS

    On April 7, 1998, the Company entered into a non-binding letter of intent with Zenex Communications, Inc. ("Zenex") to purchase contractual rights, information data and other rights with respect to its long distance resale customers in Oklahoma for approximately $7.0 million, subject to adjustment. The Zenex transaction will be subject to the satisfaction of a number of significant conditions, including satisfactory completion of due diligence, the negotiation and execution of a definitive purchase agreement, the receipt of board and shareholder approval and the receipt of all required regulatory approvals. There can be no assurance that the Company will satisfy itself as to these conditions or that the acquisition will be consummated.

    In March 1998, the Company entered into a definitive agreement to purchase substantially all of the assets of American Telco, Inc. ("ATI") for $130.0 million, subject to adjustment. The Company has placed $5.0 million into escrow pending closing of the acquisition which is expected to occur late in the second quarter of 1998. ATI is a Houston-based CLEC which provides resale services to primarily commercial customers in five major Texas markets: Houston, Dallas, Fort Worth, San Antonio and Austin.

                               THE EXCHANGE OFFER
                          TERMS OF THE EXCHANGE OFFER

    This Exchange Offer is being made pursuant to the terms of the registration rights agreement (the "Registration Rights Agreement") entered into between the Company and Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and NationsBanc Montgomery LLC (the "Placement Agents") pursuant to the terms of the Placement Agreement dated January 16, 1998 between the Company and the Placement Agents. See "The Exchange Offer--Purpose and Effect of the Exchange Offer."

The Exchange Offer................  Pursuant to the Exchange Offer, New Shares (calculated to the fifth decimal point) will be issued in exchange
                                    for Old Shares validly tendered and not withdrawn on a
                                    one for one basis. Holders of Old Shares whose Old
                                    Shares are not tendered and accepted in the Exchange
                                    Offer will continue to hold such Old Shares and will be
                                    entitled to all the rights and preferences and will be
                                    subject to the limitations applicable thereto. Following
                                    consummation of the Exchange Offer, the holders of Old
                                    Shares will continue to be subject to the existing
                                    restrictions upon transfer thereof and the Company will
                                    have no further obligation to such holders to provide
                                    for the registration under the Securities Act of the Old
                                    Shares held by them. Following the completion of the
                                    Exchange Offer, none of the shares of Senior Preferred
                                    Stock will be entitled to the contingent increase in
                                    dividend rate provided with respect to the Old Shares.
                                    The Company has been advised that the Depository Trust
                                    Company ("DTC"), whose nominee, Cede & Co., is the sole
                                    registered holder of the Old Shares, will neither accept
                                    fractional shares nor account for fractional shares to
                                    its participants. The Company intends to pay cash in
                                    lieu of any fractional shares which might otherwise be
                                    issuable to Cede & Co.
Resale............................  Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties,
                                    the Company believes the New Shares issued pursuant to
                                    the Exchange Offer may be offered for resale, resold and
                                    otherwise transferred by any holder thereof (other than
                                    broker-dealers, as set forth below, and any such holder
                                    that is an affiliate of the Company within the meaning
                                    of Rule 405 under the Securities Act) without compliance
                                    with the registration and prospectus delivery provisions
                                    of the Securities Act, provided that such New Shares are
                                    acquired in the ordinary course of such holder's
                                    business and that such holder has no arrangement or
                                    understanding with any person to participate in the
                                    distribution of such New Shares. Any holder who tenders
                                    in the Exchange Offer with the intention to participate,
                                    or for the purpose of participating, in a distribution
                                    of the New Shares or who is an affiliate of the Company
                                    may not rely upon such interpretations by the staff of
                                    the Commission and, in the absence of an exemption
                                    therefrom, must comply with the registration and
                                    prospectus delivery requirements of the Securities Act
                                    in connection with any secondary resale transaction.
                                    Failure to comply with such requirements in such
                                    instance may result in such holder incurring liabilities
                                    under the

                                    Securities Act for which the holder is not indemnified
                                    by the Company. Each broker-dealer (other than an
                                    affiliate of the Company) that receives New Shares for
                                    its own account pursuant to the Exchange Offer must
                                    acknowledge that it will deliver a prospectus meeting
                                    the requirements of the Securities Act in connection
                                    with any resale of such New Shares. The Letter of
                                    Transmittal states that by so acknowledging and by
                                    delivering a prospectus, a broker-dealer will not be
                                    deemed to admit that it is an underwriter within the
                                    meaning of the Securities Act. The Company has agreed
                                    that, for a period of 180 days after the Exchange Date,
                                    it will make this Prospectus available to any
                                    broker-dealer for use in connection with any such
                                    resale. See "Plan of Distribution."
                                    The Exchange Offer is not being made to, nor will the
                                    Company accept surrenders for exchange from, holders of
                                    Old Shares in any jurisdiction in which this Exchange
                                    Offer or the acceptance thereof would not be in
                                    compliance with the securities or blue sky laws of such
                                    jurisdiction.
Expiration Date...................  The Exchange Offer will expire at 5:00 p.m., New York
                                    City time, on June 3, 1998, unless extended, in which
                                    case the term Expiration Date shall mean the latest date
                                    and time to which the Exchange Offer is extended. Any
                                    extension, if made, will be publicly announced through a
                                    release to the Dow Jones News Service and as otherwise
                                    required by applicable law or regulations.
Conditions to the Exchange
  Offer...........................  The Exchange Offer is subject to certain conditions, which may be waived by the Company. See "The Exchange
                                    Offer-- Conditions of the Exchange Offer." The Exchange
                                    Offer is not conditioned upon any minimum principal
                                    amount of Old Shares being tendered.
Procedures for Tendering
  Old Shares......................  Each holder of Old Shares wishing to accept the Exchange
                                    Offer must complete, sign and date the Letter of
                                    Transmittal, or a facsimile thereof, in accordance with
                                    the instructions contained herein and therein, and mail
                                    or otherwise deliver such Letter of Transmittal, or a
                                    facsimile thereof, together with such Old Shares and any
                                    other required documentation to United States Trust
                                    Company of New York, the Exchange Agent, at the address
                                    set forth herein and therein. By executing the Letter of
                                    Transmittal, each holder will represent to the Company
                                    that, among other things, the New Shares acquired
                                    pursuant to the Exchange Offer are being obtained in the
                                    ordinary course of business of the person receiving such
                                    New Shares, whether or not such person is the holder,
                                    that neither the holder nor any such other person has an
                                    arrangement or understanding with any person to
                                    participate in the distribution of such New Shares and
                                    that neither the holder nor any such other person is an
                                    affiliate of the Company within the meaning of Rule 405
                                    under the Securities Act. See "The Exchange Offer--Terms
                                    of the Exchange Offer--Procedures for Tendering Old
                                    Shares" and "The Exchange Offer--Terms of the Exchange
                                    Offer--Guaranteed Delivery Procedures."

Special Procedures for Beneficial
  Owners..........................  Any beneficial owner whose Old Shares are registered in the name of a broker, dealer, commercial bank, trust
                                    company or other nominee and who wishes to tender such
                                    Old Shares in the Exchange Offer should contact such
                                    registered holder promptly and instruct such registered
                                    holder to tender on such beneficial owner's behalf. If
                                    such beneficial owner wishes to tender on its own
                                    behalf, such owner must, prior to completing and
                                    executing the Letter of Transmittal and delivering its
                                    Old Shares, either make appropriate arrangements to
                                    register ownership of the Old Shares in such owner's
                                    name or obtain a properly completed stock power from the
                                    registered holder. The transfer of registered ownership
                                    may take considerable time and may not be able to be
                                    completed prior to the Expiration Date. See "The
                                    Exchange Offer--Terms of the Exchange Offer--Procedures
                                    for Tendering Old Shares."
Guaranteed Delivery Procedures....  Holders of Old Shares who wish to tender their Old
                                    Shares and whose Old Shares are not immediately
                                    available or who cannot deliver their Old Shares, the
                                    Letter of Transmittal or any other documents required by
                                    the Letter of Transmittal to the Exchange Agent prior to
                                    the Expiration Date, must tender their Old Shares
                                    according to the guaranteed delivery procedures set
                                    forth in "The Exchange Offer--Terms of the Exchange
                                    Offer-- Guaranteed Delivery Procedures."
Acceptance of Old Shares and
  Delivery of New Shares..........  Subject to certain conditions (as described more fully in "The Exchange Offer--Conditions of the Exchange
                                    Offer"), the Company will accept for exchange any and
                                    all Old Shares which are properly tendered in the
                                    Exchange Offer and not withdrawn prior to 5:00 p.m., New
                                    York City time, on the Expiration Date. The New Shares
                                    issued pursuant to the Exchange Offer will be delivered
                                    as promptly as practicable following the Expiration
                                    Date.
Withdrawal Rights.................  Except as otherwise provided herein, tenders of Old
                                    Shares may be withdrawn at any time prior to 5:00 p.m.,
                                    New York City time, on the Expiration Date. See "The
                                    Exchange Offer--Terms of the Exchange Offer--Withdrawal
                                    of Tenders of Old Shares."
Certain Federal Income Tax
  Considerations..................  For a discussion of certain federal income tax considerations relating to the exchange of New Shares
                                    for Old Shares, see "Certain Federal Income Tax
                                    Considerations."
Exchange Agent....................  United States Trust Company of New York is the Exchange
                                    Agent. The address, telephone number and facsimile
                                    number of the Exchange Agent are set forth in "The
                                    Exchange Offer-- Exchange Agent."

                            TERMS OF THE NEW SHARES

    The Exchange Offer applies to all outstanding Old Shares. The form and terms of the New Shares will be identical in all material respects to the form and terms of the Old Shares except that the New Shares are registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof. The New Shares will be entitled to the benefits of the Certificate of Designation and will be treated as a single class thereunder with any Old Shares that remain outstanding. Following the Exchange Offer, no shares of Senior Preferred Stock will be entitled to the contingent increase in dividend rate provided for in accordance with the terms of the Registration Rights Agreement which rights will terminate upon consummation of the Exchange Offer. See "Description of Senior Preferred Stock."

Dividends.........................  Dividends will be payable quarterly in cash or, on or prior to January 15, 2003, at the sole option of the
                                    Company, in additional shares of Senior Preferred Stock
                                    (calculated to the fifth decimal place), on each January
                                    15, April 15, July 15 and October 15, commencing April
                                    15, 1998. Dividends on the New Shares will accrue and be
                                    cumulative from the date of issuance thereof. Accrued
                                    but unpaid dividends on Old Shares tendered and accepted
                                    in the Exchange Offer will not be paid in the Exchange
                                    Offer. However, such dividends will be paid in New
                                    Shares on the first interest payment date applicable to
                                    the New Shares.
                                    The Company has been advised by the Depository Trust
                                    Company that its systems will not permit the allocation
                                    of fractional shares. Consequently, payments made to
                                    Cede & Co. (as nominee for DTC) will include cash in
                                    lieu of fractional shares based on the liquidation
                                    preference of the Senior Preferred Stock. Registered
                                    holders other than Cede & Co., if any, will continue to
                                    receive fractional shares of Senior Preferred Stock
                                    calculated to the fifth decimal place.
                                    For federal income tax purposes, distributions with
                                    respect to the Senior Preferred Stock are not expected
                                    to qualify as dividends and will be treated as a return
                                    of capital until the Company has earnings and profits as
                                    determined under applicable federal income tax
                                    principles. See "Federal Income Tax Considerations--Tax
                                    Consequences to United States Holders-- Distributions on
                                    the Senior Preferred Stock."
Liquidation Preference............  $1,000 per share, plus accrued and unpaid dividends.
Voting............................  Holders of the Senior Preferred Stock will have no voting rights except as provided by law and as provided
                                    in the Certificate of Designation for the Senior
                                    Preferred Stock (the "Certificate of Designation"). In
                                    the event that dividends are not paid for any four
                                    quarters, whether or not consecutive, or upon certain
                                    other events (including failure to comply with covenants
                                    and failure to pay the mandatory redemption price when
                                    due), then the number of directors constituting the
                                    Company's Board of Directors will be adjusted to permit
                                    the holders of the majority of the then outstanding
                                    Senior Preferred Stock, voting separately as a class, to
                                    elect two directors. See "Description of Senior
                                    Preferred Stock--Voting Rights."
Mandatory Redemption..............  The Company is required to redeem the Senior Preferred
                                    Stock on January 15, 2008 (subject to the legal
                                    availability of funds therefor), at a redemption price
                                    equal to the liquidation preference, plus accrued and
                                    unpaid dividends to the redemption date. See
                                    "Description of Senior Preferred Stock--Mandatory
                                    Redemption."

Optional Redemption...............  On or after January 15, 2003, the Senior Preferred Stock is redeemable, at the option of the Company, in whole or
                                    in part, at the redemption prices set forth herein, plus
                                    accrued and unpaid dividends to the redemption date. In
                                    addition, at any time, or from time to time, on or prior
                                    to January 15, 2001, the Company may, at its option,
                                    redeem shares of Senior Preferred Stock having an
                                    aggregate liquidation preference of up to $61,250,000,
                                    at a redemption price equal to 112.250% of the
                                    liquidation preference thereof, plus accrued and unpaid
                                    dividends to the redemption date, with the proceeds of
                                    one or more sales of its Common Stock, provided that
                                    such redemption occurs within 180 days after
                                    consummation of such sale and at least $113 million
                                    aggregate liquidation preference of Senior Preferred
                                    Stock remains outstanding after each such redemption.
                                    See "Description of Senior Preferred Stock--Optional
                                    Redemption."
Ranking...........................  The Senior Preferred Stock will rank (i) senior to all of the Company's Common Stock, Class A Preferred Stock,
                                    Class B Preferred Stock and Class C Preferred Stock, and
                                    to all other capital stock of the Company unless the
                                    terms of such stock expressly provide that it ranks
                                    senior to or on a parity with the Senior Preferred
                                    Stock; (ii) on a parity with any capital stock of the
                                    Company the terms of which expressly provide that it
                                    will rank on a parity with the Senior Preferred Stock;
                                    and (iii) junior to all capital stock of the Company the
                                    terms of which expressly provide that it will rank
                                    senior to the Senior Preferred Stock. As of the date of
                                    this Prospectus, all outstanding capital stock of the
                                    Company ranks junior to the Senior Preferred Stock. See
                                    "Description of Senior Preferred Stock--Ranking."
Optional Exchange Feature.........  The Senior Preferred Stock is exchangeable into Exchange
                                    Debentures at the option of the Company, in whole but
                                    not in part, subject to the conditions described in the
                                    Certificate of Designation being satisfied. See
                                    "Description of Senior Preferred Stock--Exchange" and
                                    "Description of Exchange Debentures."
Transfer Restrictions.............  The New Shares of Senior Preferred Stock offered hereby have been registered under the Securities Act and are
                                    not subject to any restrictions on transfer.
Certain Covenants.................  The Certificate of Designation contains certain covenants which, among other things, restrict the
                                    ability of the Company and its Restricted Subsidiaries
                                    to incur additional indebtedness and issue Disqualified
                                    Stock (as defined); create liens; pay dividends or make
                                    distributions in respect of their capital stock; make
                                    investments or make certain other restricted payments;
                                    create restrictions on the ability of Restricted
                                    Subsidiaries to make certain payments; issue or sell
                                    stock of Restricted Subsidiaries; enter into
                                    transactions with stockholders or affiliates; incur
                                    senior subordinated indebtedness; and consolidate, merge
                                    or sell all or substantially all of its assets. See
                                    "Description of Senior Preferred Stock--Covenants."
                                    Dobson Wireline, the Company's subsidiary which conducts
                                    the Company's wireline, fiber and

                                    resale operations, is an Unrestricted Subsidiary and
                                    therefore is not subject to the covenants contained in
                                    the Certificate of Designation. Accordingly, there is no
                                    limit on the amount of debt Dobson Wireline would be
                                    able to incur or on its ability to create liens or on
                                    the Company's ability to distribute Dobson Wireline to
                                    its common stockholders.
Registration Requirements.........  The Company is obligated to consummate the Exchange
                                    Offer pursuant to an effective registration statement or
                                    cause the Senior Preferred Stock to be registered under
                                    the Securities Act pursuant to a shelf registration
                                    statement and, if the Exchange Offer is not consummated
                                    and such registration statement is not declared
                                    effective on or prior to July 22, 1998, the per annum
                                    dividend rate on the Senior Preferred Stock will be
                                    increased by .5% payable in additional shares of Senior
                                    Preferred Stock on each dividend payment date until the
                                    date the Exchange Offer is consummated or such shelf
                                    registration statement is declared effective. See
                                    "Description of Senior Preferred Stock--Exchange Offer
                                    Registration."
Book-Entry; Delivery and Form.....  The New Shares will be represented by permanent global certificates in definitive, fully registered form
                                    deposited with a custodian for, and registered in the
                                    name of, a nominee of The Depository Trust Company
                                    ("DTC"). See "Description of Senior Preferred
                                    Stock--Senior Preferred Stock Book-Entry; Delivery and
                                    Form."
Change of Control.................  Upon a Change of Control as (defined herein), the
                                    Company is required to make an offer to purchase the
                                    shares of Senior Preferred Stock at a purchase price
                                    equal to 101% of their liquidation preference on the
                                    date of purchase, plus accrued and unpaid dividends to
                                    the date of purchase. See "Description of Senior
                                    Preferred Stock--Change of Control."

                              TERMS OF THE EXCHANGE DEBENTURES

Securities Description............  12 1/4% Senior Subordinated Debentures due 2008 in an
                                    aggregate principal amount equal to the aggregate
                                    liquidation preference of, and accrued but unpaid
                                    dividends on, the Senior Preferred Stock outstanding on
                                    the Exchange Date (as defined herein).
Maturity..........................  January 15, 2008.
Interest Payment Dates............  January 15 and July 15 of each year, commencing with the first of such dates to occur after the Exchange Date. On
                                    or prior to January 15, 2003, the Company may pay
                                    interest on the Exchange Debentures by issuing
                                    additional Exchange Debentures.
Optional Redemption...............  On or after January 15, 2003, the Exchange Debentures are redeemable, at the option of the Company, in whole
                                    or in part, at the redemption prices set forth herein,
                                    plus accrued and unpaid interest to the redemption date.
                                    In addition, at any time, or from time to time, on or
                                    prior to January 15, 2001, the Company may, at its
                                    option, redeem Exchange Debentures having a principal
                                    amount of up to $61,250,000 at a redemption price equal
                                    to

                                    112.250% of the principal amount thereof, plus accrued
                                    and unpaid interest to the redemption date, with the
                                    proceeds of one or more sales of its Common Stock;
                                    provided that such redemption occurs within 180 days
                                    after consummation of such sale and at least $113
                                    million aggregate principal amount of Exchange
                                    Debentures remains outstanding after each such
                                    redemption. See "Description of Exchange Debentures--
                                    Optional Redemption."
Ranking...........................  The Exchange Debentures will be senior subordinated
                                    Indebtedness of the Company, subordinated to the prior
                                    payment when due of the principal of, and premium, if
                                    any, and accrued and unpaid interest on, all existing
                                    and future Senior Indebtedness (as defined herein) of
                                    the Company (including the Senior Notes and indebtedness
                                    under the Bank Credit Facilities) and senior to the
                                    prior payment when due of the principal and premium, if
                                    any, and accrued and unpaid interest on, all
                                    subordinated indebtedness of the Company. As of December
                                    31, 1997, on a pro forma basis after giving effect to
                                    the Transactions, the Company would have had $369.4
                                    million of indebtedness outstanding, all of which would
                                    have constituted Senior Indebtedness or would have been
                                    effectively senior to the Exchange Debentures.
Certain Covenants.................  The indenture under which the Exchange Debentures will be issued (the "Exchange Debenture Indenture") will
                                    contain certain covenants which, among other things,
                                    will restrict the ability of the Company and its
                                    Restricted Subsidiaries to incur additional
                                    indebtedness; create liens; pay dividends or make
                                    distributions in respect of their capital stock; make
                                    investments or make certain other restricted payments;
                                    sell assets; create restrictions on the ability of
                                    Restricted Subsidiaries to make certain payments; issue
                                    or sell stock of certain subsidiaires; enter into
                                    transactions with stockholders or affiliates; incur
                                    senior subordinated indebtedness; and consolidate, merge
                                    or sell all or substantially all of their assets. See
                                    "Description of Exchange Debentures--Covenants."
Registration Requirements.........  The Exchange Debentures may not be issued unless such issuance is registered under the Securities Act or is
                                    exempt from registration.
Change of Control.................  Upon a Change of Control, the Company will be required to make an offer to purchase the Exchange Debentures at
                                    a purchase price equal to 101% of their principal amount
                                    plus accrued interest, if any. See "Description of
                                    Exchange Debentures--Repurchase of Exchange Debentures
                                    upon a Change of Control."

                                  RISK FACTORS

    See "Risk Factors," immediately following this Summary, for a discussion of certain factors that should be considered in conjunction with an investment in the Senior Preferred Stock.

          SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA

    The following table sets forth certain historical consolidated financial data with respect to each of the five years ended December 31, 1997. The consolidated financial data as of and for each of the years in the period 1993 to 1997 have been derived from the Company's audited consolidated financial statements. The pro forma statement of operations data give effect to the Transactions as if they occurred on January 1, 1997 and the pro forma balance sheet data give effect to the Transactions as if they occurred on December 31, 1997. The pro forma financial information does not purport to represent what the Company's results of operations would have been if the Transactions had in fact occurred on such dates, nor does it purport to indicate the future financial position or results of future operations of the Company. The historical and pro forma consolidated data should be read in conjunction with "Selected Consolidated Financial and Other Data," "Pro Forma Condensed Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the related notes thereto included elsewhere in this Prospectus.

                                                                             YEAR ENDED DECEMBER 31,
                                                             -------------------------------------------------------   PRO FORMA
                                                                1993        1994       1995      1996(1)    1997(2)     1997(3)
                                                             -----------  ---------  ---------  ---------  ---------  -----------
                                                                  ($ IN THOUSANDS, EXCEPT PER SHARE AND PER SUBSCRIBER DATA)
STATEMENT OF OPERATIONS DATA:
Revenue:
  Wireless revenue.........................................  $  11,089    $  15,169  $  18,990  $  26,107  $  66,128   $ 121,969
  Wireline revenue.........................................     11,550       12,871     14,766     16,286     18,455      18,455
  Other revenue............................................        158          206        693        832        586         586
                                                             -----------  ---------  ---------  ---------  ---------  -----------
    Total revenue..........................................     22,797       28,246     34,449     43,225     85,169     141,010
Costs and expenses:
  Cost of service and equipment sales......................      4,965        5,418      7,014      9,076     21,344      37,304
  Marketing and selling....................................      2,552        3,098      3,157      4,908     11,762      17,124
  General and administrative...............................      7,971        9,621     10,138     12,087     19,877      29,465
  Depreciation and amortization............................      4,563        5,534      6,653      9,720     21,729      42,636
                                                             -----------  ---------  ---------  ---------  ---------  -----------
    Total costs and expenses...............................     20,051       23,671     26,962     35,791     74,712     126,529
Operating income...........................................      2,746        4,575      7,487      7,434     10,457      14,481
Interest expense...........................................     (2,567)      (2,970)    (3,833)    (6,478)   (30,098)    (36,164)
Other income (expense), net................................        145         (147)      (478)    (1,586)     2,880       3,390
Minority interests in (income) losses of subsidiaries(4)...       (502)      (1,105)    (1,334)      (675)    (1,693)     (1,907)
Income tax (provision) benefit.............................         78         (119)      (738)       411      3,287       7,675
                                                             -----------  ---------  ---------  ---------  ---------  -----------
Income (loss) before extraordinary items...................        541          234      1,104       (894)   (15,167)    (12,525)
Extraordinary items(5).....................................      --             228     --           (527)    (1,567)     (1,567)
                                                             -----------  ---------  ---------  ---------  ---------  -----------
Net income (loss)..........................................        541(6)       462      1,104     (1,421)   (16,734)    (14,092)
Dividends on senior preferred stock........................      --             (83)      (591)      (849)    (2,603)    (25,846)
                                                             -----------  ---------  ---------  ---------  ---------  -----------
Net income (loss) applicable to common stockholders........  $     541    $     379  $     513  $  (2,270) $ (19,337)  $ (39,938)
                                                             -----------  ---------  ---------  ---------  ---------  -----------
Basic net income (loss) applicable to common stockholders
  per common share.........................................  $    1.14    $     .80  $    1.08  $   (4.80) $  (40.87)  $  (84.41)
                                                             -----------  ---------  ---------  ---------  ---------  -----------
Dividends per average common share.........................  $   --       $     .11  $    1.40  $    1.18  $   16.13   $   16.13
                                                             -----------  ---------  ---------  ---------  ---------  -----------
Basic weighted average common shares outstanding...........    473,152      473,152    473,152    473,152    473,152     473,152
                                                             -----------  ---------  ---------  ---------  ---------  -----------

                                                                             YEAR ENDED DECEMBER 31,
                                                             -------------------------------------------------------   PRO FORMA
                                                                1993        1994       1995      1996(1)    1997(2)     1997(3)
                                                             -----------  ---------  ---------  ---------  ---------  -----------
                                                                  ($ IN THOUSANDS, EXCEPT PER SHARE AND PER SUBSCRIBER DATA)
OTHER FINANCIAL DATA:
EBITDA(7):
  Wireless(8)..............................................      2,680        3,923      5,439      7,005  $  21,977   $  46,908
  Wireline.................................................      5,158        5,518      7,262      7,270      8,173       8,173
  Other....................................................       (529)         669      1,439      2,880      2,036       2,036
                                                             -----------  ---------  ---------  ---------  ---------  -----------
    Total..................................................  $   7,309    $  10,110  $  14,140  $  17,155  $  32,186   $  57,117
                                                             -----------  ---------  ---------  ---------  ---------  -----------
                                                             -----------  ---------  ---------  ---------  ---------  -----------
Ratio of earnings to fixed charges(9)......................      --            1.12x      1.47x    --         --          --
Ratio of earnings to combined fixed charges and senior
  preferred stock dividends(9).............................      --            1.09x      1.28x    --         --          --
Capital expenditures, excluding cost of acquisitions.......  $   7,353    $   5,267  $   3,925  $  17,438  $  23,216   $  34,265

OTHER DATA:
Ending cellular subscribers................................     15,283       21,481     26,614     33,955    100,093     134,273
Cellular penetration(10)...................................       4.63%        6.45%      8.02%      5.77%      6.08%       5.21%
Cellular churn(11).........................................        .45%         .92%      1.52%      1.84%      1.89%       1.96%
Average monthly revenue per cellular subscriber(12)........  $   52.77    $   50.45  $   50.00  $   48.31  $   41.05   $   42.08
Marketing and selling costs per gross additional cellular
  subscriber(13)...........................................  $  392.04    $  429.06  $  451.23  $  539.57  $  397.55   $  357.22
Cellular cell sites (at period end)........................         26           36         46         67        135         203
Wireline access lines (at period end)......................     10,899       11,322     11,806     11,959     12,633      12,633
Route miles (at period end)(14)............................        485          485        516        545        545         545
Fiber miles (at period end)(15)............................     10,817       10,817     11,189     11,537     11,554      11,554

                                                                                                                DECEMBER 31,
                                                                                                           ----------------------
                                                                                                            ACTUAL     PRO FORMA
                                                                                                           ---------  -----------
                                                                                                              ($ IN THOUSANDS)
BALANCE SHEET DATA:
Net fixed assets.........................................................................................  $  88,350   $ 100,214
Total assets.............................................................................................    383,214     638,668
Long-term debt, net of current portion...................................................................    363,069     368,237
Mandatorily redeemable preferred stock...................................................................     11,623     186,623
Stockholders' equity (deficit)...........................................................................    (36,773)    (38,877)

------------------------------

(1) Includes the operations of Kansas/Missouri Cluster from March 19, 1996, the date of its acquisition by the Company.

(2) Includes the operations of the Western Maryland Properties, Maryland 2 and Arizona 5 from February 28, 1997, March 3, 1997 and October 1, 1997, respectively, the dates they were acquired by the Company.

(3) Gives pro forma effect to the Transactions. See "Pro Forma Condensed Consolidated Financial Data."

(4) Reflects minority interests in partnerships in which the Company owns the majority interests.

(5) Extraordinary items reflect the gain or (loss), net of tax related to early extinguishment of debt.

(6) Includes $641,000 of additional income to give cumulative effect to accounting change resulting from the implementation of Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes."

(7) EBITDA is provided because it is a measure commonly used in the industry to determine a company's ability to incur or service debt. EBITDA is not derived pursuant to generally accepted accounting principles and should not be construed as an alternative to net income, as a measure of performance, or to cash flows, as a measure of liquidity. The calculation of EBITDA does not include the Company's commitments for capital expenditures or payments of debts and should not be deemed to represent funds available to the Company.

(8) Includes EBITDA attributable to minority interests in subsidiaries in which the Company owns a majority interest. Each such subsidiary has outstanding indebtedness to the Company and all of the subsidiaries' cash flow is used to service such indebtedness and is not available for distributions to the holders of the minority interests. The portion of EBITDA attributable to minority interests was $.9 million, $1.5 million, $2.0 million, $2.3 million and $2.9 million for the years ended December 31, 1993, 1994, 1995, 1996 and 1997, respectively and $5.0 million for the year ended December 31, 1997, on a pro forma basis.

(9) For the years ended December 31, 1993, 1996 and 1997, earnings were insufficient to cover fixed charges by $.2 million, $1.3 million and $18.5 million, respectively. For the years ended December 31, 1993, 1996 and 1997, earnings were insufficient to cover combined fixed charges and preferred stock dividends by $.2 million, $2.2 million and $21.1 million, respectively. On a pro forma basis for the year ended December 31, 1997, earnings were insufficient to cover fixed charges by $20.2 million and were insufficient to cover combined fixed charges and preferred stock dividends by $46.0 million. "Earnings" is defined as earnings before extraordinary items and accounting changes, interest expense, amortization of deferred financing costs, taxes and the portion of rent expense under operating leases representative of interest. Fixed charges consist of interest expense, amortization of deferred financing costs and a portion of rent expense under operating leases representative of interest.

(10) Determined by dividing the Company's total ending cellular subscribers for the period by the estimated total Pops covered by applicable FCC cellular licenses or authorizations held by the Company.

(11) "Churn" means the number of cellular subscriber cancellations during a month as a percentage of the total cellular subscribers at the end of such month. Churn is stated as the average monthly churn rate for the period.

(12) Excludes roaming revenue.

(13) Determined by dividing cellular marketing and selling costs by the gross cellular subscribers added during such period. Cellular marketing and selling costs represent selling expenses and losses incurred on equipment sales.

(14) Route miles refers to the number of miles over which fiber optic cables are installed.

(15) Fiber miles refers to the number of route miles multiplied by the number of fibers installed along that path.

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CAREFULLY CONSIDERED IN EVALUATING THE COMPANY AND ITS BUSINESS.

LEVERAGE

    The Company is highly leveraged. At December 31, 1997, the Company had approximately $364.2 million of indebtedness, $11.6 million of mandatorily redeemable preferred stock and a deficit in stockholders' equity of $36.8 million. On a pro forma basis, after giving effect to the Transactions, for the year ended December 31, 1997, the Company's EBITDA minus interest expense, Senior Preferred Stock dividends and capital expenditures (excluding acquisition costs incurred in the Recent Wireless Acquisitions and Santa Cruz Acquisition) would have been $(39.2) million. In the event the Santa Cruz Acquisition is not consummated, the Company's EBITDA minus interest expense, Senior Preferred Stock dividends and capital expenditures (excluding acquisition costs incurred in the Recent Wireless Acquisitions) would have been $(37.8 ) million. For the year ended December 31, 1997, on a pro forma basis, after giving effect to the Transactions, the Company's earnings would have been insufficient to cover combined fixed charges and Senior Preferred Stock dividends by $46.0 million. See "Description of Senior Preferred Stock," "Description of Exchange Debentures," "Description of Indebtedness" and "Description of Capital Stock." The Company's high degree of leverage could significantly limit its ability to make acquisitions, withstand competitive pressures or adverse economic conditions, finance its operations or take advantage of future business opportunities.

SIGNIFICANT CAPITAL REQUIREMENTS

    The Company has required, and will likely continue to require, substantial capital in connection with the further development and expansion of its systems. Historically, the Company has funded its capital requirements by debt financing and the sale of capital stock. The Company expects its capital expenditures for 1998 will be approximately $41.2 million, including expenditures related to the Acquisitions other than acquisition costs. The Company has not budgeted any amounts to be expended in 1998 with respect to the systems acquired in the Acquisitions or the buildout of the Company's PCS systems. See "--PCS Risks." The Company believes that borrowings under its current credit facilities and cash flow from operations will be sufficient to fund the Santa Cruz Acquisition and the Company's capital expenditure, working capital, preferred dividends and debt service requirements.

    The Company may require additional financing for future acquisitions and for buildout requirements related to its PCS licenses. Sources of additional capital may include public and private equity and debt financings, including vendor financing, by the Company or its subsidiaries. The extent of additional financing required will depend on the success of the Company's operations. There can be no assurance that additional financing will be available to the Company or, if available, that it can be obtained on terms acceptable to the Company and within the limitations contained in the indenture relating to the Senior Notes (the "Senior Note Indenture"), the Bank Credit Facilities, the Certificate of Designation and the certificates of designation for the Company's outstanding Class A, Class B and Class C Preferred Stock (the "Other Preferred Stock"), the Company's other indebtedness or any future financing arrangements. See "Description of Senior Preferred Stock," "Description of Exchange Debentures," "Description of Indebtedness" and "Description of Capital Stock."

ABILITY TO MEET REQUIRED DEBT SERVICE AND DIVIDEND OBLIGATIONS

    The Company has experienced and will experience a substantial increase in total indebtedness and debt service and dividend requirements as a result of the Transactions, and the Company and its subsidiaries are subject to significant financial restrictions and limitations. The successful implementation of the Company's strategy, including further development, expansion and integration of its systems, and significant and sustained growth in the Company's cash flow are necessary for the Company to be able to meet its debt service and dividend requirements, including its obligations under the Senior Notes and the Senior Preferred Stock. There can be no assurance that the Company will successfully implement its strategy or that the Company will be able to generate sufficient cash flow from operating activities to meet its debt service, dividend and working capital requirements. Furthermore, if the Company is unable to satisfy any of the covenants under the Bank Credit Facilities, including financial covenants, the Company will be unable to borrow under such facilities during such time period to fund planned capital expenditures, its ongoing operations or other permissible uses. The inability to access such financing could result in the delay or abandonment of some or all of the Company's plans, which could limit the ability of the Company to meet its debt service and dividend obligations (including obligations with respect to the Senior Notes and the Senior Preferred Stock) and could have a material adverse effect on its business. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." The ability of the Company and its subsidiaries to borrow under the DOC Facility will be limited by the requirement that, on a quarterly basis beginning June 30, 2000, the amount available under each facility will reduce until the DOC Facility terminates in June 2006. The reduction in availability may require the Company to make significant principal payments thereunder. See "--Covenant Restrictions," "Description of Senior Preferred Stock," "Description of Exchange Debentures" and "Description of Indebtedness."

REFINANCING RISKS

    The indebtedness under the Bank Credit Facilities and the Senior Notes may need to be refinanced at their respective maturities. The Company's ability to do so will depend on, among other things, its financial condition at the time, the restrictions in the instruments governing its indebtedness and other factors, including market conditions, beyond the control of the Company. The Company is required to redeem the Senior Preferred Stock on January 15, 2008 at a redemption price of 100% of its liquidation preference plus accrued but unpaid dividends. The holders of the Company's outstanding Class B Preferred Stock have the right to require the Company to purchase one-half of their Class B Preferred Stock for an aggregate purchase price of not less than $5.0 million, beginning in 2001, and all of the Class B Preferred Stock for not less than $10.0 million, beginning in 2002, in each case plus accrued dividends, and the Company is required to redeem the Class C Preferred Stock in 2002 at an aggregate redemption price of $1.7 million plus accrued dividends or, in both cases, earlier under certain circumstances. See "Description of Senior Preferred Stock," "Description of Exchange Debentures," "Description of Indebtedness" and "Description of Capital Stock." In the event the implementation of the Company's strategy to develop and expand its systems is delayed or the Company does not generate sufficient cash flow to meet its debt service requirements or obligations with respect to the Senior Preferred Stock and the Other Preferred Stock, the Company may need to seek additional financing. There can be no assurance that any such financing or refinancing could be obtained on terms that are acceptable to the Company. In the absence of such financing or refinancing, the Company could be forced to dispose of assets in order to make up for any shortfall in the payments due on its indebtedness or the Senior Preferred Stock under circumstances that might not be favorable to realizing the highest price for such assets. At December 31, 1997, approximately 59.9% of the Company's total assets consisted of intangible assets (73.1% on a pro forma basis, after giving effect to the Transactions), principally licenses granted by the FCC, the value of which will depend upon a variety of factors (including the success of the Company's cellular business and the wireless telecommunications industry in general). In addition, transfers of interests in such licenses are subject to FCC approval. As a result, there can be no assurance that the Company's assets could be sold quickly enough, or for sufficient amounts, to enable the Company to meet its obligations, including its obligations with respect to the Senior Preferred Stock.

RANKING OF SENIOR PREFERRED STOCK AND EXCHANGE DEBENTURES

    The Senior Preferred Stock ranks junior in right of payment to all present and future indebtedness and other liabilities of the Company and, with respect to dividend rights and rights on liquidation, winding-up and dissolution, ranks senior to all classes of Common Stock of the Company and all currently outstanding preferred stock of the Company. In the event of the bankruptcy, liquidation or reorganization of the Company, the assets of the Company will be available to pay obligations on the Senior Preferred Stock only after all the outstanding indebtedness and other liabilities of the Company have been paid in full, and there may not be sufficient assets remaining to pay amounts payable on the Senior Preferred Stock. At December 31, 1997, the Company had approximately $405.5 million of indebtedness and other liabilities outstanding, excluding deferred credits for income taxes. See "--Leverage," "--Significant Capital Requirements," "--Ability to Meet Required Debt Service and Dividend Obligations,"
"--Refinancing Risk" and "Description of Senior Preferred Stock--Ranking."

    If the Senior Preferred Stock is exchanged for Exchange Debentures, the Exchange Debentures will be subordinated in right of payment to all Senior Indebtedness (as defined under "Description of Exchange Debentures") of the Company, including indebtedness under the Senior Notes and the Bank Credit Facilities, and senior in right of payment to all future subordinated indebtedness of the Company, if any. In the event of the bankruptcy, liquidation or reorganization of the Company, the assets of the Company will be available to pay obligations on the Exchange Debentures only after all the outstanding Senior Indebtedness of the Company has been paid in full, and there may not be sufficient assets remaining to pay amounts payable on the Exchange Debentures.

    The Senior Preferred Stock permits the Company to issue additional preferred stock which may rank PARI PASSU with the Senior Preferred Stock. The Preferred Stock and the Exchange Debentures permit the incurrence of additional indebtedness by the Company and its subsidiaries. Such additional indebtedness may rank senior to, PARI PASSU with or subordinate to the Exchange Debentures, while additional indebtedness of the subsidiaries will effectively rank senior to the Exchange Debentures.

HOLDING COMPANY STRUCTURE

    The Company is a holding company with no direct operations and no significant assets other than the stock of its subsidiaries. The Company is dependent on the cash flows of its subsidiaries to meet its obligations, including the payment of interest and principal on the Senior Notes and dividends on the Senior Preferred Stock. Receipt of funds from its subsidiaries will be restricted by the terms of existing and future indebtedness including the Bank Credit Facilities. See "Description of Indebtedness--Bank Credit Facilities." The Company's subsidiaries are separate legal entities that have no obligation to pay any amounts due with respect to the Senior Preferred Stock and, if issued, the Exchange Debentures or to make any funds available therefor, whether by dividends, loans or other payments. Because the Company's subsidiaries have not guaranteed the Company's obligations on the Senior Preferred Stock or the Exchange Debentures, any right of the Company to receive assets of any of its subsidiaries upon its liquidation or reorganization (and the consequent right of the holders of the Senior Preferred Stock and, if issued, the Exchange Debentures to participate in the distribution or realize proceeds from those assets) will be effectively subordinated to the claims of the creditors of such subsidiary (including trade creditors and holders of indebtedness of such subsidiary), except if and to the extent the Company is itself a creditor of such subsidiary, in which case the claims of the Company would still be effectively subordinated to any security interest in the assets of such subsidiary senior to that held by the Company.

ABILITY OF THE COMPANY TO PAY CASH DIVIDENDS OR CASH INTEREST

    Dividends on the Senior Preferred Stock must be paid in cash commencing after January 15, 2003. Under the Senior Note Indenture, the Company may pay cash dividends and make other distributions on or in respect of its capital stock, including the Senior Preferred Stock, only if certain financial tests are met.

In addition, the Bank Credit Facilities limit the amount of cash available for dividends, loans and cash distributions to the Company from the Company's subsidiaries. Currently, the restrictions contained in the Senior Note Indenture would restrict and, under certain circumstances, may prohibit the Company from paying dividends other than dividends payable in additional shares of Senior Preferred Stock and would also prohibit the issuance of the Exchange Debentures in exchange for the Senior Preferred Stock. There can be no assurance that the Company's existing or future financing arrangements will permit the Company to pay cash dividends on the Senior Preferred Stock after January 15, 2003. In the event that any of the Company's financing agreements limit the Company's ability to pay cash dividends on the Senior Preferred Stock when required, the Company will need to refinance amounts outstanding under such agreements to make such dividend payments. There can be no assurance that the Company would be able to refinance amounts outstanding under such agreements. The failure of the Company to pay cash dividends on the Senior Preferred Stock could result in a Voting Rights Triggering Event (as defined herein).

    Under Oklahoma law, cash dividends on capital stock may only be paid from "surplus" or, if there is no "surplus," from the corporation's net profits for the then current or the preceding fiscal year. Until the Company achieves profitability, the ability of the Company to pay cash dividends on the Senior Preferred Stock will require the availability of adequate "surplus," which is defined as the excess, if any, of the Company's net assets (total assets less total liabilities) over its capital (generally the par value of its issued capital stock). As a result, there can be no assurance that adequate surplus will be available to pay cash dividends on the Senior Preferred Stock or that, even if such surplus is available, the Company will have sufficient cash to pay dividends on the Senior Preferred Stock. In addition under Oklahoma law, the Senior Preferred Stock cannot be redeemed if the redemption will cause any impairment of the capital of the Company.

COVENANT RESTRICTIONS

    The instruments governing the indebtedness of the Company and its subsidiaries, the terms of and agreements with respect to the Other Preferred Stock and the Certificate of Designation impose significant operating and financial restrictions on the Company and its subsidiaries. Such restrictions will affect, and in many respects significantly limit or prohibit, among other things, the ability of the Company and its subsidiaries to incur additional indebtedness, pay dividends, repay indebtedness prior to stated maturities, sell assets, make investments, engage in transactions with stockholders and affiliates, issue capital stock, create liens or engage in mergers or acquisitions. In addition, the Bank Credit Facilities require the maintenance of certain financial ratios. See "Description of Indebtedness." These restrictions could also limit the ability of the Company and its subsidiaries to effect future financings, make needed capital expenditures, withstand a future downturn in the Company's business or the economy in general, or otherwise conduct necessary corporate activities. A failure by the Company or its subsidiaries to comply with these restrictions could lead to a default under the terms of such indebtedness notwithstanding the ability of the Company to meet its debt service and dividend obligations. In the event of a default, the holders of such indebtedness could elect to declare all such indebtedness to be due and payable together with accrued and unpaid interest. In such event, a significant portion of the Company's other indebtedness (including, if issued, the Exchange Debentures) may become immediately due and payable and there can be no assurance that the Company and its subsidiaries would be able to make such payments or borrow sufficient funds from alternative sources to make any such payment. Even if additional financing could be obtained, there can be no assurance that it would be on terms that are acceptable to the Company. In addition, DOC's indebtedness under the DOC Facility is secured by a pledge of the capital stock and assets of DOC and its subsidiaries, Operations indebtedness under the Operations Facility is secured by a pledge of the assets of Operations and the stock and assets of its subsidiaries, and the indebtedness of Dobson Telephone Company, Inc. ("Telco"), the Company's subsidiary that conducts its local exchange business, to RUS/RTB is secured by liens upon substantially all of Telco's assets. The pledge of such collateral to existing lenders could impair the Company's ability to obtain favorable financing. The terms of the Other

Preferred Stock and the agreements executed in connection therewith also contain certain covenants and restrictions with respect to the Company, and the RUS/RTB indebtedness contains certain covenants and restrictions with respect to Telco. See "Description of Indebtedness."

RISKS ASSOCIATED WITH ACQUISITIONS; ABILITY TO MANAGE GROWTH

    The Company is subject to risks that acquired systems (including those acquired in the Recent Wireless Acquisitions and those that may be acquired in the future) will not perform as expected and that the returns from such systems will not support the indebtedness incurred or capital stock issued to acquire, or the capital expenditures needed to develop, the systems. In addition, expansion of the Company's operations may place a significant strain on the Company's management, financial and other resources. The Company's ability to manage future growth will depend upon its ability to monitor operations, control costs, maintain effective quality controls and significantly expand the Company's internal management, technical and accounting systems, all of which will result in higher operating expenses. Any failure to expand these areas and to implement and improve such systems, procedures and controls in an efficient manner at a pace consistent with the growth of the Company's business could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, the integration of acquired systems with existing operations will entail considerable expenses in advance of anticipated revenues and may cause substantial fluctuations in the Company's operating results. This will involve, among other things, integration of switching, transmission, technical, sales, marketing, billing, accounting, quality control, management, personnel, payroll, regulatory compliance and other systems and operating hardware and software, some of which may be incompatible with the Company's existing systems. In addition, telecommunications providers generally experience higher customer and employee turnover rates during and after an acquisition. There can be no assurance that the Company will be able to successfully integrate the systems acquired and to be acquired in the Acquisitions or any other businesses it may acquire or that any such acquired business will not experience high employee or customer turnover rates after the acquisition.

PCS RISKS

    In April 1997, the Company was granted PCS licenses for nine markets in the FCC "F" Block auction. The Company's right to hold and utilize each license is subject to the buildout of the PCS system to cover at least 25% of the Pops covered by the license within five years. See "Business--Cellular Operations." The Company estimates that the capital expenditures relating to such a buildout would range from $10.0 million to $30.0 million. The actual amount of the expenditures, however, will depend on the PCS technology selected by the Company, the extent of the Company's buildout, costs at the time of buildout and the extent the Company, at its expense, must relocate incumbent microwave licensees. The Company will need additional financing for the buildout of its PCS system. There can be no assurance that financing will be available to the Company or, if available, that it can be obtained on terms acceptable to the Company and within the limitations contained in the Senior Note Indenture, the Bank Credit Facilities, the Certificate of Designation, the terms of and agreements with respect to the Other Preferred Stock and the Company's other indebtedness. If the Company's subsidiary which holds the PCS licenses fails to satisfy its installment financing obligations to the FCC, the PCS licenses may be canceled, the Company would forfeit its investment in such PCS licenses, and the FCC could sue the subsidiary for collection of any unpaid sums due to the FCC on the FCC licenses plus additional forfeiture penalties. There can be no assurance that the Company's PCS system will be profitable. The extent of potential demand for PCS in the Company's markets cannot be estimated with any degree of certainty. The Company has no experience operating PCS systems.

    When the FCC first licensed cellular systems in the United States, it specified the technical standards of systems operations to insure nationwide compatibility between all cellular carriers. In contrast, the FCC has not mandated the technology standard for PCS operations, leaving each licensee free to select among several competing technologies that have sufficient technological differences to preclude their interoperability. There can be no assurance that the technical standards selected by the Company will be the most widely used, or technologically sound. Also, because handsets which use one PCS technology may not be operable on other systems, the ability to offer PCS roamer service will be impacted. While the Company believes that dual-mode and dual band handsets that will work on different PCS networks and on PCS and cellular networks will be commercially available in the future, there can be no assurance that new handsets will be successful or available at competitive prices. To the extent most competitors in the PCS industry select a competing technology that is not compatible to the system selected by the Company, the Company's PCS business may be adversely affected. The Company has not yet finalized its plans with respect to the buildout of its PCS licensed systems, nor has it selected the digital technology to be utilized in such systems.

RISKS RELATED TO CLEC OPERATIONS

    The Company recently began reselling local, long distance and wireless service. The local dial tone services market has only recently opened to competition due to the passage of the Telecommunications Act of 1996 (the "1996 Act") and subsequent state and federal regulatory rulings designed to implement the 1996 Act. The Company believes that offering a full-service portfolio of local, long distance and wireless services is the best method for gaining market share among business customers and reducing customer churn. However, the Company has only recently begun reselling local, long distance and wireless services. The Company will have to make significant operating and capital investments and marketing and advertising expenditures in order to expand its resale business. As a result, the Company incurred losses and negative cash flows in its resale business in 1997, which are expected to continue in 1998 and until it develops and expands its customer base. There are numerous operating complexities associated with providing these services. The Company will be required to develop new products, services and systems and will need to develop new marketing initiatives and hire and train a new sales force responsible for selling these services. The Company will also need to implement the necessary billing and collection systems for these services. The Company may face significant competition from the Regional Bell Operating Companies ("RBOCs"), whose core business is providing local dial tone service. The RBOCs, which currently are the dominant providers of services in their markets, are expected to mount a significant competitive response to new entrants in their markets, such as the Company. The Company may face significant competitive product and pricing pressures from the RBOCs in these markets, as well as from other competitive local exchange carriers as they enter these markets.

COMPETITION

    The telecommunications industry is highly competitive. Many of the Company's competitors and potential competitors have substantially greater financial, personnel, technical, marketing and other resources than those of the Company as well as other competitive advantages, and, in connection with the fiber business, a far more extensive transmission network than the Company. Current policies of the FCC authorize only two cellular licensees to operate in each license area, and in each of its markets the Company competes with one other cellular licensee. Competition for subscribers between cellular licensees in a given license area is based principally upon price, the services and enhancements offered, the technical quality of the cellular system, customer service, system coverage and capacity. The Company also competes, although to a lesser extent, with resellers, paging companies and landline telephone service providers. There can be no assurance that the Company will be able to continue to compete successfully or that new technologies and products that are more commercially effective than the Company's will not be developed. Some competitors may market other services such as cable television access or landline local exchange or long distance services with their wireless offerings. There has been an industry trend of declining average revenue per minute, as competition between service providers has led to reductions in rates for airtime and subscriptions and other charges. See "Business--Competition" for more detailed information on the competitive environment faced by the Company.

    As a result of recent regulatory and legislative initiatives, the Company's cellular operations may face increased competition from entities which use other communications technologies or other radio frequency spectrum such as broadband PCS licensees, and enhanced specialized mobile radio ("ESMR") licensees. At least four broadband PCS licensees have been authorized to provide services in each of the Company's markets, although not all of these licensees have initiated commercial service. The Company is unable to predict whether any of such competing technologies will be successful within its markets and as a result will provide significant competition for the Company. The Company's operations may also face competition from other technologies developed in the future including, but not limited to, satellite systems. The Company believes the likelihood of near-term competition from such services is reduced because the areas in which it operates are less densely populated. There can be no assurance, however, that one or more of the technologies currently utilized by the Company in its business will not become inferior or obsolete at some time in the future. See "Business--Competition."

    In connection with the Company's fiber business, its competitors may build additional fiber capacity in the geographic areas served by the Company's fiberoptic operations. The Company believes that other companies are building new nationwide long-haul fiberoptic networks. In addition, many telecommunications companies are acquiring switches, and users of switches will have an increasing number of alternative providers of switched long-distance services. The Company competes primarily on the basis of price, availability, transmission quality, customer service and a variety of other services. The ability of the Company to compete effectively in the fiber business will depend on its ability to maintain high-quality services at prices generally equal to or below those charged by its competitors.

    In connection with its resale of local, long distance and wireless services, the Company competes in Oklahoma City, Tulsa and Amarillo with the incumbent local exchange carrier, SWBT, which has long-standing relationships with its customers and has financial, technical and marketing resources substantially greater than those of the Company. Other competitors may include Brooks and other competitive local exchange carriers, microwave and satellite carriers, wireless telecommunications providers and other resellers. In addition, AT&T, MCI and Sprint have announced plans to offer integrated local and long distance telecommunications services. There can be no assurance that the Company will be able to achieve or maintain significant revenue or compete effectively in its resale business. See "Business--Competition."

RAPID TECHNOLOGICAL CHANGES

    The telecommunications industry is subject to rapid and significant changes in technology, including advancements protected by intellectual property laws. In particular, the wireless telecommunications industry is experiencing significant technological change, as evidenced by the increasing pace of digital upgrades in existing analog wireless systems, evolving industry standards, the availability of new radio frequency spectrum allocations in which to develop wireless services, ongoing improvements in the capacity and quality of digital technology, shorter development cycles for new products and enhancements, and changes in end-user requirements and preferences. There is also uncertainty as to the extent of customer demand as well as the extent to which airtime and monthly access rates may continue to decline. The effect of technological changes on the businesses of the Company cannot be predicted, and there can be no assurance that technological developments will not have a material adverse effect on the Company.

DEPENDENCE ON KEY PERSONNEL

    The Company's businesses are managed by a small number of management and operating personnel, the loss of certain of whom could have a material adverse effect on the Company. The Company believes that its ability to manage its planned growth successfully will depend in large part on its continued ability to attract and retain highly skilled and qualified personnel. See "--Risks Associated with Acquisitions; Ability to Manage Growth" and "Management."

RELIANCE ON USE OF THIRD-PARTY SERVICE MARKS

    The Company uses the registered service mark CELLULAR ONE-Registered Trademark- to promote the services it offers in many of its license areas. The Company uses the service mark AIRTOUCH-TM- CELLULAR in its Arizona 5 system. The Company's use of the CELLULAR ONE-Registered Trademark- service mark is governed by five-year contracts between the Company and Cellular One Group, the owner of the service mark. Such contracts expire in 2002, and each is renewable at the option of the Company for two additional five-year terms, subject to the attainment of certain customer satisfaction ratings. The Company's contract to use the AIRTOUCH-TM- CELLULAR service mark is for an initial term of 20 years with provisions to extend the term for successive five-year periods. See "Business--Service Marks." Under these agreements, the Company must meet specified operating and service quality standards for its systems. If these agreements are not renewed upon expiration or if the Company fails to meet the applicable operating or service quality standards, the Company's ability both to attract new subscribers and retain existing subscribers could be impaired. Recently, AT&T Wireless, which had been the single largest user of the CELLULAR ONE-Registered Trademark-name, significantly reduced its use of the brand name as a primary service mark. If for any reason beyond the Company's control, the names CELLULAR ONE-Registered Trademark- or AIRTOUCH-TM- CELLULAR were to suffer diminished marketing appeal, the Company's ability both to attract new subscribers and retain existing subscribers could be materially impaired in the applicable markets. The Company intends to use a national brand to promote the services it will offer in Santa Cruz upon completion of the Santa Cruz Acquisition; however, the Company has not entered into any definitive agreements with respect thereto. Although no assurance can be given, the Company expects to enter into such agreements in connection with or following the completion of the Santa Cruz Acquisition.

POTENTIAL FOR ADVERSE REGULATORY CHANGE AND THE NEED FOR REGULATORY APPROVALS

    CELLULAR. The licensing, construction, operation, acquisition and sale of cellular systems, as well as the number of cellular and other wireless licensees permitted in each market, are regulated by the FCC. Changes in the regulation of cellular activities and other wireless carriers or the loss of any license or licensed area could have a material adverse effect on the Company's operations. In addition, all cellular and PCS licenses in the United States are subject to renewal upon expiration of their initial ten-year term. The Company's cellular licenses will expire at varying dates beginning in October 1998. The Company will apply for renewal of its respective licenses, and while the Company believes that each of these licenses will be renewed based upon FCC rules establishing a presumption in favor of licensees that have complied with their regulatory obligations during the initial license period, there can be no assurance that the Company's licenses will be renewed. See "Business--Regulation."

    WIRELINE. The Company's local exchange operations are regulated by the Oklahoma Corporation Commission (the "OCC"). The OCC sets rates, terms and conditions of service and mandates minimum service and quality of service requirements. Changes in the regulation of its local exchanges could have a material adverse effect on the Company. Telco, like other companies which operate in areas where, due to factors such as geographical conditions or subscriber density, the cost to provide service is higher than normal, receives support revenue from federal and state agencies. For the year ended December 31, 1997, support revenue accounted for $5.2 million (36.1%) of the Company's revenue from its wireline operations.

    The Oklahoma Telecommunications Act of 1997 (the "Oklahoma Telecom Act") which became effective in July 1997, created the Oklahoma Universal Service Fund ("OUSF") with one of its stated purposes to promote and ensure the availability of both primary universal services, at rates that are reasonable and affordable, and special universal services, and to provide for reasonably comparable services at affordable rates in rural areas as well as in urban areas. The OUSF is to be implemented so that funds can be made available to eligible local exchange telecommunications service providers in the second quarter of 1998. The Company's local exchange operations have been determined by the OCC to be eligible to receive both federal universal funds and OUSF funds. The Oklahoma Telecom Act specifically provides that eligible local exchange telecommunications service providers are to receive OUSF funding to reimburse them for their reasonable investment and expenses incurred in providing universal services which are not recovered from the federal universal service fund or any other state or federal fund, for infrastructure expenditures or costs incurred in response to facility or service requirements established by governmental mandate and for other purposes deemed necessary by the OCC to preserve and advance universal service. The OCC is promulgating rules to implement the Oklahoma Telecom Act. The interpre-tation of the Oklahoma Telecom Act and application of the OCC rules implementing the OUSF could have a material effect on Company's wireline operations. With respect to federal support revenue, the FCC has adopted changes that may, over time, reduce or eliminate subsidies to telephone companies in areas where the cost of connecting and maintaining phone lines is higher than the norm. Such changes could have a material adverse effect on the Company's wireline operations.

    In addition, in May 1997, the FCC released an order revising its access charge rate structure. The new rules substantially increase the costs that local exchange carriers, including the Company, which are subject to the FCC's price cap rules ("price cap LECs"), recover through monthly, non-traffic sensitive access charges and substantially decrease the costs that price cap LECs recover through traffic sensitive access charges. In the order, the FCC also announced its plan to bring interstate access rate levels more in line with cost. The FCC has stated that this plan will grant price cap LECs increased pricing flexibility upon demonstrations of increased competition (or potential competition) in relevant markets. The manner in which the FCC further implements this approach to lowering access charge levels could have a material effect on the Company's ability to compete in providing interstate access services and on the Company's wireline operations. An October 1997 FCC access charge decision, for example, requires local exchange carriers to provide interexchange carriers with certain information about the number and types of charges they impose on interexchange carriers' presubscribed customers. Several parties have appealed the May 1997 order. Those appeals have been consolidated and transferred to the United States Court of Appeals for the Eighth Circuit where they are currently pending.

EQUIPMENT FAILURE AND NATURAL DISASTER

    The Company carries business interruption, casualty and property insurance in amounts it believes adequate to cover the financial risks associated with any major equipment failure or natural disaster. However, a major equipment failure or a natural disaster affecting the Company's central switching offices, its microwave links or certain of its cell sites could have a material adverse effect on the Company's operations.

RADIO FREQUENCY EMISSION CONCERNS

    Media reports have suggested that certain radio frequency ("RF") emissions from portable cellular telephones may be linked to cancer, and may interfere with pacemakers and other medical devices. Concerns over RF emissions may have the effect of discouraging the use of cellular telephones, which could have a material adverse effect on the Company's business. The FCC released a Report and Order which became effective in September 1997 that revises the guidelines and methods it uses for evaluating RF emissions from radio equipment, including cellular and PCS telephones and transmitting facilities. The Company does not believe these guidelines will have a material impact on its operations. While the FCC's new rules impose more restrictive standards on RF emissions from lower power devices such as portable cellular telephones, the Company believes that all cellular telephones currently provided by the Company to its customers, as well as the Company's transmitting facilities, comply with the proposed new standards. See "Business--Regulation."

CONFLICTS OF INTEREST

    All of the Company's outstanding Class A Common Stock is beneficially owned by Everett R. Dobson, the Company's Chairman of the Board, President and Chief Executive Officer, and his affiliates. Certain decisions concerning the operations or financial structure of the Company may present conflicts of interest between the holders of the Company's Common Stock and the holders of the Senior Preferred Stock and, if issued, the Exchange Debentures. In addition, holders of the Common Stock may have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risk to the holders of the Senior Preferred Stock and, if issued, the Exchange Debentures.

ABSENCE OF A PUBLIC MARKET

    The Senior Preferred Stock is, and the Exchange Debentures, if issued, will be, a new issue of securities for which there is currently no market and the Company does not intend to apply for listing of such securities on any national securities exchange or the Nasdaq National Market. Although the Company has been advised by the Placement Agents that they currently intend to make a market in the Senior Preferred Stock, they are not obligated to do so and any such market-making activities may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Senior Preferred Stock and, if issued, the Exchange Debentures. If a market for such securities were to develop, such securities could trade at prices that may be higher or lower than their initial offering price depending upon many factors, including prevailing interest rates, the Company's operating results and the markets for similar securities, and such market may cease to continue at any time.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES FOR HOLDERS OF SENIOR PREFERRED STOCK
  AND EXCHANGE DEBENTURES

    Distributions of cash or, to the extent of their issue price, distributions of additional shares of Senior Preferred Stock will be treated as dividends, taxable as ordinary income to holders thereof, to the extent of the Company's current and accumulated earnings and profits as determined under U.S. federal income tax principles. The Company presently does not have any current or accumulated earnings and profits as determined under U.S. federal income tax principles and it is unlikely to have current or accumulated earnings and profits in the foreseeable future. As a result, until such time as the Company does have earnings and profits, distributions of cash and additional Senior Preferred Stock on the Senior Preferred Stock will be treated as a nontaxable return of capital and will be applied against and reduce the adjusted tax basis (but not below zero) in the hands of each holder of the shares of Senior Preferred Stock on which such distribution is made, thus increasing the amount of any gain (or reducing the amount of any loss) which would otherwise be realized by such holder upon the sale or other disposition of such shares of Senior Preferred Stock. In the case of distributions of additional Senior Preferred Stock, however, such basis reduction largely should be offset from an overall standpoint by a corresponding amount of tax basis for a holder in the additional Senior Preferred Stock. A United States holder would recognize gain to the extent that any distributions were to exceed current or accumulated earnings and profits of the Company and the adjusted tax basis of the holder in the Senior Preferred Stock.

    Upon a redemption of Senior Preferred Stock in exchange for Exchange Debentures, the holder generally will have a capital gain or loss equal to the difference between the issue price of the Exchange Debentures received and the holder's adjusted tax basis in the Senior Preferred Stock redeemed, except to the extent all or a portion of the Exchange Debentures received is treated as a dividend payment. Because of the Company's option through January 15, 2003 to pay interest on the Exchange Debentures by issuing additional Exchange Debentures, any Exchange Debentures issued prior to that date will be treated as issued with original issue discount ("OID") for U.S. federal income tax purposes, unless under special rules for interest holidays the amount of OID is treated as de minimis. Holders would have to accrue all such OID into income over the entire term of the Exchange Debentures, but would not treat the receipt of stated interest on the Exchange Debentures as interest for U.S. federal income tax purposes.

    The Exchange Debentures may be subject to the rules for "applicable high yield discount obligations," in which case the Company's deduction for OID on the Exchange Debentures will be substantially deferred, and a portion of such deduction may be disallowed.

    For a discussion of these and other relevant tax issues, see "Federal Income Tax Considerations."

FORWARD-LOOKING STATEMENTS

    This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included and incorporated by reference in this Prospectus, including without limitation statements under "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" regarding planned capital expenditures, the Acquisitions (as defined), the Company's financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. The Company cautions prospective investors that actual results could differ materially from those expected by the Company, depending on the outcome of certain factors, including, without imitation, factors discussed under "Risk Factors" such as leverage, significant capital requirements, ability to meet required debt service and dividend obligations, refinancing risks, ranking of Senior Preferred Stock and Exchange Debentures, holding company structure, ability of Company to pay cash dividends or cash interest, covenant restrictions, risks associated with acquisitions and ability to manage growth, PCS risks, risks related to CLEC operations, competition, rapid technological changes, dependence on key personnel, potential for adverse regulatory change and the need for regulatory approvals, equipment failure and natural disaster, radio frequency emission concerns, conflicts of interest, absence of a public market and certain federal income tax consequences for holders of Senior Preferred Stock and Exchange Debentures. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, including, without limitation, changes in the Company's business strategy or planned capital expenditures, or to reflect the occurrence of unanticipated events.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

    The Old Shares were sold by Dobson on January 22, 1998 to Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and NationsBanc Montgomery Securities LLC (together, the "Placement Agents") in reliance on Section 4(2) of the Securities Act. The Placement Agents offered and sold the Old Shares only (i) to "qualified institutional buyers" (as defined in Rule 144A) in compliance with Rule 144A, (ii) to a limited number of other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act) that, prior to their purchase of Old Shares, delivered to the Placement Agents a letter containing certain representations and agreements, and (iii) outside the United States to persons other than U.S. Persons, which term includes dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust), in reliance upon Regulation S under the Securities Act.

    In connection with the sale of the Old Shares, the Company and the Placement Agents entered into a Registration Rights Agreement dated as of January 16, 1998 (the "Registration Rights Agreement"), which requires the Company (i) to cause the Old Shares to be registered under the Securities Act, or (ii) to file with the Commission a registration statement under the Securities Act with respect to an issue of New Shares of the Company identical in all material respects to the Old Shares and use its best efforts to cause such registration statement to become effective under the Securities Act and, upon the effectiveness of that registration statement, to offer to the holders of the Old Shares the opportunity to exchange their Old Shares for a like principal amount of New Shares, which will be issued without a restrictive legend and which may be reoffered and resold by the holder without restrictions or limitations under the Securities Act. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Exchange Offer is being made pursuant to the Registration Rights Agreement to satisfy the Company's obligations thereunder. The term "holder" with respect to the Exchange Offer means any person in whose name Old Shares are registered on the Company's books or any other person who has obtained a properly completed stock power from the registered holder, or any person whose Old Shares are held of record by The Depository Trust Company ("DTC") who desires to deliver such Old Share by book-entry transfer at DTC.

    The Company has not requested, and does not intend to request, an interpretation by the staff of the Commission with respect to whether the New Shares issued pursuant to the Exchange Offer in exchange for the Old Shares may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes the New Shares issued pursuant to the Exchange Offer in exchange for Old Shares may be offered for resale, resold and otherwise transferred by any holder thereof (other than broker-dealers, as set forth below, and any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Shares are acquired in the ordinary course of such holder's business and that such holder has no arrangement or understanding with any person to participate in the distribution of such New Shares. Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Shares or who is an affiliate of the Company may not rely upon such interpretations by the staff of the Commission and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liabilities under the Securities Act for which the holder is not indemnified by the Company. Each broker-dealer (other than an affiliate of the Company) that receives New Shares for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Shares. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The Company has agreed that, for a period of 180 days after the Exchange Date, it will make the Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

    The Exchange Offer is not being made to, nor will the Company accept surrenders for exchange from, holders of Old Shares in any jurisdiction in which this Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

    By tendering in the Exchange Offer, each holder of Old Shares will represent to the Company that, among other things, (i) the New Shares acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Shares, whether or not such person is the holder, (ii) neither the holder of Old Shares nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Shares, (iii) if the holder is not a broker-dealer, or is a broker-dealer but will not receive New Shares for its own account in exchange for Old Shares, neither the holder nor any such other person is engaged in or intends to participate in the distribution of such New Shares, and (iv) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or, if such holder is an "affiliate," that such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

    Following the completion of the Exchange Offer, none of the shares of Senior Preferred Stock will be entitled to the contingent increase in dividend rate applicable to the Old Shares. Following the consummation of the Exchange Offer, holders of Senior Preferred Stock will not have any further registration rights, and the Old Shares will continue to be subject to certain restrictions on transfer. See "--Consequences of Failure to Exchange." Accordingly, the liquidity of the market for the Old Shares could be adversely affected. See "Risk Factors--Consequences of the Exchange Offer on Non-Tendering Holders of the Old Shares."

    Participation in the Exchange Offer is voluntary and holders should carefully consider whether to accept. Holders of the Old Shares are urged to consult their financial and tax advisors in making their own decisions on whether to participate in the Exchange Offer.

TERMS OF THE EXCHANGE OFFER

    GENERAL. Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Shares validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue one New Share in exchange for each Old Share accepted in the Exchange Offer. Holders may tender some or all of their Old Shares pursuant to the Exchange Offer. Registered holders tendering fractional Old Shares will receive fractional New Shares calculated to the fifth decimal place.

    The form and terms of the New Shares will be identical in all material respects to the form and terms of the Old Shares except that the New Shares will be registered under the Securities Act and, therefore, certificates representing New Shares will not bear legends restricting the transfer thereof. The New Shares will be treated as a single class with any Old Shares that remain outstanding. The Exchange Offer is not conditioned upon any minimum number of Old Shares being tendered for exchange.

    As of April 15, 1998, 179,942.535 Old Shares were outstanding. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders.

    Holders of Old Shares do not have any appraisal or dissenters' rights under the Oklahoma General Corporation Act or the Certificate of Designation in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Exchange Act, and the rules and regulations of the

Commission thereunder. Old Shares which are not tendered for exchange in the Exchange Offer will remain outstanding and dividends thereon will continue to accrue, but such Old Shares will not be entitled to any rights or benefits under the Registration Rights Agreement.

    The Company will be deemed to have accepted validly tendered Old Shares when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purposes of receiving the New Shares from the Company. If any tendered Old Shares are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Shares will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

    Holders who tender Old Shares in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Shares pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

    EXPIRATION DATE; EXTENSIONS; AMENDMENTS. The term "Expiration Date" shall mean 5:00 p.m., New York City time, on June 11, 1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. Although the Company has no current intention to extend the Exchange Offer, the Company reserves the right to extend the Exchange Offer at any time and from time to time by giving oral or written notice to the Exchange Agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service. During any extension of the Exchange Offer, all Old Shares previously tendered pursuant to the Exchange Offer and not withdrawn will remain subject to the Exchange Offer. The date of the exchange of the New Shares for Old Shares will be as soon as practicable following the Expiration Date.

    The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Shares, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "--Conditions of the Exchange Offer" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders. If the Exchange Offer is amended in any manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders, and the Company will extend the Exchange Offer for a period of time, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such period.

    In all cases, issuance of the New Shares for Old Shares that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of a properly completed and duly executed Letter of Transmittal and all other required documents; provided, however, that the Company reserves the absolute right to waive any conditions of the Exchange Offer or defects or irregularities in the tender of Old Shares. If any tendered Old Shares are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Shares are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Shares or substitute Old Shares evidencing the unaccepted portion, as appropriate, will be returned without expense to the tendering holder, unless otherwise provided in the Letter of Transmittal, as promptly as practicable after the expiration or termination of the Exchange Offer.

    DIVIDENDS ON THE NEW SHARES. Holders of Old Shares that are accepted for exchange will not receive accrued dividends thereon at the time of exchange. However, accrued but unpaid dividends on exchanged

Old Shares (calculated to the fifth decimal place) will be paid in New Shares on the first interest payment date following consummation of the Exchange Offer.

    PROCEDURES FOR TENDERING OLD SHARES. The tender to the Company of Old Shares by a holder thereof pursuant to one of the procedures set forth below will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. A holder of the Old Shares may tender such Old Shares by (i) properly completing and signing a Letter of Transmittal or a facsimile thereof (all references in this Prospectus to a Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with any corresponding certificate or certificates representing the Old Shares being tendered (if in certificated form) and any required signature guarantees, to the Exchange Agent at its address set forth in the Letter of Transmittal on or prior to the Expiration Date (or complying with the procedure for book-entry transfer described below), or (ii) complying with the guaranteed delivery procedures described below.

    If tendered Old Shares are registered in the name of the signer of the Letter of Transmittal and the New Shares to be issued in exchange therefor are to be issued (and any untendered Old Shares are to be reissued) in the name of the registered holder (which term, for the purposes described herein, shall include any participant in DTC (also referred to as a book-entry facility) whose name appears on a security listing as the owner of Old Shares), the signature of such signer need not be guaranteed. In any other case, the tendered Old Shares must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Company and duly executed by the registered holder and the signature on the endorsement or instrument of transfer must be guaranteed by an eligible guarantor institution which is a member of one of the following recognized signature guarantee programs (an "Eligible Institution"): (i) The Securities Transfer Agents Medallion Program (STAMP), (ii) The New York Stock Exchange Medallion Signature Program (MSF), or (iii) The Stock Exchange Medallion Program (SEMP). If the New Shares or Old Shares not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the Old Shares, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution.

    THE METHOD OF DELIVERY OF OLD SHARES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD SHARES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

    The Company understands that the Exchange Agent has confirmed with DTC that any financial institution that is a participant in DTC's system may utilize DTC's Automated Tender Offer Program ("ATOP") to tender Old Shares. The Company further understands that the Exchange Agent will request, within two business days after the date the Exchange Offer commences, that DTC establish an account with respect to the Old Shares for the purpose of facilitating the Exchange Offer, and any participant may make book-entry delivery of Old Shares by causing DTC to transfer such Old Shares into the Exchange Agent's account in accordance with DTC's ATOP procedures for transfer. However, the exchange of the Old Shares so tendered will only be made after timely confirmation (a "Book-Entry Confirmation") of such book-entry transfer and timely receipt by the Exchange Agent of an Agent's Message (as defined in the next sentence), and any other documents required by the Letter of Transmittal. The term "Agent's Message" means a message, transmitted by DTC and received by the Exchange Agent and forming part of Book-Entry Confirmation, which states that DTC has received an express acknowledgment from a participant tendering Old Shares which are the subject of such Book-Entry Confirmation and that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against such participant.

    A tender will be deemed to have been received as of the date when (i) the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Old Shares (or a confirmation of book-entry transfer of such Old Shares into the Exchange Agent's account at DTC), is received by the Exchange Agent, or (ii) a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided below) from an Eligible Institution is received by the Exchange Agent. Issuances of New Shares in exchange for Old Shares tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided below) by an Eligible Institution will be made only against submission of a duly signed Letter of Transmittal (and any other required documents) and deposit of the tendered Old Shares.

    All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Old Shares will be determined by the Company, whose determination will be final and binding. The Company reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any Old Shares. None of the Company, the Exchange Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. Any Old Shares received by the Exchange Agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived, or if Old Shares are submitted in principal amount greater than the principal amount of Old Shares being tendered by such tendering holder, such unaccepted or non-exchanged Old Shares will be returned by the Exchange Agent to the tendering holder, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

    In addition, the Company reserves the right in its sole discretion (a) to purchase or make offers for any Old Shares that remain outstanding subsequent to the Expiration Date, and (b) to the extent permitted by applicable law, to purchase Old Shares in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers will differ from the terms of the Exchange Offer.

    GUARANTEED DELIVERY PROCEDURES. If the holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Old Shares to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its office, on or prior to the Expiration Date, a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering holder, the name(s) in which the Old Shares are registered and the certificate number(s) of the Old Shares to be tendered, and stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the date of execution of such letter, telegram or facsimile transmission by the Eligible Institution, such Old Shares, in proper form for transfer (or a confirmation of book-entry transfer of such Old Shares into the Exchange Agent's account at DTC), will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Old Shares being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly competed Letter of Transmittal and any other required documents), the Company may, at its option, reject the tender. Copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

    TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL. The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.

    The party tendering Old Shares for exchange (the "Transferor") exchanges, assigns and transfers the Old Shares to the Company and irrevocably constitutes and appoints the Exchange Agent as the

Transferor's agent and attorney-in-fact to cause the Old Shares to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Old Shares and to acquire New Shares issuable upon the exchange of such tendered Old Shares, and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered Old Shares, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange, assignment and transfer of tendered Old Shares or to transfer ownership of such Old Shares on the account books maintained by DTC. All authority conferred by the Transferor will survive the death, bankruptcy or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of such Transferor.

    By executing a Letter of Transmittal, each holder will make to the Company the representations set forth above under the heading "--Purpose and Effect of the Exchange Offer."

    WITHDRAWAL OF TENDERS OF OLD SHARES. Except as otherwise provided herein, tenders of Old Shares may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

    To withdraw a tender of Old Shares in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Shares to be withdrawn (the "Depositor"),
(ii) identify the Old Shares to be withdrawn (including the certificate number or numbers and principal amount of such Old Shares), (iii) contain a statement that such holder is withdrawing its election to have such Old Shares exchanged,
(iv) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Shares were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Shares register the transfer of such Old Shares in the name of the person withdrawing the tender, and (v) specify the name in which any such Old Shares are to be registered, if different from that of the Depositor. If Old Shares have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Shares so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Shares will be issued with respect thereto unless the Old Shares so withdrawn are validly retendered. Any Old Shares which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Shares may be retendered by following one of the procedures described above under "--Procedures for Tendering Old Shares" at any time prior to the Expiration Date.

CONDITIONS OF THE EXCHANGE OFFER

    Notwithstanding any other term of the Exchange Offer, or any extension of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange New Shares for, any Old Shares, and may terminate the Exchange Offer as provided herein before the acceptance of such Old Shares, if:

        (a) any statute, rule or regulation shall have been enacted, or any action shall have been taken by any court or governmental authority which, in the reasonable judgment of the Company, would prohibit, restrict or otherwise render illegal consummation of the Exchange Offer; or

        (b) any change, or any development involving a prospective change, in the business or financial affairs of the Company or any of its subsidiaries has occurred which, in the sole judgment of the

    Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

        (c) there shall occur a change in the current interpretations by the staff of the Commission which, in the Company's reasonable judgment, might materially impair the Company's ability to proceed with the Exchange Offer.

    If the Company determines in its sole discretion that any of the above conditions are not satisfied, the Company may (i) refuse to accept any Old Shares and return all tendered Old Shares to the tendering holders, (ii) extend the Exchange Offer and retain all Old Shares tendered prior to the Expiration Date, subject, however, to the right of holders to withdraw such Old Shares (see "--Terms of the Exchange Offer--Withdrawal of Tenders of Old Shares"), or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all validly tendered Old Shares which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders, and the Company will extend the Exchange Offer for a period of time, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such period.

EXCHANGE AGENT

    United States Trust Company of New York has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

          By Mail:             By Overnight Courier:          By Hand:
United States Trust Company    United States Trust Company    United States Trust Company
  of New York                  of New York                    of New York
P. O. Box 844                  Corporate Trust Operations     111 Broadway
Cooper Station                 Department                     Lower Level
New York, NY 10276-0844        770 Broadway - 13th Floor      New York, NY 10006
Attn: Corporate Trust          New York, NY 10003             Attn: Corporate Trust
Services                                                      Services
(registered or certified mail
recommended)

                                       By Facsimile:
                                      (212) 420-6152
                             (For Eligible Institutions Only)
                                   Confirm by Telephone:
                                      (800) 548-6565

FEES AND EXPENSES

    The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telecopy, telephone or in person by officers and regular employees of the Company and its affiliates. No additional compensation will be paid to any such officers and employees who engage in soliciting tenders.

    The Company has not retained any dealer-manager or other soliciting agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptance of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus, the Letter of Transmittal and related documents to the beneficial owners of the Old Shares and in handling or forwarding tenders for exchange.

    The expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and transfer agent and registrar, accounting and legal fees and printing costs, among others.

    The Company will pay all transfer taxes, if any, applicable to the exchange of the Old Shares pursuant to the Exchange Offer. If, however, New Shares, or Old Shares for principal amounts not tendered or accepted for exchange, are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Shares tendered or if a transfer tax is imposed for any reason other than the exchange of the Old Shares pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

    The Old Shares that are not exchanged for New Shares pursuant to the Exchange Offer will remain restricted securities within the meaning of Rule 144 of the Securities Act. Accordingly, such Old Shares may be resold only (i) to the Company or any subsidiary thereof, (ii) to a qualified institutional buyer in compliance with Rule 144A, (iii) to an institutional accredited investor that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Old Shares (the form of which letter can be obtained from the Trustee) and, if such transfer is in respect of an aggregate principal amount of Old Shares at the time of transfer of less than $100,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act, (iv) outside the United States in compliance with Rule 904 under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act. The liquidity of the Old Shares could be adversely affected by the Exchange Offer. Following the consummation of the Exchange Offer, holders of the Senior Preferred Stock will have no further registration rights under the Registration Rights Agreement and will not be entitled to the contingent increase in the dividend rate applicable to the Old Shares.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

    The following table sets forth certain historical consolidated financial data with respect to each of the five years ended December 31, 1997 which have been derived from the Company's audited consolidated financial statements. The historical consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited consolidated financial statements and related notes thereto included elsewhere herein.

                                                                                          YEAR ENDED DECEMBER 31,
                                                                          -------------------------------------------------------
                                                                             1993        1994       1995      1996(1)    1997(2)
                                                                          -----------  ---------  ---------  ---------  ---------
                                                                           ($ IN THOUSANDS, EXCEPT PER SHARE AND PER SUBSCRIBER
                                                                                                   DATA)
STATEMENT OF OPERATIONS DATA:
Revenue:
  Wireless revenue......................................................  $  11,089    $  15,169  $  18,990  $  26,107  $  66,128
  Wireline revenue......................................................     11,550       12,871     14,766     16,286     18,455
  Other revenue.........................................................        158          206        693        832        586
                                                                          -----------  ---------  ---------  ---------  ---------
    Total revenue.......................................................     22,797       28,246     34,449     43,225     85,169
Costs and expenses:
  Cost of service and equipment sales...................................      4,965        5,418      7,014      9,076     21,344
  Marketing and selling.................................................      2,552        3,098      3,157      4,908     11,762
  General and administrative............................................      7,971        9,621     10,138     12,087     19,877
  Depreciation and amortization.........................................      4,563        5,534      6,653      9,720     21,729
                                                                          -----------  ---------  ---------  ---------  ---------
    Total costs and expenses............................................     20,051       23,671     26,962     35,791     74,712
Operating income........................................................      2,746        4,575      7,487      7,434     10,457
Interest expense........................................................     (2,567)      (2,970)    (3,833)    (6,478)   (30,098)
Other income (expense), net.............................................        145         (147)      (478)    (1,586)     2,880
Minority interests in (income) losses of subsidiaries(3)................       (502)      (1,105)    (1,334)      (675)    (1,693)
Income tax (provision) benefit..........................................         78         (119)      (738)       411      3,287
                                                                          -----------  ---------  ---------  ---------  ---------
Income (loss) before extraordinary items................................        541          234      1,104       (894)   (15,167)
Extraordinary items(4)..................................................      --             228     --           (527)    (1,567)
                                                                          -----------  ---------  ---------  ---------  ---------
Net income (loss).......................................................        541(5)       462      1,104     (1,421)   (16,734)
Dividends on senior preferred stock.....................................      --             (83)      (591)      (849)    (2,603)
                                                                          -----------  ---------  ---------  ---------  ---------
Net income (loss) applicable to common stockholders.....................  $     541    $     379  $     513  $  (2,270) $ (19,337)
                                                                          -----------  ---------  ---------  ---------  ---------
Basic net income (loss) applicable to common stockholders per common
  share.................................................................  $    1.14    $     .80  $    1.08  $   (4.80) $  (40.87)
                                                                          -----------  ---------  ---------  ---------  ---------
Dividends per average common share......................................  $   --       $     .11  $    1.40  $    1.18  $   16.13
                                                                          -----------  ---------  ---------  ---------  ---------
Basic weighted average common shares outstanding........................    473,152      473,152    473,152    473,152    473,152
                                                                          -----------  ---------  ---------  ---------  ---------
OTHER FINANCIAL DATA:
EBITDA(6):
  Wireless(7)...........................................................      2,680        3,923      5,439      7,005  $  21,977
  Wireline..............................................................      5,158        5,518      7,262      7,270      8,173
  Other.................................................................       (529)         669      1,439      2,880      2,036
                                                                          -----------  ---------  ---------  ---------  ---------
    Total...............................................................  $   7,309    $  10,110  $  14,140  $  17,155  $  32,186
                                                                          -----------  ---------  ---------  ---------  ---------
                                                                          -----------  ---------  ---------  ---------  ---------
Ratio of earnings to fixed charges(8)...................................      --            1.12x      1.47x    --         --
Ratio of earnings to combined fixed charges and senior preferred stock
  dividends(8)..........................................................      --            1.09x      1.28x    --         --
Capital expenditures, excluding cost of acquisitions....................  $   7,353    $   5,267  $   3,925  $  17,438  $  23,216

OTHER DATA:
Ending cellular subscribers.............................................     15,283       21,481     26,614     33,955    100,093
Cellular penetration(9).................................................       4.63%        6.45%      8.02%      5.77%      6.08%
Cellular churn(10)......................................................        .45%         .92%      1.52%      1.84%      1.89%
Average monthly revenue per cellular subscriber(11).....................  $   52.77    $   50.45  $   50.00  $   48.31  $   41.05
Marketing and selling costs per gross additional cellular
  subscriber(12)........................................................  $  392.04    $  429.06  $  451.23  $  539.57  $  397.55
Cellular cell sites (at period end).....................................         26           36         46         67        135
Wireline access lines (at period end)...................................     10,899       11,322     11,806     11,959     12,633
Route miles (at period end)(13).........................................        485          485        516        545        545
Fiber miles (at period end)(14).........................................     10,817       10,817     11,189     11,537     11,554

                                                                                               DECEMBER 31,
                                                                           -----------------------------------------------------
                                                                             1993       1994       1995       1996       1997
                                                                           ---------  ---------  ---------  ---------  ---------
                                                                                             ($ IN THOUSANDS)
BALANCE SHEET DATA:
Net fixed assets.........................................................  $  48,469  $  48,834  $  46,987  $  61,930  $  88,350
Total assets.............................................................     67,250     69,647     73,490    116,948    383,214
Long-term debt, net of current portion...................................     53,051     60,727     64,405    104,304    363,069
Mandatorily redeemable preferred stock(15)...............................     --          5,913      5,913     10,000     11,623
Stockholders' equity (deficit)...........................................      4,760     (6,824)    (6,972)    (9,802)   (36,773)

------------------------------

(1) Includes the operations of Kansas/Missouri Cluster from March 19, 1996, the date of its acquisition by the Company.

(2) Includes the operations of the Western Maryland Properties, Maryland 2 and Arizona 5 from February 28, 1997, March 3, 1997 and October 1, 1997, respectively, the dates they were acquired by the Company.

(3) Reflects minority interests in partnerships in which the Company owns the majority interests.

(4) Extraordinary items reflect the gain or (loss), net of tax related to early extinguishment of debt.

(5) Includes $641,000 of additional income to give cumulative effect to accounting change resulting from the implementation of Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes."

(6) EBITDA is provided because it is a measure commonly used in the industry to determine a company's ability to incur or service debt. EBITDA is not derived pursuant to generally accepted accounting principles and should not be construed as an alternative to net income, as a measure of performance, or to cash flows, as a measure of liquidity. The calculation of EBITDA does not include the Company's commitments for capital expenditures or payments of debts and should not be deemed to represent funds available to the Company.

(7) Includes EBITDA attributable to minority interests in subsidiaries in which the Company owns a majority interest. Each such subsidiary has outstanding indebtedness to the Company and all of the subsidiaries' cash flow is used to service such indebtedness and is not available for distributions to the holders of the minority interests. The portion of EBITDA attributable to minority interests was $.9 million, $1.5 million, $2.0 million, $2.3 million and $2.9 million for the years ended December 31, 1993, 1994, 1995, 1996 and 1997, respectively.

(8) For the years ended December 31, 1993 1996 and 1997, earnings were insufficient to cover fixed charges by $.2 million, $1.3 million and $18.5 million, respectively. For the years ended December 31, 1993, 1996 and 1997, earnings were insufficient to cover combined fixed charges and preferred stock dividends by $.2 million, $2.2 million and $21.1 million, respectively. "Earnings" is defined as earnings before extraordinary items and accounting changes, interest expense, amortization of deferred financing costs, taxes and the portion of rent expense under operating leases representative of interest. Fixed charges consist of interest expense, amortization of deferred financing costs and a portion of rent expense under operating leases representative of interest.

(9) Determined by dividing the Company's total ending cellular subscribers for the period by the estimated total Pops covered by applicable FCC cellular licenses or authorizations held by the Company.

(10) "Churn" means the number of cellular subscriber cancellations during a month as a percentage of the total cellular subscribers at the end of such month. Churn is stated as the average monthly churn rate for the period.

(11) Excludes roaming revenue.

(12) Determined by dividing cellular marketing and selling costs by the gross cellular subscribers added during such period. Cellular marketing and selling costs represent selling expenses and losses incurred on equipment sales.

(13) Route miles refers to the number of miles over which fiber optic cables are installed.

(14) Fiber miles refers to the number of route miles multiplied by the number of fibers installed along that path.

(15) On January 22, 1998, the Company issued Senior Preferred Stock having an aggregate liquidation preference of $175.0 million.

                PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

    The following unaudited pro forma condensed consolidated financial statements have been prepared to give effect to the Transactions. The accompanying unaudited pro forma condensed consolidated statements of operations of the Company for the year ended December 31, 1997 give effect to the Transactions as if they occurred on January 1, 1997. The accompanying unaudited pro forma condensed consolidated balance sheet as of December 31, 1997 has been prepared as if the Transactions occurred as of that date. The Acquisitions have been accounted for using the purchase method of accounting.

    The unaudited pro forma condensed consolidated financial statements have been prepared on the basis of certain assumptions that the Company believes are reasonable, including assumptions relating to the allocation of the consideration paid and to be paid to the assets and liabilities acquired, based on estimates of fair values using available information provided by the management of Texas 16, the California 4 Partnership and Santa Cruz.

    The unaudited pro forma condensed consolidated financial statements and notes thereto are provided for informational purposes only and do not purport to be indicative of the results that would have actually been obtained had the Transactions been completed on the dates indicated or that may be expected to occur in the future. The unaudited pro forma condensed consolidated financial statements and notes thereto should be read in conjunction with "Selected Consolidated Financial and Other Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business--Cellular Markets and Systems" and the historical financial statements and notes thereto included elsewhere in this Prospectus.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997

                                                                 RECENT AND PROPOSED WIRELESS ACQUISITIONS
                                           -------------------------------------------------------------------------------------
                                                        WESTERN
                                                       MARYLAND
                                                      PROPERTIES   MARYLAND 2    ARIZONA 5              CALIFORNIA   SANTA CRUZ
                                            DOBSON        (1)          (1)          (1)      TEXAS 16        4           (2)
                                           ---------  -----------  -----------  -----------  ---------  -----------  -----------
                                                                ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Operating revenue:
  Wireless revenue.......................  $  66,128   $   2,426    $   2,636    $   7,637   $  11,147   $  19,721    $  12,274
  Wireline revenue.......................     18,455      --           --           --          --          --           --
  Other..................................        586      --           --           --          --          --           --
                                           ---------  -----------  -----------  -----------  ---------  -----------  -----------
  Total operating revenue................     85,169       2,426        2,636        7,637      11,147      19,721       12,274
                                           ---------  -----------  -----------  -----------  ---------  -----------  -----------
Operating expenses:
  Wireless cost of service...............     18,755         492          878        1,304       2,442       7,069        3,775
  Wireline cost of service...............      2,589      --           --           --          --          --           --
  General and administrative.............     19,877         740          333          965       1,824       2,698        3,697
  Marketing and selling..................     11,762         357          461          627         371       1,105        2,441
  Depreciation and amortization..........     21,729         405       --              904         672       2,011          899
                                           ---------  -----------  -----------  -----------  ---------  -----------  -----------
    Total operating expenses.............     74,712       1,994        1,672        3,800       5,309      12,883       10,812
                                           ---------  -----------  -----------  -----------  ---------  -----------  -----------
Operating income.........................     10,457         432          964        3,837       5,838       6,838        1,462
Interest expense.........................    (30,098)     --           --           --          --            (831)        (246)
Other income (expense), net..............      2,880         126       --              150         211         (19)          37
                                           ---------  -----------  -----------  -----------  ---------  -----------  -----------
Income (loss) before minority interests
  and income taxes.......................    (16,761)        558          964        3,987       6,049       5,988        1,253
Minority interests in (income) loss of
  subsidiaries...........................     (1,693)     --           --           --          --          --           --
                                           ---------  -----------  -----------  -----------  ---------  -----------  -----------
Income (loss) before income taxes........    (18,454)        558          964        3,987       6,049       5,988        1,253
Income tax (provision) benefit...........      3,287      --           --           --          --          --             (251)
                                           ---------  -----------  -----------  -----------  ---------  -----------  -----------
Income (loss) from continuing
  operations.............................  $ (15,167)  $     558    $     964    $   3,987   $   6,049   $   5,988    $   1,002
                                           ---------  -----------  -----------  -----------  ---------  -----------  -----------
                                           ---------  -----------  -----------  -----------  ---------  -----------  -----------
Dividends on senior preferred stock......  $  (2,603)
                                           ---------
Income (loss) from continuing operations
  applicable to common stockholders......  $ (17,770)
                                           ---------
                                           ---------
Basic income (loss) from continuing
  operations applicable to common
  stockholders (per share)...............  $  (37.56)
                                           ---------
                                           ---------
Basic weighted average common shares
  outstanding............................    473,152
                                           ---------
                                           ---------


                                             PRO FORMA
                                            ADJUSTMENTS   PRO FORMA
                                           -------------  ---------

Operating revenue:
  Wireless revenue.......................  $    --        $ 121,969
  Wireline revenue.......................       --           18,455
  Other..................................       --              586
                                           -------------  ---------
  Total operating revenue................       --          141,010
                                           -------------  ---------
Operating expenses:
  Wireless cost of service...............       --           34,715
  Wireline cost of service...............       --            2,589
  General and administrative.............         (669)(3)    29,465
  Marketing and selling..................       --           17,124
  Depreciation and amortization..........       16,016(4)    42,636
                                           -------------  ---------
    Total operating expenses.............       15,347      126,529
                                           -------------  ---------
Operating income.........................      (15,347)      14,481
Interest expense.........................       (4,989)(5)   (36,164)
Other income (expense), net..............            5(3)     3,390
                                           -------------  ---------
Income (loss) before minority interests
  and income taxes.......................      (20,331)     (18,293)
Minority interests in (income) loss of
  subsidiaries...........................         (214)(6)    (1,907)
                                           -------------  ---------
Income (loss) before income taxes........      (20,545)     (20,200)
Income tax (provision) benefit...........        4,639(7)     7,675
                                           -------------  ---------
Income (loss) from continuing
  operations.............................  $   (15,906)   $ (12,525)
                                           -------------  ---------
                                           -------------  ---------
Dividends on senior preferred stock......  $   (23,243)(8) $ (25,846)
                                           -------------  ---------
Income (loss) from continuing operations
  applicable to common stockholders......                 $ (38,371)
                                                          ---------
                                                          ---------
Basic income (loss) from continuing
  operations applicable to common
  stockholders (per share)...............                 $  (81.10)
                                                          ---------
                                                          ---------
Basic weighted average common shares
  outstanding............................                   473,152
                                                          ---------
                                                          ---------

    See accompanying notes to the unaudited pro forma condensed consolidated statement of operations.

                        NOTES TO THE UNAUDITED PRO FORMA
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997

(1) To reflect the results of operations for the Western Maryland Properties and Maryland 2 for the two month period in 1997 and to reflect the results of operations for Arizona 5 for the nine month period in 1997 during which the properties were not owned by the Company.

(2) Certain reclassifications have been made to the Santa Cruz financial statements to conform them to the Company's presentation.

(3) In 1995, Santa Cruz formed Unitel Communications LLP ("Unitel") to provide cellular service system management and explore other telecommunication opportunities on behalf of Santa Cruz. As a part of the Santa Cruz Acquisition, the Company will also acquire Unitel. To reflect the combined 1997 Santa Cruz and Unitel operations, the following adjustments have been made: (i) $177,000 of general and administrative expense, (ii) the elimination of $846,000 of intercompany general and administrative expenses on Santa Cruz's financial statements and (ii) $5,000 of other expense.

(4) To reflect the additional depreciation and amortization resulting from the change in the property and equipment and cellular license acquisition costs due to the allocation of the purchase price. Property and equipment is being depreciated over five to eight years, cellular license acquisition costs over 15 years and intangible assets over five years. The 15-year period used for cellular license acquisition costs is based primarily on the Company's internal analysis of the recovery period for its cellular investments, which indicates that such costs will be recovered through operations over a period of not more than 15 years. Other factors considered include the competitive nature of the cellular industry, the rate of technological change and risk of obsolescence, and the specific terms and characteristics of the licenses. See "Risk Factors--Competition" and "--Rapid Technological Changes" and "Business--Competition" and "--Regulation."

(5) To reflect (i) $5.8 million of interest expense relating to indebtedness incurred under the Senior Notes and the then existing DOC Facility in connection with the Recent Wireless Acquisitions, (ii) $.1 million of amortization of deferred financing costs relating to the Senior Notes, (iii) $.1 million of amortization of deferred financing costs relating to the then existing DOC Facility, (iv) the elimination of $15.8 million of interest expense (including $.4 million of amortization of deferred financing costs) associated with the then existing DOC Facility which was repaid with a portion of the proceeds from the Senior Preferred Stock and borrowings under the Operations Facility, (v) the elimination of $1.1 million of interest expense associated with the indebtedness of California 4 and Santa Cruz which will not be assumed by the Company, (vi) $9.7 million of interest expense relating to the $107.6 million of indebtedness to be incurred under the Operations Facility in connection with the Texas 16, California 4 and Santa Cruz Acquisitions (assuming an interest rate of 9.0% per annum), (vii) $5.8 million of interest expense relating to the indebtedness to be incurred under the DOC Facility (assuming an interest rate of 9.0% per annum) and
    (viii) $.4 million of amortization of deferred financing costs relating to the DOC Facility and the Operations Facility.

(6) To reflect the 25% equity interest in the pro forma loss of the Arizona 5 Partnership not owned by the Company and the 30% equity interest in the pro forma income of Santa Cruz not owned by the Company.

(7) To reflect an adjustment to income tax expense for the effects of the Recent Wireless Acquisitions and proposed Santa Cruz Acquisition. Net operating loss carryforwards generated have been recognized as an income tax benefit, assuming a 38% effective tax rate, due to the Company's ability to realize the benefit of these carryforwards through the reduction of the deferred tax liabilities created as part of the Recent Wireless Acquisitions.

(8) To reflect dividends on the Senior Preferred Stock, including the amortization of the issuance costs with respect thereto.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1997

                                                       RECENT WIRELESS
                                                         ACQUISITIONS
                                                   ------------------------
                                                                CALIFORNIA     SANTA        PRO FORMA
                                         DOBSON     TEXAS 16         4         CRUZ        ADJUSTMENTS      PRO FORMA
                                        ---------  -----------  -----------  ---------  ------------------  ---------
                                                                      ($ IN THOUSANDS)
ASSETS
Current assets........................  $  41,791   $   4,864    $   4,238   $   3,040  $     (541)(1)(2)   $  53,392
Property, plant and equipment, net....     88,350       1,801       19,334       4,354     (13,625)(3)        100,214
Receivables--affiliate................      6,381      --           --          --              --              6,381
Non-current investments--restricted...      9,216      --           --          --              --              9,216
Cellular license acquisition cost,
  net.................................    206,694      --           --              79     228,804 (2)(3      435,577
Other intangible assets, net..........     11,013      --           --             159       8,147 (3)(5       19,319
Other assets..........................     19,769           1          322         724      (6,247)(3)(4)      14,569
                                        ---------  -----------  -----------  ---------  ----------          ---------
    Total assets......................  $ 383,214   $   6,666    $  23,894   $   8,356  $  216,538          $ 638,668
                                        ---------  -----------  -----------  ---------  ----------          ---------
                                        ---------  -----------  -----------  ---------  ----------          ---------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities...................  $  25,468   $     904    $   5,718   $   3,203  $   (1,818)(2)(6)   $  33,475
Long-term debt, net of current
  portion.............................    363,069      --           12,800       3,435     (11,067)(7)        368,237
Deferred credits......................      2,873         550       --          --          68,318(8)          71,741
Minority interests....................     16,954      --           --          --             515(9)          17,469
Mandatorily redeemable preferred
  stock...............................     11,623      --           --          --         175,000 (10        186,623
Stockholders' equity (deficit)/
  partners' capital...................    (36,773)      5,212        5,376       1,718     (14,410)(11)       (38,877)
                                        ---------  -----------  -----------  ---------  ----------          ---------
    Total liabilities and
      stockholders' equity............  $ 383,214   $   6,666    $  23,894   $   8,356  $  216,538          $ 638,668
                                        ---------  -----------  -----------  ---------  ----------          ---------
                                        ---------  -----------  -----------  ---------  ----------          ---------

                        NOTES TO THE UNAUDITED PRO FORMA

                      CONDENSED CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1997

 (1) To reflect the elimination of $.7 million of cash associated with Texas 16 that will not be acquired by the Company as part of the Texas 16 Acquisition.

 (2) In 1995, Santa Cruz formed Unitel Communications LLP ("Unitel") to provide cellular service system management and explore other telecommunication opportunities on behalf of Santa Cruz. As a part of the Santa Cruz Acquisition, the Comany will also acquire Unitel. To reflect the combined 1997 Santa Cruz and Unitel balance sheet activities, the following adjustments have been made: (i) $135,000 of current assets, consisting of $358,000 in cash and the elimination of $223,000 of intercompany receivables on Santa Cruz's financial statements, (ii) the elimination of $128,000 of cellular license acquisition costs; and (iii) $7,000 of current liabilities.

 (3) To allocate the purchase price of the Texas 16, California 4 and Santa Cruz Acquisitions to the assets acquired.

 (4) To reflect the application of previously paid escrow deposits of $2.7 million and $2.5 million to the purchase price of the Texas 16 Acquisition and California 4 Acquisition, respectively.

 (5) To reflect (i) an estimated $8.0 million of offering costs incurred with the Senior Preferred Stock, (ii) an estimated $3.7 million of costs related to the DOC Facility and the Operations Facility and (iii) the writeoff of $3.4 million of unamortized debt issuance costs relating to the then existing DOC Facility which was repaid with a portion of the proceeds from the Senior Preferred Stock and borrowings under the DOC Facility.

 (6) To reflect the elimination of $1.8 million of accounts payable and accrued expenses associated with California 4 that was not assumed by the Company as part of the California 4 Acquisition.

 (7) To reflect (i) the elimination of $12.8 million of debt associated with California 4 not assumed by the Company as part of the California 4 Acquisition, (ii) the elimination of $2.4 million of debt associated with Santa Cruz that will not be assumed by the Company as part of the Santa Cruz Acquisition, (iii) the repayment of all indebtedness under the then existing DOC Facility with $107.0 million of proceeds from the Offering and the incurrence of $64.5 million of indebtedness under the DOC Facility,
     (iv) the incurrence of $107.4 million of indebtedness under the Operations Facility in connection with the Texas 16, California 4 and Santa Cruz Acquisitions and (v) the incurrence of $3.7 million of indebtedness to finance the debt issuance costs related to the DOC Facility and the Operations Facility.

 (8) To reflect deferred tax liabilities created with the California 4 Acquisition and the Santa Cruz Acquisition.

 (9) To reflect the 30% minority interest in Santa Cruz not owned by the Company.

 (10) To reflect the issuance of the Senior Preferred Stock.

 (11) To eliminate partners' capital and stockholders' equity of the acquired companies and to reflect the writeoff of $3.4 million of unamortized debt issuance costs (net of income tax benefit of $1.3 million) related to the then existing DOC Facility.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

GENERAL

    The Company provides diversified telecommunication products and services. At December 31, 1997 the Company provided wireless telecommunication services in its Oklahoma/Texas Cluster, its Kansas/ Missouri Cluster, its Maryland/Pennsylvania Cluster and in Arizona 5. Subsequent to year end, the Company completed the acquisition of California 4, which is located in northern California, and Texas 16, which is located in south-central Texas. Upon consummation of the Santa Cruz Acquisition, the Company will also own and operate cellular systems in southern California. The Company's wireline telecommunication operations include local telephone exchange services in Oklahoma, regional long-haul fiber optic transmission networks in Oklahoma, Texas and Colorado and CLEC operations which began to resell local, long distance and wireless services in 1997 and currently operates Oklahoma City, Tulsa and Amarillo. Upon consummation of the pending Santa Cruz Acquisition, the Company will also resell services in Houston, Dallas, Fort Worth, San Antonio and Austin.

OVERVIEW

    SIGNIFICANT EVENTS IN 1997

    The following events materially impacted the Company's results of operations and financial position in 1997.

    On February 28, 1997, the Company purchased the FCC cellular licenses for, and certain assets relating to, two MSAs and two RSAs located in Maryland and Pennsylvania for $77.6 million. The properties are located immediately outside the Washington/Baltimore metropolitan area. On March 3, 1997, the Company purchased the FCC cellular license for, and certain assets relating to, Maryland RSA 2 for $75.8 million. The property is located to the east of the Washington/Baltimore metropolitan area.

    On February 28, 1997, the Company's bank credit agreement was amended and restated to provide the Company with a $200 million revolving credit facility maturing in 2005 (the "Bank Facility"). Interest on borrowings under the Bank Facility accrued at a variable rate (weighted average rate of 8.43% at December 31, 1997). Initial loan proceeds were used to refinance existing indebtedness, finance the Maryland/Pennsylvania Cluster acquisitions described above and for general corporate purposes, including the payment of a $7.5 million dividend in February 1997 to holders of the Company's Class A Common Stock. The principal stockholder used $6.0 million of the dividend to repay a loan which had been guaranteed by the Company and approximately $.5 million to repay indebtedness owed to the Company with respect to certain legal fees. As a result of the $7.5 million dividend, the holders of Class B Convertible Preferred Stock were issued 100,000 shares of Class C Preferred Stock, having a liquidation preference of approximately $1.6 million. See Item 13. Certain Relationships and Related Transactions. In connection with the closing of the Bank Facility, the Company extinguished its then existing credit facility. The Company financed the Arizona 5 Partnership acquisition discussed below with borrowings under the Bank Facility.

    On February 28, 1997, the Company issued pursuant to a private offering $160 million of 11 3/4% Senior Notes maturing in 2007 and used the net proceeds ($155.2 million) to finance the Maryland/ Pennsylvania Cluster acquisitions ($116.9 million) and to purchase securities ($38.4 million) which were pledged and escrowed to secure payment of the first four semi-annual interest payments on the notes, which began on October 15, 1997. Except for the first four interest payments, the Senior Notes are unsecured obligations of the Company, redeemable at the option of the Company, in whole or in part, on or after April 15, 2002. In addition, at any time prior to April 15, 2000, the Company may redeem up to 35% of the aggregate principal amount with the net proceeds of sales of capital stock of the Company. In

June 1997, the Company completed an offer to exchange all of the outstanding senior notes for substantially identical notes registered under the Securities Act of 1933.

    On October 1, 1997, the Company purchased for $39.8 million a 75% interest in the Arizona 5 Partnership, which owns the cellular license for Arizona 5 as well as the associated tangible operating assets. Certain affiliates of the Company indirectly owned a 20.6% interest in the Arizona 5 Partnership and received approximately $9.5 million in connection with the acquisition. See Item
13. Certain Relationships and Related Transactions. In addition, the Company loaned $5.2 million to the current partner which acquired a 25% interest in the Arizona 5 Partnership.

    SIGNIFICANT RECENT EVENTS

    On January 22, 1998, the Company issued, in a private offering, 175,000 shares of Senior Preferred Stock. The net proceeds to the Company were approximately $167 million. Dividends on the Senior Preferred Stock are cumulative and payable quarterly, commencing April 15, 1998, in cash or, until January 15, 2003 at the option of the Company, in additional shares of Senior Preferred Stock. The Senior Preferred Stock is exchangeable, in whole but not in part, at the option of the Company, into Exchange Debentures of the Company. The Company may redeem the Senior Preferred Stock or, if issued, the Exchange Debentures, in whole or in part, at any time on or after January 15, 2003. In addition, at any time prior to January 15, 2001, the Company may redeem up to 35% of the Senior Preferred Stock or Exchange Debentures originally issued from the proceeds of sales of the Company's Common Stock.

    On January 26, 1998, the Company purchased the FCC cellular license for, and certain assets relating to, Texas 16 for $56.6 million, using proceeds from the Senior Preferred Stock offering. Texas 16 is located in south-central Texas between Houston, San Antonio and Austin.

    On March 25, 1998, the Company entered into a definitive agreement to purchase 70% of the outstanding stock of the corporation that owns the FCC cellular license for, and the assets relating to, the Santa Cruz, CA MSA for $25.2 million, subject to adjustment. The Company is negotiating to acquire the remaining 30% of the outstanding stock of such corporation.

    On March 25, 1998, the Company established the $200 million senior secured credit facility for Operations (consisting of a $120 million revolving facility and an $80 million 364-day facility) and amended its existing DOC Facility revolving credit facility to provide for a $250 million revolving credit facility. These Bank Credit facilities will be used primarily to finance capital expenditures, consummate acquisitions, finance interest payments on the Senior Notes, and fund general corporate operations. Interest on the facilities will accrue at variable rates and will terminate in 2006.

    On March 26, 1998, the Company entered into a definitive agreement to purchase the Common Stock of ATI for approximately $130.0 million. ATI is based in Houston, Texas and provides resale services to primarily commercial customers in five major Texas markets, including Houston, Dallas, Fort Worth, San Antonio and Austin.

    SUBSEQUENT EVENT

    On April 1, 1998, the Company acquired a 100% interest in the Cellular 2000 Partnership which owns the cellular license and system for the California 4 RSA. The total purchase price paid by the Company was $90.9 million. California 4 is located in northern California between Fresno and Modesto.

    WIRELESS OPERATIONS

    The Company's wireless or cellular revenues consist of service, roaming and equipment sales revenues. There has been an industry trend of declining average revenue per minute, as competition among service providers has led to reductions in rates for airtime and subscriptions and other charges. The Company believes that the impact of this trend will be mitigated by increases in the number of wireless telecommunications subscribers and the number of minutes of usage per subscriber. There has also been a broad trend in the wireless telecommunications industry of declining average revenue per subscriber. The Company believes that the downward trend is primarily the result of the addition of new lower usage customers who utilize cellular services for personal convenience, security or as a backup for their traditional landline telephone. Although the Company has experienced a decline in average revenue per subscriber, the Company has introduced new services, such as voice mail and call forwarding, which has increased revenue and encouraged additional usage to a limited extent.

    Roaming accounted for 39.7% of the Company's cellular revenue for the year ended December 31, 1997. While the industry trend is to reduce roaming rates, the Company believes that, historically, its roaming rates have been generally lower than rates offered by others in or near the Company's systems and that its roaming rates have not been materially impacted by this trend. Roaming yield (roamer service revenue, which includes airtime, toll charges and surcharges, divided by roaming minutes of use) was $.70 (excludes Arizona 5 for 1997, for which the roaming minutes of use were not available), $.75 and $.70 per minute for the years ended December 31, 1997, 1996 and 1995, respectively.

    The Company's cellular churn rate increased from 1996 to 1997 due to increased competition among cellular providers and the addition of the Maryland/Pennsylvania Cluster in March 1997, which has higher churn rates than in the Company's other market areas. The Company's overall cellular penetration rates decreased in 1996 and 1997 compared to 1995 as a result of the Company's acquisition of the cellular systems in the Kansas/Missouri Cluster and the Maryland/Pennsylvania Cluster, and will decrease further after giving effect to the California 4 and Santa Cruz Acquisitions. Cellular penetration rates in the Oklahoma/Texas Cluster increased in 1995, 1996 and 1997. The Company believes that as its cellular penetration rates increase, the increase in new subscriber revenue will exceed the loss of revenue attributable to increases in the cellular churn rate.

    In recent years, the Company, and other cellular companies, have increased the use of discounts on phone equipment and free phone promotions, as competition between service providers has intensified. As a result, the Company has incurred, and expects to continue to incur, losses on cellular equipment sales, which have resulted in increased marketing and selling costs per gross additional cellular subscriber. While the Company expects to continue these discounts and promotions, the Company believes that related losses on equipment sales will be mitigated by increased revenue from increases in the number of cellular subscribers.

    The size and scope of the Company's wireless operations increased substantially upon consummation of the acquisitions in 1997 (Maryland 2, Western Maryland Properties and Arizona 5), another in January 1998 (Texas 16), and another in April 1998 (California 4) and will increase further upon consummation of the Santa Cruz Acquisition and any of the proposed acquisitions (California 7 or Texas 7). Although the Company expects its earnings before interest, taxes, depreciation and amortization (EBITDA) will increase as a result of acquisitions, the increased amortization and interest expense associated with the Senior Notes and additional bank borrowings resulted in increased losses in 1997, which are expected to continue in 1998 and thereafter until the Company expands the acquired systems and increases the subscriber base.

    WIRELINE OPERATIONS

    The Company has provided local exchange services since 1936, and currently owns and operates nine contiguous exchanges in western Oklahoma and three contiguous exchanges adjacent to and east of the Oklahoma City metropolitan area. The Company's local exchange revenues consist of (i) end user revenue, which includes charges for local service and enhanced services such as call waiting and call forwarding; (ii) access revenue, which is paid by interexchange carriers ("IXCs") for providing access from the IXC's point of presence to the end user who makes or receives a long distance call; and (iii) support revenue, which is paid by federal and state agencies to companies, such as the Company, which operate in areas where, due to factors such as geographic conditions or subscriber density, the cost to provide service is higher than normal. Support revenue, which consists of high cost funds ("HCF") from state agencies and universal service funds ("USF") from federal agencies, accounted for approximately 36% of the Company's revenue from its wireline operations, or $5.5 million, for the year ended December 31, 1997.

    The 1996 Act potentially impacts the Company's sources of support revenue. Under previous regulation, access charges contained implicit support for high cost areas. Regulations adopted pursuant to the 1996 Act would remove implicit support from access revenues and place more emphasis for such support on HCF/USF. In May 1997, the FCC adopted changes that may, over time, reduce or eliminate subsidies to telephone companies in areas where the cost of connecting and maintaining phone lines is demonstrated to be above the industry or area norm. The Company will continue to pursue its strategy to lessen the impact of any future regulatory changes by reducing its operating costs through consolidation of operational functions at the Company level in order to achieve economies of scale.

    The Company began reselling local, long distance and wireless services in October 1997 and currently operates in three markets, including Oklahoma City and Tulsa, Oklahoma and Amarillo, Texas. The Company uses its own switch and leases local exchange lines in the Oklahoma markets. In the Amarillo, Texas market, the Company leases both switch services and local exchange lines. The Company expects to commence offering these services in other metropolitan areas in the region based on market demand. The Company has entered into an agreement with SWBT and GTE, pursuant to which the Company may resell local exchange and other services in all markets served by SWBT and GTE in Oklahoma. The Company has also established an agreement with SWBT for the markets served by SWBT in Texas and is currently awaiting approval by the Texas Public Utility Commission on the agreement with GTE for the markets served by GTE in Texas. The Company incurred losses and negative cash flows in its resale business in 1997, which are expected to continue in 1998 and until it develops and expands its subscriber base, primarily as a result of marketing and advertising costs.

    The Company's revenues from its fiber business are generated from three different sources: (1) wholesale long-haul transport services as a "carrier's carrier," (2) transport services to private businesses and government agencies requiring network services, and (3) long-haul transport services for the Company's subsidiaries. For the year ended December 31, 1997, approximately 41% of the Company's gross fiber revenue was attributable to NTS and approximately 27% of its gross fiber revenue was attributable to the Company's subsidiaries. During 1997, the Company's operating income and EBITDA declined as a percentage of gross fiber revenue primarily as a result of increases in sales and administrative staff and additional allocations of corporate overhead.

    Although the Company currently has excess capacity and does not currently plan to add more fiber optic lines, the Company will seek to expand its network through interconnect agreements to access other major population centers (including routes which may be attractive to major carriers).

RESULTS OF OPERATIONS

    YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

    OPERATING REVENUE. For the year ended December 31, 1997, total operating revenue increased $42.0 million, or 97.2%, to $85.2 million from $43.2 million in 1996. Total wireless revenue, local exchange revenue, fiber revenue and resale revenue represented 77.6%, 16.4%, 4.0% and .1% of total operating revenue, respectively, in 1997 and 60.4%, 31.2%, 5.4% and 0% of total operating revenue, respectively, in 1996.

    The following table sets forth the components of the Company's wireless and wireline revenue for the years ended December 31:

                                                                             1996       1997
                                                                           ---------  ---------
                                                                              (IN THOUSANDS)
Wireless revenue:
  Cellular service.......................................................  $  17,593  $  38,410
  Cellular roaming.......................................................      7,852     26,263
  Cellular equipment.....................................................        662      1,455
                                                                           ---------  ---------
                                                                              26,107     66,128
Wireline revenue:
  Local exchange.........................................................     13,472     13,993
  Fiber..................................................................      2,313      3,439
  CLEC...................................................................     --            102
  Other..................................................................        501        921
                                                                           ---------  ---------
                                                                              16,286     18,455
Other....................................................................        832        586
                                                                           ---------  ---------
    Total................................................................  $  43,225  $  85,169
                                                                           ---------  ---------
                                                                           ---------  ---------

    CELLULAR. The Company's operating revenue from its cellular operations (service, roaming and equipment) increased $40.0 million, or 153.3%, to $66.1 million for the year ended December 31, 1997 from $26.1 million in 1996. Cellular service revenue increased $20.8 million, or 118.3%, to $38.4 million for the year ended December 31, 1997 from $17.6 million in 1996. Of the increase, $15.0 million was attributable to the acquisition of the Maryland/Pennsylvania Cluster and Arizona 5 in 1997 and the inclusion of the operations of the Kansas/Missouri Cluster, which was acquired March 19, 1996, for all of 1997. The remaining increase was primarily attributable to increased penetration and usage in the Oklahoma/Texas Cluster and Kansas/Missouri Cluster. The Company's cellular subscriber base increased 194.8% to 100,093 at December 31, 1997 from 33,955 at December 31, 1996. 42,608 subscribers were added as a result of the acquisition of the Maryland/Pennsylvania Cluster. The Company's average monthly cellular service revenue per subscriber decreased 15.0% to $41.05 for the year ended December 31, 1997 from $48.31 for 1996 due to the addition of new lower rate subscribers in the Maryland/Pennsylvania Cluster and competitive market pressures.

    Cellular roaming revenue increased $18.4 million, or 234.4%, to $26.3 million for the year ended December 31, 1997 from $7.9 million in 1996. Of the increase, $16.4 million was attributable to the acquisition of the Maryland/Pennsylvania Cluster and Arizona 5 in 1997 and the inclusion of the operations of the Kansas/Missouri Cluster for all of 1997. The remaining increase was primarily attributable to increased roaming minutes in the Oklahoma/Texas Cluster and Kansas/Missouri Cluster due to expanded coverage areas in these markets and an increase in cellular minutes of use. Cellular equipment sales of $1.5 million in 1997 represented an increase of $.8 million, or 119.8%, from $.7 million in 1996, as the Company sold more equipment in 1997.

    LOCAL EXCHANGE. Local exchange revenue increased $.5 million, or 3.9%, to $14.0 million for the year ended December 31, 1997 compared to $13.5 million for 1996 due primarily to an increase in toll charges and an increase in the number of access lines from 11,959 as of December 31, 1996 to 12,633 as of December 31, 1997.

    FIBER. The Company's revenue from its fiber operations increased $1.1 million, or 48.7%, to $3.4 million in 1997 from $2.3 million in 1996 due primarily to an increase in the number of fiber lines, bringing the total lines leased to an equivalent of 53 DS3s at December 31, 1997 compared to 46 at December 31, 1996.

    CLEC. The Company launched its CLEC operations in October 1997, generating $.1 million of service revenue primarily related to equipment, local and long distance sales.

    COST OF SERVICE AND EQUIPMENT SALES. For the year ended December 31, 1997, the total cost of service and equipment sales increased $12.3 million, or 135.2%, to $21.3 million from $9.1 million in 1996.

    The following table sets forth the components of the Company's wireless cost of service and equipment sales and wireline cost of service and equipment sales for the years ended December 31:

                                                                             1996       1997
                                                                           ---------  ---------
                                                                              (IN THOUSANDS)
Wireless cost of service and equipment sales:
  Cellular service.......................................................  $   4,503  $  14,709
  Cellular equipment.....................................................      2,571      4,046
                                                                           ---------  ---------
                                                                               7,074     18,755
Wireline cost of service and equipment sales:
  Local exchange service.................................................      1,877      1,868
  Fiber service..........................................................        125        309
  CLEC service...........................................................     --            365
  CLEC equipment.........................................................     --             47
                                                                           ---------  ---------
                                                                               2,002      2,589
                                                                           ---------  ---------
    Total................................................................  $   9,076  $  21,344
                                                                           ---------  ---------
                                                                           ---------  ---------

    CELLULAR. Cost of cellular service increased $10.2 million, or 226.7%, to $14.7 million during the year ended December 31, 1997 from $4.5 million in 1996. Of the increase, $8.4 million was attributable to the acquisition of the Maryland/Pennsylvania Cluster and Arizona 5 in 1997 and the inclusion of the operations of the Kansas/Missouri Cluster for all of 1997. The remaining increase was primarily attributable to increased subscribers and minutes of use in the Oklahoma/Texas Cluster and Kansas/Missouri Cluster and expanded use of rerating agreements with cellular providers adjacent to the Company's markets. As a percentage of cellular service and roaming revenue, cost of cellular service increased to 22.7% in 1997 from 17.7% in 1996. This is primarily due to the expanded use of rerating agreements noted above, as well as additional facility lease costs relating to the Maryland 2 Acquisition. Cost of cellular equipment increased $1.5 million, or 57.4%, to $4.1 million in 1997 from $2.6 million in 1996, primarily from increases in the volume of equipment sold due to the growth in subscribers.

    LOCAL EXCHANGE. Cost of wireline telephone service remained consistent at $1.9 million for both 1997 and 1996. As a percentage of wireline telephone service revenue, cost of wireline telephone service decreased slightly from 13.9% in 1996 to 13.3% in 1997.

    FIBER. Cost of fiber service increased $.2 million, or 147.6%, to $.3 million in 1997 from $.1 million in 1996. The increase was the result of increased DS3 equivalents.

    CLEC. Cost of CLEC service and equipment associated with the Company's October 1997 launch of its resale operations totaled $.4 million.

    MARKETING AND SELLING COSTS. Marketing and selling costs increased $6.9 million, or 139.7%, to $11.8 million in 1997 from $4.9 million in 1996. The increase was primarily due to the higher level of cellular subscribers added period to period. Gross cellular subscribers added in 1997 was 33,354 with subscribers added in the Maryland/Pennsylvania Cluster and Arizona 5 since their acquisition making up 16,469 and 1,307, respectively, of the gross cellular subscribers added. The number of gross cellular subscribers added in 1996 was 11,970. Additionally, the Company incurred $.9 million of marketing costs in 1997 associated with the October 1997 launch of its resale operations. As a percentage of total operating revenue, marketing and selling costs increased to 13.8% in 1997 from 11.4% in 1996.

    GENERAL AND ADMINISTRATIVE COSTS. For the year ended December 31, 1997, general and administrative costs increased $7.8 million, or 64.5%, to $19.9 million from $12.1 million for the same period of 1996. The increase was primarily due to increased billing costs as a result of the growth in cellular subscribers, the acquisition of the Maryland/Pennsylvania Cluster and Arizona 5, the inclusion of the Kansas/Missouri Cluster for all of 1997, and increased salary costs resulting from additional personnel in the Company's cellular, fiber and resale operations. As a percentage of total operating revenue, general and administrative costs decreased to 23.3% in 1997 from 28.0% in 1996. The decrease is a result of economies of scale realized as the Company integrated its new cellular operations into its existing management structure.

    DEPRECIATION AND AMORTIZATION EXPENSE. For the year ended December 31, 1997, depreciation and amortization expense increased $12.0 million, or 123.5%, to $21.7 million from $9.7 million in 1996. Approximately $12.1 million of the increase was the result of the amortization of assets acquired in the Maryland/Pennsylvania and Kansas/Missouri Clusters and Arizona 5. The remaining decrease relates to assets in the Oklahoma/Texas Cluster and local exchange operations becoming fully depreciated.

    OTHER EXPENSE. For the year ended December 31, 1997, total other expense (consisting of interest income, interest expense, and other income/expense) increased $19.2 million, or 237.6%, to $27.2 million from $8.1 million in 1996. Interest income of $2.8 million for 1997 was a result of interest earned on securities purchased which were pledged to secure payment of the first four semi-annual interest payments on the Senior Notes. For the year ended December 31, 1997, interest expense increased $23.6 million to $30.1 million from $6.5 million in 1996. The increase was primarily the result of increased borrowings during 1997 to finance the Maryland/Pennsylvania Cluster and Arizona 5 acquisitions. For the year ended December 31, 1997, other expense decreased $1.4 million to $.2 million from $1.6 million in 1996. This is primarily the result of a $2.0 million loss relating to a sale of assets recognized during 1996 offset by the Company's share of income related to investments in unconsolidated subsidiaries.

    EXTRAORDINARY EXPENSE. In 1997 and 1996, the Company incurred an extraordinary pretax loss of approximately $2.5 million and $.9 million, respectively, as a result of writing off previously capitalized financing costs associated with a revolving credit facility that was refinanced in February 1997 and March 1996.

    YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

    OPERATING REVENUE. For the year ended December 31, 1996, total operating revenue increased $8.8 million, or 25.5%, to $43.2 million from $34.4 million in 1995. Total cellular revenue, wireline revenue and fiber revenue represented 60.4%, 31.2% and 5.4% of total operating revenue, respectively, in 1996 and 55.1%, 37.2% and 4.1% of total operating revenue, respectively, in 1995.

    The following table sets forth the components of the Company's wireless revenue and wireline revenue for the years ended December 31:

                                                                             1995       1996
                                                                           ---------  ---------
                                                                              (IN THOUSANDS)
Wireless revenue:
  Cellular service.......................................................  $  13,949  $  17,593
  Cellular roaming.......................................................      4,369      7,852
  Cellular equipment.....................................................        672        662
                                                                           ---------  ---------
                                                                              18,990     26,107
Wireline revenue:
  Local exchange.........................................................     12,807     13,472
  Fiber..................................................................      1,415      2,313
  Other..................................................................        544        501
                                                                           ---------  ---------
                                                                              14,766     16,286
Other....................................................................        693        832
                                                                           ---------  ---------
    Total................................................................  $  34,449  $  43,225
                                                                           ---------  ---------
                                                                           ---------  ---------

    CELLULAR. The Company's operating revenue from its cellular operations increased $7.1 million, or 37.5%, in 1996 to $26.1 million from $19.0 million in 1995. Cellular service revenue increased $3.6 million, or 26.1%, to $17.6 million in 1996 from $14.0 million in 1995. Of the $3.6 million increase, $2.5 million was attributable to increased penetration and usage in the Oklahoma/Texas Cluster and $1.1 million was attributable to the acquisition of the Kansas/Missouri Cluster in March 1996. The Company's cellular subscriber base increased 27.6% to 33,955 at December 31, 1996, from 26,614 at December 31, 1995, of which 58.6% (4,301 subscribers) of the increase was attributable to increased penetration in the Oklahoma/ Texas Cluster. However, the Company's average monthly cellular service revenue per subscriber decreased 3.4% to $48.31 for the year ended December 31, 1996 from $50.00 for the year ended December 31, 1995 due to competitive market pressures and the addition of new lower usage subscribers. Cellular equipment sales of $.7 million in 1996 represented a slight decrease over 1995. Although the Company sold more equipment during the year ended December 31, 1996, the Company increased its use of discounted equipment and free phone promotions with the signing of one-year service contracts. Cellular roaming revenue increased $3.5 million, or 79.7%, to $7.9 million in 1996 from $4.4 million in 1995. Of the $3.5 million increase, $1.9 million, or 54.3%, was the result of the inclusion of the Kansas/Missouri Cluster with roaming minutes of use totaling 1.3 million from the acquisition date in March 1996 to December 31, 1996. The remaining $1.6 million of the increase, or 45.7%, resulted from a 44.9% increase in roaming minutes of use in 1996 for the Oklahoma/Texas Cluster due to improved coverage areas and an increase in cellular minutes of use.

    LOCAL EXCHANGE. Telco service revenue increased $.7 million, or 5.2%, to $13.5 million for the year ended December 31, 1996 from $12.8 million in 1995 due to a 1.3% increase in the number of access lines.

    FIBER. The Company's revenue from its fiber operations increased $.9 million, or 63.5%, to $2.3 million in 1996 from $1.4 million in 1995 primarily as a result of an increase in the number of fiber lines leased by an equivalent of 26 DS3 lines, bringing the total lines leased to an equivalent of 46 DS3s at December 31, 1996, partially offset by a decline in leased line charges.

    COST OF SERVICE AND EQUIPMENT SALES. For the year ended December 31, 1996, the total cost of service and equipment sales increased $2.1 million, or 30.0%, to $9.1 million from $7.0 million in 1995.

    The following table sets forth the components of the Company's wireless cost of service and equipment sales and wireline cost of service for the years ended December 31:

                                                                            1995       1996
                                                                          ---------  ---------
                                                                             (IN THOUSANDS)
Wireless cost of service and equipment sales:
  Cellular service......................................................  $   3,155  $   4,503
  Cellular equipment....................................................      2,013      2,571
                                                                          ---------  ---------
                                                                              5,168      7,074
Wireline cost of service and equipment sales:
  Local exchange service................................................      1,730      1,877
  Fiber service.........................................................        116        125
                                                                          ---------  ---------
                                                                              1,846      2,002
                                                                          ---------  ---------
    Total...............................................................  $   7,014  $   9,076
                                                                          ---------  ---------
                                                                          ---------  ---------

    CELLULAR. Cost of cellular services increased $1.3 million, or 42.7%, to $4.5 million during 1996 from $3.2 million in 1995. Cost of cellular services includes costs incurred for access to local exchange company facilities, rerating, roaming validation (provided by a third party clearinghouse) and long distance toll services. Of the increase, 58.7% was attributable to the inclusion of the Kansas/Missouri Cluster from March 1996. The remaining increase primarily was the result of roaming agreements entered into by the Company in 1995 with eleven other carriers in Texas and Oklahoma to expand its home rate coverage. Cost of cellular service increased as a percentage of cellular service and roaming revenue to 17.7% for the year ended December 31, 1996 from 17.2% for 1995. Cost of cellular equipment increased $.6 million, or 27.8%, to $2.6 million in 1996 from $2.0 million in 1995. The increase resulted primarily from increases in the volume of equipment sales due to the growth in subscribers during 1996, partially offset by a decrease in equipment costs.

    LOCAL EXCHANGE. Cost of wireline telephone service increased $.2 million, or 8.5%, to $1.9 million in 1996 from $1.7 million in 1995. Cost of wireline telephone service in 1996 increased as a percentage of wireline telephone service revenues to 13.9% from 13.5% in 1995 as a result of increased maintenance costs of wireline plant and costs associated with continued subscriber growth.

    FIBER. Cost of fiber service remained constant at $.1 million for the years ended December 31, 1996 and 1995.

    MARKETING AND SELLING COSTS. Marketing and selling costs increased $1.7 million, or 55.5%, to $4.9 million in 1996 from $3.2 million in 1995. The increase was primarily due to the higher level of cellular subscribers added period to period. Gross cellular subscribers added for the year ended December 31, 1996 was 11,970 with the Kansas/Missouri Cluster making up 1,511 of the gross cellular subscribers added. The gross number of cellular subscribers added in 1995 was 9,653. As a percentage of total operating revenue, marketing and selling costs increased to 11.4% in 1996 from 9.2% in 1995.

    GENERAL AND ADMINISTRATIVE COSTS. For the year ended December 31, 1996, general and administrative costs increased $2.0 million, or 19.2%, to $12.1 million from $10.1 million for 1995. The increase was primarily due to increased billing costs as a result of the growth in cellular subscribers, the inclusion of the Kansas/Missouri Cluster from March 1996 and increased salary costs resulting from additional personnel in its cellular and fiber operations. General and administrative costs decreased as a percentage of the Company's total revenues to 28.0% in 1996 from 29.4% in 1995.

    DEPRECIATION AND AMORTIZATION EXPENSE. For 1996, depreciation and amortization expense increased $3.1 million to $9.7 million from $6.6 million in 1995. Approximately $1.2 million of the increase was the result of the amortization of the licenses acquired in the Kansas/Missouri Cluster, with the remainder due primarily to the increase in equipment in the Company's cellular, wireline and fiber businesses.

    INTEREST EXPENSE, NET. For 1996, interest expense, net increased $2.7 million to $6.5 million from $3.8 million in 1995. The increase was primarily a result of increased borrowings to finance the Kansas/ Missouri Cluster acquisition and the acquisition of fiber equipment.

    OTHER INCOME (EXPENSE), NET. For 1996, other expense increased $1.1 million to $1.6 million from $.5 million in 1995 primarily as a result of a $1.7 million pretax loss on the disposal of two mobile telecommunications switching offices and related equipment sold during 1996 in connection with the technology upgrade of the Company's systems in the Oklahoma/Texas Cluster.

    EXTRAORDINARY EXPENSE. For the year ended December 31, 1996, the Company incurred a pretax loss of approximately $.9 million as a result of writing off previously capitalized financing costs associated with a revolving credit facility that was refinanced in March 1996.

IMPACT OF YEAR 2000 ISSUE

    The "Year 2000 Issue" is the result of computer programming being written using two digits rather than four to define the applicable year. Any of the Company's systems, as well as those of key suppliers and customers, that have date sensitive logic may interpret a date using "00" as the year 1900 rather than 2000. This may result in inaccurate processing or possible system failure causing potential disruption of operations including among other things a temporary inability to process transactions, send invoices, supply services or engage in similar normal business activities.

    The Company recognizes the Year 2000 Issue stems from the information systems currently used or that may come into use by the Company, its suppliers and customers. However, the Company believes that the issue is a business continuation issue not just an information technology problem. In 1997, the Company initiated and participated in communications with various customers, suppliers and regulatory agencies regarding the Year 2000 Issue. In early 1998, the Company established a multi-disciplined team to perform an impact assessment for the corporation. The team consists of representatives from each of the lines of business, as well as representative from key corporate departments. The team is currently headed by the Chief Information Officer. This in-house team will be assisted by an outside firm which will provide Year 2000 assessment methodology and will bring a structured approach to the assessment and management reporting process.

    The specific objectives of the impact assessment team include:

    - Identification of key risk areas by line of business

    - Identification and prioritization of specific compliance activities by risk area and line of business

    - Identification of costs and schedule for required compliance activities

    The scope of the impact assessment includes:

    - Systems used internally (licensed and internally developed)

    - Service providers such as billing service bureaus

    - Key supplier relationships

    - Key customer contact points

    - Embedded systems

    From an information systems standpoint, the Company has historically relied on outsourcing relationships for many of its business and operational applications, including billing and customer service. Those applications which have not been outsourced have been deployed using packaged software from outside vendors. As a result, the amount of internally developed software that needs to be analyzed and potentially remediated is believed to be relatively less compared to other companies in this industry. As such, the key focus of the impact assessment team will be on the service providers and the vendors whose software the company is using. Core business applications including the general ledger, fixed assets, procurement and accounts payable have been recently replaced (January 1998) using new software which is certified by the vendor to be year 2000 compliant. In addition, the Company has recently undertaken a project to replace the human resources and payroll applications using the same software and hardware platform. This project is scheduled for completion in calendar 1998.

    While the primary focus of the impact assessment team involves looking into risk areas that exist and identifying remediation activities to change existing conditions, the team will also be developing recommendations and standards for future activities of the Company that are aimed at preventing the introduction of new risk between now and the year 2000.

    The Company recognizes that future acquisitions in any part of the business may introduce new Year 2000 risk into the Company. As a result the company has included Year 2000 impact assessment analysis and reporting into the due diligence process for acquisitions beginning in 1998.

LIQUIDITY AND CAPITAL RESOURCES

    The Company's Wireless Operations require substantial capital to acquire, construct and expand cellular telephone systems and to fund operating requirements. The Company historically has financed its Wireless Operations through bank debt and proceeds from the sale of debt and equity. While the Company's Wireline Operations have historically been financed through government loans, other sources of financing will be required for the ATI acquisition. Wireline Operations include the Company's subsidiary, Dobson Wireline Company and its subsidiaries which own the Company's local exchange, fiber and CLEC operations.

    At December 31, 1997, the Company had working capital of $16.3 million (a ratio of current assets to current liabilities of 1.6:1) and a cash balance of $3.0 million, which compares to working capital of $11.0 million (a ratio of current assets to current liabilities of 2.2:1) and $6.9 million (a ratio of current assets to current liabilities of 2.0:1) and a cash balance of $1.6 million and $1.1 million at December 31, 1996 and 1995, respectively.

    The Company's net cash provided by operating activities totaled $12.3 million for 1997 compared to $11.6 million for 1996 and $8.6 million for 1995. The increase of $.7 million from 1996 to 1997 was primarily due to net changes in current assets and liabilities, depreciation and amortization and deferred income taxes and investment tax credits, offset by the Company's net loss for the period. The increase of $3.0 million from 1995 to 1996 was primarily due to depreciation and amortization and a loss on the disposition of assets offset by the Company's net loss for the period.

    Net cash used in investing activities, which totaled $221.1 million, $49.4 million and $11.1 million for the years ended December 31, 1997, 1996 and 1995, respectively, principally related to the acquisition of the Maryland/Pennsylvania Cluster and Arizona 5 cellular systems in 1997, the Kansas/Missouri Cluster in 1996, and deposits made in 1995 related to the Maryland/Pennsylvania Cluster and PCS license acquisitions, as well as capital expenditures in all periods. Acquisitions accounted for $190.7 million and $30.0 million in 1997 and 1996 and capital expenditures were $23.2 million, $17.4 million and $3.9 million in 1997, 1996 and 1995, respectively.

    The Company's capital expenditures (excluding the purchase price and related costs incurred to consummate acquisitions) were $23.2 million for the year ended December 31, 1997, and the Company expects its capital expenditures (excluding the purchase price and related costs incurred to consummate acquisitions) to total approximately $41.2 million for 1998 (including $5.0 million associated with the California 4 and Santa Cruz Acquisitions). Of the capital expenditures expected to be made in 1998, $26.0 million is expected to be made in the Company's Wireless Operations and $13.8 million is expected to be made in its Wireline Operations. The Company has not budgeted any amounts to be expended in 1998 with respect to the systems which may be acquired in future wireless acquisitions (including, but not limited to, California 7, Texas 7 and Arkansas
11), the Pending Wireline Acquisitions or the Company's PCS systems. The amount and timing of capital expenditures may vary depending on the rate at which the Company expands and develops its cellular systems, whether the Company consummates additional acquisitions, whether the Company expands its fiber optic network or local exchange operations and the adoption of new regulations relating to support revenue.

    In January 1998, the Company entered into an agreement with Lucent Technologies Inc. ("Lucent") to purchase, over a four-year period, 300 cell sites, two switches and certain related hardware and software. The agreement also requires the Company to pay an annual software maintenance fee and to make certain additional payments based on the number of subscribers added in the areas serviced by the cell sites. The aggregate net cost to the Company under this agreement is estimated to be $81 million, of which $8.2 million has been budgeted for 1998.

    In April 1997, the Company was granted PCS licenses in nine markets in Oklahoma, Kansas and Missouri. The aggregate bid for these licenses was $5.1 million after an FCC authorized discount of 15% by reason of the Company's status as a "small business." The Company has financed $4.1 million of the purchase price with government loans secured by liens on the PCS licenses at an annual interest rate of 6.25%, amortizing quarterly over eight years beginning in 1999. The Company is required to build out systems covering 25% of the population covered by each of the PCS licenses by 2002. The Company currently anticipates that the cost to build out the minimum PCS system will be $10.0 million to $30.0 million. The actual amount of the expenditures will depend on the PCS technology selected by the

Company, the extent of the Company's buildout, the costs at the time of buildout and the extent the Company must bear the expense of relocating incumbent microwave licensees, as mandated by FCC rules. The Company has not budgeted any amounts for capital expenditures in 1998 with respect to the buildout of a PCS system.

    Net cash provided by financing activities was $210.2 million for 1997 compared to $38.3 million for 1996 and $1.8 million for 1995. Financing activities for the year ended December 31, 1997 consisted primarily of $343.5 million of proceeds from long-term debt, including the issuance of $160.0 million principal amount of Senior Notes and borrowings under the Bank Facility. Proceeds from long-term debt exceeded repayment thereof by $254.7 million, $39.8 million and $2.7 million in 1997, 1996, and 1995 respectively.

    In March 1998, the Company's subsidiary, Dobson Cellular Operations Company ("Operations"), established a $200.0 million senior secured credit facility (the "Operations Facility"). Operation's obligations under the Operations Facility are secured by all current and future assets of Operations, including the Texas 16 assets and assets acquired in any of future wireless acquisitions, and are guaranteed by Operation's subsidiaries. The Company's subsidiary, Dobson Operating Company ("DOC"), established a $250.0 million senior secured credit facility (the "DOC Facility") to replace the then existing bank facility. The DOC Facility continues to be secured by all of DOC's stock and the stock or partnership interests of its restricted subsidiaries and all assets of DOC and its restricted subsidiaries. The Company and DOC's subsidiaries other than Operations, Operation's subsidiaries, the Arizona 5 Partnership and the Wireline Operations have guaranteed DOC's obligations under the DOC Facility. The Operations Facility and the DOC Facility require the Company to maintain certain financial ratios. The failure to maintain such ratios would constitute an event of default, notwithstanding the Company's ability to meet its debt service obligations.

    In March 1998, the Company entered into a definitive agreement to purchase the stock of ATI for approximately $130.0 million. At the time of the agreement, the Company placed $5.0 million into an escrow account pending closing. The Company has obtained a commitment letter for a $155.0 million bridge facility ("Bridge Notes") to be established at Dobson Wireline Company. The Bridge Notes will be used to finance the ATI acquisition, to fund the Zenex purchase, and to provide additional operating capital. The facility will bear interest at 13%, increasing by 1% after six months from the issuance date and increasing by an additional .5% at the end of each subsequent three-month period. Interest is payable quarterly in arrears and the Bridge Notes mature one year from the date of issuance. The Bridge Notes are secured by substantially all of the assets of the Dobson Wireline Company, including the Pending Wireline Acquisitions. The Bridge Notes are expected to be extinguished with proceeds from either a private debt offering to be completed during 1998 or through the issuance of senior rollover notes (the "Rollover Notes"). The Rollover Notes would be used in their entirety to redeem 100% of the outstanding principal amount of the Bridge Notes. The Rollover Notes would bear interest at a variable rate and mature ten years after the date of issuance. The Rollover Notes would be secured with the same assets secured under the Bridge Notes.

    In April 1997, the Company entered into an interest rate hedge agreement to hedge the Company's interest expense on its indebtedness under the Bank Facility. The agreement provides for a rate cap of 8.0% plus a factor, based on the Company's leverage ratio (cap at December 31, 1997 was 10.5%), terminating on the earlier of April 24, 2000 or the date an option to enter into an interest rate swap transaction is exercised by the counterparty. Under the swap agreement, the interest rate would be fixed at 6.13% plus the same factor used to determine the rate cap or a floating LIBOR rate, terminating on April 24, 2002. The Company accounts for this as a hedge.

    The minority partners in the Company's partnerships that own certain of its cellular operations receive distributions equal to their share of the profit multiplied by estimated income tax rates. In 1997, 1996 and 1995, the minority partners received distributions of $.5 million, $.1 million and $.9 million, respectively. Under the Company's bank credit agreements, the Company's minority partners are not entitled to receive any cash distributions in excess of amounts required to meet income tax obligations until all indebtedness of their respective partnerships is paid or extinguished.

    The Company has paid dividends in amounts sufficient to fund the interest and principal payments owed by certain of its beneficial owners of its stock with respect to debt incurred in November 1994 to purchase Common Stock. In 1997 and 1996, the Company paid aggregate dividends on its Common Stock of $7.6 million and $.6 million, respectively. Of the amount paid in 1997, $6.0 million was used to repay such debt and $.5 million was used to pay indebtedness to the Company. The Company does not expect to pay dividends on its Common Stock in the foreseeable future.

    The Company's Wireline Operations have been designated as Unrestricted Subsidiaries and, therefore, will not be subject to the covenants in the Indenture for the Senior Notes, the Certificate of Designation for the Senior Preferred Stock or the Amended Bank Facility. Accordingly, there is no limit on the amount of debt the Wireline Operations would be able to incur or on its ability to create liens.

    The DOC Facility and Operations Facility each amortize quarterly beginning June 30, 2000 and terminate on June 30, 2006. The Company's government loans have scheduled maturities until 2028 and the Senior Notes mature in February 2007. Such indebtedness may need to be refinanced at their respective maturities. The Company's ability to do so will depend upon, among other things, its financial condition at the time, the restrictions on its indebtedness and other factors, including market conditions, beyond the control of the Company.

    Although there can be no assurance, management believes the proceeds from the sale of the Senior Preferred Stock, together with borrowings under the Bank Credit Facilities, the Bridge Notes, cash on hand, and cash flow from operations will be sufficient to fund the Santa Cruz, California 7, Texas 7 and Arkansas 11 Acquisitions, the Pending Wireline Acquisitions, the Company's capital expenditures and its working capital and debt service requirements. The Company will require additional financing to pursue other future acquisitions and to meet the required PCS buildout. Sources of additional capital may include public or private debt or equity financings, vendor financing and a potential $75 million future increase in commitment contemplated by the Operations Facility. There can be no assurance that any additional financing will be available to the Company or, if available, that it can be obtained on terms acceptable to the Company and within the limitations contained in the Company's financing arrangements. The successful implementation of the Company's strategy, including the further development of its cellular systems and significant and sustained growth in the Company's cash flows, is necessary for the Company to meet its debt service and dividend requirements, including its obligations on the Senior Preferred Stock.

FORWARD-LOOKING STATEMENTS

    The description of the Company's plans set forth herein, including planned capital expenditures and acquisitions, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These plans involve a number of risks and uncertainties. Important factors that could cause actual capital expenditures, acquisition activity or the Company's performance to differ materially from the plans include, without limitation, the Company's ability to satisfy the financial covenants of its outstanding debt and preferred stock instruments and to raise additional capital; the Company's ability to manage its rapid growth successfully and to compete effectively in its cellular, fiber and resale businesses against competitors with greater financial, technical, marketing and other resources; changes in end-user requirements and preferences; the development of other technologies and products that may gain more commercial acceptance than those of the Company; and adverse regulatory changes. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. The Company undertakes no obligation to update or revise these forward-looking statements to reflect events or circumstances after the date hereof including, without limitation, changes in the Company's business strategy or planned capital expenditures, or to reflect the occurrence of unanticipated events.

                                    BUSINESS

    Dobson Communications Corporation provides diversified telecommunications products and services in eight states across the country. The Company was organized in Oklahoma in 1936 as Dobson Telephone Company and adopted its current organizational structure in 1998. The Company operates in two telecommunications business segments: wireless and wireline. Segment reporting information may be found in Note 12 to the consolidated financial statements included elsewhere herein.

    Dobson's wireless operations focus on the ownership, operation and development of rural cellular systems. The Company currently provides rural cellular telephone services in RSAs and small MSAs in western Oklahoma and the Texas panhandle, in northeastern Kansas and northwestern Missouri near Kansas City, in Maryland and Pennsylvania near the Washington-Baltimore metropolitan area, in Arizona between Phoenix and Tucson and in south-central Texas. Upon consummation of the proposed wireless acquisitions of California 4 and Santa Cruz, the Company will also own and operate rural cellular systems in northern and southern California. In addition, the Company recently purchased PCS licenses covering 9 BTAs in Oklahoma, Kansas and Missouri.

    Dobson's wireline operations include competitive local exchange carrier ("CLEC") operations which recently began providing services in October 1997 and currently operates in three markets, including Oklahoma City and Tulsa, Oklahoma and Amarillo, Texas. Upon consummation of the Pending Wireline Acquisitions, the Company will also provide services in five major Texas markets, including Houston, Dallas, Fort Worth, San Antonio and Austin. Dobson's wireline operations also include local telephone exchange ("local exchange") services in Oklahoma and regional fiber optic transmission networks ("fiber") in Oklahoma, Texas and Colorado.

    The Company was incorporated under the laws of the State of Oklahoma in February 1997. The principal executive offices of the Company are located at 13439 North Broadway Extension, Suite 200, Oklahoma City, OK 73114 and its telephone number is (405) 391-8500.

                              WIRELESS OPERATIONS

    The Company's wireless business began in 1990 when it initiated operations in part of the Oklahoma/ Texas Cluster. Since then, the Company has developed organizational, marketing and operational programs designed to increase the number and stability of subscribers, promote superior customer service, control subscriber acquisition costs and enhance operating cash flow. These programs include increasing the Company's local presence by adding retail outlets and participating in community affairs, expanding coverage through the addition of cell sites, enhancing system technology and offering simplified rate plans. For the years ended December 31, 1997, 1996 and 1995, wireless service revenue accounted for 45%, 41% and 40%, respectively, of the Company's consolidated revenue, while wireless roaming revenue accounted for 31%, 18% and 13%, respectively, of the Company's consolidated revenue.

    The following table sets forth the chronology of wireless acquisitions made by the Company:

CELLULAR SYSTEMS                                                        DATE ACQUIRED
---------------------------------------------------  ---------------------------------------------------
Oklahoma/Texas Cluster.............................  August 1989--September 1991
Kansas/Missouri Cluster............................  March 1996
Maryland/Pennsylvania Cluster......................  February--March 1997
Arizona 5..........................................  October 1997
Texas 16...........................................  January 1998
California 4.......................................  April 1998

WIRELESS BUSINESS STRATEGY

    The wireless operations' primary business strategy is to focus on the development and acquisition of rural cellular systems. The principal elements of the Company's strategy include the following:

    LEVERAGE STRATEGIC RELATIONSHIPS. The Company develops strategic relationships with operators of cellular systems in major MSAs near the Company's systems. These relationships include reciprocal roaming agreements which allow the Company's subscribers to use the system in the neighboring MSA at favorable rates which, in certain circumstances, are comparable to the subscriber's home rates. Under these agreements, similar benefits are available to the MSA operator's subscribers roaming in the Company's areas. The Company seeks to enter into agreements with the operator marketing its cellular services under the predominant brand name in the neighboring MSA. As part of these relationships, the Company will implement the digital technology in its system area which is selected in the neighboring MSA. By entering into these strategic agreements, the Company is able to increase its roaming revenue, offer its subscribers larger home rate areas and leverage the recognized brand names of its partners and their extensive marketing efforts.

    AGGRESSIVE LOCAL MARKETING AND PROMOTION OF WIRELESS SERVICES. The Company's marketing objective is to distinguish the Company as the local market's leading wireless services provider, stressing its service quality, local sales offices staffed with local personnel, and commitment to the community. The Company's sales efforts are conducted primarily through its direct sales force operating out of its local retail stores, and, to a lesser extent, through independent agents in other retail outlets. Management believes that, as an operator with strong local distribution of products and services, the Company has an advantage over its competitors which do not emphasize a local presence or focus on local market requirements and community involvement. The Company intends to continue to open new retail outlets and introduce simplified rate plans in each of its market areas.

    TARGETED SALES EFFORTS. The Company focuses its marketing programs on attracting subscribers who are likely to generate high monthly revenue and low churn rates. Local management undertakes extensive market research to identify and design marketing programs to attract these subscribers and tailor distinctive rate plans and roaming rates to emphasize the quality, value and advantage of the Company's cellular service. In addition, the Company has implemented a sales force compensation system designed to maximize the acquisition of these high use, reduced churn subscribers, which is intended to result in higher monthly revenue per subscriber and lower marketing and selling costs per gross additional subscriber.

    SUPERIOR CUSTOMER SERVICE. The Company strives to maintain a high level of customer satisfaction through a variety of techniques, including maintaining 24-hour customer service and active ongoing contact with customers. Customer service is supported on a local level through the Company's direct sales force and its retail stores, and through regional customer service centers. The Company believes that its emphasis on superior customer service has enabled it to achieve an average monthly churn rate of 1.89% for the year ended December 31, 1997.

    CONTINUED SYSTEM DEVELOPMENT AND EXPANSION. The Company intends to continue to expand and improve coverage, increase capacity and build out its systems. The Company believes that expanding and improving coverage and capacity in its systems will attract additional subscribers, enhance the use of its systems by existing subscribers, increase roaming activity due to the larger geographic area covered by the cellular network and further enhance the overall efficiency of the network.

    The Company is upgrading its systems with digital technology to enable it to increase roaming (by servicing the increasing number of digital cellular subscribers and PCS subscribers with dual mode phones) and provide enhanced capabilities, including caller ID, longer battery life and zone billing. The Company recently completed upgrading its system in the Oklahoma/Texas Cluster to analog/IS-136 TDMA digital technology, and is currently upgrading its Maryland/Pennsylvania Cluster to analog/IS-136 TDMA. In Arizona 5, the Company has completed the upgrade of its core cell sites to analog/CDMA. The timing and extent of the upgrading of the Company's other systems will depend upon the technology selected by the Company's neighboring strategic partners, market conditions and financial considerations.

    DISCIPLINED EXPANSION THROUGH ACQUISITIONS. The Company continuously evaluates opportunities to create new cellular clusters or expand current clusters by acquisitions of additional cellular systems. In evaluating acquisitions, the Company targets RSAs and small MSAs that have some or all of the following characteristics: (i) are adjacent to major metropolitan areas; (ii) have a strong demographic profile, including positive population growth trends; (iii) include a high concentration of expressway corridors that facilitate a significant amount of roaming activity; (iv) are large enough, or offer clustering opportunities, to obtain certain economies of scale; (v) have underdeveloped areas with low penetration levels; (vi) generate positive operating cash flow; (vii) have the potential to develop a strategic relationship with operators of neighboring cellular systems and the ability to offer services under a leading brand name; and (viii) are likely to have fewer PCS competitors.

    The Company is presently evaluating, and in discussions with, a number of acquisition candidates. The Company has recently entered into definitive agreements to purchase the FCC licenses for, and certain assets relating to, California 4 and Santa Cruz and has also entered into non-binding letters of intent to purchase the FCC license for, and certain assets relating to, California 7 and Texas 7. Even though the letter of intent with respect to the Texas 7 Acquisition has expired, negotiations are continuing.

MARKETS AND SYSTEMS

    The following table sets forth certain data with respect to the Company's existing cellular systems as of April 1, 1998:

                                                                                       TOTAL           MARKET
CELLULAR SYSTEMS                              TOTAL POPS   OWNERSHIP    NET POPS    SUBSCRIBERS    PENETRATION(1)
--------------------------------------------  -----------  ----------  ----------  -------------  ----------------
Oklahoma/Texas Cluster(2)...................      344,300     (3)         256,484       37,786           11.0%
Kansas/Missouri Cluster(4)..................      243,800        100%     243,800        7,010            2.9
Maryland/Pennsylvania Cluster(5)............      874,200        100%     874,200       50,450            5.8
Arizona 5...................................      184,400         75%     138,300        9,096            4.9
Texas 16....................................      326,300        100%     326,300        4,513            1.4
California 4................................      363,400        100%     363,400       16,472            4.5
                                              -----------              ----------  -------------          ---
Total.......................................    2,336,400               2,202,484      125,327            5.4%
                                              -----------              ----------  -------------          ---
                                              -----------

------------------------

(1) Market presentation is determined by dividing total subscribers by the total Pops covered by the applicable FCC cellular license.

(2) The Oklahoma/Texas Cluster includes Oklahoma 5 RSA, Oklahoma 7 RSA, Texas 2 RSA, Enid, OK MSA and Oklahoma 2 RSA and. The Company also owns a 5% interest in a partnership which owns a cellular system in Oklahoma 3 RSA, which had total Pops of 205,600. Information on the Oklahoma 3 RSA is excluded because the Company does not manage the system.

(3) The Company is the operating manager for partnerships which own the FCC licenses for, and assets relating to, the Oklahoma 5 RSA, Oklahoma 7 RSA and Texas 2 RSA. The Company's ownership interests in these partnerships are 64.4%, 64.4% and 61.0%, respectively. The Company owns 100% of the Enid, OK MSA and Oklahoma 2 RSA.

(4) The Kansas/Missouri Cluster includes Kansas 5 RSA, Missouri 1 RSA, Missouri 4 RSA and Missouri 5 RSA. The Company also operates Missouri 2 RSA under an interim operating authority granted by the FCC which will terminate after the permanent licensee commences commercial service in the market. The FCC has issued a license for Missouri 2 RSA to a permanent licensee, but the issuance has been challenged. The FCC license for the Missouri 5 RSA covers only the Linn County portion of the RSA. Information for this RSA relates only to the area covered by the Company's FCC license.

(5) The Company's Maryland/Pennsylvania Cluster includes Maryland 2 RSA, Cumberland, MD MSA, Hagerstown, MD MSA, Maryland 3 RSA, and Pennsylvania 10 West RSA. The FCC license for the Cumberland, MD MSA covers only the towns of Cumberland and Frostburg and surrounding areas

    (total Pops estimated by the Company to be 68,000) and the FCC license for the Pennsylvania 10 West RSA covers only Bedford County. Information for this MSA and RSA relates only to the area covered by the Company's FCC licenses.

    The following is a description of the Company's existing cellular markets and systems.

    OKLAHOMA/TEXAS CLUSTER

    GENERAL. The Oklahoma/Texas Cluster, which consists of the Oklahoma 5 and 7 RSAs, Texas 2 RSA, the Enid, Oklahoma MSA and the Oklahoma 2 (Woodward) RSA, extends west from Oklahoma City to Amarillo. The Company initiated cellular operations in the Oklahoma 5 and 7 and Texas 2 RSAs in 1990 subsequent to the issuance of the FCC licenses. The Oklahoma 5 and 7 and Texas 2 RSAs were start-up operations in which the Company activated its first cell site in March 1991. The Enid, Oklahoma MSA and the Oklahoma 2 RSA were acquired by the Company in 1991 from owners who had not developed the market area.

    DEMOGRAPHICS. The Oklahoma/Texas Cluster covers a contiguous area of approximately 27,000 square miles. The cluster includes the cities of Chickasha, Clinton, Enid and Woodward in Oklahoma and Pampa and Borger in Texas. The Oklahoma 5 and 7 RSAs extend west from Oklahoma City along I-40 to the Texas state line. The Texas 2 RSA is located in the eastern half of the Texas panhandle. The Enid, Oklahoma MSA and Oklahoma 2 RSA are located north and northwest of Oklahoma City. Enid, with a population of approximately 45,000, is the largest city in the Oklahoma/Texas Cluster. The Oklahoma/ Texas Cluster is primarily agricultural and oil and gas industry oriented.

    KANSAS/MISSOURI CLUSTER

    GENERAL. In March 1996, the Company purchased the cellular licenses and assets of the Kansas 5 RSA, Missouri 1 RSA, Missouri 4 RSA and a portion of the Missouri 5 RSA. The Kansas/Missouri Cluster is located in northeastern Kansas and northwestern Missouri near Kansas City. Cellular services have been provided in the Kansas/Missouri Cluster since 1992.

    DEMOGRAPHICS. The Kansas/Missouri Cluster covers a contiguous area of approximately 10,500 square miles. The Kansas 5 RSA is northwest of Kansas City. Leavenworth, Kansas is the largest city in the Kansas/Missouri Cluster and serves primarily as a bedroom community to Kansas City. The Missouri 1 RSA is in northwest Missouri directly north of St. Joseph and the Missouri 4 RSA is northeast of Kansas City. The Kansas/Missouri Cluster also includes Linn County, Missouri in the northwest corner of the Missouri 5 RSA, which is contiguous to the Missouri 4 RSA.

    MARYLAND/PENNSYLVANIA CLUSTER

    GENERAL. On March 3, 1997, the Company purchased the FCC cellular license for, and certain assets relating to, the Maryland 2 RSA. The prior owner of the Maryland 2 RSA license had no employees, distribution facilities or cell sites, and the RSA was serviced by Washington Baltimore Cellular Limited Partnership ("WBCLP"), an affiliate of SWBM, under an interim operating authority. WBCLP continues to operate Maryland 2 under its interim operating authority on behalf of the Company, and the Company leases the existing cell sites and related equipment from WBCLP. In October 1997, the Company assumed control of customer service, billing and activations in Maryland 2. The Company intends to build out its own infrastructure in Maryland 2 and assume control of the remaining operations conducted by WBCLP in the second quarter of 1998. On February 28, 1997, the Company also purchased the FCC cellular licenses for, and certain assets relating to, the Western Maryland Properties. Cellular service has been provided in the Western Maryland Properties since 1991.

    DEMOGRAPHICS. The Maryland/Pennsylvania Cluster covers approximately 6,200 square miles. The Maryland 2 RSA encompasses suburban areas south and east of Washington, D.C. as well as the eastern shore of Maryland. Many residents in the Maryland 2 RSA commute to Annapolis, Baltimore and

Washington, D.C. and there is a heavy traffic pattern in Maryland 2 RSA during the summer months as tourists travel to and from several popular vacation spots along the eastern shore, especially Ocean City.

    The Western Maryland Properties are within 50 miles of Washington, D.C. and Baltimore. The area has numerous high-technology businesses and is considered a high-commuter market due to its proximity to nearby metropolitan areas.

    ARIZONA 5

    GENERAL. On October 1, 1997, the Company acquired a 75% interest in the Arizona 5 Partnership, which owns the FCC license for and the system for the Arizona 5 RSA. At the same time, Gila River Telecommunications Subsidiary, Inc., a wholly owned subsidiary of the Gila River Indian Community, acquired a 25% interest in the Partnership. The Company is the operating manager of the Arizona 5 Partnership. See Item 13. Certain Relationships and Related Transactions.

    DEMOGRAPHICS. Arizona 5 is located southeast of Phoenix and northwest of Tucson, covering an area of approximately 10,100 square miles in southern Arizona. The principal industries in Arizona 5 are mining and smelting. In addition, the area experiences significant tourist traffic to the local Indian dwellings and commuter traffic to Phoenix and Tucson. The service area includes approximately 100 miles of I-10.

    TEXAS 16

    GENERAL. On January 26, 1998, the Company purchased the FCC cellular license for, and certain assets relating to, the Texas 16 RSA for an aggregate purchase price of $56.6 million. The property is located in south-central Texas in an area bordered by Austin, Houston and San Antonio, Texas 16 has 326,300 total Pops and, as of December 31, 1997, there were over 4,000 subscribers (representing a 1.2% market penetration).

    DEMOGRAPHICS. Texas 16 covers an area of approximately 10,900 square miles in south-central Texas. The principal industries in Texas 16 are agriculture, oil and gas, steel and plastics. The service area includes approximately 98 miles of I-10, which connects Houston and San Antonio, 60 miles of US-59, and 90 miles of US-290. US-290 runs parallel to I-10 and connects Houston to the state capital in Austin.

    CALIFORNIA 4

    GENERAL. On April 1, 1998, the Company purchased California 4 for an aggregate purchase price of $90.9 million. California 4 is located in northern California approximately 50 miles inland from California's central coast in an area between Fresno and Modesto. California 4 has 363,400 total Pops and, as of December 31, 1997, there were approximately 15,800 subscribers (representing a 4.4% market penetration).

    DEMOGRAPHICS. California 4 covers an area of approximately 5,500 square miles in northern California. The principal industries in California 4 are manufacturing and agriculture. In addition, the area experiences significant tourist traffic as one of the entrances to Yosemite National Park is located in the eastern segment of the market. The service area includes approximately 37 miles of Route 99 between Sacramento and Los Angeles as well as 60 miles of I-25 between San Francisco and Los Angeles.

    MARKETING AND ROAMING. The Company expects to enter into roaming agreements with AT&T Wireless which will permit the Company to include AT&T Wireless' service area in its home rate area, allowing the Company to offer a wider service area. The AT&T Wireless service area includes San Francisco, Fresno and Modesto. The Company's principal competitor will be GTE. The Company intends to use a national brand name to market the services it offers in California 4; however, the Company has not yet entered into any definitive license agreement. See "--Service Marks."

    At present, California 4 has five retail locations. The Company intends to open additional stores in 1998.

    SYSTEMS. California 4 has one switch and 29 cell sites which cover more than 95% of the population in the market area. The Company intends to upgrade the system's existing equipment to analog/IS-136 TDMA digital technology in 1999.

SANTA CRUZ

    GENERAL. The Company has entered into a definitive agreement to purchase 70% of the outstanding stock of the corporation that owns the FCC cellular license for, and the assets relating to, the Santa Cruz MSA, for $25.2 million, subject to adjustment, and is negotiating to acquire the remaining 30% of the outstanding stock of such corporation. The Company has placed $1.0 million into escrow pending closing of the acquisition which is expected to occur late in the second quarter of 1998. The property is adjacent to California 4 and is located southwest of San Jose and north of the Monterey Peninsula, on California's Pacific coastline. Santa Cruz has 242,000 total Pops (169,400 Net Pops) and, as of December 31, 1997, there were approximately 14,300 subscribers (representing a 5.9% market penetration).

    DEMOGRAPHICS. Santa Cruz covers approximately 446 square miles in central California. The service area includes 37 miles of State Highway 1 that runs along the California Pacific coastline and 13 miles of State Highway 17 that connects Santa Cruz to San Jose.

    MARKETING AND ROAMING. The Company expects to enter into roaming agreements with AT&T Wireless and Bay Area Cellular (a partnership between AT&T Wireless and AirTouch). The Company's principal competitor will be GTE. The Company intends to use a national brand name to market the services it offers in Santa Cruz; however, the Company has not yet entered into any definitive license agreement. See "--Service Marks."

    At present, Santa Cruz has three retail locations. The Company intends to open additional retail locations in 1998.

    SYSTEMS. Santa Cruz has 12 cell sites which cover approximately 99% of the population in the market area. The Company intends to replace all of this equipment and install additional cell sites over the next several years utilizing analog/IS-136 TDMA digital technology.

OTHER WIRELESS ACQUISITIONS

    The Company has recently entered into non-binding letters of intent with respect to California 7 and Texas 7 for a purchase price of approximately $21.0 million and $61.0 million, respectively. These acquisitions will be subject to the satisfaction of a number of significant conditions, including the satisfactory completion of due diligence, the satisfactory resolution of certain pending claims with respect to the FCC license for Texas 7, the negotiation and execution of definitive purchase agreements, the receipt of board and shareholder approval and the receipt of all required regulatory approvals. There can be no assurance that the Company will consummate these or any other acquisitions.

    An affiliate of the seller of Texas 7 is presently negotiating to purchase the FCC license for, and certain assets relating to, the Arkansas 11 RSA for not more than $6.0 million. Pursuant to the letter of intent for Texas 7, the Company would receive an assignment of such affiliate's rights, if any, to acquire Arkansas 11 upon the execution of a definitive agreement for the Company's acquisition of Texas 7. The Company would pay the seller of Texas 7 $1.0 million for such assignment upon the closing of the Arkansas 11 acquisition. The letter of intent with respect to Texas 7 has expired, but negotiations with the seller are continuing.

PRODUCTS AND SERVICES

    The Company provides a variety of cellular services and products designed to address a range of consumer, business and personal needs. In addition to mobile voice and data transmission, the Company offers ancillary services such as call forwarding, call waiting, three-party conference calling, voice message storage and retrieval and no-answer transfer. The nature of the services offered by the Company varies depending upon the market area. The Company also sells cellular equipment at discount prices as a way to encourage use of its mobile services. The Company offers cellular service for a fixed monthly access fee (accompanied by varying allotments of unbilled or "free" minutes), plus additional variable charges per minute of use and for custom calling features. Various pricing programs (which may be based on multi-year service contracts) are utilized. Unlike some of its competitors, the Company designs rate plans on a market-by-market basis. The Company's local general managers generally have the authority to initiate and modify rate plans, depending upon market and competitive conditions. Generally, these rate plans include a high-volume user plan, a medium-volume user plan, a basic plan and an economy plan. In general, rate plans which include a higher monthly access fee typically include a lower usage rate per minute. An ongoing review of equipment and service plan pricing is maintained and, as appropriate, revisions to pricing are made to meet the demands of the local marketplace.

    The Company intends to upgrade its cellular systems to digital technology to enable it to increase roaming (by servicing the increased number of digital cellular subscribers and PCS subscribers with dual mode phones) and provide enhanced capabilities, including caller ID, longer battery life and zone billing. The Company has completed the upgrade to digital technology in the Oklahoma/Texas Cluster, and is in the process of upgrading its Maryland/Pennsylvania Cluster to analog/IS-136 TDMA. The Company has completed the upgrade of the core cell sites in Arizona 5 to analog/CDMA. The Company expects to upgrade its technology in the Kansas/Missouri Cluster to analog/CDMA. Currently, the Company does not intend to actively market digital cellular services to its customers until market conditions in each area will support such services. Because its digital switches will be capable of handling both analog and digital transmission, the Company will be able to continue to offer analog cellular service to those customers who do not transfer to digital handsets.

CUSTOMER SERVICE

    Customer service is an essential element of the Company's marketing and operating philosophy. The Company is committed to attracting new subscribers and retaining existing subscribers by providing consistently high-quality customer service. In each of its cellular service areas, the Company maintains installation and repair facilities and a local staff, including a market manager, customer service representatives, technical and sales representatives. Each cellular service area handles its own customer-related functions such as customer activations, account adjustments and rate plan changes. Local offices and installation and repair facilities enable the Company to service customers better, schedule installations and make repairs. Through the use of sophisticated, centralized monitoring equipment, the Company will be able to centrally monitor the technical performance of its cellular service areas.

    In addition, the Company's customers generally are able to report cellular telephone service or account problems 24-hours a day to the Company's two regional customer service centers located in Oklahoma City, OK and Frederick, MD on a toll-free access number (with no airtime charge). Upon completion of the California 4 Acquisition, the Company intends to open a regional customer service center in California. Management believes its emphasis on customer service affords it a competitive advantage over its large competitors. The Company contacts its subscribers at frequent intervals in order to evaluate and measure, on an ongoing basis, the quality and competitiveness of its services.

SALES, MARKETING AND DISTRIBUTION

    The Company focuses its marketing program on attracting subscribers who are likely to generate high monthly revenue and low churn rates. The Company undertakes extensive market research to identify and design marketing programs to attract these subscribers and tailor distinctive rate plans and roaming rates to emphasize the quality, value and advantage of the Company's cellular service. The Company has established marketing alliances with neighboring cellular systems to create larger home rate areas and to effectively expand the Company's footprint in order to increase its roaming revenue and to attract new subscribers. The Company markets its service offerings primarily through its direct sales force and Company-owned retail stores. The Company also uses a network of dealers and other agents, such as electronics stores, car dealerships and department stores. In addition to these traditional channels, the Company's marketing team continuously evaluates other, less traditional, methods of distributing the Company's services and products, such as targeted telemarketing and direct mail programs. The Company markets its cellular products and services under both national brand names and a Company brand name. See "--Service Marks." The service mark selected for use by the Company in each of its clusters depends, to a large extent, upon the service mark used in neighboring MSAs.

    Management trains and compensates its sales force in a manner designed to stress the importance of customer service, high penetration levels and minimum acquisition costs per subscriber. The Company believes that its direct sales force is better able to select and screen new subscribers and select pricing plans that realistically match subscriber means and needs than are independent agents. In addition, the Company motivates its direct sales force to sell appropriate rate plans to subscribers, thereby reducing churn, by linking payment of commissions to subscriber retention. As a result, the Company's use of a direct sales force keeps marketing costs low both directly, because commissions are lower, and indirectly, because subscriber retention is higher than when independent agents are used.

    The Company believes that the after-sale telemarketing program conducted by its sales force and customer service personnel helps to reduce its churn rate. This program enhances customer loyalty and allows the sales staff to check customer satisfaction as well as to offer additional calling features, such as voicemail, call waiting and call forwarding.

    The Company operated 27 retail stores and thirteen other retail outlets as of February 28, 1998. The retail stores range in size from 750 square feet to 5,000 square feet, and each retail store is fully equipped to handle customer service and telephone maintenance and installation. Some of these stores are also authorized warranty repair centers. The Company's stores provide subscriber-friendly retail environments (extended hours, large selection, an expert sales staff and convenient locations) which make the sales process quick and easy for the subscriber.

ROAMING

    The Company believes that regional roaming is an important service component for many subscribers. Accordingly, where possible, the Company attempts to arrange reciprocal roaming agreements that allow customers to roam at competitive prices. The Company believes this increases usage on all cellular systems, including the Company's. Roaming is a substantial source of revenue for the Company. The Company focuses on systems that are adjacent to major metropolitan areas and include a high concentration of expressway corridors that tend to result in a significant amount of roaming activity. The Company has entered into roaming agreements with operators of cellular systems in adjoining MSAs and others which provide for reciprocal roaming rates that allow customers to roam at competitive prices which, in certain instances, are comparable to home area rates. The following table lists the Company's principal roaming partners in each of its cellular clusters:

CELLULAR SYSTEMS                                                  CELLULAR ROAMING PARTNERS
---------------------------------------------------  ---------------------------------------------------
Oklahoma/Texas Cluster.............................  SWBM, AT&T Wireless
Kansas/Missouri Cluster............................  CMT, Western Wireless, U.S. Cellular
Maryland/Pennsylvania Cluster......................  SWBM, Vanguard, AT&T Wireless
Arizona 5..........................................  WMC
Texas 16...........................................  Houston Cellular, AT&T Wireless
California 4.......................................  AT&T Wireless, Bay Area Cellular

    The Company has agreements with NACN, which is the largest wireless telephone network system in the world linking cellular operators throughout the United States and Canada. NACN connects key areas across North America so that customers can use their cellular phones to place and receive calls in these areas as easily as they do in their home areas. Through NACN, customers receive calls automatically without the use of complicated roaming codes as they roam in more than 5,000 cities and towns in the

United States and Canada. In addition, special services such as call forwarding and call waiting automatically follow subscribers as they travel.

PCS

    In April 1997, the Company was granted PCS licenses in nine markets in Oklahoma, Kansas and Missouri that are adjacent to or overlap the Company's existing cellular markets. The PCS licenses obligate the Company to construct network facilities that cover at least 25% of the population in each market within five years from the grant of the license. The licenses cover an aggregate of approximately 4.2 million Pops.

TECHNOLOGY AND SYSTEM DEVELOPMENT

    OVERVIEW. Historically, most cellular services have transmitted voice and data signals over analog-based systems, which use one continuous electronic signal that varies in amplitude or frequency over a single radio channel. Digital systems, on the other hand, convert voice or data signals into a stream of digits that is compressed before transmission, enabling a single radio channel to carry multiple simultaneous signal transmissions. This enhanced capacity, along with enhancements in digital protocols, allows digital-based wireless technologies to offer new and enhanced services, such as greater call privacy and single number (or "find me") service, and more complex data transmission features, such as "mobile office" applications (including facsimile, electronic mail and connecting notebook computers with computer/data networks).

    While digital technology generally serves to reduce transmission interference relative to analog technology, capacity limitations in the 8 kilobit cellular digital handsets now deployed by most digital cellular operators also cause a perceptible decline in transmission quality. This gap in transmission quality has proven to be a significant barrier to cellular operators seeking to switch their customers from analog to digital service. Enhanced 13 kilobit digital handsets developed by vendors for digital cellular systems became available in late 1997. These new handsets offer transmission quality comparable to, if not better than, current analog cellular handsets.

    SYSTEM DEVELOPMENT. The Company develops or builds out its cellular service areas by adding channels to existing cell sites and by building new cell sites with an emphasis on improving coverage for hand-held phones in heavily-trafficked areas. Such development is designed to increase capacity and to improve coverage for projected subscriber demand and in response to competitive factors. Projected subscriber demand is calculated for each cellular service area on a cell-by-cell basis. The Company has historically met such demand through a combination of augmenting channel capacity in existing cell sites and building new cell sites. In January 1998, the Company entered into an agreement with Lucent to purchase, over a four-year period, 300 cell sites, two switches and certain related hardware and software. The agreement also requires the Company to pay an annual software maintenance fee and to make certain additional payments based on the number of subscribers added in the areas serviced by the cell sites. The aggregate net cost to the Company under this agreement is estimated to be $81 million, of which $8.2 million has been budgeted for 1998.

    Cell site expansion is expected to enable the Company to continue to add and retain subscribers, enhance subscriber use of the systems, increase roamer traffic due to the larger geographic area covered by the cellular network and further enhance the overall efficiency of the network. The Company believes that the increased cellular coverage will have a positive impact on market penetration and subscriber usage.

    The Company also continues to evaluate expansion through acquisitions of other cellular properties that will further enhance its network. In evaluating acquisition targets, the Company considers, among other things, demographic factors, including population size and density, traffic patterns, cell site coverage and required capital expenditures. See "--Business Strategy" and "--Proposed Wireless Acquisitions."

    DIGITAL TECHNOLOGY. Digital signal transmission is accomplished through the use of frequency management technologies, or "protocols." These protocols "manage" the radio channel either by dividing it into distinct time slots (TDMA) or by assigning specific coding instructions to each packet of digitized data that comprises a signal (CDMA). While the FCC has mandated that licensed cellular systems in the United States must utilize compatible analog signaling protocols, at present there is no required universal digital signaling protocol. Because the CDMA and TDMA protocols are incompatible, a subscriber of a system that relies on TDMA technology, for example, will be able to use a handset in an area served by CDMA, only if it is a dual-mode handset that permits the subscriber to use the cellular system in that area. Dual-mode handsets for TDMA/CDMA are not yet available and analog/TDMA handsets have only recently become available. However, the FCC or industry organizations may decide to move toward a universal digital switching protocol in the future.

    Over the next decade, it is expected that many cellular systems will convert from analog to digital technology. This conversion is due in part to capacity constraints in many of the largest cellular markets, such as New York, Los Angeles and Chicago. As carriers reach limited capacity levels, it may not be possible to complete certain calls, especially during peak hours. Digital technology increases system capacity and offers other advantages, often including improved overall average signal quality, improved call security, potentially lower incremental costs for additional subscribers and the ability to provide data transmission services. The conversion from analog to digital technology is expected to be an industry-wide process that will take a number of years to complete. While management does not believe that its network will experience capacity constraints in the foreseeable future that would require converting its network from analog to digital technology, management intends to effect such conversion based upon market demand so that its subscribers will enjoy the added benefits of digital technology, and the Company will benefit from increased roamer revenue.

    The technology utilized by the Company will be governed, to a large extent, by the technology used by the large, dominant carriers in MSAs near the Company's systems. The timing of the conversions will be governed by the conversion rate of larger, neighboring MSAs, market conditions and financial considerations. The Company's systems in its Oklahoma/Texas Cluster have been upgraded to enable the Company to offer analog/IS-136 TDMA digital services. The systems in the Maryland/Pennsylvania Cluster (including Cumberland, MD MSA, Hagerstown, MD MSA, Maryland 3 RSA and Pennsylvania 10 West RSA) have been upgraded to analog/IS-136 TDMA technology and the Company is in the process of upgrading to analog/IS-136 TDMA technology for Maryland 2 RSA. The Company's core cell sites in Arizona 5 have been upgraded to analog/CDMA digital technology. The Company expects to convert its systems in the Kansas/Missouri Cluster to analog/CDMA digital technology, which is the digital technology for the Kansas City and St. Joseph MSAs chosen by CMT, and in Texas 16 to analog/IS-136 TDMA technology. Upon completion of the California 4 and Santa Cruz acquisitions, the Company expects to convert the acquired to analog/IS-136 TDMA digital technology.

    INFORMATION SYSTEMS. All billing functions for the Company's cellular operations are currently provided by International Telecommunications Data Service ("ITDS"). Proprietary software furnished by ITDS serves all functions of billing for corporate and retail locations. All administrative and customer maintenance functions are handled in-house with invoice processing and printing handled by ITDS. The Company uses complementing software to the billing system allowing the use of credit, collection and switch interfaces. Bill processing is performed off-site by a billing vendor.

    The Company operates a Nortel Meridian phone system with voice mail features. In addition, the Company's customer service and collections groups extensively utilize the automatic call distribution queues and traffic and productivity reporting capacities of the system.

REGULATION

    OVERVIEW. The wireless telecommunications industry is subject to extensive governmental regulation on the federal level and to varying degrees on the state level. Many aspects of such regulation have recently been impacted by the enactment of the Telecommunications Act of 1996 (the "1996 Act") and are currently the subject of administrative rulemakings and judicial proceedings that are significant to the Company. For example, a number of incumbent local exchange carriers ("ILECs") and state commissions have challlenged the FCC's rules governing interconnection in the 8th Circuit Court of Appeals. While the 8th Circuit Court of Appeals left the FCC's rules governing local exchange carrier ("LEC")--commercial mobile radio service ("CMRS") interconnection in tact, review of other aspects of the rules is currently pending before the U.S. Supreme Court. In addition, SWBT and other ILECs have challenged the 1996 Act's restrictions on RBOC provision of in-region interexchange services in Federal District Court in Wichita Falls, Texas. The district court held the 1996 Act's restrictions unconstitutional, and review of the court's decision is pending before the 5th Circuit Court of Appeals in New Orleans. Neither the outcome of these rulemakings nor their impact upon the cellular telephone industry or the Company can be predicted at this time. The following is a summary of the federal laws and regulations that materially affect the wireless telecommunications industry and a description of certain state laws. This section does not purport to be a summary of all present and proposed federal, state and local regulations and legislation relating to the wireless telecommunications industry.

    FEDERAL REGULATION. The licensing, construction, modification, operation, ownership and acquisition of cellular telephone systems are subject to regulations and policies of the FCC under the Communications Act of 1934, as amended (the "Communications Act"). The FCC has promulgated rules and regulations governing, among other things, applications to construct and operate cellular communications systems, applications to transfer control of or assign cellular licenses and technical and operational standards for the operation of cellular systems (such as maximum power and antenna height).

    The FCC licenses cellular systems in accordance with 734 geographically defined market areas comprised of 306 MSAs and 428 RSAs. In each market, the frequencies allocated for cellular telephone use are divided into two equal 25 MHz blocks. Block B licenses initially were reserved for wireline telephone companies, such as the Company, while non-wireline licenses (Block A licenses) initially were reserved for entities that were not affiliated with a wireline telephone company. Apart from the different frequency blocks, there is no technical difference between wireline and non-wireline cellular systems and the operational requirements imposed on each by the FCC are the same. Under current FCC rules, with FCC approval, wireline and non-wireline licenses are transferable without restriction as to wireline affiliation. No entity may own, directly or indirectly, more than a 5% interest in both systems in any one MSA or RSA, unless such ownership will not pose a substantial threat to competition, and no entity may, directly or indirectly, own a controlling interest in, or otherwise have the ability to control, both such systems. The FCC may prohibit or impose conditions on transfers of licenses. In addition, under FCC rules, no person may have an attributable interest (as defined in FCC rules) in a total of more than 45 MHz of licensed broadband PCS, cellular and ESMR spectrum regulated as CMRS with significant overlap in any geographic area (significant overlap will occur when at least 10% of the 1990 census population of the PCS licensed service area is within the CGSA (as defined below) and/or the ESMR service area).

    Under FCC rules, the authorized service area of a cellular provider in each of its markets is referred to as the "Cellular Geographic Service Area" or "CGSA." The CGSA may conform exactly with the boundaries of the FCC designated MSA or RSA, or it may be smaller if a licensee has chosen not to provide services to certain areas. A cellular licensee has the exclusive right to expand its CGSA boundaries within the licensee's MSA or RSA for a period of five years after grant of the licensee's initial construction permit. At the end of this five-year build-out period, however, any entity may apply to serve portions of the MSA or RSA outside the licensee's then designated CGSA. The five year build-out period has expired for most licensees (Maryland 2 being an exception) and the FCC has granted several "unserved area" applications filed by parties other than the original MSA or RSA licensee.

    Cellular service providers also must satisfy a variety of FCC requirements relating to technical and reporting matters. One such requirement is the coordination of proposed frequency usage with adjacent cellular users, permittees and licensees in order to avoid interference between adjacent systems. In addition, the height and power of base station transmitting facilities and the type of signals they emit must fall within specified parameters. The Company is obligated to pay certain annual fees and assessments to the FCC in connection with its cellular operations including regulatory fees and assessments for Telecommunications Relay Services, numbering administration and universal service.

    The Communications Act requires prior FCC approval for substantive, non-proforma transfers or assignments to or from the Company of a controlling interest in any license or construction permit, or any rights thereunder. Although there can be no assurance that any future requests for approval of applications filed will be approved or acted upon in a timely manner by the FCC, the Company has no reason to believe such requests or applications would not be approved or granted in due course.

    The FCC also regulates a number of other aspects of the cellular business. For example, the FCC regulates cellular resale practices and recently extended the resale requirement to broadband PCS and ESMR licensees. Cellular, PCS and ESMR providers may not restrict any customers' resale of their services or unreasonably discriminate against resellers of their services. Under present FCC policy, all resale obligations for cellular, broadband PCS and ESMR operators will terminate five years after the date that the last group of initial PCS licenses are granted. The FCC has also adopted requirements for cellular and other providers of two-way voice services to implement enhanced 911 services, providing emergency service providers to better locate callers that have used wireless 911 features. Under these requirements, such implementation began in December 1997 and will continue in stages through October 2001. Cellular and PCS carriers are also required to provide law enforcement agencies with capacity by March 12, 2001 and technical assistance for wiretaps by October 25, 1998. These wireless 911 and law enforcement requirements may create additional capital obligations for the Company to make necessary system changes.

    In addition, the FCC regulates the ancillary service offerings that cellular and PCS licensees can provide and recently revised its rules to permit cellular, PCS, paging and ESMR licensees to offer fixed services on a primary basis along with mobile services. This rule change may facilitate the provision of wireless local loop service, which involves the use of wireless links to provide telephone service by cellular licensees, as well as broadband PCS and ESMR licensees. In this regard, the FCC also recently adopted telephone number portability rules for local exchange carriers, as well as cellular, broadband PCS and ESMR licensees, that could facilitate the development of local exchange competition, including wireless local loop service. The new number portability rules generally require cellular, broadband PCS and ESMR licensees to have the capability to deliver calls from their systems to ported numbers by December 31, 1998 and to offer number portability and roaming to ported numbers by June 30, 1999. These requirements may result in added capital expenditures for the Company to make necessary system changes; however, the Company currently has not budgeted for any such expenditures.

    Interconnection charges paid to local exchange carriers are a major component of the Company's cost structure. Changes in the interconnection charge rate structure imposed by the FCC or mandated by the 1996 Act may have a material impact on the Company.

    The 1996 Act, which makes significant changes to the Communications Act and terminated the antitrust consent decree applicable to the Regional Bell Operating Companies ("RBOCs"), affects the telecommunications industry. This legislation, among other things, affects competition for local telecommunications services, interconnection arrangements for carriers, universal service funding and the provision of interexchange services.

    The 1996 Act requires state public utilities commissions and/or the FCC to implement policies that mandate reciprocal compensation between local exchange carriers for the interconnection of networks and interchange of traffic, a category that will, for these purposes, include cellular carriers and PCS licensees, for interconnection services at rates more closely related to cost. On August 1, 1996, the FCC adopted rules implementing the interconnection policies imposed by the 1996 Act. Various aspects of the order have been overturned by a federal court, which decision remains subject to further review. However, the FCC's orders remain in effect as to interconnection of CMRS carriers to the local exchange. While it is too soon to predict the actual effect of the FCC's order, the Company believes that the new rules are likely to reduce the interconnection expenses incurred by the Company.

    The 1996 Act requires the FCC to adopt rules that require interstate communications carriers, including cellular carriers, to "make an equitable and non-discriminatory contribution" to a universal service fund that reimburses communications carriers that provide basic communications services to users who receive services at subsidized rates. The FCC's universal service rules require cellular and PCS licensees to pay monetary contributions to support federal universal service programs based on gross revenues earned from telecommunications services and could result in increased costs for the Company's cellular operations. These provisions may also impact the Company's wireline operations. The 1996 Act also eases the restrictions on the provision of interexchange telephone services by wireless carriers affiliated with RBOCs. RBOC-affiliated wireless carriers have interpreted the legislation to permit immediate provision of in region long distance call delivery for their cellular customers.

    The 1996 Act specifically exempts all cellular carriers from the obligation to provide equal access to interstate long distance carriers. However, the 1996 Act gives the FCC the authority to impose rules to require unblocked access through carrier identification codes or other mechanisms, so that cellular subscribers are not denied access to the long distance carrier of their choosing, if the FCC determines that the public interest so requires. The Company currently provides "dial around" equal access to all of its customers.

    The overall impact of the 1996 Act on the business of the Company is unclear and will likely remain so for the foreseeable future. New limitations on local zoning requirements may facilitate the construction of new cell sites and related facilities. See "--State, Local and Other Regulation." However, these restrictions on zoning authority may provide only limited assistance to cellular carriers, and other provisions of the new statute relating to interconnection, telephone number portability, universal service, equal access and resale could subject the Company to additional costs and increased competition.

    STATE, LOCAL AND OTHER REGULATION. The Communications Act preempts state or local regulation of the entry of, or the rates charged by, any commercial mobile service or any private mobile service provider, which includes cellular telephone service providers. The FCC has denied the petitions of eight states to continue their rate regulation authority, including authority over cellular operators. As a practical matter, the Company is free to establish rates and offer new products and service with a minimum of regulatory requirements. The states in which the Company operates, and in which it will operate upon completion of the proposed wireless acquisitions, maintain nominal oversight jurisdiction, primarily focusing upon prior approval of acquisitions and transfers and resolution of customer complaints.

    The location and construction of cellular transmitter towers and antennas are subject to FCC and Federal Aviation Administration ("FAA") regulations and are subject to federal, state and local environmental regulation, as well as state or local zoning, land use and other regulation. Before a system can be put into commercial operation, the grantee of a construction permit must obtain all necessary zoning and building permit approvals for the cell site microwave tower locations. The time needed to obtain zoning approvals and requisite state permits varies from market to market and state to state. Likewise, variations exist in local zoning processes. Additionally, any proposed site must comply with the FCC's environmental rules.

    Zoning and planning regulation may become more restrictive in the future as many broadband PCS carriers are now seeking sites for network construction. The 1996 Act may provide facilities some relief from state and local laws that arbitrarily restrict the construction of personal wireless services, which include cellular, PCS and ESMR systems. For example, under the 1996 Act, localities are now precluded from denying zoning approval for cell sites based upon electromagnetic emission concerns, if the personal wireless service operator's system complies with FCC emissions standards. In addition, localities are prohibited from adopting zoning requirements that simply prohibit or have the effect of prohibiting personal wireless services, or that discriminate between "functionally equivalent" services. Many wireless telecommunications carriers are challenging local zoning laws that restrict construction, but it remains unclear whether the costs of expanding cellular systems by adding cell sites will increase and whether significant delays will be experienced due to local zoning regulation.

    There can be no assurance that any state or local regulatory requirements currently applicable to the Company's systems will not be changed in the future or that regulatory requirements will not be adopted in those states and localities which currently have none.

    FUTURE REGULATION. From time to time, legislation that potentially could affect the Company, either beneficially or adversely, is proposed by federal or state legislators. There can be no assurance that federal or state legislation will not be enacted, or that regulations will not be adopted or actions taken by the FCC or state regulatory authorities that might adversely affect the business of the Company. Changes such as the allocation by the FCC of radio spectrum for services that compete with the Company's business could adversely affect the Company's operating results. In this regard, the FCC has allocated and licensed an additional 30 MHz for wireless communications services, and will soon license an additional 1.3 GHz in the 28 GHz band which can be used for fixed wireless services.

LICENSES

    Initial cellular and PCS licenses are generally granted for terms of ten years, beginning on the date of the grant of the initial operating authority, and are renewable upon application to the FCC. The Company's existing cellular licenses expire at various dates beginning in October 1998, and the licenses to be acquired in the California 4 and Santa Cruz Acquisitions will expire at varying dates beginning in October 1998. Licenses may be revoked and license renewal applications denied for cause after appropriate notice and hearing. Near the conclusion of the license term, licensees must file applications for renewal of licenses to obtain authority to operate for up to an additional 10-year term. The Company expects to file for and anticipates being granted a renewal expectancy for all FCC licenses due to expire in 1998. The FCC will award a renewal expectancy to a cellular licensee that meets certain standards of past performance. If the existing licensee receives a renewal expectancy, it is very likely that the existing licensee's cellular license will be renewed without becoming subject to competing applications. To receive a renewal expectancy, a licensee must show that it has provided "substantial" service during its past license term, and has substantially complied with applicable FCC rules and policies and the Communications Act. "Substantial" service is defined as service which is sound, favorable and substantially above a level of mediocre service that might only minimally warrant renewal. If the existing licensee does not receive a renewal expectancy, competing applications for the license will be accepted by the FCC. The parties will be subject to a comparative hearing and the license may be awarded to another entity.

    In order to increase competition in wireless communications, promote improved quality and service and make available the widest possible range of wireless services, federal legislation was enacted directing the FCC to allocate radio frequency spectrum for all CMRS licensees, including PCS, by competitive bidding. A PCS system operates under a protected geographic service area license granted by the FCC for either an MTA or BTA on one of six frequency blocks allocated for broadband PCS service. The FCC has divided the United States and its possessions and territories into PCS markets based upon Rand McNally's 493 BTAs, all of which are included in the 51 MTAs. The FCC has allocated 120 MHz of radio spectrum in the 2 GHz band for licensed broadband PCS services. The FCC divided the 120 MHz of spectrum into six individual blocks, two 30 MHz blocks (A and B Blocks) licensed for each of the 51 MTAs, one 30 MHz block (C Block) licensed for each of the 493 BTAs, and three 10 MHz blocks (D, E and F Blocks) licensed for each of the 493 BTAs, a total of more than 2,000 licenses.

    The FCC has adopted standards to apply to PCS renewals under which the FCC will award a renewal expectancy using standards similar to those applied to cellular licensees. All 30 MHz broadband PCS licensees must construct facilities that offer coverage to one-third of the population of their service area within five years, and two-thirds of the population within ten years, of their initial license grants. All 10 MHz licensees must provide service to at least 25% of the service area within five years of their initial license. Licensees that fail to meet the coverage requirements may be subject to forfeiture of the license.

    FCC rules restrict the voluntary assignments or transfers of control of certain licenses awarded to "small businesses" with bidding enhancements in the C Block and F Block auctions. During the first five years of the license term, assignments or transfers affecting control are permitted only to assignees or transferees that meet the eligibility criteria for participation in the entrepreneur block auction at the time the application for assignment or transfer of control is filed or, if the proposed assignee or transferee holds other licenses for C Block and F Block, met the same eligibility criteria at the time of receipt of such licenses. Any transfers or assignments by licensees that qualified for installment payments during the entire ten-year initial license terms are subject to unjust enrichment penalties; i.e., acceleration of any installment payment plans should the assignee or transferee not qualify for the same benefits. Any transfers or assignments by licensees that qualified for bidding credits during the first five years of the license term are subject to unjust enrichment penalties; i.e., forfeiture of any bidding credit based upon the amount of time the initial license has been held should the assignee or transferee not qualify for these same benefits. In the case of the C Block and F Block, the FCC will conduct random audits to ensure that licensees are in compliance with the FCC's eligibility rules. Violations of the Communications Act or the FCC's rules could result in license revocations, forfeitures or fines. The Company was qualified to hold C and F licenses at the time such licenses were awarded, and anticipates remaining so qualified throughout the term of the PCS licenses awarded to it.

    For a period of up to five years after the grant of a PCS license (subject to extension), a PCS licensee will be prohibited from interfering with existing licensees that operate certain fixed microwave systems within its license area. To secure a sufficient amount of unencumbered spectrum to operate its PCS systems efficiently and with adequate population coverage, the Company may therefore need to relocate many of these incumbent licensees, at the Company's expense, to other frequencies or to reimburse other PCS entrants for expenses they have incurred in relocating incumbent licensees in a manner that benefits the Company. In an effort to balance the competing interests of existing microwave users and newly authorized PCS licensees, the FCC has adopted (i) a transition plan to relocate such microwave operators to other spectrum blocks and (ii) a cost sharing plan so that if the relocation of an incumbent benefits more than one PCS licensee, the benefitting PCS licensees will share the cost of the relocation. This transition plan allows most microwave users to operate in the PCS spectrum for a one-year voluntary negotiation period and an additional one-year mandatory negotiation period. For public safety entities dedicating a majority of their system communications for police, fire or emergency medical services operations, the voluntary negotiation period is three years, with an additional two-year mandatory negotiation period. After the voluntary and mandatory negotiation periods expire, the microwave user continues to hold primary status until April 4, 2005. Parties unable to reach agreement within these time periods may refer the matter to the FCC for resolution, but the incumbent microwave user is permitted to continue its operations until final FCC resolution of the matter. The transition and cost sharing plans expire on April 4, 2005, at which time remaining incumbents in the PCS spectrum will be responsible for their costs to relocate to alternate spectrum locations. The Company has not yet determined the extent, if any, of expenses it may need to incur for the relocation of microwave incumbents in order to provide PCS services using the PCS licenses it has been awarded.

    Applications for FCC authority may be denied and in extreme cases licenses may be revoked if the FCC finds that an entity lacks the requisite "character" qualifications to be a licensee. In making the determination, the FCC considers whether an applicant or licensee has been the subject of adverse findings in a judicial or administrative proceeding involving felonies, the possession or sale of unlawful drugs, fraud, antitrust violations or unfair competition, employment discrimination, misrepresentations to the FCC or other government agencies, or serious violations of the Communications Act or FCC regulations. The FCC also requires licensees to comply with statutory restrictions regarding the direct or indirect ownership or control of certain FCC licenses by foreign persons or entities.

SERVICE MARKS

    The Company owns the service mark DOBSON CELLULAR-SM- which it uses in its cellular telephone systems in western Oklahoma. While the Company has not attempted to federally register the brand name "Dobson Cellular," the Company believes that its prior use of this brand name in the limited areas where it is used will enable the Company to effectively police against any infringing uses of such brand name.

    The following table sets forth the service mark the Company uses for products and services in each of its cellular clusters:

CELLULAR SYSTEMS                                                       SERVICE MARK
------------------------------------------------  ------------------------------------------------------
Oklahoma/Texas Cluster..........................  DOBSON CELLULAR-SM-, CELLULAR
                                                    ONE-Registered Trademark-
Kansas/Missouri Cluster.........................  CELLULAR ONE-Registered Trademark-
Maryland/Pennsylvania Cluster...................  CELLULAR ONE-Registered Trademark-
Arizona 5.......................................  AIRTOUCH-SM- CELLULAR
Texas 16........................................  CELLULAR ONE-Registered Trademark-
California 4....................................  CELLULAR ONE-Registered Trademark-

    CELLULAR ONE-Registered Trademark- is a registered service mark with the U.S. Patent and Trademark Office. The service mark is owned by Cellular One Group, a Delaware general partnership of Cellular One Marketing, Inc., a subsidiary of SWBM, Cellular One Development, Inc., a subsidiary of AT&T Wireless, and Vanguard. The Company uses the CELLULAR ONE-Registered Trademark-service mark to identify and promote its cellular telephone service pursuant to licensing agreements with Cellular One Group. Licensing and advertising fees are determined based upon the population of the licensed areas. The licensing agreements require the Company to provide high-quality cellular telephone service to its customers and to maintain a certain minimum overall customer satisfaction rating in surveys commissioned by the licensor. The licensing agreements have original five-year terms expiring in 2002 and may be renewed at the Company's option, subject to the satisfaction of certain operating standards, for two additional five-year terms.

    AIRTOUCH-SM- CELLULAR is a registered service mark licensed by WMC, an affiliate of AirTouch and U S WEST. In connection with the Arizona 5 Acquisition, the Company entered into a licensing agreement which permits the Company to use the AIRTOUCH-SM- CELLULAR service mark to identify and promote its cellular telephone service in Arizona 5. The Company's right to use the service mark in the territory is non-exclusive and non-transferrable. The licensing agreement for the AIRTOUCH-SM- CELLULAR mark requires the Company to provide high-quality cellular telephone services to its customers and to otherwise maintain reasonable standards set by WMC. The licensing agreement is for an initial term of 20 years with automatic extensions for additional five-year periods.

    Following the completion of the California 4 and Santa Cruz Acquisitions, the Company intends to market its services in the California 4 and Santa Cruz markets using a national brand name. However, the Company has not yet entered into any license agreements, and there can be no assurance that the Company will be able to do so.

COMPETITION

    The wireless telecommunications industry is experiencing significant technological changes, as evidenced by the increasing pace of improvements in the capacity and quality of digital technology, shorter cycles for new products and enhancements, and changes in consumer preferences and expectations. Accordingly, the Company expects competition in the wireless telecommunications industry to be dynamic and intense as a result of the entrance of new competitors and the development of new technologies, products and services.

    Each of the markets in which the Company competes will be served by other two-way wireless service providers, including licensed cellular and PCS operators and resellers. Many of these competitors have been operating for a number of years, currently serve a substantial subscriber base and have significantly greater financial and technical resources than those available to the Company. Some competitors are expected to market other services, such as cable television or internet access, with their wireless telecommunication service offerings. Several of the Company's competitors are operating, or planning to operate, through joint ventures and affiliation arrangements, wireless telecommunications systems that encompass most of the United States.

    The Company competes primarily against one other facilities-based cellular carrier in each of its RSA and MSA markets. Competition for customers between cellular licensees is based principally upon price, the services and enhancements offered, the quality of the cellular system, customer service, system coverage and capacity. Such competition may increase to the extent that licenses are transferred from smaller, stand-alone operators to larger, better capitalized and more experienced cellular operators that may be able to offer consumers certain network advantages. The following table lists the Company's cellular competitors in each of its cellular clusters:

CELLULAR SYSTEMS                                              PRINCIPAL CELLULAR COMPETITORS
------------------------------------------------  ------------------------------------------------------
Oklahoma/Texas Cluster..........................  AT&T Wireless, Western Wireless, Enid Cellular
Kansas/Missouri Cluster.........................  SWBM, Kansas Cellular, ALLTEL, Chariton Cellular
Maryland/Pennsylvania Cluster...................  BAM, Sprint, U.S. Cellular
Arizona 5.......................................  BAM
Texas 16........................................  GTE
California 4....................................  GTE

    FUTURE COMPETITION. The FCC requires that all cellular system operators provide service to resellers on a nondiscriminatory basis until five years after the D.E.F. Block PCS licenses were awarded. A reseller provides cellular service to customers but does not hold an FCC license or own cellular facilities. Instead, the reseller buys blocks of cellular telephone numbers from a licensed carrier and resells service through its own distribution network to the public. Therefore, a reseller may be both a customer of a cellular licensee's services and a competitor of that licensee. Several well-known telecommuncations companies resell cellular service as a complement to their long distance, local telephone, paging, cable television or internet offerings.

    A growing source of direct competition to cellular providers in the near term from a new technology is broadband PCS. Broadband PCS services consist of wireless two-way telecommunications services for voice, data and other transmissions employing digital micro-cellular technology. PCS operates in the 1850 to 1990 MHz band. Like cellular, PCS technology utilizes a network of small, low-powered transceivers placed throughout a neighborhood, business complex, community or metropolitan area to provide customers with mobile and portable voice and data communications. Many of the PCS licensees that compete, or will compete, with the Company have access to substantial capital resources. In addition, many of these companies or their affiliates already operate large cellular telephone systems and thus bring significant wireless experience to this new marketplace.

    ESMR is a wireless communications service supplied by converting analog SMR services into an integrated, digital transmission system. The ESMR system incorporates characteristics of cellular technology, including multiple low power transmitters and interconnection with the landline telephone network. ESMR service provided by companies such as Nextel Communications, Inc. may compete with analog cellular service by providing high quality digital communication technology, lower rates, enhanced privacy and additional features such as electronic mail and built-in paging. ESMR handsets are likely to be more expensive than cellular telephones.

    A consortium of telecommunications providers known as American Mobile Satellite Corporation has been licensed by the FCC to provide mobile satellite service ("MSS"). In addition, Motorola has been licensed by the FCC for a low earth-orbit satellite system, called "Iridium," that would provide mobile communications to subscribers throughout the world. Other proposals for MSS are pending before the FCC. The FCC is developing rules for these services and international and foreign regulatory authorities must also approve aspects of some mobile satellite systems and services. Mobile satellite systems could augment or replace communications within land-based cellular systems. The Company is aware of one low earth-orbit satellite based ("LEO") system which has commenced commercial operations. While the Company may experience increased competition from LEO systems in the future, to date, such systems have not affected the Company's operations.

    The commercial development and deployment of most of these new technologies remain in an early phase. The Company expects this activity to be focused initially in relatively large markets in view of the substantial costs involved in building and launching systems using these technologies. The Company believes that it can effectively face this competition from its position as an incumbent in the cellular field with a high quality network, an extensive footprint that is not capacity constrained, strong distribution channels, superior customer service capabilities and an experienced management team. Since the Company operates in medium to small markets, the new entrants may be unable to offer wireless service at competitive rates in many of the Company's markets in the near term. The extensive capital expenditures required to deploy infrastructure are more readily justifiable from an economic standpoint in larger, more densely populated urban areas, than in the rural areas in which the Company operates. The Company believes that its cellular subscription rates and roaming rates are generally competitive with the rates of competitors in its markets.

                              WIRELINE OPERATIONS

    Since 1936, the Company has provided rural local exchange services and currently owns and operates nine contiguous local telephone exchanges in western Oklahoma and three contiguous local telephone exchanges adjacent to and immediately east of Oklahoma City. At December 31, 1997, the Company's local telephone exchanges served 12,633 access lines. The Company provides local and long-distance telecommunications services with enhanced and value-added calling and billing features. For the three years ended December 31, 1997, 1996 and 1995, local exchange service revenue accounted for 16%, 31%, and 37% of the Company's consolidated revenue.

    The Company intends to leverage its reputation, knowledge of local markets and its local exchange experience by reselling local, long distance and wireless services. The Company commenced offering these services in October 1997 and currently operates in Oklahoma City, Tulsa and Amarillo. The Company uses its own switches and leases local exchange lines in these markets. The Company has an integrated billing system designed to provide a single bill to customers for all services provided.

    The Company operates over 545 miles of long-haul fiber optic facilities. It owns and operates approximately 360 miles of long-haul fiber optic facilities between Oklahoma City and Amarillo which link the Company's local exchanges. The Company also is a 20% partner in, and manages, a partnership which owns and operates approximately 185 miles of long-haul fiber optic facilities between Springfield, Colorado and Colorado Springs. The Company's fiber networks are linked to other networks through interconnection agreements that allow it to provide voice and data telecommunications services to cities in Washington, Idaho, Montana, Wyoming, North Dakota, South Dakota, Minnesota, Wisconsin, Iowa, Illinois, Missouri, Nebraska, Colorado, Kansas, New Mexico, Oklahoma and Texas. These networks utilize advanced technologies capable of efficiently transmitting capacity-intensive services, such as internet, multimedia applications, frame relay and ATM services. The Company sells capacity on a wholesale basis to telecommunications carriers, including certain subsidiaries of the Company, and also sells services to public and private businesses and governmental agencies.

WIRELINE BUSINESS STRATEGY

    In its wireline operations, the Company intends to leverage its reputation and knowledge of local markets and its local exchange experience by offering CLEC services, including local, long distance and wireless services initially in the greater Oklahoma City, Tulsa and Amarillo areas. The Company recently signed a definitive agreement to acquire, American Telco, Inc. ("ATI"), a CLEC which provides services in five major markets: Houston, Dallas, Fort Worth, San Antonio and Austin. The Company targets small and mid-sized business customers with needs for a wide range of telecommunications services and a preference for a simplified, single bill. The Company intends to resell local services initially and leverage off of the existing infrastructure of ATI, thereby limiting capital expenditures required in the near term, and to install infrastructure to support local switched services as market conditions warrant.

    The Company intends to initiate additional marketing programs to increase its customer base and to increase the use of its long-haul fiber optic networks by its existing customers. While the Company has no plans to expand its long-haul fiber optic infrastructure, it will seek to expand its networks to additional cities through new interconnection agreements.

    Dobson Wireline, the Company's subsidiary which owns the Company's local exchange carrier, fiber and CLEC operations, has been designated an "Unrestricted Subsidiary" under the Company's outstanding Senior Notes and Senior Preferred Stock and, therefore, is not subject to covenant restrictions which apply to the rest of the Company's operations.

LOCAL EXCHANGE CARRIER

    The Company provides wireline telephone services to nine contiguous local exchanges in western Oklahoma and three contiguous local exchanges adjacent to and east of the Oklahoma City metropolitan area. These services are provided through a subsidiary of the Company, Dobson Telephone Company, Inc. (Telco). At December 31, 1997, the Company's local telephone exchanges served 12,633 access lines.

    Telco, like other wireline companies that operate in areas where, due to factors such as geographic conditions or subscriber density, the cost to provide service is higher than normal, receives reimbursement from state high cost support funds (HCF) and from the federal universal service fund (USF). Approximately 36% of the Company's revenue from its wireline local exchange operations for the year ended December 31, 1997 was from these two sources. Telco's other primary sources of revenue consist of end user revenue and access revenue. End user revenue includes charges for local service and enhanced services such as call waiting and call forwarding. Access revenue represents amounts charged by Telco to IXCs for providing access from the IXCs' point of presence to the end user who makes or receives a long-distance call.

    The Telecommunications Act of 1996 (the "1996 Act") potentially impacts all of these revenue sources. Under previous regulation, access charges contained implicit support for high cost areas. The FCC recently adopted rules that would remove implicit support from access revenues and place more emphasis for such support on HCF/USF. The FCC's recently adopted changes may, over time, reduce or eliminate subsidies to telephone companies. The Company will continue to pursue its strategy to lessen the impact of any future regulatory changes by reducing its operating costs through consolidation of operations at the Company level in order to achieve economies of scale. Additionally, efforts are continuing to maximize revenues from sources such as enhanced services, rather than from support funds. Although there can be no assurance, management believes these pro-active steps will assist in maintaining the stability of Telco's long-term revenue.

    CLEC

    The Company commenced reselling local exchange, long-distance and wireless services in October 1997 and currently operates in Oklahoma City, Tulsa and Amarillo with plans to commence offering these services in other metropolitan areas in the Company's regions based on market demand. The Company has an agreement which allows the Company to provide these services in all markets served by SWBT and GTE in Oklahoma. The Company has also established an agreement with SWBT for the markets served by SWBT in Texas and is currently awaiting approval by the Texas Public Utility Commission on the agreement with GTE for the markets served by GTE in Texas. Initially, however, the Company will focus on Oklahoma City and Tulsa, where the Company can leverage off of its existing wireline operations in McLoud, Oklahoma. By using its own switches and leasing local exchange lines, the Company expects to offer these services without building out an extensive infrastructure. The Company intends to utilize its existing reputation and goodwill by offering a full range of telecommunication services under the LOGIX-SM- brand name. The Company will focus primarily on small and mid-sized businesses.

    FIBER

    The Company operates over 545 miles of long-haul fiber optic facilities. The Company entered the fiber business in 1990 when it joined with AT&T to place fiber between Oklahoma City and Amarillo, which links the Company's local exchanges. The Company and AT&T each has its own cable, sharing in all legal rights to the private right-of-way where the cables are located. The Company's cable covers approximately 360 route miles and consists of 36 strands of fiber. In 1991, the Company acquired a 20% interest in Forte of Colorado Partnership which has 24 strands of fiber from Springfield, Colorado, to Colorado Springs, approximately 185 miles in length. To enhance the revenue potential for the above segments, the Company, Forte of Colorado and other segment providers have interconnected their networks and currently offer fiber-based transport services among Albuquerque, Amarillo, Colorado Springs, Dallas, Denver, Kansas City, Lubbock, Oklahoma City, Omaha, Midland, Wichita and Wichita Falls. Other segment providers have expressed interest in interconnecting to this network and expansion may occur north to Chicago, south to Houston and San Antonio, and east toward Atlanta. There can be no assurance that such expansion will occur to all or any of these cities, or if such expansion does occur, when it may occur or on what terms and conditions.

    Revenue from the fiber business is generated from three principal sources:
(1) wholesale long-haul transport services as a "carrier's carrier"; (2) services to private business and government end users; and (3) long-haul transport services for the Company's other businesses. Substantially all of the Company's revenues from its fiber business is generated from its long-haul services, including those of the Company's other businesses.

    The Company has long-haul service contracts with various long-distance carriers, including AT&T, SWBT, Sprint and NTS. NTS, which, in turn, resells to MCI and WorldCom, is the largest customer of the Company's fiber business, accounting for approximately 41% and 49% of its gross fiber revenue for the years ended December 31, 1997 and 1996, respectively. The Company also provides services to the State of Oklahoma and Vyvx.

    The Company currently markets its fiber services through one full-time sales employee and an independent marketing agent. The Company intends to initiate additional marketing programs to increase its customer base and the use of its fiber network by its existing customers. While the Company has no plans to add additional fiber optic lines, it will seek to expand its network to additional cities through new interconnection agreements.

    The Company believes that it has a competitive advantage in the market area that it serves because it has the only long-haul fiber network between Oklahoma City and Amarillo, other than AT&T. AT&T's network, however, does not branch off to small communities between Oklahoma City and Amarillo. By expanding its network through interconnect agreements to access other major population centers (including routes which may be attractive to major carriers) and providing high-quality, reliable transmission services on a fixed-cost basis at competitive rates, the Company can increase its fiber revenue.

PENDING WIRELINE ACQUISITIONS

    On April 7, 1998, the Company entered into a non-binding letter of intent with Zenex to purchase contractual rights, information data and other rights with respect to its commercial long distance resale customers in Oklahoma for approximately $7.0 million, subject to adjustment. The Zenex transaction will be subject to the satisfaction of a number of significant conditions, including satisfactory completion of due diligence, the negotiation and execution of a definitive purchase agreement, the receipt of board and shareholder approval and the receipt of all required regulatory approvals. These can be no assurance that the Company will satisfy itself as to these conditions or that the acquisition will be consummated.

    In March 1998, the Company entered into a definitive agreement to purchase substantially all of the assets of ATI for $130.0 million, subject to adjustment. The Company has placed $5.0 million into escrow pending closing of the acquisition which is expected to occur late in the second quarter of 1998. ATI is a Houston-based CLEC which provides resale services to primarily commercial customers in five major Texas markets including Houston, Dallas, Fort Worth, San Antonio and Austin.

REGULATION

    Telco is subject to the regulatory authority of the Oklahoma Corporation Commission (the "OCC"), which sets rates, terms and conditions of service, and mandates minimum service and quality of service requirements for telephone companies in Oklahoma. Telephone companies in Oklahoma have elected to be access providers, providing long distance service only between their own exchanges. Interexchange carriers, including SWBT, provide all other long distance services for other customers. The Company has received authority to provide competitive local exchange telecommunications services and to resell intrastate long distance services within Oklahoma. The Company has received authority to resell intrastate long distance services within Texas and has an application pending to provide facility-based intrastate services in Texas.

    The Oklahoma Telecom Act created the Oklahoma Universal Service Fund ("OUSF") with one of its stated purposes to promote and ensure the availability of both primary universal services, at rates that are reasonable and affordable, and special universal services, and to provide for reasonably comparable services at affordable rates in rural areas as well as in urban areas. The Company's local exchange operations have been determined by the OCC to be eligible to receive both federal universal funds and OUSF funds. The Oklahoma Telecom Act specifically provides that eligible local exchange telecommunications service providers are to receive OUSF funding to reimburse them for their reasonable investment and expenses incurred in providing universal services which are not recovered from the federal universal service fund or any other state or federal fund, for infrastructure expenditures or costs incurred in response to facility or service requirements established by governmental mandate and for other purposes deemed necessary by the OCC to preserve and advance universal service. The OCC is promulgating rules to implement the Oklahoma Telecom Act. The interpretation of the Oklahoma Telecom Act and application of the OCC rules implementing the OUSF could have a material effect on Company's wireline operations.

    The 1996 Act potentially impacts the Company's wireline operations. Under previous regulations access charges contained implicit support for high-cost areas. The FCC has initiated proceedings to overhaul the contribution mechanism for federal support revenue. Recently adopted rules would remove implicit support from access revenues and place more emphasis for such support on HCF/USF. In May 1997, the FCC adopted changes that may, over time, reduce or eliminate subsidies to telephone companies in areas where the cost of connecting and maintaining phone lines is demonstrated to be above the industry or area norm. While it is too early to predict the effect of FCC orders, the rules ultimately adopted by the FCC may have a material adverse effect on the Company's wireline operations.

    In addition, on May 16, 1997, the FCC released an order revising its access charge rate structure. The new rules substantially increase the costs that local exchange carriers, including the Company, which are subject to the FCC's price cap rules ("price cap LECs"), recover through monthly, non-traffic sensitive access charges and substantially decrease the costs that price cap LECs recover through traffic sensitive access charges. In the order, the FCC also announced its plan to bring interstate access rate levels more in line with cost. The FCC has stated that this plan will grant price cap LECs increased pricing flexibility upon demonstrations of increased competition (or potential competition) in relevant markets. The manner in which the FCC further implements this approach to lowering access charge levels could have a material effect on the Company's ability to compete in providing interstate access services and on the Company's wireline operations. An October 1997 FCC access charge decision, for example, requires local exchange carriers to provide interexchange carriers with certain information about the number and types of charges they impose on interexchange carriers' presubscribed customers. Several parties have appealed the May 16, 1997 order. Those appeals have been consolidated and transferred to the United States Court of Appeals for the Eighth Circuit where they are currently pending.

SERVICE MARKS

    The Company owns the service mark LOGIX-SM- which it uses in its competitive local exchange operations in the Oklahoma City and Tulsa areas.

COMPETITION

    There are currently no competitors in the areas served by the Company's local exchanges. In connection with its CLEC resale services, including local, long distance and wireless services, the Company competes in Oklahoma City and Tulsa with the incumbent local exchange carrier, SWBT, which has long-standing relationships with its customers, has financial, technical and marketing resources substantially greater than those of the Company and benefits from certain existing regulations that favor the local exchange carrier over the Company in certain respects. Upon completion of the ATI acquisition and planned expansion, the Company's CLEC operations will also compete in seven Texas markets including Houston, Dallas, Fort Worth, San Antonio, Austin, Amarillo and Lubbock. Local competition in the Texas markets will include SWBT, GTE, WorldCom, ACSI and ICG. Long distance competition in the Texas markets will include AT&T, Sprint, MCI, Excel and LCI. Other competitors in the CLEC operations may include Brooks, Allegience, Intermediate and other competitive local exchange carriers, microwave and satellite carriers, wireless telecommunications providers and other resellers. In addition, AT&T, MCI and Sprint have announced plans to offer integrated local and long distance telecommunications services. There can be no assurance that the Company will be able to achieve or maintain significant revenue or compete effectively in its resale business. Finally, a number of RBOCs have challenged the 1996 Acts restrictions on RBOC provision of in-region interexchange services in Federal courts. The resolution of these judicial challenges may alter the Company's ability to compete effectively with SWBT and other carriers in connection with its CLEC resale services.

    In providing bulk long-haul circuit capacity, the Company's primary competitors are IXC Communications, Inc., QWest Communications International Inc. and AT&T. AT&T is the largest supplier of long distance voice and data transmission services in the United States and has a transmission line adjacent to the Company's between Oklahoma City and Amarillo. The Company also competes with other facilities-based IXCs, such as MCI, WorldCom and Sprint, all of which have substantially greater financial resources than the Company and a far more extensive transmission network than the Company's network. In Oklahoma, the Company's principal competitor is a subsidiary of SWBT. The Company may also face competition from the RBOCs, GTE and others such as electric utilities and cable television companies.

EMPLOYEES AND AGENTS

    As of December 31, 1997, the Company had approximately 369 employees. In addition, as of such date, the Company had agreements with 160 independent sales agents, including car dealerships, electronics stores, paging service companies and independent contractors. None of the Company's employees are represented by a labor organization, and the Company considers its employee relations to be good.

PROPERTIES

    The Company maintains its corporate headquarters in Oklahoma City, Oklahoma. The Company leases this space, which is approximately 24,600 square feet, from an affiliate of the Company at a monthly rental of approximately $23,000. See
Item 13. Certain Relationships and Related Transactions. As of February 28, 1998, the Company's wireless operations leased 35 and owned four sales and administrative offices, at aggregate annual rentals of approximately $.8 million. The Company anticipates that it will review these leases from time to time and may, in the future, lease or acquire new facilities as needed. The Company expects to lease or purchase additional sales and administrative office spaces in connection with proposed wireless acquisitions. The Company does not anticipate that it will encounter any material difficulties in meeting its future needs for any leased space. The Company also owns and leases cell sites, 162 as of February 28, 1998.

LEGAL PROCEEDINGS

    The Company is not currently involved in any pending legal proceedings that individually or in the aggregate are material to the Company. The Company is a party to routine filings and customary regulatory proceedings with the FCC and the OCC relating to its operations.

    In addition, on May 16, 1997, the FCC released an order revising its access charge rate structure. The new rules substantially increase the costs that local exchange carriers, including the Company, which are subject to the FCC's price cap rules ("price cap LECs"), recover through monthly, non-traffic sensitive access charges and substantially decrease the costs that price cap LECs recover through traffic sensitive access charges. In the order, the FCC also announced its plan to bring interstate access rate levels more in line with cost. The FCC has stated that this plan will grant price cap LECs increased pricing flexibility upon demonstrations of increased competition (or potential competition) in relevant markets. The manner in which the FCC further implements this approach to lowering access charge levels could have a material effect on the Company's ability to compete in providing interstate access services and on the Company's wireline operations. An October 1997 FCC access charge decision, for example, requires local exchange carriers to provide interexchange carriers with certain information about the number and types of charges they impose on interexchange carriers' presubscribed customers. Several parties have appealed the May 16, 1997 order. Those appeals have been consolidated and transferred to the United States Court of Appeals for the Eighth Circuit where they are currently pending. See "Risk Factors--Potential for Adverse Regulatory Change and the Need for Regulatory Approvals."

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The holders of the Company's voting securities have agreed that the Board will consist of six directors, four designated by the principal holder of the Company's Class A Common Stock, and two designated by holders of the Class B Preferred Stock (the "Fleet Investors"). See "--Security Ownership of Certain Beneficial Owners and Management". An additional two directors may be designated by Senior Preferred Stock holders in the event certain voting rights triggering events occur.

    The Company's Board of Directors presently consists of five directors, with one vacancy to be filled by an independent director designee of the principal holder of the Class A Common Stock. Directors and executive officers of the Company are elected to serve until they resign or are removed, or are otherwise disqualified to serve, or until their successors are elected and qualified. Directors of the Company are elected for one-year terms at the annual meeting of stockholders which is held in April of each year. Officers of the Company are appointed at the Board's first meeting after each annual meeting of stockholders.

    The directors and executive officers of the Company are set forth below. Certain of the officers and directors hold or have held positions in several of the Company's subsidiaries. The ages of the persons set forth below are as of March 31, 1998.

NAME                                              AGE                         POSITION(1)
---------------------------------------------     ---     ---------------------------------------------------

Everett R. Dobson(2).........................         38  Chairman of the Board, President and Chief
                                                            Executive Officer and Director

G. Edward Evans..............................         37  President and Chief Operating Officer of cellular
                                                            subsidiaries

Robert J. Mirabito...........................         43  President of fiber subsidiaries

William J. Hoffman, Jr.......................         36  Vice President and Chief Operating Officer of
                                                            resale subsidiaries

Bruce R. Knooihuizen.........................         42  Vice President and Chief Financial Officer

R. Thomas Morgan.............................         42  Vice President and Chief Information Officer

Stephen T. Dobson(2).........................         35  Treasurer, Secretary and Director and President of
                                                            resale subsidiaries

Russell L. Dobson(2).........................         63  Director

Justin L. Jaschke(3).........................         39  Director

Thadeus J. Mocarski(3).......................         36  Director

------------------------

(1) Unless otherwise indicated, position is held with the Company.

(2) Everett R. Dobson and Stephen T. Dobson are sons of Russell L. Dobson.

(3) Director designee of holders of Class B Preferred Stock.

    Dobson was incorporated in February 1997 in connection with a corporate reorganization (the "Reorganization") pursuant to which Dobson became the holding company parent of DOC. Information below with respect to positions held by the Company's executive officers and directors refers to their positions with DOC and, since February 1997, also with Dobson.

    EVERETT R. DOBSON has served as a director and officer of the Company since 1982. From 1990 to 1996, he served as a director, President and Chief Operating Officer of the Company and President of the

Company's cellular subsidiaries. He was elected Chairman of the Board and Chief Executive Officer of the Company in April 1996. Mr. Dobson served on the board of the Cellular Telecommunications Industry Association ("CTIA") in 1993 and 1994. He holds a B.A. in Economics from Southwestern Oklahoma State University and currently sits on its Foundation Board and chairs the investment committee.

    G. EDWARD EVANS joined the Company as President and Chief Operating Officer of the cellular subsidiaries in January 1997. Mr. Evans was employed by BellSouth Mobility, Inc. from 1993 to 1996, serving as General Manager-Kentucky, Director of Field Operations at the company's corporate office in Atlanta and Director of Marketing-Alabama. He was an Area Manager and a Market Manager of United States Cellular, Inc. from 1990 to 1993 and was a Sales Manager of GTE Mobilnet from 1989 to 1990. Mr. Evans serves on the board of CTIA. He has an M.B.A. from Georgia State University.

    ROBERT J. MIRABITO became President of the fiber subsidiaries in April 1996. He served as Vice President of Dobson Fiber Company and Dobson Network Management, Inc. from 1994 to 1996 and was Director of Strategic Planning for the Company from 1991 to 1994. Prior to joining the Company, Mr. Mirabito was employed by AT&T for eight years in various capacities, including Manager-State Government Affairs and Senior Internal Auditor. Mr. Mirabito is active in the CTIA and Oklahoma Telephone Association ("OTA") and has published numerous articles in telecommunications and fiber optic trade journals. He serves on the board of OK Five L.L.C., which is a network and wholesale internet service provider for the State of Oklahoma. Mr. Mirabito holds a B.S. in civil engineering from the University of Notre Dame and an M.B.A. from the University of Kansas.

    WILLIAM J. HOFFMAN, JR. joined the Company as Vice President and Chief Operating Officer of the resale subsidiaries in October 1997. Prior to joining the Company, Mr. Hoffman was employed by Intermedia Communications, Inc. as Division Vice President--Florida Division from 1995 to 1997 and from 1987 to 1995 by Sprint Communications, serving as Branch Manager, Senior National Account Manager, Product Marketing Manager and National Account Consultant. He was a Captain in the U.S. Army in Europe working in military intelligence from 1983 to 1987. Mr. Hoffman holds a B.S. in electrical engineering from Auburn University.

    BRUCE R. KNOOIHUIZEN joined the Company as Vice President and Chief Financial Officer in July 1996. From 1994 to 1996, Mr. Knooihuizen was Chief Financial Officer and Secretary for The Westlink Co. in San Diego, a wireless provider which was formerly an operating unit of U S WEST. Previously, he was Treasurer and Controller of Ameritech Cellular from 1990 to 1994, Director, Accounting Operations of Ameritech Applied Technologies from 1988 to 1990, and Controller of Ameritech Properties in 1988, all located in Chicago. From 1980 to 1988 he held various financial and accounting positions with The Ohio Bell Telephone Company. Mr. Knooihuizen received a B.S. in finance from Miami University in Oxford, Ohio and an M.B.A. in finance from the University of Cincinnati.

    R. THOMAS MORGAN joined the Company as Vice President and Chief Information Officer in December 1997. During 1996 and 1997, Mr. Morgan was Director of Corporate Services in the Information Services Department of American Electric Power in Columbus, Ohio, an electric utility serving 3 million customers in the Midwest. Previously, he was Manager of Accounting and Human Resources Systems from 1994 through 1995 and held various positions in the Information Services Department of American Electric Power from 1985. Mr. Morgan was Manager of Software Engineering for Access Corporation, a software development company, in Cincinnati, Ohio from 1981 to 1985 and worked as a Senior Consultant with Arthur Andersen & Co. in Columbus, Ohio from 1978 to 1981. Mr. Morgan holds a B.S. in systems analysis from Miami University in Oxford, Ohio.

    STEPHEN T. DOBSON has been a director of the Company since 1990. He has served as Treasurer and Secretary of the Company since 1990 and General Manager and Secretary of Telco since 1994 and 1990, respectively. He became President of Dobson Wireless, Inc. in January 1997. Mr. Dobson is a member of the Western Rural Cellular Association ("WRTA"), National Telephone Cooperative Association and

Telecommunications Resellers Association. He holds a B.S. in business administration from the University of Central Oklahoma.

    RUSSELL L. DOBSON has been a director of the Company since 1990 and was Chairman of the Board and Chief Executive Officer from 1990 to 1996. Mr. Dobson joined his father at Telco in 1956 and became the controlling owner and Chief Executive Officer in 1975 when he purchased his father's interest. He has been active in many industry-related groups, including the OTA, WRTA and Organization for the Protection and Advancement of Small Telephone Companies.

    JUSTIN L. JASCHKE has been a director of the Company since October 1996. Mr. Jaschke has been the Chief Executive Officer and a director of Verio Inc., a privately held internet access provider based in Englewood, Colorado, since its inception in March 1996. Prior to March 1996, he was Chief Operating Officer of Nextel Communications, Inc. following its merger with OneComm Corporation in 1995. He served as OneComm's President and was a member of its Board of Directors from 1993. From 1990 to 1993, he was President and Chief Executive Officer of Bay Area Cellular Telephone Company in South San Francisco, California. Mr. Jaschke is a director of Metricom, Inc., a wireless modem and internet service provider in Los Gatos, California. Mr. Jaschke has a B.S. in mathematics from the University of Puget Sound and an M.S. in management from the Massachusetts Institute of Technology Sloan School of Management.

    THADEUS J. MOCARSKI has been a director of the Company since April 1996. Mr. Mocarski has been a managing director of Fleet Equity Partners, a private equity fund located in Providence, Rhode Island, since 1994. Affiliates of Fleet Equity Partners (the "Fleet Investors") own all of the outstanding Class B and Class C Preferred Stock of the Company. From 1989 to 1994, Mr. Mocarski was employed by the law firm Edwards & Angell in Providence, Rhode Island, where he represented various private equity capital firms in their investment and acquisition activities, including Fleet Equity Partners. Mr. Mocarski is a director of Exodus Communications, Inc., an operator of internet data centers, headquartered in Santa Clara, California. Mr. Mocarski received a B.A. from Colby College and a J.D. from the Washington College of Law.

                           SUMMARY COMPENSATION TABLE

                                                            ANNUAL COMPENSATION
                                                    ------------------------------------    SECURITIES
                                                                           OTHER ANNUAL     UNDERLYING       ALL OTHER
          NAME AND PRINCIPAL                                      BONUS    COMPENSATION       OPTIONS      COMPENSATION
               POSITION                    YEAR     SALARY ($)   ($)(1)       ($)(2)       (# OF SHARES)      ($)(3)
---------------------------------------  ---------  ----------  ---------  -------------  ---------------  -------------

Everett R. Dobson .....................       1997  $  300,000     --        $  54,800(4)       --           $   9,500
  Chairman of the Board, President and        1996     300,000    142,400       77,100(4)       --               6,000
  Chief Executive Officer

Bruce R. Knooihuizen ..................       1997     152,500     82,500       --              --               1,400
  Vice President and Chief Financial          1996      65,900     37,500       57,600(5)        7,541          --
  Officer

Stephen T. Dobson .....................       1997     100,000     23,500(6)      13,800(7)       --             6,500
  Treasurer and Secretary                     1996      97,000     75,000       20,600(7)       --               3,900

G. Edward Evans .......................       1997     113,600     80,000(8)      --             6,033          --
  President and Chief Operating Officer       1996      --         --           --              --              --
  of cellular subsidiaries

Robert J. Mirabito ....................       1997      85,000     --           --               1,207           4,400
  President of fiber subsidiaries             1996      80,000     25,000       --              --               3,200

------------------------

(1) For 1996, represents the amount of bonus paid in 1997 with respect to services performed in 1996, but does not include $205,000 and $69,000 paid to Everett R. Dobson and Stephen T. Dobson, respectively, in 1996 with respect to services performed in 1995. Bonus amounts for Everett R. Dobson, Stephen T. Dobson and Robert J. Mirabito with respect to services performed in 1997 have not yet been determined.

(2) Represents the value of perquisites and other personal benefits in excess of 10% of annual salary and bonus.

(3) Includes the matching contributions made by the Company to the account of the executive officer under the Company's 401(k) Profit Sharing Plan.

(4) Includes $36,600 and $62,900 for personal use of Company aircraft and $18,200 and $12,500 for a Company-provided vehicle in 1997 and 1996, respectively.

(5) Includes $5,600 for interim housing expenses, $24,300 for home mortgage closing costs and $27,700 for tax reimbursements for such expenses and costs.

(6) Represents an advance on bonus to be awarded.

(7) Includes $10,400 and $7,400 for personal use of Company aircraft and $3,400 and $6,500 for a Company-provided vehicle in 1997 and 1996, respectively.

(8) Includes $20,000 received upon commencement of employment.

    The Named Executive Officers listed below were granted options to purchase shares of the Company's Class B Common Stock in 1997. No stock options were exercised by the Named Executive Officers in 1997.

                             OPTION GRANTS IN 1997

                                              INDIVIDUAL GRANTS
                                         ----------------------------                POTENTIAL REALIZABLE
                                           PERCENT OF                               VALUE AT ANNUAL RATES
                                          TOTAL OPTIONS                             OF STOCK APPRECIATION
                             NUMBER OF     GRANTED TO      EXERCISE                   FOR OPTION TERM(1)
                              OPTIONS     EMPLOYEES IN       PRICE     EXPIRATION   ----------------------
NAME                          GRANTED         1997         ($/SHARE)      DATE        5%($)       10%($)
--------------------------  -----------  ---------------  -----------  -----------  ----------  ----------

G. Edward Evans...........       6,033(2)         42.9%    $     100     01/06/07   $  379,412  $  961,505

Robert J. Mirabito........       1,207(3)          8.6           100     03/25/07       75,908     192,365

------------------------

(1) The assumed annual rates of stock price appreciation of 5% and 10% are set by the Securities and Exchange Commission and are not intended as a forecast of possible future appreciation in stock prices.

(2) Options to purchase 12% of such shares first become exercisable on each of the first five anniversaries of the grant date; options to purchase an additional 8% of such shares first become exercisable on the same dates if annual performance objectives are achieved.

(3) Options to purchase 20% of such shares first become exercisable on each of the first five anniversaries of the grant date.

                          1997 YEAR-END OPTION VALUES

                                     NUMBER OF SECURITIES UNDERLYING    VALUE OF UNEXERCISED IN-THE-MONEY
                                    UNEXERCISED OPTIONS AT 12/31/97(#)        OPTIONS AT 12/31/97($)
NAME                                    EXERCISABLE/UNEXERCISABLE         EXERCISABLE/ UNEXERCISABLE (1)
----------------------------------  ----------------------------------  ----------------------------------

Bruce R. Knooihuizen..............               1,508/6,033                  $   301,600/$1,206,600

G. Edward Evans...................                 -0-/6,033                           -0-/1,206,600

Robert J. Mirabito................                 -0-/1,207                             -0-/241,400

------------------------

(1) The value of unexercised in-the-money options at December 31, 1997 is computed as the product of (i) stock value at December 31, 1997 less stock option exercise price and (ii) number of underlying securities at December 31, 1997.

EMPLOYMENT AGREEMENTS

    In connection with the employment of Bruce R. Knooihuizen in 1996 and G. Edward Evans in 1997, the Company agreed to provide them compensation in the form of salary, bonus, stock options and other benefits. The terms of Mr. Knooihuizen's employment are an initial annual salary of $150,000, an annual bonus ranging from 30% to 50% of his annual salary, and a 10-year option to purchase 7,541 shares of Class B Common Stock at $100 per share vesting at the rate of 20% per year. The terms of Mr. Evans' employment are an initial annual salary of $120,000, an annual bonus ranging from 30% to 50% of his annual salary, a five-year home mortgage loan of $300,000 at an annual interest rate of 4%, and a ten-year option to purchase 6,033 shares of Class B Common Stock at $100 per share, with 60% of the option vesting ratably over five years and 40% vesting over five years based on the achievement of annual performance objectives. The Company also agreed to a severance payment equal to one year's salary in the event of termination of employment of Messrs. Knooihuizen or Evans without cause. The options to purchase shares of Class B Common Stock held by these officers become fully vested upon a change of control of the Company. The Company employs Russell L. Dobson on an as-needed basis to assist the Company in connection with the wireline and fiber operations for annual compensation not to exceed $250,000, which is payable irrespective of the time required for Mr. Dobson's services.

    The Purchase Agreement executed in connection with the Fleet Investors' purchase of Class B Preferred Stock imposes limitations on the amount of base compensation that the Company may pay to each of Everett R., Stephen T. and Russell L. Dobson and provides for performance criteria for bonus payments to Everett R. Dobson. Other compensation paid to executive officers is subject to prior approval of the Fleet Investors.

DIRECTOR COMPENSATION

    The Company reimburses directors for out-of-pocket expenses incurred in attending board meetings. Justin L. Jaschke, in connection with his election as a director by the Fleet Investors in October 1996, was granted an option to acquire 833 shares of Class B Common Stock at an exercise price of $100 per share. Mr. Jaschke's option vests ratably over a five-year period and fully vests upon a change of control of the Company. Directors who are officers or consultants to the Company receive no additional compensation for services rendered as directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board of Directors of the Company determines the compensation of the Company's executive officers. During fiscal year 1997, the members of the Compensation Committee were Russell L. Dobson, Justin L. Jaschke and Thadeus J. Mocarski, all of whom are members of the Company's Board of Directors. Russell L. Dobson previously served as Chairman of the Board and Chief Executive Officer from 1990 to 1996. For a description of certain transactions between Mr. Dobson and the Company, see "--Certain Relationships and Related Transactions".

STOCK OPTION PLAN

    In February 1997, Dobson adopted DOC's 1996 Stock Option Plan (the "Plan"), substituting Dobson Class B Common Stock for the stock subject to the Plan. The Class B Common Stock is non-voting. The purpose of the Plan is to encourage key employees of the Company (including Dobson and any present or future parent or subsidiary of Dobson) by providing opportunities to participate in the ownership of Dobson and its future growth through the grant of incentive stock options and nonqualified stock options. The Plan also permits the grant of options to directors. The Plan is presently administered by the Board of Directors, but in the future may be administered by a committee of the Board (whether the Board or a committee, the "Committee").

    The maximum number of shares of Class B Common Stock for which options may be granted under the Plan is 30,166, subject to adjustment in the event of any stock dividend, stock split, recapitalization, reorganization or certain defined change in control events. Shares subject to previously expired or terminated options become available again for grants of options. The shares to be issued under the Plan will be newly issued shares.

    The number of shares and other terms of each grant are determined by the Committee. The price payable upon the exercise of an incentive stock option may not be less than 100% of the fair market value of the Class B Common Stock at the time of grant, or in the case of an incentive stock option granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (a "10% Shareholder"), 110% of the fair market value on the date of grant. Incentive stock options may be granted to an employee only to the extent that the aggregate exercise price of all such options under all Company plans becoming exercisable for the first time by the employee during any calendar year does not exceed $100,000. The price payable upon the exercise of a nonqualified stock option must be at least the minimum legal consideration required under the laws of Oklahoma.

    Each option granted under the Plan will expire on the date specified by the Committee, but not more than ten years from the date of grant or, in the case of a 10% Shareholder, not more than five years from the date of grant. Unless otherwise agreed, an incentive stock option will terminate not more than 90 days (or twelve months in the event of death or disability) after the optionee's termination of employment.

    An optionee may exercise an option by giving notice to the Company, accompanied by an instrument of accession providing that the optionee agrees to be bound by the terms applicable to shareholders under the Shareholders' Agreement and full payment of the purchase price in cash or, at the discretion of the Committee, (i) Common Stock having a fair market value equal to the exercise price, (ii) the optionee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable federal rate (as defined in Section 1274(d) of the Internal Revenue Code), (iii) an assignment of proceeds from the sale of a portion of the stock subject to the option being exercised, or (iv) a combination of the foregoing.

    Outstanding options become nonforfeitable and exercisable in full immediately prior to certain defined change of control events. Unless otherwise determined by the Committee, outstanding options will terminate immediately prior to the consummation of the dissolution or liquidation of Dobson.

    The Plan may be terminated or amended by the Board of Directors at any time subject, in the case of certain amendments, to shareholder approval. If not earlier terminated, the Plan expires on June 1, 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table provides information, as of December 31, 1997, concerning beneficial ownership of the Company's Class A Common Stock and Class B Preferred Stock by (a) each person known by the Company to beneficially own more than 5% of such stock, (b) each director and Named Executive Officer who beneficially owns any Class A Common Stock or Class B Preferred Stock, and (c) all directors and executive officers as a group:

                                                          CLASS A                   CLASS B
                                                        COMMON STOCK            PREFERRED STOCK
                                                  ------------------------  ------------------------   PERCENT OF
NAME AND ADDRESS                                   NUMBER OF   PERCENT OF    NUMBER OF   PERCENT OF   TOTAL VOTING
OF BENEFICIAL OWNER                                 SHARES        CLASS       SHARES        CLASS       POWER(1)
------------------------------------------------  -----------  -----------  -----------  -----------  -------------

Everett R. Dobson ..............................     469,998(2)       99.3%     40,000(3)       40.0%        89.0%
  13439 N. Broadway Ext.
  Oklahoma City, OK 73114

Russell L. Dobson ..............................       3,154        *           --           --             *
  13439 N. Broadway Ext.
  Oklahoma City, OK 73114

Thadeus J. Mocarski ............................      --           --          100,000(4)      100.0         17.4
  50 Kennedy Plaza
  Providence, RI 02903

Fleet Venture Resources, Inc. ..................      --           --           69,446         69.4          12.1
  50 Kennedy Plaza
  Providence, RI 02903

Fleet Equity Partners VI, L.P. .................      --           --           29,762         29.8           5.2
  50 Kennedy Plaza
  Providence, RI 02903

All directors and executive officers as a group
  (10 persons)..................................     473,152        100.0      100,000         00.0         100.0

------------------------

*   Less than 1%.

(1) In calculating the percent of total voting power, the voting power of shares of Class A Common Stock (one vote per share) and Class B Preferred Stock (presently equivalent to one vote per share) is aggregated.

(2) All such shares are held by Dobson CC Limited Partnership. As the president and sole director and shareholder of RLD, Inc., the general partner of the partnership, Everett R. Dobson has voting and investment power with respect to such shares.

(3) Includes an option, presently exercisable, to purchase 27,778 shares from Fleet Venture Resources, Inc. ("FVR"), an indirect subsidiary of Fleet Financial Group, 11,905 shares from Fleet Equity Partners VI, L.P. ("FEP6") and 317 shares from Kennedy Plaza Partners ("KPP").

(4) Includes 69,446 shares held by FVR, 29,762 shares held by FEP6 and 792 shares held by KPP. Mr. Mocarski has shared voting and investment power with respect to such shares in his capacity as Senior Vice President of FVR, as Senior Vice President of Fleet Growth Resources II, Inc., an indirect subsidiary of Fleet Financial Group and a general partner of FEP6, and as a general partner of KPP. Mr. Mocarski disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest therein.

    Bruce R. Knooihuizen and Justin L. Jaschke also hold presently exercisable options to purchase 1,508 and 166 shares, respectively, of the Company's Class B Common Stock. No executive officer or director of the Company, other than those listed in the table above and Messrs. Knooihuizen, Mirabito and Jaschke, owns any of the Company's equity securities, including the right to acquire such securities presently or within 60 days after March 15, 1998.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company has adopted a policy requiring that any material transaction between the Company and persons or entities affiliated with officers, directors or principal stockholders of the Company be on terms no less favorable to the Company than reasonably could have been obtained in an arms' length transaction with independent third parties. Any other matters involving potential conflicts of interests are to be resolved on a case-by-case basis.

    In the Reorganization in February 1997, the shareholders of DOC exchanged their DOC stock for the following stock of Dobson: Dobson CC Limited Partnership, 469,998 shares of Class A Common Stock; Russell L. Dobson, 3,154 shares of Class A Common Stock; Telco, 100,000 shares of Class A Preferred Stock; Fleet Venture Resources, Inc., 69,446 shares of Class B Preferred Stock; Fleet Equity Partners VI, L.P., 29,762 shares of Class B Preferred Stock; and Kennedy Plaza Partners, 792 shares of Class B Preferred Stock. In addition, Dobson assumed outstanding DOC stock options, substituting shares of Dobson's Class B Common Stock for the DOC stock subject to options held by the following optionees: Justin L. Jaschke, 833 shares; G. Edward Evans, 6,033 shares; Bruce
R. Knooihuizen, 7,541 shares. Also, in February 1997, Dobson issued 100,000 shares of its Class C Preferred Stock to the Fleet Investors (each holding the same number of shares as it holds of Class B Preferred Stock).

    Transactions with the Company described below refer to DOC if they occurred prior to February 1997.

    In March 1996, the Fleet Investors purchased 100,000 shares of Class B Preferred Stock from the Company for $10.0 million. In connection with this transaction, the Company and its shareholders entered into a Shareholders' Agreement providing for, among other matters, registration rights, restrictions on the transfer of Company stock, put and call rights with respect to the Class B Preferred Stock, and the issuance of additional stock upon the happening of certain events. The Fleet Investors also granted the Company a stock option. In connection with the Reorganization, Dobson and its shareholders entered into a new Shareholders' Agreement having substantially the same terms and conditions.

    The Everett R. Dobson Irrevocable Family Trust, Steven T. Dobson Irrevocable Family Trust and Robbin L. Dobson Irrevocable Family Trust (collectively, the "Dobson Trusts") were co-borrowers with the

Company and certain of its subsidiaries under a prior bank facility, which was first entered into in 1994. The Dobson Trusts are the limited partners of Dobson CC Limited Partnership, which holds more than 99% of Dobson's Class A Common Stock and, prior to the Reorganization, held more than 99% of DOC's Class A Common Stock. See Item 12. Security Ownership of Certain Beneficial Owners and Management. The Company and its borrower subsidiaries guaranteed, and the Company pledged the equity securities of certain of its subsidiaries as security for, the obligations of the Dobson Trusts under a $6.0 million promissory note maturing in 2004 (the "Trust Loan"), and Dobson CC Limited Partnership guaranteed the loan obligations of the Company and its subsidiaries under the prior bank facility. All borrowings were secured by the Class A Common Stock. In accordance with the terms of the Fleet Investors Purchase Agreement and the prior bank facility, the Company paid dividends on the Class A Common Stock in amounts sufficient to permit the Dobson Trusts to service the Trust Loan. The Dobson Trusts incurred legal fees totaling approximately $.5 million in connection with the negotiation and closing of the credit agreement for the prior bank facility in 1994 and an amendment effected in 1996. Such fees were paid by the Company. In connection with the Reorganization, the Company used $7.5 million of borrowings under the Bank Facility to pay a dividend to holders of its Class A Common Stock, of which $6.0 million was used to fully pay the Trust Loan and $.5 million was used to pay indebtedness owed to the Company by the Dobson Trusts with respect to the legal fees described above.

    Everett R. Dobson and Russell L. Dobson beneficially owned 67% of the capital stock of ATTI. In December 1996, the Company consolidated $263,000 of ATTI's outstanding indebtedness to the Company in an unsecured promissory note which provided for interest at an annual rate of 10%. The consolidation refinanced earlier loans made prior to 1994. At September 30, 1997, National Telecommunications Technologies, Inc. ("Natelco"), a wholly-owned subsidiary of ATTI, was indebted to the Company in the aggregate principal amount of $307,000, representing funds advanced by the Company during 1992, 1993 and 1995. The indebtedness was evidenced by an unsecured promissory note which provided for interest at an annual rate of 10%. The ATTI and Natelco loans (combined principal amount of $570,000) were paid in full on October 1, 1997 in connection with the closing of the Arizona 5 Acquisition. The Company loaned another subsidiary of ATTI $21,000 in 1994 and $32,000 in 1995, at annual interest rates of 12% and 14%, respectively. These loans were paid in full in October 1995 and January 1996.

    Through September 30, 1997, the Company performed certain management services for ATTI and its subsidiaries, including accounting, plant and central office management and engineering. Billings for the services were based on the time spent by, and hourly rates of, Company personnel and expenses incurred. During 1995, 1996 and the nine months ended September 30, 1997, the aggregate amounts billed for management fees and expenses to ATTI and its subsidiaries were approximately $210,000, $333,000 and $110,000, respectively. The amounts owed by these entities to the Company for management fees at December 31, 1995 and 1996 and September 30, 1997 were $1.0 million, $1.2 million and $1.3 million, respectively. All amounts owed by ATTI and its subsidiaries for management services rendered prior to September 30, 1997 were paid in October 1997 in connection with the closing of the Arizona 5 Acquisition. In connection with the Arizona 5 Acquisition, ATTI became a wholly owned subsidiary of the Company, and a new company NATELCO, LLC (an affiliate of Everett R. Dobson and Russell L. Dobson) was created. For the three months ended December 31, 1997 the amount billed for management fees and expenses to NATELCO, LLC was approximately $21,000. The amount owed by NATELCO, LLC to the Company for management fees at December 31, 1997 was $8,900.

    ATTI beneficially owned a 20.55% partnership interest in the Arizona 5 Partnership. In connection with the Arizona 5 Acquisition, the Company purchased all of the outstanding capital stock of ATTI for $14.2 million, of which Everett
R. Dobson and Russell L. Dobson, together, received $9.5 million. The purchase price for the ATTI stock was based on ATTI's beneficial ownership in the Arizona 5 Partnership and negotiations between the Company and the other partner of the Arizona 5 Partnership.

    In March 1996, the Company made a $1.4 million unsecured loan to Everett R. Dobson. The loan was repaid on October 1, 1997 in connection with the Arizona 5 Acquisition. Interest on the amount borrowed was payable quarterly at the same annual rate as that payable under the Company's prior bank facility. The loan consolidated amounts borrowed prior to 1994, together with accrued interest.

    In June 1997, Everett R. Dobson executed a promissory note in favor of the Company in the amount of approximately $354,000, which refinanced loans made to him by the Company during 1996, together with accrued interest. The loan was repaid on October 1, 1997 in connection with the Arizona 5 Acquisition. The loan bore interest at 8% per annum. In December 1996, the Company made a one-year loan in the amount of $12,900 to Russell L. Dobson which bore interest at 9% per annum. In June 1997, the Company made an additional loan to Russell L. Dobson in the principal amount of $423,000, of which $304,000 consolidated amounts owed to the Company since prior to 1994, and $119,000 refinanced a loan made to him in November 1996, in each case together with accrued interest. This loan bore interest at an annual rate of 9.07%. Both loans to Russell L. Dobson were paid in full on October 1, 1997 in connection with the Arizona 5 Acquisition. The interest rate charged on the loan to Everett R. Dobson represented the Company's costs of borrowed funds. The interest rate on the loans to Russell L. Dobson approximated the prevailing market rates at the time the loans were first made. In 1993, Steven T. Dobson was indebted to the Company in the principal amount of $7,500, which loan was paid in full in March 1995.

    The Company leases its headquarters from WillRuss Limited Liability Company ("WillRuss") pursuant to a 10-year lease expiring in 2005. WillRuss is owned by Russell L. Dobson and his wife. Monthly rent under the lease is approximately $23,000, or $.93 per square foot. The Company believes that the terms of this lease are no less favorable to the Company than could be obtained in a lease from an unrelated party. In August 1995, the Company loaned WillRuss $60,000, which was paid in full in September 1995, together with interest at an annual rate of 10%.

    The Company made a $300,000 home mortgage loan to G. Edward Evans in February 1997 in connection with his employment. See "Employment Agreements" in
Item 11. Executive Compensation. The loan is payable in 60 monthly installments of $1,400, including interest at the annual rate of 4%, with the balance due at maturity in February 2002.

    In 1995, the Company bought 75,000 shares of common shares of Zenex for $75,000 and 400,000 shares of Zenex preferred stock for $400,000, and received an option to purchase additional shares of Zenex common stock. In early 1996, the Company purchased an additional 275,000 shares of Zenex preferred stock for $275,000. In October 1996, Zenex redeemed all shares of Zenex preferred stock held by the Company and purchased the Company's option for an aggregate of $825,000. At the same time, the Company sold 30,000 shares of Zenex common stock to an unrelated party for $142,000. In July 1997, the Company purchased 30,000 shares of Zenex common stock for $150,000 and resold the shares in November 1997 to Everett R. Dobson at a price equal to the Company's cost. In September 1997, the Company purchased a loan for $263,882 made by a bank to Zenex and resold such loan to Everett R. Dobson in November 1997 at a price equal to the Company's cost plus accrued interest. Everett R. Dobson, an executive officer, director and principal shareholder of the Company, was a director of Zenex from August 1995 to September 1997.

    In January 1998, a subsidiary of the Company purchased contractual rights, information data and other rights with respect to certain of Zenex's long distance customers located in areas served by Telco for $105,000. In addition, on April 7, 1998, the Company entered into a non-binding letter of intent with Zenex to purchase all of Zenex's assets (except for Zenex's switch and those assets relating to the business of prepaid long distance cards) for approximately $7.0 million, subject to adjustment. Under the Zenex letter of intent, the Company will pay $500,000 in cash at the closing and will assume various Zenex obligations including the Zenex bank loan held by Everett R. Dobson (approximately $263,881 together with accrued interest). The purchase of assets from Zenex and the related transactions are subject to the negotiation and execution of a definitive agreement and other customary closing conditions.

                     DESCRIPTION OF SENIOR PREFERRED STOCK

    The summary contained herein of certain provisions of the Senior Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the provisions of the Certificate of Designation, the form of which is available from the Company upon request. The definitions of certain terms used in the Certificate of Designation and in the following summary are set forth under "--Certain Definitions."

GENERAL

    The Certificate of Incorporation of the Company authorizes the Board of Directors to issue classes of preferred stock from time to time in one or more series, with such designations, voting powers, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions as may be determined by the Board of Directors. Pursuant to the Certificate of Designation, up to 550,000 shares of Senior Preferred Stock with a liquidation preference of $1,000 per share have been authorized for issuance. Such shares include the 179,942.535 Old Shares currently outstanding, the New Shares to be issued pursuant to this Exchange Offer and additional shares of Senior Preferred Stock which may be used to pay dividends on the Senior Preferred Stock if the Company elects to pay dividends in additional Senior Preferred Stock. The Senior Preferred Stock will be exchangeable, at the option of the Company, into the Exchange Debentures, at any time. See "--Exchange." The Old Shares are and New Shares will be, when issued by the Company, fully paid and nonassessable and the holders thereof will not have any subscription or preemptive rights related thereto. United States Trust Company of New York is the transfer agent and registrar for the Senior Preferred Stock (the "Transfer Agent" and "Registrar").

RANKING

    The Senior Preferred Stock, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, ranks (i) senior to all classes of Common Stock of the Company, the Class A Preferred Stock, the Class B Preferred Stock, the Class C Preferred Stock and to each other class of capital stock or series of preferred stock established after the date of this Prospectus by the Board of Directors, the terms of which do not expressly provide that it ranks senior to or on a parity with the Senior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to, together with all classes of Common Stock of the Company, as the "Junior Securities"); (ii) subject to certain conditions, on a parity with any class of capital stock or series of preferred stock issued by the Company established after January 16, 1998 by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Senior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Securities"); and (iii) subject to certain conditions, junior to each class of capital stock or series of preferred stock issued by the Company established after January 16, 1998 by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Senior Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Securities"). The Senior Preferred Stock will be subject to the issuance of series of Junior Securities, Parity Securities and Senior Securities, PROVIDED that the Company may not issue any new class of Senior Securities without the approval of the holders of at least a majority of the shares of Senior Preferred Stock then outstanding, voting or consenting, as the case may be, separately as one class, except that, without the approval of holders of the Senior Preferred Stock, the Company may issue shares of Senior Securities in exchange for, or the proceeds of which are used to redeem or repurchase, (1) all (but not less than all) shares of Senior Preferred Stock then outstanding or (2) indebtedness of the Company.

DIVIDENDS

    Holders of Senior Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends on the Senior Preferred Stock at a rate per annum equal to 12 1/4% of the liquidation preference per share, payable quarterly. All dividends will be cumulative, whether or not earned or declared, on a daily basis from the date of issuance of the Senior Preferred Stock and will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing on April 15, 1998. On and before January 15, 2003, the Company may pay dividends, at its option, in cash or in additional fully paid and nonassessable Senior Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends. Dividends paid in additional shares of Senior Preferred Stock will be calculated and paid to registered holders to the fifth decimal point.

    The Company has been advised by the Depository Trust Company that its systems will not permit the allocation of fractional shares. Consequently, payments made to Cede & Co. (as nominee for DTC) will include cash in lieu of fractional shares based on the liquidation preference of the Senior Preferred Stock. Registered holders other than Cede & Co., if any, will continue to receive fractional shares of Senior Preferred Stock calculated to the fifth decimal place.

    After January 15, 2003, dividends may be paid only in cash. However, the Senior Note Indenture and the Bank Credit Facilities restrict the payment of cash dividends by the Company, and future agreements may provide the same. If any dividend (or portion thereof) payable on any dividend payment date is not declared or paid in full in cash (or on or prior to January 15, 2003, in cash or Senior Preferred Stock) on such dividend payment date, the amount of accrued and unpaid dividends will bear interest at the dividend rate on the Senior Preferred Stock, compounding quarterly, until declared and paid in full.

    Accrued but unpaid dividends on Old Shares tendered and accepted in the Exchange Offer will not be paid at the time of the exchange. However, such dividends will be paid in New Shares on the first interest payment date following consummation of the Exchange Offer.

    No full dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Securities for any period unless full cumulative dividends shall have been or contemporaneously shall be declared and paid in full or declared and, if payable in cash, a sum in cash shall be set apart for such payments on the Senior Preferred Stock. If full dividends are not so paid, the Senior Preferred Stock shall share dividends PRO RATA with the Parity Securities. No dividends may be paid or set apart for such payment on Junior Securities (except dividends on Junior Securities in additional shares of Junior Securities) and no Junior Securities or Parity Securities may be repurchased, redeemed or otherwise retired nor may funds be set apart for payment with respect thereto if full cumulative dividends shall not have been paid on the Senior Preferred Stock.

OPTIONAL REDEMPTION

    The Senior Preferred Stock may be redeemed (subject to contractual and other restrictions with respect thereto and to the legal availability of funds therefor) at any time on or after January 15, 2003, at the Company's option, in whole or in part, at the redemption prices (expressed as a percentage of the liquidation preference thereof) set forth below, plus an amount in cash equal to all accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for the period from the dividend payment date immediately prior to the redemption date to the redemption date, but subject to the right of holders of Senior Preferred Stock on a record date to receive dividends on a dividend payment date), if redeemed during the 12-month period beginning January 15 of each of the years set forth below.

YEAR                                                                               PERCENTAGE
---------------------------------------------------------------------------------  -----------
2003.............................................................................     106.125%
2004.............................................................................     104.084%
2005.............................................................................     102.042%
2006 and thereafter..............................................................     100.000%

------------------------

    In addition, on or prior to January 15, 2001, the Company may redeem Senior Preferred Stock having an aggregate liquidation preference of up to $61,250,000 of the aggregate liquidation preference of all Senior Preferred Stock at a redemption price equal to 112.250% of the liquidation preference, plus an amount in cash equal to all accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for the period from the dividend payment date immediately prior to the redemption date to the redemption date, but subject to the right of holders of Senior Preferred Stock on a record date to receive dividends due on a dividend payment date), with the proceeds of any sale of its Common Stock, PROVIDED that such redemption date occurs within 180 days after consummation of such sale and at least $113 million aggregate liquidation preference of Senior Preferred Stock remains outstanding after each such redemption.

    No optional redemption may be authorized or made unless prior thereto full unpaid cumulative dividends shall have been paid or a sum set apart for such payment on the Senior Preferred Stock.

    In the event of partial redemptions of Senior Preferred Stock, the shares to be redeemed will be determined PRO RATA or by lot, as determined by the Company, except that the Company may redeem such shares held by any holder of fewer than 100 shares without regard to such PRO RATA redemption requirement. The Senior
Note Indenture, the New DOC Facility Agreement and the New Credit Facility Agreement restrict the Company's ability to redeem the Senior Preferred Stock and future agreements may contain similar provisions. See "Description of Indebtedness--The Senior Notes," ["--The Bank Facility"] and "--The New Credit Facility." Notice of redemption will be mailed by first-class mail to each holder's registered address at least 30 but no more than 60 days prior to the redemption date. If any Senior Preferred Stock is to be redeemed in part, the notice of redemption that related to such Senior Preferred Stock shall state the portion of the liquidation preference to be redeemed. New shares of Senior Preferred Stock having an aggregate liquidation preference equal to the unredeemed portion will be issued in the name of the holder thereof upon cancellation of the original Senior Preferred Stock and, unless the Company fails to pay the redemption price on the redemption date, after the redemption date, dividends will cease to accrue on the Senior Preferred Stock called for redemption.

MANDATORY REDEMPTION

    The Senior Preferred Stock will be subject to mandatory redemption (subject to the legal availability of funds therefor but without regard to any contractual or other restrictions with respect thereto) in whole on January 15, 2008 (the "Mandatory Redemption Date") at a price, payable in cash, equal to the liquidation preference thereof plus all accumulated and unpaid dividends to the date of redemption.

CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, the Company will be required (subject to any contractual and other restrictions with respect thereto existing on the Closing Date and the legal availability of funds therefor) to make an Offer to Purchase (the "Change of Control Offer") to each holder of Senior Preferred Stock to repurchase all or any part of such holder's Senior Preferred Stock at a cash purchase price equal to 101% of the liquidation preference thereof, plus an amount in cash equal to all accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for the period from the dividend payment date immediately prior to the date of purchase to the date of purchase) (the "Change of Control Payment"). The Change of Control Offer must be made within 30 days following a Change of Control, must remain open for at least 30 and not more than 40 days and must comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations. Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer if any Indebtedness outstanding on the Closing Date which would prohibit such Change of Control Offer or any Indebtedness under the DOC Facility is outstanding upon the occurrence of a Change of Control until such Indebtedness is repaid, redeemed or repurchased in full, in which case the date on which all such Indebtedness is so repaid, redeemed or repurchased will, under the Certificate of Designation, be deemed to be the date on which such Change of Control shall have occurred.

    None of the provisions in the Certificate of Designation relating to a purchase upon a Change of Control are waivable by the Board of Directors. The Company could, in the future, enter into certain transactions, including certain recapitalizations of the Company, that would not constitute a Change of Control, but would increase the amount of indebtedness outstanding at such time. If a Change of Control were to occur, the Company would be obligated to offer to repurchase all Indebtedness outstanding on the Closing Date which would prohibit a Change of Control Offer prior to making an offer to repurchase Senior Preferred Stock, and there can be no assurance that the Company would have sufficient funds to pay the purchase price for all Senior Preferred Stock that the Company would be required to purchase. In the event that the Company were required to purchase outstanding Senior Preferred Stock pursuant to a Change of Control Offer, the Company expects that it would need to seek third-party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing. In addition, the Company's ability to purchase the Senior Preferred Stock may be limited by other then-existing agreements and by restrictions imposed by Oklahoma law.

LIQUIDATION PREFERENCE

    Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of Senior Preferred Stock will be entitled to be paid, out of the assets of the Company available for distribution, $1,000 per share, plus an amount in cash equal to accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last dividend payment date to the date fixed for liquidation, dissolution or winding-up), before any distribution is made on any Junior Securities, including, without limitation, the Class A Preferred Stock, the Class B Preferred Stock, the Class C Preferred Stock and Common Stock of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Senior Preferred Stock and all other Parity Securities are not paid in full, the holders of the Senior Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference and accumulated and unpaid dividends to which each is entitled. After payment of the full amount of the liquidation preferences and accumulated and unpaid dividends to which they are entitled, the holders of Senior Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company. However, a merger, consolidation or sale, of all or substantially all of the assets of the Company that complies with the provisions described below under "Consolidation, Merger and Sale of Assets" shall not be deemed to be a liquidation, dissolution or winding-up of the Company.

    The Certificate of Designation for the Senior Preferred Stock does not contain any provision requiring funds to be set aside to protect the liquidation preference of the Senior Preferred Stock, although such liquidation preference will be substantially in excess of the par value of such Senior Preferred Stock. In addition, the Company is not aware of any provision of Oklahoma law or any controlling decision of the courts of the State of Oklahoma (the state of incorporation of the Company) that requires a restriction upon the surplus of the Company solely because the liquidation preference of the Senior Preferred Stock will exceed its par value. Consequently, there will be no restriction upon the surplus of the Company solely because the liquidation preference of the Senior Preferred Stock will exceed the par value and there will be no remedies available to holders of the Senior Preferred Stock before or after the payment of any dividend, other than in connection with the liquidation of the Company, solely by reason of the fact that such dividend would reduce the surplus of the Company to an amount less than the difference between the liquidation preference of the Senior Preferred Stock and its par value.

VOTING RIGHTS

    The holders of Senior Preferred Stock will have no voting rights with respect to general corporate matters except as provided by law or as set forth in the Certificate of Designation. The Certificate of Designation provides that if (a) dividends on the Senior Preferred Stock are in arrears and unpaid (and, with respect to dividends that become payable after January 15, 2003, are not paid in cash) for four quarterly periods (whether or not consecutive), (b) the Company fails to discharge any redemption obligation with respect to the Senior Preferred Stock, (c) the Company fails to make an offer to purchase (and complete such purchase of) all of the outstanding shares of Senior Preferred Stock following a Change of Control, if such offer to purchase is required by the provisions set forth above under the caption "--Change of Control," (d) a breach or violation of the provisions described under the caption "-- Covenants" occurs and such breach or violation continues for a period of 30 consecutive days or more after notice thereof to the Company by holders of 25% or more of the shares of Senior Preferred Stock then outstanding or (e) there occurs with respect to any issue or issues of Indebtedness of the Company and/or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of the Company and/or any Significant Subsidiary, whether such Indebtedness now exists or shall hereafter be created,
(i) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (ii) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default, then the number of directors constituting the Board of Directors will be adjusted to permit the holders of the majority of the then outstanding shares of Senior Preferred Stock, voting separately as a class, to elect two directors. Such voting rights and the term of office of such elected directors will continue until such time as all dividends in arrears on the Senior Preferred Stock are paid in full (and, in the case of dividends payable after January 15, 2003, paid in cash) and any failure, breach or default referred to in clause (b), (c), (d) or (e) is remedied, at which time the term of any directors elected pursuant to the provisions of this paragraph shall terminate. For the purpose of determining the number of quarterly periods for which accrued dividends have not been paid, any accrued and unpaid dividend that is subsequently paid shall not be treated as unpaid. Each such event described in clauses (a) through (e) above is referred to herein as a "Voting Rights Triggering Event." Within 15 days of the time the Company becomes aware of the occurrence of any default referred to in clause (d) or (e) above, the Company shall give written notice thereof to holders of the Senior Preferred Stock.

    The Certificate of Designation provides that, upon the occurrence of a Voting Rights Triggering Event, the number of directors constituting the Board of Directors will be increased by two directors, whom the holders of Senior Preferred Stock are entitled to elect. Whenever the right of the holders of Senior Preferred Stock to elect directors shall cease, the number of directors constituting the Board of Directors will be restored to the number of directors constituting the Board of Directors prior to the time or event that entitled the holders of Senior Preferred Stock to elect directors.

    Any vacancy occurring in the office of a director elected by the holders of Senior Preferred Stock may be filled by the remaining director elected by such holders unless and until such vacancy shall be filled by such holders.

    The Certificate of Designation provides that, except as stated above under "--Ranking," the Company will not authorize any class of Senior Securities without the affirmative vote or consent of the holders of at least a majority of the shares of Senior Preferred Stock then outstanding, voting or consenting, as the case may be, separately as one class. The Certificate of Designation also provides that the Company may not amend the Certificate of Designation so as to affect adversely the specific rights, preferences, privileges or voting rights of holders of the Senior Preferred Stock, or authorize the issuance of any additional shares of Senior Preferred Stock, without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, separately as one class. The holders of at least a majority of the outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, separately as one class, may also waive compliance with any provision of the Certificate of Designation. The Certificate of Designation also provides that, except as set forth above, (a) the creation, authorization or issuance of any shares of Junior Securities, Parity Securities or Senior Securities or (b) the increase or decrease in the amount of authorized capital stock of any class, including any preferred stock, shall not require the consent of the holders of Senior Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of the holders of Senior Preferred Stock.

    Under Oklahoma law, the holders of Senior Preferred Stock will be entitled to vote as a class upon a proposed amendment to the Certificate of Incorporation, whether or not entitled to vote thereon by the Certificate of Incorporation, if the amendment would increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

CERTAIN DEFINITIONS

    Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the Certificate of Designation. Reference is made to the Certificate of Designation for the full definitions of all such terms as well as any other capitalized terms used herein for which no definition is provided.

    "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by a Restricted Subsidiary and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; PROVIDED that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

    "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; PROVIDED that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):
(i) the net income of any Person (other than net income attributable to a Restricted Subsidiary) in which any Person (other than the Company or any of its Restricted Subsidiaries) has a joint interest and the net income of any Unrestricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such other Person or such Unrestricted Subsidiary during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant described below (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries; (iii) except in the case of any restriction or encumbrance permitted under clause (vi) of the "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant, the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales; (v) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant described below, any amount paid or accrued as dividends on Senior Preferred Shares of the Company or any Restricted Subsidiary owned by Persons other than the Company and any of its Restricted Subsidiaries; and (vi) all extraordinary gains and extraordinary losses, net of tax.

    "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

    "Asset Acquisition" means (i) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries; PROVIDED that such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such investment or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; PROVIDED that the property and assets acquired are related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such acquisition.

    "Asset Disposition" means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary or (ii) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.

    "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or (iii) any other property and assets of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions described under "Consolidation, Merger and Sale of Assets"; PROVIDED that "Asset Sale" shall not include (a) sales or other dispositions of inventory, receivables and other current assets, (b) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, PROVIDED that the consideration received consists of property or assets (other than current assets) of a nature or type or that are used in a business (or a company having property or assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or business of, the Company and its Restricted Subsidiaries existing on the date of such sale or other disposition or (c) sales, transfers or other dispositions of assets constituting a Restricted Payment permitted to be made under the "Limitation on Restricted Payments" covenant.

    "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

    "Bank Facility Agreement" means the DOC Facility Agreement, together with all other agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith, in each case as such agreements, instruments or documents may be amended, supplemented, extended, renewed, replaced or otherwise modified from time to time.

    "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the Closing Date, including, without limitation, all Common Stock and Senior Preferred Shares.

    "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

    "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

    "Change of Control" means such time as (i) (a) prior to the occurrence of a Public Market, a "person" or "group" (within the meaning of Section 13(d) or 14(d)(2) under the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Voting Stock representing a greater percentage of the total voting power of the Voting Stock of the Company, on a fully diluted basis, than is held by the Existing Stockholders and their Affiliates on such date and (b) after the occurrence of a Public Market, a "person" or "group" (within the meaning of Section 13(d) or 14(d)(2) under the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the Voting Stock of the Company on a fully diluted basis and such ownership represents a greater percentage of the total voting power of the Voting Stock of the Company, on a fully diluted basis, than is held by the Existing Stockholders and their Affiliates on such date; or (ii) individuals who on the Closing Date constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

    "Class A Common Stock" means the Class A Common Stock, par value $1.00 per share, of the Company.

    "Class A Preferred Stock" means the Class A Non-Voting, Non-Convertible Preferred Stock, par value $1.00 per share, of the Company.

    "Class B Preferred Stock" means the Class B Convertible Preferred Stock, par value $1.00 per share, of the Company.

    "Class C Preferred Stock" means the Class C Preferred Stock, par value $1.00 per share, of the Company.

    "Closing Date" means January 22, 1998, the date on which the Preferred Stock was originally issued.

    "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's equity, other than Preferred Shares of such Person, whether now outstanding or issued after the Closing Date, including without limitation, all series and classes of such Common Stock.

    "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income (i) Consolidated Interest Expense,
(ii) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iii) depreciation expense, (iv) amortization expense, and (v) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP; PROVIDED that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by
(B) the quotient of (1) the number of shares of outstanding Common Stock of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding Common Stock of such Restricted Subsidiary on the last day of such period.

    "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; EXCLUDING, HOWEVER, (i) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof) and (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Senior Notes and the Senior Preferred Stock, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

    "Consolidated Leverage Ratio" means, on any Transaction Date, the ratio of
(i) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date, plus, solely for purpose of calculating whether a Restricted Payment may be made pursuant to clause (vi) or (vii) of the "Limitation on Restricted Payments" covenant, the maximum fixed redemption or repurchase price of the Senior Preferred Stock and any Senior Securities or Parity Securities at the time of determination, to (ii) the aggregate amount of Consolidated EBITDA for the four fiscal quarters for which financial statements of the Company have been filed with the Commission pursuant to the "Commission Reports and Reports to Holders" covenant described below (such four fiscal quarter period being the "Four Quarter Period"); PROVIDED that (A) PRO FORMA effect shall be given to any Indebtedness that is to be Incurred or repaid on the Transaction Date as if such Incurrence or repayment had occurred on the first day of such Four Quarter Period; (B) PRO FORMA effect shall be given to Asset Dispositions and Asset Acquisitions (including giving PRO FORMA effect to the application of proceeds of any Asset Disposition) that occur during the period beginning on the first day of the Four Quarter Period and ending on the Transaction Date (the "Reference Period") as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and (C) PRO FORMA effect shall be given to asset dispositions and asset acquisitions (including giving PRO FORMA effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; PROVIDED that to the extent that clause (B) or (C) of this sentence requires that PRO FORMA effect be given to an Asset Acquisition or Asset Disposition, such PRO FORMA calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available.

    "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

    "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

    "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Mandatory Redemption Date, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Mandatory Redemption Date or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Mandatory Redemption Date; PROVIDED that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of a "change of control" occurring prior to the Mandatory Redemption Date shall not constitute Disqualified Stock if the "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in the "Change of Control" covenant and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Senior Preferred Stock as is required to be repurchased pursuant to the "Change of Control" covenant.

    "Dobson Wireline" means Dobson Wireline Company.

    "Existing Stockholders" means Everett R. Dobson and Fleet Investors.

    "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution; PROVIDED that for purposes of clause (viii) of the second paragraph of the "Limitation on Indebtedness" covenant, (x) the fair market value of any security registered under the Exchange Act shall be the average of the closing prices, regular way, of such security for the 20 consecutive trading days immediately preceding the sale of Capital Stock and (y) in the event the aggregate fair market value of any other property received by the Company exceeds $10 million, the fair market value of such property shall be determined by a nationally recognized investment banking firm and set forth in their written opinion which shall be delivered to the Transfer Agent.

    "Fleet Investors" means Fleet Venture Resources, Inc., Fleet Equity Partners VI, L.P. and Kennedy Plaza Partners and their Affiliates.

    "Fleet Investors Preferred Stock" means the Class B Preferred Stock and the Class C Preferred Stock.

    "FCC" means the Federal Communications Commission.

    "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in the Certificate of Designation shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the Certificate of Designation shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the offering of the Senior Notes and the Senior Preferred Stock and (ii) except as otherwise PROVIDED, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

    "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

    "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Indebtedness by reason of a Person becoming a Restricted Subsidiary; PROVIDED that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

    "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (i) or (ii) above or (v), (vi), (vii) or (viii) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; PROVIDED that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person, (viii) the maximum fixed redemption or repurchase price of Disqualified Stock of such Person at the time of determination and (ix) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date (or in the case of a revolving credit or other similar facility, the total amount of funds outstanding and/or available on the date of determination) of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, PROVIDED (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with GAAP, (B) money borrowed at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall be deemed not to be "Indebtedness" and (C) that Indebtedness shall not include any liability for federal, state, local or other taxes.

    "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

    "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the fair market value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary (other than as a result of being designated as an Unrestricted Subsidiary under clause (i) above), including without limitation, by reason of any transaction permitted by clause (iii) of the "Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries" covenant. For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant described below, (i) "Investment" shall include the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary,
(ii) the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

    "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

    "Mandatory Redemption Date" means January 15, 2008.

    "Moody's" means Moody's Investors Service, Inc. and its successors.

    "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and
(b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

    "New Credit Facility Agreement" means the Operations Facility, together with all other agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith, in each case as such credit agreement, other agreements, instruments or documents may be amended, supplemented, extended, renewed, replaced or otherwise modified from time to time.

    "New Credit Facility Commitment Letter" means the commitment letter (including the Summary of Terms and Conditions attached thereto) dated January 7, 1998 among Dobson Communications Corporation, Operations, NationsBank of Texas, N.A. and NationsBanc Montgomery Securities LLC.

    "New DOC Facility Agreement" means the DOC Facility, together with all other agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith, in each case as such credit agreement, other agreements, instruments or documents may be amended, supplemented, extended, renewed, replaced or otherwise modified from time to time.

    "New DOC Facility Commitment Letter" means the commitment letter (including the Summary of Terms and Conditions attached thereto) dated January 7, 1998 among Dobson Communications Corporation, Dobson Operating Company, NationsBank of Texas, N.A. and NationsBanc Montgomery Securities LLC.

    "Offer to Purchase" means an offer by the Company to purchase Senior Preferred Stock from the Holders commenced by mailing a notice to the Transfer Agent and each Holder stating: (i) the covenant pursuant to which the offer is being made and that all Senior Preferred Stock validly tendered will be accepted for payment on a PRO RATA basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any Senior Preferred Stock not tendered will continue to accrue dividends pursuant to its terms; (iv) that, unless the Company defaults in the payment of the purchase price, any Senior Preferred Stock accepted for payment pursuant to the Offer to Purchase shall cease to accrue dividends on and after the Payment Date; (v) that Holders electing to have Senior Preferred Stock purchased pursuant to the Offer to Purchase will be required to surrender the Senior Preferred Stock, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Senior Preferred Stock completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the liquidation preference of Senior Preferred Stock delivered for purchase and a statement that such Holder is withdrawing its election to have such Senior Preferred Stock purchased; and
(vii) that Holders whose Senior Preferred Stock is being purchased only in part will be issued new shares of Senior Preferred Stock equal in liquidation preference to the unpurchased portion of the Senior Preferred Stock surrendered; PROVIDED that each share of Senior Preferred Stock purchased and each new share of Senior Preferred Stock issued shall be in a liquidation preference of $1,000 or integral multiples thereof. On the Payment Date, the Company shall (i) accept for payment on a PRO RATA basis Senior Preferred Stock or portions thereof validly tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Senior Preferred Stock or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Transfer Agent all Senior Preferred Stock or portions thereof so accepted together with an Officers' Certificate specifying the Senior Preferred Stock or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Senior Preferred Stock so accepted payment in an amount equal to the purchase price, and the Transfer Agent shall promptly countersign and mail to such Holders new shares of Senior Preferred Stock equal in liquidation preference to any unpurchased portion of the Senior Preferred Stock surrendered; PROVIDED that each share of Senior Preferred Stock purchased and each new share of Senior Preferred Stock issued shall be in a liquidation preference of $1,000 or integral multiples thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Transfer Agent shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Senior Preferred Stock pursuant to an Offer to Purchase.

    "Permitted Investment" means (i) an Investment in the Company or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; PROVIDED that such person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such Investment; (ii) Temporary Cash Investments; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; and (iv) stock, obligations or securities received in satisfaction of judgments.

    "Preferred Shares" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference equity, whether now outstanding or issued after the Closing Date, including, without limitation, all series and classes of such preferred stock or preference stock.

    "Public Equity Offering" means an underwritten primary public offering of Common Stock of the Company pursuant to an effective registration statement under the Securities Act.

    A "Public Market" shall be deemed to exist if (i) a Public Equity Offering has been consummated and (ii) at least 15% of the total issued and outstanding Common Stock of the Company has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

    "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

    "Senior Indebtedness" means (i) Indebtedness of the Company under the Senior Notes, the Senior Note Indenture, the Bank Facility Agreement and the New Credit Facility Agreement and all fees, expenses and indemnities payable in connection with any of the foregoing and (ii) all other Indebtedness of the Company, including principal and interest on such Indebtedness, unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, would be PARI PASSU with, or subordinated in right of payment to, the Exchange Debentures; PROVIDED that the term "Senior Indebtedness" shall not include (a) any Indebtedness of the Company that, when Incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code, was without recourse to the Company, (b) any Indebtedness of the Company to a Subsidiary of the Company or to a joint venture in which the Company has an interest, (c) any Indebtedness of the Company, to the extent not permitted by the "Limitation on Indebtedness" or the "Senior Subordinated Indebtedness" covenants described below, (d) any repurchase, redemption or other obligation in respect of Disqualified Stock, (e) any Indebtedness to any employee of the Company or any of its Subsidiaries, (f) any liability for federal, state, local or other taxes owed or owing by the Company or (g) any Trade Payables. Senior Indebtedness will also include interest accruing subsequent to events of bankruptcy of the Company at the rate provided for in the document governing such Senior Indebtedness, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under federal bankruptcy law.

    "Senior Note Indenture" means the Indenture dated as of February 28, 1997 between the Company and United States Trust Company of New York, relating to the Senior Notes, as such indenture may be amended, supplemented, extended, renewed, replaced or otherwise modified from time to time.

    "Senior Notes" means the 11 3/4% Senior Notes due 2007 issued by the Company under the Senior Note Indenture.

    "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

    "S&P" means Standard & Poor's Ratings Services and its successors.

    "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

    "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

    "Temporary Cash Investment" means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, and (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's.

    "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

    "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

    "Unrestricted Subsidiary" means (i) Dobson Wireline or any other Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; PROVIDED that (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the "Limitation on Restricted Payments" covenant described below; and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under the "Limitation on Indebtedness" and "Limitation on Restricted Payments" covenants described below. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that immediately after giving effect to such designation (x) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be incurred for all purposes of the Certificate of Designation and (y) no Voting Rights Triggering Event, or an event which with the giving of notice or the passage of time, or both, would become a Voting Rights Triggering Event, shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Transfer Agent by promptly providing the Transfer Agent a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

    "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

    "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

COVENANTS

    The Certificate of Designation will contain, among others, the following covenants:

LIMITATION ON INDEBTEDNESS

    (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than Indebtedness existing on the Closing Date); PROVIDED that the Company and any Restricted Subsidiary may Incur Indebtedness, if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio would be less than 8 to 1, for Indebtedness Incurred on or prior to December 31, 1998, or 7 to 1, for Indebtedness Incurred thereafter.

    Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following: (i) Indebtedness outstanding at any time in an aggregate principal amount not to exceed $250 million; (ii) Indebtedness (A) to the Company evidenced by a promissory note or (B) to any of its Restricted Subsidiaries; PROVIDED that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii);
(iii) Indebtedness issued
in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness, other than Indebtedness Incurred under clause
(i), (ii), (iv), (vi) or (ix) of this paragraph, and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, accrued dividends, fees and expenses); PROVIDED that such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature or have a mandatory redemption or repurchase date prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and PROVIDED FURTHER that in no event may Indebtedness of the Company be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause (iii); (iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; PROVIDED that such agreements (a) are designed solely to protect the Company or its Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder, or (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition), in an amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition; (v) Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase Senior Preferred Stock tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the Senior Notes; (vi) Guarantees of Indebtedness of the Company by any Restricted Subsidiary; (vii) Indebtedness Incurred to finance the cost (including the cost of design, development, construction, installation or integration) of telecommunications network assets, equipment or inventory acquired by the Company or a Restricted Subsidiary after the Closing Date;
(viii) Indebtedness of the Company not to exceed, at any one time outstanding, two times the sum of (x) the Net Cash Proceeds received by the Company on or after the Closing Date from the issuance and sale of its Capital Stock (other than Disqualified Stock), including the Senior Preferred Stock, to a Person that is not a Subsidiary of the Company to the extent such Net Cash Proceeds have not been used pursuant to clause (C) (2) of the first paragraph, or clause (ix) of the second paragraph, of the "Limitation on Restricted Payments" covenant described below to make a Restricted Payment and (y) 80% of the fair market value of property other than cash received by the Company after the Closing Date from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person that is not a Subsidiary of the Company; PROVIDED that such Indebtedness does not mature prior to the Mandatory Redemption Date; and (ix) Indebtedness outstanding at any time in an aggregate principal amount not to exceed $25 million.

    (b) Notwithstanding any other provision of this "Limitation on Indebtedness" covenant, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this "Limitation on Indebtedness" covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

    (c) For purposes of determining any particular amount of Indebtedness under this "Limitation on Indebtedness" covenant, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

LIMITATION ON SENIOR SUBORDINATED INDEBTEDNESS

    The Company shall not Incur any Indebtedness that is subordinate in right of payment to any Senior Indebtedness unless such Indebtedness would be PARI PASSU with, or subordinated in right of payment to, the Exchange Debentures; PROVIDED that the foregoing limitation shall not apply to distinctions between categories of Senior Indebtedness of the Company that exist by reason of any Liens or Guarantees arising or created in respect of some but not all such Senior Indebtedness.

LIMITATION ON LIENS

    The Company shall not Incur any Indebtedness secured by a Lien ("Secured Indebtedness") which is not Senior Indebtedness unless effective provision is made to have the Exchange Debentures (if and when issued) secured equally and ratably with (or, if the Secured Indebtedness would be subordinated in right of payment to the Exchange Debentures, prior to) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

LIMITATION ON RESTRICTED PAYMENTS

    The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or with respect to its Junior Securities (other than (x) dividends or distributions payable solely in shares of its Junior Securities (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Junior Securities and (y) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders, PROVIDED that such dividends do not in the aggregate exceed the minority stockholders' pro rata share of such Restricted Subsidiaries' net income from the first day of the fiscal quarter beginning immediately following the Closing Date) held by Persons other than the Company or any of its Restricted Subsidiaries, (ii) purchase, redeem, retire or otherwise acquire for value any shares of Junior Securities of
(A) the Company or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Junior Securities) held by any Person or
(B) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Junior Securities) held by any Affiliate of the Company (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of the Company, or
(iii) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iii) being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Voting Rights Triggering Event, or an event which with the giving of notice or the passage of time, or both, would become a Voting Rights Triggering Event, shall have occurred and be continuing,
(B) the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant, (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed pursuant to the "Commission Reports and Reports to Holders" covenant PLUS (2) the aggregate Net Cash Proceeds received by the Company after the Closing Date from the issuance and sale permitted by the Certificate of Designation of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company (except to the extent such Net Cash Proceeds are used to Incur Indebtedness pursuant to clause (viii) under the "Limitation on Indebtedness" covenant) or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Mandatory Redemption Date) PLUS (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments and reductions in Investments made pursuant to clause (ix) of the second paragraph of this "Limitation on Restricted Payments" covenant) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary or (D) dividends on the Senior Preferred Stock shall not have been paid in full as provided in the Certificate of Designation.

    The foregoing provision shall not be violated by reason of: (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;
(ii) the repurchase, redemption or other acquisition of Junior Securities of the Company (or options, warrants or other rights to acquire such Junior Securities) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Junior Securities (other than Disqualified Stock) of the Company;
(iii) the declaration or payment of dividends on the Common Stock of the Company following a Public Equity Offering of such Common Stock, of up to 6% per annum of the Net Cash Proceeds received by the Company in such Public Equity Offering;
(iv) payments or distributions, to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions described under "Consolidation, Merger and Sale of Assets"; (v) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Junior Securities of the Company to the extent necessary in the good faith judgment of the Board of Directors of the Company, to prevent the loss or secure the renewal or reinstatement of any license or franchise held by the Company or any Restricted Subsidiary from any governmental agency; (vi) the purchase of shares of Fleet Investors Preferred Stock of the Company (or the Class A Common Stock into which the Class B Preferred Stock may be converted) pursuant to the exercise of the put rights granted to the Fleet Investors under the Shareholders' Agreement or any mandatory redemption provisions, in each case as in effect on the Closing Date; PROVIDED (a) after giving pro forma effect to any such purchase the Consolidated Leverage Ratio would be less than 7.5 to 1, and
(b) if the event triggering the exercisability of the put rights constitutes a Change of Control, no such repurchase shall be made prior to the Company's repurchase of such Senior Preferred Stock as is required to be repurchased pursuant to the "Change of Control" covenant; (vii) the declaration or payment of dividends on the Fleet Investors Preferred Stock (I) if after giving pro forma effect to any such dividend, the Consolidated Leverage Ratio would be less than 6 to 1 or (II) following a Public Equity Offering of Junior Securities; PROVIDED (A) the Net Cash Proceeds received by the Company in such Public Equity Offering is at least equal to $90 million and (B) the aggregate amount of dividends permitted to be made in any fiscal year of the Company under clause
(iii) and this clause (vii) shall not exceed 6% of the Net Cash Proceeds received by the Company in the Public Equity Offering; (viii) the purchase, redemption, retirement or other acquisition for value of Junior Securities of the Company, or options to purchase such shares, held by directors, employees or former directors or employees of the Company or any Restricted Subsidiary (or their estates or beneficiaries under their estates) upon death, disability, retirement, termination of employment or pursuant to the terms of any agreement under which such shares of Junior Securities or options were issued; PROVIDED that the aggregate consideration paid for such purchase, redemption, acquisition, cancellation or other retirement of such shares of Junior Securities or options after the Closing Date does not exceed $500,000 in any calendar year, or $1.5 million in the aggregate; (ix) Investments in any Person or Persons, the primary business of which is related, ancillary or complementary to the business of the Company and its Restricted Subsidiaries on the date of such Investments, in an aggregate amount not to exceed $30 million plus an amount not to exceed the Net Cash Proceeds received by the Company after the Closing Date from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person that is not a

Subsidiary of the Company, except to the extent such Net Cash Proceeds are used to Incur Indebtedness outstanding pursuant to clause (viii) of the "Limitation on Indebtedness" covenant or to make Restricted Payments pursuant to clause
(C)(2) of the first paragraph, or clause (ii) of this paragraph, of this "Limitation on Restricted Payments" covenant; or (x) the distribution on or with respect to the holders of the Company's Junior Securities of the Capital Stock of an Unrestricted Subsidiary; PROVIDED that, except in the case of clauses (i) and (ii), no Voting Rights Triggering Event, or an event which with the giving of notice or the passage of time, or both, would become a Voting Rights Triggering Event, shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

    Each Restricted Payment permitted pursuant to the preceding paragraph (other than an exchange of Junior Securities for Junior Securities referred to in clause (ii) thereof) and the Net Cash Proceeds from any issuance of Junior Securities referred to in clause (ii) or Capital Stock referred to in clause
(ix) shall be included in calculating whether the conditions of clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments.

LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED
  SUBSIDIARIES

    The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

    The foregoing provisions shall not restrict any encumbrances or restrictions: (i) existing on the Closing Date in the Certificate of Designation, the Bank Facility Agreement, the Senior Note Indenture or any other agreements in effect on the Closing Date, and any amendments, extensions, refinancings, renewals or replacements of such agreements; PROVIDED that, other than as contemplated in clause (vi) below, the encumbrances and restrictions in any such amendments, extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; (ii) existing under or by reason of applicable law; (iii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (iv) in the case of clause (iv) of the first paragraph of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Certificate of Designation or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or (vi) contained in the terms of (A) the New DOC Facility Agreement or the New Credit Facility Agreement, PROVIDED any encumbrance or restriction that would prevent payments of dividends or other distributions to the Company to pay cash interest on the Exchange Debentures or cash dividends on the Senior Preferred Stock applies on or prior to January 15, 2003, or applies thereafter only in the event of an event of default (other than an event of default resulting solely from a breach of a representation or warranty) under the New DOC Facility Agreement or the New Credit Facility Agreement; PROVIDED (x) with respect to any event of default (other than a payment default (including by way of acceleration), bankruptcy default or a loss of a material license or cellular system), such restriction will terminate 180 days after the occurrence of such event of default and (y) the financial covenants which create such encumbrance or restriction on dividends or other distributions in the New DOC Facility Agreement or the New Credit Facility Agreement are no less favorable to the Company or its Subsidiaries than the financial covenants set forth in the New DOC Facility Commitment Letter or the New Credit Facility Commitment Letter; or (B) any Indebtedness of a Restricted Subsidiary, or any agreement pursuant to which such Indebtedness was issued, if the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, if the encumbrance or restriction is not materially more disadvantageous to the Holders of the Senior Preferred Stock than is customary in comparable financings (as determined by the Company) and if the Company determines that any such encumbrance or restriction will not materially affect the Company's ability to make dividend payments on the Senior Preferred Stock or principal or interest payments on the Exchange Debentures. Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the "Limitation on Liens" covenant or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

LIMITATION ON THE ISSUANCE AND SALE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES

    The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly Owned Restricted Subsidiary; (ii) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law; (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary, PROVIDED any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the "Limitation on Restricted Payments" covenant, if made on the date of such issuance or sale; and (iv) sales of Common Stock of a Restricted Subsidiary; PROVIDED that the assets of such Restricted Subsidiary consist solely of assets relating to the Company's PCS or resale business.

LIMITATION ON TRANSACTIONS WITH STOCKHOLDERS AND AFFILIATES

    The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

    The foregoing limitation does not limit, and shall not apply to (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which the Company or a Restricted Subsidiary delivers to the Transfer Agent a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view; (ii) any transaction solely between the Company and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries; (iii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company; (iv) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the

Company is part of a consolidated group for tax purposes; or (v) any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant. Notwithstanding the foregoing, any transaction covered by the first paragraph of this "Limitation on Transactions with Stockholders and Affiliates" covenant and not covered by clauses (ii) through (v) of this paragraph, the aggregate amount of which exceeds $2 million in value, must be approved or determined to be fair in the manner provided for in clause (i)(A) or (B) above.

COMMISSION REPORTS AND REPORTS TO HOLDERS

    Whether or not the Company is required to file reports with the Commission, for so long as any Senior Preferred Stock is outstanding, the Company will file with the Commission all such reports and other information as it would be required to file with the Commission by Sections 13(a) or 15(d) under the Securities Exchange Act of 1934 if it were subject thereto. The Company shall supply the Transfer Agent and each Holder or shall supply to the Transfer Agent for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information.

CONSOLIDATION, MERGER AND SALE OF ASSETS

    The Company will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to any Person or permit any Person to merge with or into the Company unless: (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and the Senior Preferred Stock shall be converted into or exchanged for and shall become shares of such successor company, having in respect of such successor company or resulting company substantially the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon that the Senior Preferred Stock had immediately prior to such transaction; (ii) immediately after giving effect to such transaction, no Voting Rights Triggering Event, or an event which with the giving of notice or the passage of time, or both, would become a Voting Rights Triggering Event, shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the Company, or, if other than the Company, the successor company or resulting company, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;
(iv) immediately after giving effect to such transaction on a pro forma basis the Company, or, if other than the Company, the successor company or resulting company, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant; PROVIDED that this clause (iv) shall not apply to a consolidation or merger with or into a Wholly Owned Restricted Subsidiary with a positive net worth; PROVIDED that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person or the Company) shall be issued or distributed to the stockholders of the Company; and (v) the Company delivers to the Transfer Agent an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; PROVIDED, HOWEVER, that clauses (iii) and (iv) above do not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

EXCHANGE

    The Company may, at the sole option of the Board of Directors (subject to the legal availability of funds therefor), exchange all, but not less than all, of the outstanding Senior Preferred Stock, including any Senior Preferred Stock issued as payment for dividends, into Exchange Debentures, subject to the conditions set forth in the next succeeding paragraph. Presently, the exchange of the Senior Preferred Stock for Exchange Debentures would be restricted by covenants in the Senior Note Indenture and the Bank Facility Agreement and the New DOC Facility Agreement and the New Credit Facility Agreement will restrict such exchange. There can be no assurance that the conditions in such covenants for the exchange of Senior Preferred Stock for Exchange Debentures will be satisfied or that the exchange will occur or that future Indebtedness of the Company would not also restrict an exchange. See "Description of Indebtedness--The Senior Notes" and "--The Bank Facility." In order to effect such exchange, the Company shall (a) if necessary to satisfy the condition set forth in clause (B) in the following paragraph based upon the written advice of counsel to the Company, file a registration statement with the Commission relating to the exchange, and (b) if a registration statement is filed with the Commission pursuant to clause (a), use its best efforts to cause such registration statement to be declared effective as soon as practicable by the Commission unless the opinion referred to in clause (B) in the following paragraph shall have been subsequently delivered.

    In order to effectuate such exchange, the Company shall send a written notice of exchange by mail to each holder of record of Senior Preferred Stock, which notice shall state (i) that the Company is exchanging the Senior Preferred Stock into Exchange Debentures pursuant to the Certificate of Designation and
(ii) the date fixed for exchange (the "Exchange Date"), which date shall not be less than 15 days nor more than 60 days following the date on which such notice is mailed (except as provided in the last sentence of this paragraph). On the Exchange Date, if the conditions set forth in clauses (A) through (E) below are satisfied and the exchange is permitted under the Company's then outstanding indebtedness, the Company shall issue Exchange Debentures in exchange for the Senior Preferred Stock as provided in the next paragraph, PROVIDED that on the Exchange Date: (A) there shall be legally available funds sufficient therefor (including, without limitation, legally available funds sufficient therefor under Oklahoma law); (B) a registration statement relating to the Exchange Debentures shall have been declared effective under the Securities Act prior to such exchange and shall continue to be effective on the Exchange Date or the Company shall have obtained a written opinion of counsel that an exemption from the registration requirements of the Securities Act is available for such exchange and that upon receipt of such Exchange Debentures pursuant to such exchange made in accordance with such exemption, each holder of an Exchange Debenture that is not an Affiliate of the Company will not be subject to any restrictions imposed by the Securities Act upon the resale of such Exchange Debenture, and such exemption is relied upon by the Company for such exchange;
(C) the Exchange Debenture Indenture and the trustee thereunder shall have been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"); (D) immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Exchange Debenture Indenture) would exist under the Exchange Debenture Indenture; and (E) the Company shall have delivered to the Trustee under the Exchange Debenture Indenture a written opinion of counsel, dated the date of exchange, regarding the satisfaction of the conditions set forth in clauses (A), (B) and (C). In the event that (i) the issuance of the Exchange Debentures is not permitted on the Exchange Date or (ii) any of the conditions set forth in clause (A) through (E) of the preceding sentence are not satisfied on the Exchange Date, the Company shall use its best efforts to satisfy such conditions and effect such exchange as soon as practicable.

    Upon any exchange pursuant to the preceding paragraph, the holders of outstanding Senior Preferred Stock will be entitled to receive a principal amount of Exchange Debentures for Senior Preferred Stock, the liquidation preference of which, plus the amount of accumulated and unpaid dividends (including a prorated dividend for the period from the immediately preceding dividend payment date to the Exchange Date) with respect to which, equals such principal amount; PROVIDED that the Company at its option may pay cash for any or all accrued and unpaid dividends in lieu of issuing Exchange Debentures in respect of such dividends. The Exchange Debentures will be issued in registered form, without coupons. Exchange Debentures issued in exchange for Senior Preferred Stock will be in principal amounts of $1,000 and integral multiples thereof to the extent practicable, and will also be issued in principal amounts less than $1,000 so that each holder of Senior Preferred Stock will receive certificates representing the entire principal amount of Exchange Debentures to which its Senior Preferred Stock entitle it, PROVIDED that the Company may, at the sole option of the Board of Directors, subject to the restrictions in the Senior Note Indenture and any of its other then-existing Indebtedness, pay cash in lieu of issuing an Exchange Debenture in a principal amount less than $1,000. On and after the date of exchange, dividends will cease to accrue on the outstanding Senior Preferred Stock, and all rights of the holders of Senior Preferred Stock (except the right to receive the Exchange Debentures, an amount in cash, to the extent applicable, equal to the accrued and unpaid dividends to the Exchange Date, and, if the Company so elects, cash in lieu of any Exchange Debenture which is in an amount that is less than $1,000) will terminate. The person entitled to receive the Exchange Debentures issuable upon such exchange will be treated for all purposes as the registered holder of such Exchange Debentures.

    The Company will comply with the provisions of Rule 13e-4 promulgated pursuant to the Exchange Act in connection with any exchange, to the extent applicable.

REGISTRATION REQUIREMENT

    The Company agreed with the Placement Agents, for the benefit of the holders of Old Shares, that the Company would use its best efforts, at its cost, to file and cause to become effective a registration statement with respect to a registered offer to exchange the Old Shares for the New Shares with terms identical to the Old Shares. The Exchange Offer will remain open for not less than 20 business days after the date that notice of the Exchange Offer is mailed to holders of the Old Shares. In the event that applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, or under certain other circumstances, the Company shall, at its cost, use its best efforts to cause to become effective a shelf registration statement with respect to resales of the Old Shares and to keep such registration statement effective until January 22, 2000. The Company shall, in the event of such shelf registration, provide to each holder of Old Shares copies of the prospectus, notify each holder of Old Shares when a registration statement for the Old Shares has become effective and take certain other actions as are required to permit resales of the Old Shares. In the event that the Exchange Offer is not consummated and a shelf registration statement is not declared effective on or prior to July 22, 1998, additional dividends will accrue at an annual rate of .5% of the liquidation preference thereof on the Senior Preferred Stock from July 22, 1998, payable in additional shares of Senior Preferred Stock quarterly in arrears on each January 15, April 15, July 15 and October 15, commencing October 15, 1998, until the Exchange Offer is consummated or such shelf registration statement is declared effective. The Company anticipates that it will consummate the Exchange Offer and that a shelf registration statement will not be required. Holders of Old Shares who do not participate in the Exchange Offer may thereafter hold a less liquid security.

SENIOR PREFERRED STOCK BOOK-ENTRY; DELIVERY AND FORM

    The certificates representing the New Shares will be represented by a single, permanent global Senior Preferred Stock certificate, in definitive, fully registered form (the "Global Preferred Stock Certificate") and will be deposited with a custodian for DTC and registered in the name of a nominee of DTC.

THE GLOBAL PREFERRED STOCK CERTIFICATE

    Upon the issuance of the Global Preferred Stock Certificate, DTC or its custodian will credit, on its internal system, the respective liquidation preference of the individual beneficial interests represented by such Global Preferred Stock Certificate, to the accounts of persons who have accounts with such depositary. Ownership of beneficial interests in a Global Preferred Stock Certificate will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in the Global Preferred Stock Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

    So long as DTC, or its nominee, is the registered owner or holder of a Global Preferred Stock Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Senior Preferred Stock represented by such Global Preferred Stock Certificate for all purposes under the Certificate of Designation and the Senior Preferred Stock. No beneficial owner of an interest in a Global Preferred Stock Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Certificate of Designation.

    Payments made with respect to a Global Preferred Stock Certificate will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither the Company nor the Placement Agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Preferred Stock Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    The Company expects that DTC or its nominee, upon receipt of any payments made with respect to the Global Preferred Stock Certificate, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the amount of such Global Preferred Stock Certificate as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Preferred Stock Certificates held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

    The Company understands that DTC, pursuant to its standard practices, will not credit participants' accounts with fractional shares. Consequently, fractional shares which would otherwise be allocated to participants will be sold by DTC and the cash proceeds distributed.

    Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

    The Company understands that DTC will take any action permitted to be taken by a holder of Senior Preferred Stock (including the presentation of Senior Preferred Stock for exchange as described below) only at the direction of one or more participants to whose account the interests in the Global Preferred Stock Certificate are credited and only in respect of such portion of the aggregate liquidation preference of Senior Preferred Stock as to which such participant or participants has or have given such direction.

    The Company understands: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

    Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the Global Preferred Stock Certificate among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Placement Agents will have any responsibility for the performance by DTC or its respective participants or indirect participants of its or their respective obligations under the rules and procedures governing their operations.

CERTIFICATED SENIOR PREFERRED STOCK

    If DTC is at any time unwilling or unable to continue as a depositary for the Global Preferred Stock Certificate and a successor depositary is not appointed by the Company within 90 days, the Company will issue certificated Senior Preferred Stock in exchange for the Global Preferred Stock Certificate.

                       DESCRIPTION OF EXCHANGE DEBENTURES

    The Exchange Debentures, if issued, will be issued under the Exchange Debenture Indenture between the Company and United States Trust Company of New York, as trustee (the "Trustee"), the form of which is available from the Company upon request. The terms of the Exchange Debentures include those stated in the Exchange Debenture Indenture and those made part of the Exchange Debenture Indenture by reference to the Trust Indenture Act. The Exchange Debentures will be subject to all such terms, and prospective holders of the Exchange Debentures are referred to the Exchange Debenture Indenture and the Trust Indenture Act for a statement of such terms. The following summary of certain provisions of the Exchange Debenture Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act and to all of the provisions of the Exchange Debenture Indenture, including the definitions of certain terms therein and those terms made a part of the Exchange Debenture Indenture by reference to the Trust Indenture Act. The definitions of certain terms used in the Exchange Debentures and the Exchange Debenture Indenture and in the following summary are set forth below under "--Certain Definitions."

GENERAL

    The Exchange Debentures will be unsecured obligations of the Company, will be initially limited in aggregate principal amount to the aggregate liquidation preference of the Senior Preferred Stock (including any Senior Preferred Stock issued in payment of dividends), plus accrued and unpaid dividends, on the date of exchange of the Senior Preferred Stock into Exchange Debentures (plus any additional Exchange Debentures issued in lieu of cash interest as described herein). The Exchange Debentures will be issued in fully registered form only in denominations of $1,000 and integral multiples thereof (other than as described in "Description of Senior Preferred Stock--Exchange" or with respect to additional Exchange Debentures issued in lieu of cash interest as described herein). The Exchange Debentures will be senior subordinated obligations of the Company, subordinated to all existing and future Senior Indebtedness of the Company and senior to all subordinated obligations of the Company.

    Principal of, premium, if any, and interest on the Exchange Debentures will be payable, and the Exchange Debentures may be presented for registration of transfer or exchange, at the office of the Paying Agent and Registrar. At the Company's option, interest, to the extent paid in cash, may be paid by check mailed to the registered address of holders of the Exchange Debentures as shown on the register for the Exchange Debentures. The Trustee will initially act as Paying Agent and Registrar. The Company may change any Paying Agent and Registrar without prior notice to Holders of the Exchange Debentures. Holders of the Exchange Debentures must surrender Exchange Debentures to the Paying Agent to collect principal payments.

    The Exchange Debentures will mature on January 15, 2008. Each Exchange Debenture will bear interest at the same rate in effect with respect to the Senior Preferred Stock on the date the Exchange Debentures are issued from the Exchange Debenture Issue Date or from the most recent interest payment date to which interest has been paid or provided for. Interest will be payable semi-annually in cash (or, on or prior to January 15, 2003, at the option of the Company, in additional Exchange Debentures) in arrears on each of January 15 and July 15 commencing with the first such date after the Exchange Debenture Issue Date. Interest on the Exchange Debentures will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed.

    Because of the Company's option through January 15, 2003 to pay interest on the Exchange Debentures by issuing additional Exchange Debentures, any Exchange Debentures issued prior to that date will be treated as issued with original issue discount unless under special rules for interest holidays the amount of original issue discount is treated as de minimis. See "Federal Income Tax Considerations."

    The Company may, subject to the covenants described below under "Covenants" and applicable law, issue additional Exchange Debentures under the Exchange Debenture Indenture. Exchange Debentures issued in exchange for Senior Preferred Stock and any additional Exchange Debentures subsequently issued would be treated as a single class for all purposes under the Exchange Debenture Indenture.

SUBORDINATION

    The Exchange Debentures will be senior subordinated Indebtedness of the Company, subordinated to the prior payment when due of the principal of, and premium, if any, and accrued and unpaid interest on, all existing and future Senior Indebtedness of the Company and senior to the prior payment when due of the principal of, and premium, if any, and accrued and unpaid interest on, all subordinated Indebtedness of the Company.

    Upon (a) any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property or
(b) an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Senior Indebtedness will be entitled to receive payment in full of all obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before holders of the Exchange Debentures will be entitled to receive any payment with respect to the Exchange Debentures. Until all obligations with respect to Senior Indebtedness are paid in full, any distribution to which holders of the Exchange Debentures would be entitled will be made to holders of Senior Indebtedness. Notwithstanding the foregoing, holders of the Exchange Debentures may receive securities that are subordinated, at least to the same extent as the Exchange Debentures, to Senior Indebtedness and any securities issued in exchange for Senior Indebtedness.

    In addition, the Company may not make any payment upon or in respect of the Exchange Debentures (except in such subordinated securities) if (a) a default in the payment of any principal, premium, if any, interest or other obligations with respect to any Designated Senior Indebtedness occurs and is continuing beyond any applicable grace period (whether upon maturity, as a result of acceleration or otherwise) or (b) any other default occurs and is continuing with respect to any Designated Senior Indebtedness that permits holders of such Designated Senior Indebtedness to accelerate its maturity, and the Company and the Trustee receive a notice of such default (a "Payment Blockage Notice") from the holders, or from the trustee, agent or other representative of the holders, of any such Designated Senior Indebtedness. Payments on the Exchange Debentures may and shall be resumed upon the earlier of (i) the date upon which the default is cured or waived or (ii) in the case of a default referred to in clause (b) above, 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Indebtedness has been accelerated. No new period of payment blockage may be commenced within 360 days after the receipt by the Trustee of any prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 180 days.

    The Exchange Debenture Indenture will further require that the Company promptly notify holders of Senior Indebtedness if payment on the Exchange Debentures is accelerated because of an Event of Default.

    As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of the Exchange Debentures may recover less ratably than other creditors of the Company. The Company is expected to incur substantial amounts of additional indebtedness in the future.

OPTIONAL REDEMPTION

    The Exchange Debentures will be redeemable at any time on or after January 15, 2003, at the Company's option, in whole or in part, upon not less than 30 nor more than 60 days' prior written notice mailed by first-class mail to each holder's last address as it appears in the Security Register, at the redemption prices (expressed as a percentage of the principal amount thereof) set forth below, plus accrued and unpaid interest thereon to the redemption date (subject to the right of holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the redemption date), if redeemed during the 12-month period beginning January 15 of each of the years set forth below.

YEAR                                                                               PERCENTAGE
---------------------------------------------------------------------------------  -----------
2003.............................................................................      106.125%
2004.............................................................................      104.084%
2005.............................................................................      102.042%
2006 and thereafter..............................................................      100.000%

    In addition, on or prior to January 15, 2001, the Company may redeem Exchange Debentures having an aggregate principal amount of up to 35% of the aggregate liquidation preference of the Senior Preferred Stock originally issued at a redemption price equal to 112.250% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the proceeds of any sale of its Common Stock, PROVIDED that such redemption occurs within 180 days after consummation of such sale and at least $113 million principal amount of Exchange Debentures remains outstanding after each such redemption.

    In the case of any partial redemption, selection of the Exchange Debentures for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Exchange Debentures are listed or, if the Exchange Debentures are not listed on a national securities exchange, on a PRO RATA basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; PROVIDED that no Exchange Debenture of $1,000 in principal amount or less shall be redeemed in part. If any Exchange Debenture is to be redeemed in part only, the notice of redemption relating to such Exchange Debenture shall state the portion of the principal amount thereof to be redeemed. A new Exchange Debenture in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Exchange Debenture.

CERTAIN DEFINITIONS

    Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the Exchange Debenture Indenture. Reference is made to the Exchange Debenture Indenture for the full definitions of all such terms as well as any other capitalized terms used herein for which no definition is provided.

    "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by a Restricted Subsidiary and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; PROVIDED that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

    "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; PROVIDED that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):
(i) the net income of any Person (other than net income attributable to a Restricted Subsidiary) in which any Person (other than the Company or any of its Restricted Subsidiaries) has a joint interest and the net income of any Unrestricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such other Person or such Unrestricted Subsidiary during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant described below (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries; (iii) except in the case of any restriction or encumbrance permitted under clause (vi) of the "'Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant, the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales; (v) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant described below, any amount paid or accrued as dividends on Senior Preferred Shares of the Company or any Restricted Subsidiary owned by Persons other than the Company and any of its Restricted Subsidiaries; and (vi) all extraordinary gains and extraordinary losses, net of tax.

    "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Company and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles (other than FCC license acquisition costs), all as set forth on the most recent quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the Commission pursuant to the "Commission Reports and Reports to Holders" covenant.

    "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

    "Asset Acquisition" means (i) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries; PROVIDED that such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such investment or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its

Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person;
PROVIDED that the property and assets acquired are related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such acquisition.

    "Asset Disposition" means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary or (ii) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.

    "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or (iii) any other property and assets of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the Exchange Debenture Indenture applicable to mergers, consolidations and sales of all or substantially all of the assets of the Company; PROVIDED that "Asset Sale" shall not include (a) sales or other dispositions of inventory, receivables and other current assets, (b) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, PROVIDED that the consideration received consists of property or assets (other than current assets) of a nature or type or that are used in a business (or a company having property or assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or business of, the Company and its Restricted Subsidiaries existing on the date of such sale or other disposition or (c) sales, transfers or other dispositions of assets constituting a Restricted Payment permitted to be made under the "Limitation on Restricted Payments" covenant.

    "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

    "Bank Facility Agreement" means the DOC Facility Agreement, together with all other agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith, in each case as such agreements, instruments or documents may be amended, supplemented, extended, renewed, replaced or otherwise modified from time to time.

    "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the Closing Date, including, without limitation, all Common Stock and Senior Preferred Shares.

    "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

    "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

    "Change of Control" means such time as (i) (a) prior to the occurrence of a Public Market, a "person" or "group" (within the meaning of Section 13(d) or 14(d)(2) under the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Voting Stock representing a greater percentage of the total voting power of the Voting Stock of the Company, on a fully diluted basis, than is held by the Existing Stockholders and their Affiliates on such date and (b) after the occurrence of a Public Market, a "person" or "group" (within the meaning of Section 13(d) or 14(d)(2) under the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the Voting Stock of the Company on a fully diluted basis and such ownership represents a greater percentage of the total voting power of the Voting Stock of the Company, on a fully diluted basis, than is held by the Existing Stockholders and their Affiliates on such date; or (ii) individuals who on the Closing Date constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

    "Class A Common Stock" means the Class A Common Stock, par value $1.00 per share, of the Company.

    "Class A Preferred Stock" means the Class A Non-Voting, Non-Convertible Preferred Stock, par value $1.00 per share, of the Company.

    "Class B Preferred Stock" means the Class B Convertible Preferred Stock, par value $1.00 per share, of the Company.

    "Class C Preferred Stock" means the Class C Preferred Stock, par value $1.00 per share, of the Company.

    "Closing Date" means January 22, 1998, the date on which the Preferred Stock was originally issued under the Certificate of Designation.

    "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's equity, other than Senior Preferred Shares of such Person, whether now outstanding or issued after the Closing Date, including, without limitation, all series and classes of such Common Stock.

    "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income (i) Consolidated Interest Expense,
(ii) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iii) depreciation expense, (iv) amortization expense, and (v) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP; PROVIDED that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by
(B) the quotient of (1) the number of shares of outstanding Common Stock of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding Common Stock of such Restricted Subsidiary on the last day of such period.

    "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; EXCLUDING, HOWEVER, (i) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof) and (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Senior Notes and the Senior Preferred Stock, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

    "Consolidated Leverage Ratio" means, on any Transaction Date, the ratio of
(i) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date to
(ii) the aggregate amount of Consolidated EBITDA for the four fiscal quarters for which financial statements of the Company have been filed with the Commission pursuant to the "Commission Reports and Reports to Holders" covenant described below (such four fiscal quarter period being the "Four Quarter Period"); PROVIDED that (A) PRO FORMA effect shall be given to any Indebtedness that is to be Incurred or repaid on the Transaction Date as if such Incurrence or repayment had occurred on the first day of such Four Quarter Period; (B) PRO FORMA effect shall be given to Asset Dispositions and Asset Acquisitions (including giving PRO FORMA effect to the application of proceeds of any Asset Disposition) that occur during the period beginning on the first day of the Four Quarter Period and ending on the Transaction Date (the "Reference Period") as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and (C) PRO FORMA effect shall be given to asset dispositions and asset acquisitions (including giving PRO FORMA effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; PROVIDED that to the extent that clause (B) or (C) of this sentence requires that PRO FORMA effect be given to an Asset Acquisition or Asset Disposition, such PRO FORMA calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available.

    "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

    "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

    "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

    "Designated Senior Indebtedness" under the Exchange Debenture Indenture is defined to mean (x) the Indebtedness specified in clause (i) of the definition of Senior Indebtedness and (y) any other Indebtedness constituting Senior Indebtedness that, at the date of determination, has an aggregate principal amount of at least $25 million and that is specifically designated by the Company in the instrument creating or evidencing such Senior Indebtedness as "Designated Senior Indebtedness."

    "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Exchange Debentures, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Exchange Debentures or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Exchange Debentures; PROVIDED that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Exchange Debentures shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Limitation on Asset Sales" and "Repurchase of Exchange Debentures upon a Change of Control" covenants described below and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Exchange Debentures as are required to be repurchased pursuant to the "Limitation on Asset Sales" and "Repurchase of Exchange Debentures upon a Change of Control" covenants described below.

    "Dobson Wireline" means Dobson Wireline Company.

    "Existing Stockholders" means Everett R. Dobson and Fleet Investors.

    "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution; PROVIDED that for purposes of clause (viii) of the second paragraph of the "Limitation on Indebtedness" covenant, (x) the fair market value of any security registered under the Exchange Act shall be the average of the closing prices, regular way, of such security for the 20 consecutive trading days immediately preceding the sale of Capital Stock and (y) in the event the aggregate fair market value of any other property received by the Company exceeds $10 million, the fair market value of such property shall be determined by a nationally recognized investment banking firm and set forth in their written opinion which shall be delivered to the Trustee.

    "Fleet Investors" means Fleet Venture Resources, Inc., Fleet Equity Partners VI, L.P. and Kennedy Plaza Partners and their Affiliates.

    "Fleet Investors Preferred Stock" means the Class B Preferred Stock and the Class C Preferred Stock.

    "FCC" means the Federal Communications Commission.

    "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in the Exchange Debenture Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the Exchange Debenture Indenture shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the offering of the Senior Notes and the Senior Preferred Stock and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

    "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

    "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Indebtedness by reason of a Person becoming a Restricted Subsidiary; PROVIDED that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

    "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (i) or (ii) above or (v), (vi) or (vii) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; PROVIDED that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date (or in the case of a revolving credit or other similar facility, the total amount of funds outstanding and/or available on the date of determination) of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, PROVIDED (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with GAAP, (B) money borrowed at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall be deemed not to be "Indebtedness" and (C) that Indebtedness shall not include any liability for federal, state, local or other taxes.

    "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

    "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the fair market value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary (other than as a result of being designated as an Unrestricted Subsidiary under clause (i) above), including without limitation, by reason of any transaction permitted by clause (iii) of the "Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries" covenant. For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant described below, (i) "Investment" shall include the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary,
(ii) the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

    "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

    "Moody's" means Moody's Investors Service, Inc. and its successors.

    "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and
(b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

    "New Credit Facility Agreement" means the Operations Facility, together with all other agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith, in each case as such credit agreement, other agreements, instruments or documents may be amended, supplemented, extended, renewed, replaced or otherwise modified from time to time.

    "New Credit Facility Commitment Letter" means the commitment letter (including the Summary of Terms and Conditions attached thereto) dated January 7, 1998 among Dobson Communications Corporation, Operations, NationsBank of Texas, N.A. and NationsBanc Montgomery Securities LLC.

    "New DOC Facility Agreement" means the DOC Facility, together with all other agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith, in each case as such credit agreement, other agreements, instruments or documents may be amended, supplemented, extended, renewed, replaced or otherwise modified from time to time.

    "New DOC Facility Commitment Letter" means the commitment letter (including the Summary of Terms and Conditions attached thereto) dated January 7, 1998 among Dobson Communications Corporation, Dobson Operating Company, NationsBank of Texas, N.A. and NationsBanc Montgomery Securities LLC.

    "Offer to Purchase" means an offer by the Company to purchase Exchange Debentures from the Holders commenced by mailing a notice to the Trustee and each Holder stating: (i) the covenant pursuant to which the offer is being made and that all Exchange Debentures validly tendered will be accepted for payment on a PRO RATA basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any Exchange Debenture not tendered will continue to accrue interest pursuant to its terms;
(iv) that, unless the Company defaults in the payment of the purchase price, any Exchange Debenture accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date; (v) that Holders electing to have an Exchange Debenture purchased pursuant to the Offer to Purchase will be required to surrender the Exchange Debenture, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Exchange Debenture completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Exchange Debentures delivered for purchase and a statement that such Holder is withdrawing its election to have such Exchange Debentures purchased; and (vii) that Holders whose Exchange Debentures are being purchased only in part will be issued new Exchange Debentures equal in principal amount to the unpurchased portion of the Exchange Debentures surrendered; PROVIDED that each Exchange Debenture purchased and each new Exchange Debenture issued shall be in a principal amount of $1,000 or integral multiples thereof. On the Payment Date, the Company shall (i) accept for payment on a PRO RATA basis Exchange Debentures or portions thereof validly tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Exchange Debentures or portions thereof so accepted; and
(iii) deliver, or cause to be delivered, to the Trustee all Exchange Debentures or portions thereof so accepted together with an Officers' Certificate specifying the Exchange Debentures or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Exchange Debentures so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Exchange Debenture equal in principal amount to any unpurchased portion of the Exchange Debenture surrendered; PROVIDED that each Exchange Debenture purchased and each new Exchange Debenture issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Exchange Debentures pursuant to an Offer to Purchase.

    "Permitted Investment" means (i) an Investment in the Company or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; PROVIDED that such person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such Investment; (ii) Temporary Cash Investments; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; and (iv) stock, obligations or securities received in satisfaction of judgments.

    "Preferred Shares" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference equity, whether now outstanding or issued after the Closing Date, including, without limitation, all series and classes of such preferred stock or preference stock.

    "Public Equity Offering" means an underwritten primary public offering of Common Stock of the Company pursuant to an effective registration statement under the Securities Act.

    A "Public Market" shall be deemed to exist if (i) a Public Equity Offering has been consummated and (ii) at least 15% of the total issued and outstanding Common Stock of the Company has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

    "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

    "Senior Indebtedness" means (i) Indebtedness of the Company under the Senior Notes, the Senior Note Indenture, the Bank Facility Agreement and the New Credit Facility Agreement and all fees, expenses and indemnities payable in connection with any of the foregoing and (ii) all other Indebtedness of the Company (other than the Exchange Debentures), including principal and interest on such Indebtedness, unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is PARI PASSU with, or subordinated in right of payment to, the Exchange Debentures; PROVIDED that the term "Senior Indebtedness" shall not include (a) any Indebtedness of the Company that, when Incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code, was without recourse to the Company, (b) any Indebtedness of the Company to a Subsidiary of the Company or to a joint venture in which the Company has an interest, (c) any Indebtedness of the Company, to the extent not permitted by the "Limitation on Indebtedness" or the "Senior Subordinated Indebtedness" covenants described below, (d) any repurchase, redemption or other obligation in respect of Disqualified Stock, (e) any Indebtedness to any employee of the Company or any of its Subsidiaries, (f) any liability for federal, state, local or other taxes owed or owing by the Company or (g) any Trade Payables. Senior Indebtedness will also include interest accruing subsequent to events of bankruptcy of the Company at the rate provided for in the document governing such Senior Indebtedness, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under federal bankruptcy law.

    "Senior Note Indenture" means the Indenture dated as of February 28, 1997 between the Company and United States Trust Company of New York, relating to the Senior Notes, as such indenture may be amended, supplemented, extended, renewed, replaced or otherwise modified from time to time.

    "Senior Notes" means the 11 3/4% Senior Notes due 2007 issued by the Company under the Senior Note Indenture.

    "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

    "S&P" means Standard & Poor's Ratings Services and its successors.

    "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

    "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

    "Temporary Cash Investment" means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, and (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's.

    "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

    "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

    "Unrestricted Subsidiary" means (i) Dobson Wireline or any other Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the

Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; PROVIDED that (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the "Limitation on Restricted Payments" covenant described below; and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under the "Limitation on Indebtedness" and "Limitation on Restricted Payments" covenants described below. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that immediately after giving effect to such designation (x) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be incurred for all purposes of the Indenture and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly providing the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

    "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

    "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

COVENANTS

    The Exchange Debenture Indenture will contain, among others, the following covenants:

LIMITATION ON INDEBTEDNESS

    (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Exchange Debentures and Indebtedness existing on the Closing Date); PROVIDED that the Company and any Restricted Subsidiary may Incur Indebtedness, if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio would be less than 8 to 1, for Indebtedness Incurred on or prior to December 31, 1998, or 7 to 1, for Indebtedness Incurred thereafter.

    Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following: (i) Indebtedness outstanding at any time in an aggregate principal amount not to exceed $250 million, less any amount of such Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant described below; (ii) Indebtedness (A) to the Company evidenced by a promissory note or (B) to any of its Restricted Subsidiaries; PROVIDED that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii); (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness, other than Indebtedness Incurred under clause (i),
(ii), (iv), (vi) or (ix) of this paragraph, and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); PROVIDED that Indebtedness the proceeds of which are used to refinance or refund the Exchange Debentures or Indebtedness that is PARI PASSU with, or subordinated in right of payment to, the Exchange Debentures shall only be permitted under this clause (iii) if (A) in case the Exchange Debentures are refinanced in part or the Indebtedness to be refinanced is PARI PASSU with the Exchange Debentures, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made PARI PASSU with, or subordinate in right of payment to, the remaining Exchange Debentures, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Exchange Debentures, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Exchange Debentures at least to the extent that the Indebtedness to be refinanced is subordinated to the Exchange Debentures and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and PROVIDED FURTHER that in no event may Indebtedness of the Company be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause (iii); (iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; PROVIDED that such agreements (a) are designed solely to protect the Company or its Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder, or (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition), in an amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition; (v) Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase Exchange Debentures tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the Senior Notes or to defease the Exchange Debentures as described below under "Defeasance"; (vi) Guarantees of the Exchange Debentures and Guarantees of Indebtedness of the Company by any Restricted Subsidiary provided the Guarantee of such Indebtedness is permitted by and made in accordance with the "Limitation on Issuance of Guarantees by Restricted Subsidiaries" covenant described below; (vii) Indebtedness Incurred to finance the cost (including the cost of design, development, construction, installation or integration) of telecommunications network assets, equipment or inventory acquired by the Company or a Restricted Subsidiary after the Closing Date; (viii) Indebtedness of the Company not to exceed, at any one time outstanding, two times the sum of
(x) the Net Cash Proceeds received by the Company on or after the Closing Date from the issuance and sale of its Capital Stock (other than Disqualified Stock), including the Senior Preferred Stock, to a Person that is not a Subsidiary of the Company to the extent such Net Cash Proceeds have not been used pursuant to clause (C)(2) of the first paragraph, or clause (xi) of the second paragraph, of the "Limitation on Restricted Payments" covenant described below to make a Restricted Payment and (y) 80% of the fair market value of property other than cash received by the Company after the Closing Date from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person that is not a Subsidiary of the Company; PROVIDED that such Indebtedness does not mature prior to the Stated Maturity of the Exchange Debentures and has an Average Life longer than the Exchange Debentures; and (ix) Indebtedness outstanding at any time in an aggregate principal amount not to exceed $25 million, less any amount of such Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant described below.

    (b) Notwithstanding any other provision of this "Limitation on Indebtedness" covenant, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this

"Limitation on Indebtedness" covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

    (c) For purposes of determining any particular amount of Indebtedness under this "Limitation on Indebtedness" covenant, (1) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (2) any Liens granted pursuant to the equal and ratable provisions referred to in the "Limitation on Liens" covenant described below shall not be treated as Indebtedness. For purposes of determining compliance with this "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

LIMITATION ON SENIOR SUBORDINATED INDEBTEDNESS

    The Company shall not Incur any Indebtedness that is subordinate in right of payment to any Senior Indebtedness unless such Indebtedness is PARI PASSU with, or subordinated in right of payment to, the Exchange Debentures; PROVIDED that the foregoing limitation shall not apply to distinctions between categories of Senior Indebtedness of the Company that exist by reason of any Liens or Guarantees arising or created in respect of some but not all such Senior Indebtedness.

LIMITATION ON LIENS

    The Company shall not Incur any Indebtedness secured by a Lien ("Secured Indebtedness") which is not Senior Indebtedness unless effective provision is made to have the Exchange Debentures secured equally and ratably with (or, if the Secured Indebtedness is subordinated in right of payment to the Exchange Debentures, prior to) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

LIMITATION ON RESTRICTED PAYMENTS

    The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders, PROVIDED that such dividends do not in the aggregate exceed the minority stockholders' pro rata share of such Restricted Subsidiaries' net income from the first day of the fiscal quarter beginning immediately following the Closing Date) held by Persons other than the Company or any of its Restricted Subsidiaries, (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Company or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person or (B) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of the Company, (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Exchange Debentures or (iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant or (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed pursuant to the "Commission Reports and Reports to Holders" covenant PLUS (2) the aggregate Net Cash Proceeds received by the Company after the Closing Date from the issuance and sale permitted by the Exchange Debenture Indenture of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company (except to the extent such Net Cash Proceeds are used to Incur Indebtedness pursuant to clause (viii) under the "Limitation on Indebtedness" covenant) or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Exchange Debentures) PLUS (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments and reductions in Investments made pursuant to clause (xi) of the second paragraph of this "Limitation on Restricted Payments" covenant) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

    The foregoing provision shall not be violated by reason of: (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;
(ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Exchange Debentures including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause
(iii) of the second paragraph of part (a) of the "Limitation on Indebtedness" covenant; (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company; (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company which is subordinated in right of payment to the Exchange Debentures in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock of the Company (other than Disqualified Stock); (v) the declaration or payment of dividends on the Common Stock of the Company following a Public Equity Offering of such Common Stock, of up to 6% per annum of the Net Cash Proceeds received by the Company in such Public Equity Offering;
(vi) payments or distributions, to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Exchange Debenture Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company; (vii) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company to the extent necessary in the good faith judgment of the Board of Directors of the Company, to prevent the loss or secure the renewal or reinstatement of any license or franchise held by the Company or any Restricted Subsidiary from any governmental agency; (viii) the purchase of shares of Fleet Investors Preferred Stock of the Company (or the Class A Common Stock into which the Class B Preferred Stock may be converted) pursuant to the exercise of the put rights granted to the Fleet Investors under the Shareholders'

Agreement or any mandatory redemption provisions, in each case as in effect on the Closing Date; PROVIDED (a) after giving pro forma effect to any such purchase the Consolidated Leverage Ratio would be less than 7.5 to 1, and (b) if the event triggering the exercisability of the put rights constitutes an Asset Sale or Change of Control, no such repurchase shall be made prior to the Company's repurchase of such Exchange Debentures as are required to be repurchased pursuant to the "Limitation on Asset Sales" and "Repurchase of Exchange Debentures upon a Change of Control" covenants described below; (ix) the declaration or payment of dividends on the Fleet Investors Preferred Stock
(I) if after giving pro forma effect to any such dividend, the Consolidated Leverage Ratio would be less than 6 to 1 or (II) following a Public Equity Offering of Capital Stock; PROVIDED (A) the Net Cash Proceeds received by the Company in such Public Equity Offering is at least equal to $90 million and (B) the aggregate amount of dividends permitted to be made in any fiscal year of the Company under clause (v) and this clause (ix) shall not exceed 6% of the Net Cash Proceeds received by the Company in the Public Equity Offering; (x) the purchase, redemption, retirement or other acquisition for value of Capital Stock of the Company, or options to purchase such shares, held by directors, employees or former directors or employees of the Company or any Restricted Subsidiary (or their estates or beneficiaries under their estates) upon death, disability, retirement, termination of employment or pursuant to the terms of any agreement under which such shares of Capital Stock or options were issued; PROVIDED that the aggregate consideration paid for such purchase, redemption, acquisition, cancellation or other retirement of such shares of Capital Stock or options after the Closing Date does not exceed $500,000 in any calendar year, or $1.5 million in the aggregate; or (xi) Investments in any Person or Persons, the primary business of which is related, ancillary or complementary to the business of the Company and its Restricted Subsidiaries on the date of such Investments, in an aggregate amount not to exceed $30 million plus an amount not to exceed the Net Cash Proceeds received by the Company after the Closing Date from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person that is not a Subsidiary of the Company, except to the extent such Net Cash Proceeds are used to Incur Indebtedness outstanding pursuant to clause
(viii) of the "Limitation on Indebtedness" covenant or to make Restricted Payments pursuant to clause (C)(2) of the first paragraph, or clause (ii) or
(iii) of this paragraph, of the "Limitation on Restricted Payments" covenant; or
(xii) the distribution on or with respect to the holders of the Company's Capital Stock of the Capital Stock of an Unrestricted Subsidiary; PROVIDED that, except in the case of clauses (i) and (iii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

    Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof and an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iii) or (iv) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (iii), (iv), and (xi) shall be included in calculating whether the conditions of clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of the Exchange Debentures, or Indebtedness that is PARI PASSU with the Exchange Debentures, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED
  SUBSIDIARIES

    The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

    The foregoing provisions shall not restrict any encumbrances or restrictions: (i) existing on the Closing Date in the Bank Facility Agreement, the Senior Note Indenture or any other agreements in effect on the Closing Date, and any amendments, extensions, refinancings, renewals or replacements of such agreements; PROVIDED that, other than as contemplated in clause (vi) below, the encumbrances and restrictions in any such amendments, extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; (ii) existing under or by reason of applicable law; (iii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (iv) in the case of clause (iv) of the first paragraph of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,
(B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or (vi) contained in the terms of (A) the New DOC Facility Agreement or the New Credit Facility Agreement, PROVIDED any encumbrance or restriction that would prevent payments of dividends or other distributions to the Company to pay cash interest on the Exchange Debentures applies on or prior to January 15, 2003, or applies thereafter only in the event of an event of default (other than an event of default resulting solely from a breach of a representation or warranty) under the New DOC Facility Agreement or the New Credit Facility Agreement; PROVIDED
(x) with respect to any event of default (other than a payment default (including by way of acceleration), bankruptcy default or a loss of a material license or cellular system), such restriction will terminate 180 days after the occurrence of such event of default and (y) the financial covenants which create such encumbrance or restriction on dividends or other distributions in the New DOC Facility Agreement or the New Credit Facility Agreement are no less favorable to the Company or its Subsidiaries than the financial covenants set forth in the New DOC Facility Commitment Letter or the New Credit Facility Commitment Letter; or (B) any Indebtedness of a Restricted Subsidiary, or any agreement pursuant to which such Indebtedness was issued, if the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, if the encumbrance or restriction is not materially more disadvantageous to the Holders of the Exchange Debentures than is customary in comparable financings (as determined by the Company) and if the Company determines that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Exchange Debentures. Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the "Limitation on Liens" covenant or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

LIMITATION ON THE ISSUANCE AND SALE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES

    The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly Owned Restricted Subsidiary; (ii) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law; (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary, PROVIDED any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the "Limitation on Restricted Payments" covenant, if made on the date of such issuance or sale; and (iv) sales of Common Stock of a Restricted Subsidiary; PROVIDED that the assets of such Restricted Subsidiary consist solely of assets relating to the Company's PCS or resale business and the Net Cash Proceeds, if any, of such sale are applied in accordance with clause (A) or (B) of the "Limitation on Asset Sales" covenant described below.

LIMITATION ON ISSUANCES OF GUARANTEES BY RESTRICTED SUBSIDIARIES

    The Company will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Company which is PARI PASSU with or subordinate in right of payment to the Exchange Debentures ("Guaranteed Indebtedness"), unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Exchange Debenture Indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the Exchange Debentures by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; PROVIDED that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. If the Guaranteed Indebtedness is (A) PARI PASSU with the Exchange Debentures, then the Guarantee of such Guaranteed Indebtedness shall be PARI PASSU with, or subordinated to, the Subsidiary Guarantee or (B) subordinated to the Exchange Debentures, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Exchange Debentures.

    Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Exchange Debenture Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

LIMITATION ON TRANSACTIONS WITH STOCKHOLDERS AND AFFILIATES

    The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such

Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

    The foregoing limitation does not limit, and shall not apply to (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view; (ii) any transaction solely between the Company and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries; (iii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company; (iv) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes; or (v) any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant. Notwithstanding the foregoing, any transaction covered by the first paragraph of this "Limitation on Transactions with Stockholders and Affiliates" covenant and not covered by clauses (ii) through (v) of this paragraph, the aggregate amount of which exceeds $2 million in value, must be approved or determined to be fair in the manner provided for in clause (i)(A) or (B) above.

LIMITATION ON ASSET SALES

    The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (ii) at least 85% of the consideration received consists of cash or Temporary Cash Investments. In the event and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its subsidiaries has been filed pursuant to the "Commission Reports and Reports to Holders" covenant), then the Company shall or shall cause the relevant Restricted Subsidiary to (i) within 12 months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay Senior Indebtedness of the Company or any Restricted Subsidiary providing a Subsidiary Guarantee pursuant to the "Limitation on Issuances of Guarantees by Restricted Subsidiaries" covenant described above or Indebtedness of any other Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Restricted Subsidiaries or (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment and (ii) apply (no later than the end of the 12-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this "Limitation on Asset Sales" covenant. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such twelve-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

    If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this "Limitation on Asset Sales" covenant totals at least $5 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate principal amount of Exchange Debentures equal to the Excess Proceeds on such date, at a purchase price equal to 101% of the principal amount thereof, plus, in each case, accrued interest (if any) to the Payment Date.

REPURCHASE OF EXCHANGE DEBENTURES UPON A CHANGE OF CONTROL

    The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Exchange Debentures then outstanding, at a purchase price equal to 101% of the principal amount thereof, plus accrued interest (if any) to the Payment Date.

    There can be no assurance that the Company will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of Exchange Debentures) required by the foregoing covenant (as well as may be contained in other securities of the Company which might be outstanding at the time). The above covenant requiring the Company to repurchase the Exchange Debentures will, unless consents are obtained, require the Company to repay all indebtedness then outstanding which by its terms would prohibit such Exchange Debenture repurchase, either prior to or concurrently with such Exchange Debenture repurchase.

COMMISSION REPORTS AND REPORTS TO HOLDERS

    Whether or not the Company is required to file reports with the Commission, for so long as any Exchange Debentures are outstanding, the Company will file with the Commission all such reports and other information as it would be required to file with the Commission by Sections 13(a) or 15(d) under the Securities Exchange Act of 1934 if it were subject thereto. The Company shall supply the Trustee and each Holder or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information.

EVENTS OF DEFAULT

    The following events will be defined as "Events of Default" in the Exchange Debenture Indenture: (a) default in the payment of principal of (or premium, if any, on) any Exchange Debenture when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise, whether or not such payment is prohibited by the provisions described above under "--Ranking"; (b) default in the payment of interest on any Exchange Debenture when the same becomes due and payable, and such default continues for a period of 30 days, whether or not such payment is prohibited by the provisions described above under "--Ranking"; (c) default in the performance or breach of the provisions of the Exchange Debenture Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Company or the failure to make or consummate an Offer to Purchase in accordance with the "Limitation on Asset Sales" or "Repurchase of Exchange Debentures upon a Change of Control" covenant; (d) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Exchange Debenture Indenture or under the Exchange Debentures (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Exchange Debentures; (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; or (h) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

    If an Event of Default (other than an Event of Default specified in clause
(g) or (h) above that occurs with respect to the Company) occurs and is continuing under the Exchange Debenture Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Exchange Debentures, then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Exchange Debentures to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable PROVIDED that so long as the Bank Facility Agreement and the New Credit Facility Agreement are in effect, such declaration shall not become effective until the earlier of (i) five Business Days after the receipt of the acceleration notice by the agents thereunder and the Company and (ii) acceleration of the Indebtedness under either the Bank Facility Agreement or the New Credit Facility Agreement. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) above occurs with respect to the Company, the principal of, premium, if any, and accrued interest on the Exchange Debentures then outstanding shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. At any time after declaration of acceleration, but before a judgment or decree for the payment of the money due has been obtained by the Trustee, the Holders of at least a majority in principal amount of the outstanding Exchange Debentures by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Exchange Debentures that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see "--Modification and Waiver."

    The Holders of at least a majority in aggregate principal amount of the outstanding Exchange Debentures may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Exchange Debenture Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Exchange Debentures not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Exchange Debentures. A Holder may not pursue any remedy with respect to the Exchange Debenture Indenture or the Exchange Debentures unless: (i) the Holder gives the Trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in aggregate principal amount of outstanding Exchange Debentures make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;
(iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Exchange Debentures do not give the Trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any Holder of a Exchange Debenture to receive payment of the principal of, premium, if any, or interest on, such Exchange Debenture or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Exchange Debentures, which right shall not be impaired or affected without the consent of the Holder.

    The Exchange Debenture Indenture requires certain officers of the Company to certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and the Company's and its Restricted Subsidiaries' performance under the Exchange Debenture Indenture and that the Company has fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Company will also be obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the Exchange Debenture Indenture.

CONSOLIDATION, MERGER AND SALE OF ASSETS

    The Company will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company unless: (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Exchange Debentures and under the Exchange Debenture Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the Company or any Person becoming the successor obligor of the Exchange Debentures shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;
(iv) immediately after giving effect to such transaction on a pro forma basis the Company, or any Person becoming the successor obligor of the Exchange Debentures, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant; PROVIDED that this clause (iv) shall not apply to a consolidation or merger with or into a Wholly Owned Restricted Subsidiary with a positive net worth; PROVIDED that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person or the Company) shall be issued or distributed to the stockholders of the Company; and (v) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent PROVIDED for herein relating to such transaction have been complied with; PROVIDED, HOWEVER, that clauses (iii) and (iv) above do not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

DEFEASANCE

    DEFEASANCE AND DISCHARGE. The Exchange Debenture Indenture provides that the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Exchange Debentures on the 123rd day after the deposit referred to below, and the provisions of the Exchange Debenture Indenture will no longer be in effect with respect to the Exchange Debentures (except for, among other matters, certain obligations to register the transfer or exchange of the Exchange Debentures, to replace stolen, lost or mutilated Exchange Debentures, to maintain paying agencies and to hold monies for payment in trust) if, among other things, (A) the Company has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Exchange Debentures on the Stated Maturity of such payments in accordance with the terms of the Exchange Debenture Indenture and the Exchange Debentures, (B) the Company has delivered to the Trustee (i) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this "Defeasance" provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit (except with respect to any trust funds for the account of any Holder who may be deemed an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit); the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law, (C) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, (D) the Company is not prohibited from making payments in respect of the Exchange Debentures by the provisions described above under "--Ranking" and (E) if at such time the Exchange Debentures are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Exchange Debentures will not be delisted as a result of such deposit, defeasance and discharge.

    DEFEASANCE OF CERTAIN COVENANTS AND CERTAIN EVENTS OF DEFAULT. The Exchange Debenture Indenture further provides that the provisions of the Exchange Debenture Indenture will no longer be in effect with respect to clauses (iii) and (iv) under "Consolidation, Merger and Sale of Assets" and all the covenants described herein under "Covenants," clauses (c) and (d) under "Events of Default" with respect to such clauses (iii) and (iv) under "Consolidation, Merger and Sale of Assets" and such covenants and clauses (e) and (f) under "Events of Default" shall be deemed not to be Events of Default, upon, among other things, the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Exchange Debentures on the Stated Maturity of such payments in accordance with the terms of the Exchange Debenture Indenture and the Exchange Debentures, the satisfaction of the provisions described in clauses (B)(ii), (C), (D) and (E) of the preceding paragraph and the delivery by the Company to the Trustee of an

Opinion of Counsel to the effect that, among other things, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

    DEFEASANCE AND CERTAIN OTHER EVENTS OF DEFAULT. In the event the Company exercises its option to omit compliance with certain covenants and provisions of the Exchange Debenture Indenture with respect to the Exchange Debentures as described in the immediately preceding paragraphs and the Exchange Debentures are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Exchange Debentures at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Exchange Debentures at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable for such payments.

MODIFICATION AND WAIVER

    Modifications and amendments of the Exchange Debenture Indenture may be made by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Exchange Debentures; PROVIDED, HOWEVER, that no such modification or amendment may, without the consent of each holder affected thereby, (i) change the Stated Maturity of the principal of, or any installment of interest on, any Exchange Debenture, (ii) reduce the principal amount of, premium, if any, or interest on, any Exchange Debenture, (iii) change the place or currency of payment of principal of premium, if any, or interest on, any Exchange Debenture, (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Exchange Debenture, (v) modify the subordination provisions in a manner adverse to the holders in any material respect, (vi) reduce the above-stated percentage of outstanding Exchange Debentures the consent of whose holders is necessary to modify or amend the Exchange Debenture Indenture, (vii) waive a default in the payment of principal of, premium, if any, or interest on, the Exchange Debentures, (viii) modify any of the provisions of the Exchange Debenture Indenture described under "--Ranking" in a manner adverse to the Holders, or (ix) reduce the percentage of aggregate principal amount of outstanding Exchange Debentures the consent of whose holders is necessary for waiver of compliance with certain provisions of the Exchange Debenture Indenture or for waiver of certain defaults.

NO PERSONAL LIABILITY OF INCORPORATORS, SHAREHOLDERS, OFFICERS, DIRECTORS OR
  EMPLOYEES

    The Exchange Debenture Indenture will provide that no recourse for the payment of the principal of, premium, if any, or interest on, any of the Exchange Debentures, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in the exchange Indenture or in any of the Exchange Debentures, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or past, present or future shareholder, officer, director, employee or controlling person of the Company. Each holder, by accepting such Exchange Debenture, waives and releases all such liability.

CONCERNING THE TRUSTEE

    The Exchange Debenture Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Exchange Debenture Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise those rights and powers vested in it under such Exchange Debenture Indenture and use the same degree of care and skill in its exercise of such rights and powers as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

    The Exchange Debenture Indenture and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference in the Exchange Debenture Indenture, contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engaged in other transactions; PROVIDED, HOWEVER, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

                          DESCRIPTION OF INDEBTEDNESS

BANK CREDIT FACILITIES
  THE DOC FACILITY

    On March 25, 1998, the Company amended and restated the existing credit facility among DOC and CoreStates Bank, N.A., First Union National Bank of North Carolina and Nations Bank of Texas, N.A. as co-agents and lenders to provide, among other things, for a $250.0 million senior secured revolving credit (the "DOC Facility"). The following summary of the material provisions of the DOC Facility does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the DOC Facility. Capitalized terms that are used but not defined in this section have the meanings that are given such terms in the DOC Facility.

    The DOC Facility matures on June 30, 2006. Borrowings under the DOC Facility bears interest, payable at least quarterly, at DOC's option, at an annual rate equal to either (i) the greater of (x) the federal funds rate plus 1/2% and (y) the prime rate of NationsBank, plus in each case a percentage per annum ranging from 0% to 1 1/4%, or (ii) a LIBOR-based rate plus a percentage per annum ranging from 1% to 2 1/4%. The amount of additional interest applicable to either option is based on the Company's quarterly Total Leverage Ratio. In the event DOC's Senior Leverage Ratio is greater than 5.0 to 1, the additional interest applicable to either option will be increased by .125%

    Commencing with the quarter ending June 30, 2000, the borrowing commitment under the DOC Facility will reduce quarterly in percentage increments of 3.33% for the three quarters ending December 31, 2000, 3.75% for the eight quarters ending December 31, 2002, 4.375% for the eight quarters ending December 31, 2004, 3.75% for the four quarters ending December 31, 2005 and 5% for the two quarters ending June 30, 2006. A mandatory prepayment and reduction of the borrowing commitment will be required at the time of, and in an amount equal to 100% of the net proceeds from, certain sales of material assets of DOC and its Restricted Subsidiaries and in connection with the incurrence of certain indebtedness by DOC. In addition, if DOC's Senior Leverage Ratio is greater than
5.5 to 1, the proceeds from any issuance of unsecured indebtedness by the Company must be used to repay borrowings under the DOC Facility and reduce the borrowing commitment thereunder.

    The DOC Facility contains a number of covenants including, among others, covenants limiting the ability of the Company, DOC and DOC's Restricted Subsidiaries to incur debt, make loans or guarantees, create liens, pay dividends, make distributions or stock repurchases, make investments, enter into sale and lease-back transactions, change their business, sell assets, engage in mergers and acquisitions and enter into transactions with affiliates. Acquisitions must be limited to the domestic cellular industry and approval of the lenders is required for any acquisition in excess of $75 million, if the Total Leverage Ratio of the Company (including Restricted and Unrestricted Subsidiaries) is greater than 8.5 to 1 (giving pro forma effect to the acquisition). For 1998, DOC's capital expenditures will be limited to 110% of its capital expenditures budget for such period. The DOC Facility contains other affirmative covenants, including, among others, compliance with laws, maintenance of corporate existence, licenses and insurance, payment of taxes and performance of other material obligations and the delivery of financial and other information.

    The DOC Facility restricts DOC from declaring and paying dividends or distributions, including dividends to pay cash dividends on the Senior Preferred Stock and to pay scheduled interest on the Senior Notes and, if issued, the Exchange Debentures. However, DOC will be permitted to pay dividends or distributions to the Company to pay cash dividends on the Senior Preferred Stock (or interest on the Exchange Debentures, if issued) after January 15, 2003, and scheduled interest on the Senior Notes commencing after the first four interest payments on the Senior Notes, unless at the time of such dividend or distribution an event of default (other than an event of default resulting solely from the breach of a representation or warranty) exists or would be caused by such dividend or distribution; PROVIDED that, with respect to any event of default (other than a payment default (including by way of acceleration), a bankruptcy event with respect to the Company or DOC or the loss of a material license or cellular system), DOC will not be prohibited from paying dividends to the Company to pay scheduled interest on the Senior Notes or Exchange Debentures, if issued, or dividends on the Senior Preferred Stock for more than 180 days. In addition, DOC may pay dividends to the Company of up to $7.5 million per year, not to exceed $25 million in the aggregate when DOC's Senior Leverage Ratio is less than 6.5 to 1 (giving pro forma effect to the payment); PROVIDED, however, to the extent funds are contributed to DOC in the form of equity or unsecured subordinated loans, the amount of dividends DOC may pay to the Company may be increased by the amount so contributed, but in no event not to exceed $25 million per year and $50 million in the aggregate, without regard to DOC's Senior Leverage Ratio.

    The Company will be required to comply with certain financial tests and maintain certain financial ratios, including, among others, a requirement that
(i) DOC's Senior Leverage Ratio not exceed 7.5 to 1 through June 30, 1998, 6.5 to 1 from July 1 to December 31, 1998, 6.25 to 1 from January 1 to June 30, 1999, 6.0 to 1 from July 1 to December 31, 1999, 5.5 to 1 from January 1 to June 30, 2000, 5.0 to 1 from July 1 to December 31, 2000 and 4.5 to 1 from January 1, 2001 and thereafter, (ii) the ratio of DOC's Operating Cash Flow to its Pro Forma Debt Service exceed 1.15 to 1; (iii) the ratio of DOC's Operating Cash Flow to its Cash Interest Expense (with an add-back for escrowed interest payments on the Senior Notes) for the most recently ended four quarters exceed
2.0 to 1; (iv) DOC's Fixed Charge Coverage Ratio be greater than 1.0 to 1; (v) the Company's Total Leverage Ratio not exceed 9.5 to 1 through June 30, 1998,
9.0 to 1 from July 1 to December 31, 1998, 8.5 to 1 from January 1 to June 30, 1999, 8.0 to 1 from July 1 to December 31, 1999, 7.0 to 1 from January 1 to June 30, 2000, 6.0 to 1 from July 1 to December 31, 2000 and 5.0 to 1 from January 1, 2001 and thereafter; and (vi) the Company's Consolidated Operating Cash Flow to its Consolidated Interest Expense for the most recently ended four quarters exceed 1.25 to 1.

    For purposes of the financial covenants, "Operating Cash Flow" for DOC is defined as Operating Cash Flow of DOC and its Restricted Subsidiaries, including certain cash flow of the "Cellular Operating Partnerships" (defined as Oklahoma RSA 5 Limited Partnership, Oklahoma RSA 7 Limited Partnership, Texas RSA No. 2 Limited Partnership, Gila River Cellular General Partnership and any other entity in which DOC or one of its Restricted Subsidiaries owns a partnership interest and serves as the managing general partner) multiplied by DOC's ownership interest in the partnerships, except if DOC provides financing to any of the Cellular Operating Partnerships that are not 100% owned by DOC, 100% of the Operating Cash Flow of the partnership will be included in the definition of DOC's Operating Cash Flow, and for the Company is defined as Operating Cash Flow of the Company and its Restricted Subsidiaries, in each case for the four most recently completed quarters. "Operating Cash Flow" for any period is defined as the (i) sum of pre-tax income, without giving effect to extraordinary losses or gains, interest, depreciation and amortization expenses and non-cash charges, minus (ii) interest and dividend income, reductions in deferred taxes and other non-cash components of income. "Total Debt" of DOC and its Restricted Subsidiaries is defined as the sum of all obligations for borrowed money, all payments required under non-compete agreements, capital lease obligations, amounts required under installment sale purchases, all financial obligations of others guaranteed by DOC, and any amounts for which DOC is contingently liable to provide as equity or debt advances to other parties, but does not include intercompany subordinated debt owed by DOC to the Company or any subsidiary of the Company not owned by DOC. "Total Debt" of the Company and its Restricted Subsidiaries is defined as the sum of all obligations for borrowed money

(less the amount escrowed for interest payments on the Senior Notes), all payments required under noncompete agreements, capital lease obligations, amounts required under installment sale purchases, all financial obligations of others guaranteed and any amounts for which the Company and any of its direct or indirect Restricted Subsidiaries are contingently liable to provide as equity or debt advances to other parties. At such time as the Senior Preferred Stock is exchanged for Exchange Debentures, the obligations under the Exchange Debentures will be included in the calculation of Total Debt. "Pro Forma Debt Service" is defined as the sum of Pro Forma Interest Expense and payments scheduled to be made on Total Debt for the succeeding twelve months. "Pro Forma Interest Expense" is the result obtained by multiplying the average debt outstanding during the period (the sum of (a) Total Debt at the beginning of the period plus
(b) such Total Debt minus payments scheduled to be made during the period, divided by two) by the interest rate in effect at the time of calculation. "Fixed Charge Coverage Ratio" is defined as the ratio of (i) the Operating Cash Flow of DOC for the most recently ended four quarters to (ii) the sum of all payments of DOC's Total Debt required to be paid, cash interest expense and capital expenditures of DOC, cash taxes, and distributions and dividends paid by DOC, in each case for the most recently ended four quarters. DOC's "Senior Leverage Ratio" is defined as the ratio of Total Debt of DOC and its Restricted Subsidiaries to Operating Cash Flow of DOC and its Restricted Subsidiaries. The Company's "Total Leverage Ratio" is defined as the ratio of its Total Debt to its Operating Cash Flow. "Restricted Subsidiaries" is defined as Dobson Cellular of Arizona, Inc., Dobson Cellular of Enid, Inc., Dobson Cellular of Kansas/Missouri, Inc., Dobson Cellular of Maryland, Inc., Dobson Cellular of Woodward, Inc. and Dobson Cellular Systems, Inc. and its subsidiaries.

    Failure to satisfy any of the financial convenants will constitute an Event of Default under the DOC Facility, permitting the lenders, after notice, to terminate this commitment and/or accelerate payment of outstanding indebtedness notwithstanding the ability of the Company to meet its debt service obligations. The DOC Facility also includes other customary events of default, including, without limitation, a cross-default to other indebtedness, loss of any material license, material adverse change, bankruptcy and change of control. In addition, the definition of events of default includes the loss of Everett Dobson as part of the senior managment team.

    DOC's obligations under the DOC Facility are guaranteed by the Company and DOC's Restricted Subsidiaries. Borrowings under the DOC Facility are secured by all assets of DOC and its present and future subsidiaries, and by a pledge of the stock of DOC and the stock of and partnership interests in its Restricted Subsidiaries.

THE OPERATIONS FACILITY

    On March 25, 1998, Operations entered into a revolving credit agreement with a group of banks led by NationsBank, pursuant to which the banks have agreed to provide a $200.0 million senior secured revolving credit facility to Operations to be used to finance acquisitions, capital expenditures, permitted investments and restricted payments and for general corporate purposes of Operations and its subsidiaries. Borrowings under the Operations Facility were used to fund the Texas 16 and California 4 Acquisitions. The following summary of the material provisions of the Operations Facility does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Operations Facility. Capitalized terms that are used but not defined in this section have the meanings that are given such terms in the Operations Facility.

    The Operations Facility consists of (a) a $120 million eight and one-half year reducing revolving credit facility and (b) an $80 million 364-day revolving credit facility which, at Operations' option, may be converted into a term loan maturing no later than eight and one-half years from the closing date of the Operations Facility or, with the consent of the lenders, may be renewed for an additional 364-day period. In addition, the Operations Facility contemplates an additional $75 million revolving credit facility may be established in the future, although the lenders will have no obligation to provide such additional financing.

The uncommitted acquisition revolver facility may not be established unless two-thirds of the commitment amount under the committed facilities is outstanding.

    The facilities comprising the Operations Facility mature on June 30, 2006. Borrowings under the Operations Facility bear interest, payable at least quarterly, at Operations' option, at an annual rate equal to either (i) the greater of (x) the federal funds rate plus 1/2% and (y) the prime rate of NationsBank, plus in each case a percentage per annum ranging from 1/8% to 1 3/8%, or (ii) a LIBOR-based rate plus a percentage per annum ranging from 1 1/8% to 2 3/8%. The amount of additional interest applicable to either option is based on Operations' Leverage Ratio.

    Commencing with the quarter ending June 30, 2000, the borrowing commitment under the Operations Facility will reduce quarterly in percentage increments of 3.33% for the three quarters ending December 31, 2000, 3.75% for the eight quarters ending December 31, 2002, 4.375% for the eight quarters ending December 31, 2004, 3.75% for the four quarters ending December 31, 2005 and 5% for the two quarters ending June 30, 2006. A mandatory prepayment and reduction of the borrowing commitment will be required at the time, and in an amount equal to 100% of the net proceeds from certain sales of material assets of Operations and its subsidiaries and the issuance of certain indebtedness by Operations.

    The Operations Facility contains a number of covenants including, among others, covenants limiting the ability of Operations and its subsidiaries to incur debt, make loans or guarantees, create liens, pay dividends, make distributions or stock repurchases, make investments, enter into sale and lease-back transactions, change their business, sell, exchange, lease or otherwise dispose of assets, engage in mergers, make acquisitions and enter into transactions with affiliates. Approval of the lenders is required for any acquisition in excess of $75 million when the Company's Total Leverage Ratio (including Restricted and Unrestricted Subsidiaries) is greater than 8.5 to 1 (giving pro forma effect to the acquisition). For 1998, Operations' capital expenditures will be limited to 110% of its capital expenditures budget for such period. The Operations Facility contains other covenants customary for similar credit facilities.

    The Operations Facility prohibits distributions or restricted payments, except that, after giving pro forma effect to any such distribution or payment, when Operations' Leverage Ratio is less than 5.0 to 1, payments may be made with up to 100% of Free Cash Flow and when Operations' Leverage Ratio is greater than or equal to 5.0 to 1, payments may be made with up to 50% of Free Cash Flow. In addition, the Operations Facility restricts Operations from declaring and paying dividends or distributions, including dividends to pay cash dividends on the Senior Preferred Stock and to pay scheduled interest on the Senior Notes and, if issued, the Exchange Debentures. However, after January 15, 2003 Operations will be permitted to pay dividends or distributions to the Company to pay cash dividends on the Senior Preferred Stock and scheduled interest on the Exchange Debentures, if issued, unless at the time of such dividend or distribution an event of default (other than an event of default resulting solely from the breach of a representation or warranty) exists or would be caused by such dividend or distribution; PROVIDED that, with respect to any event of default (other than a payment default (including by way of acceleration), a bankruptcy event with respect to the Company or Operations or the loss of a material license or cellular system), Operations will not be prohibited from paying dividends to the Company to pay dividends on the Senior Preferred Stock or scheduled interest on the Exchange Debentures, if issued, for more than 180 days.

    Operations is required to comply with certain financial tests and maintain certain financial ratios, including, among others, a requirement that (i) Operations' Leverage Ratio not exceed 7.5 to 1 through September 30, 1998, 7.0 to 1 from October 1, 1998 to June 30, 1999, 6.5 to 1 from July 1 to December 31, 1999, 5.5 to 1 from January 1 to December 31, 2000, and 4.5 to 1 from January 1, 2001 and thereafter, PROVIDED that when Operating Cash Flow for the most recently ended four quarters exceeds $20.0 million, the applicable ratios range from 8.0 to 1 for the first period to 5.0 to 1 for the last period and when Operating Cash Flow for the most recently ended four quarters exceeds $25 million, the applicable ratios range from 8.5 to 1 for the first period to 5.5 to 1 for the last period; (ii) the ratio of Operations' Operating

Cash Flow to its Pro Forma Debt Service shall exceed 1.25 to 1; (iii) the ratio of Operations' Operating Cash Flow to its Cash Interest Expense for the most recently ended four quarters exceed 1.75 to 1 until December 31, 1998 and 2.0 to 1 thereafter; and (iv) the Fixed Charge Coverage Ratio be greater than 1.0 to 1.

    For purposes of the financial covenants, "Operating Cash Flow" for Operations includes the Operating Cash Flow of any "Cellular Operating Partnership" (defined as any entity in which Operations or one of its subsidiaries owns a partnership interest or serves as the managing general partner) multiplied by Operations' ownership interest in the partnership, except if Operations provides financing to any of the Cellular Operating Partnerships that are not 100% owned by Operations, 100% of the Operating Cash Flow of the partnership will be included in the definition of Operations' Operating Cash Flow. Operating Cash Flow for the Company includes the Operating Cash Flow of the Company and its Restricted Subsidiaries. "Operating Cash Flow" for any period is defined as the (i) sum of pre-tax income, without giving effect to any extraordinary losses or gains, interest, depreciation and amortization expenses and non-cash charges, minus (ii) interest and dividend income, reductions in deferred taxes and other non-cash components of income. "Total Debt" of Operations is defined as the sum of all obligations of Operations and its subsidiaries for borrowed money, all payments required under non-compete agreements, capital lease obligations, amounts required under installment sale purchases, all financial obligations of others guaranteed by Operations, and any amounts for which Operations is contingently liable to provide as equity or debt advances to other parties, but does not include intercompany subordinated debt owed by Operations to the Company. "Total Debt" of the Company and its Restricted Subsidiaries is defined as the sum of all obligations for borrowed money (less the amount escrowed for interest payments on the Senior Notes), all payments required under noncompete agreements, capital lease obligations, amounts required under installment sale purchases, all financial obligations of others guaranteed and any amounts for which the Company and any of its direct or indirect Restricted Subsidiaries are contingently liable to provide as equity or debt advances to other parties. At such time as the Senior Preferred Stock is exchanged for Exchange Debentures, the obligations under the Exchange Debentures will be included in the calculation of Total Debt. "Pro Forma Debt Service" is defined as the sum of Pro Forma Interest Expense and payments scheduled to be made on Operations' Total Debt for the succeeding twelve months. "Pro Forma Interest Expense" is the result obtained by multiplying (x) the sum of (a) Operations' Total Debt at the beginning of the period plus (b) such Total Debt minus payments scheduled to be made thereon during the period, divided by two) by (y) the interest rate in effect at the time of calculation. "Fixed Charge Coverage Ratio" is defined as the ratio of (i) Operations' Operating Cash Flow for the most recently ended four quarters to (ii) the sum of all payments on Operations' Total Debt required to be paid, its cash interest expense, capital expenditures, and cash taxes, and distributions and dividends paid by Operations, in each case for the most recently ended four quarters. "Free Cash Flow" is defined as the Operating Cash Flow for any fiscal year less cash taxes, required principal and interest payments on all debt for such fiscal year, capital expenditures and $2.5 million. Operations' "Leverage Ratio" is defined as the ratio of its Total Debt to its Operating Cash Flow. The Company's "Total Leverage Ratio" is defined as the ratio of its Total Debt to its Operating Cash Flow.

    Failure to satisfy any of the financial covenants will constitute an Event of Default under the Operations Facility, permitting the lenders, after notice, to terminate the commitment and/or accelerate payment of outstanding indebtedness notwithstanding the ability of the Company to meet its debt service obligations. The Operations Facility also includes other customary events of default, including, without limitation, a cross-default to other material indebtedness, loss of any material license, material adverse change, bankruptcy, change of control and a change of management resulting in less than two-thirds of existing management being in control of Operations.

    Operations' obligations under the Operations Facility are guaranteed by all of Operations' subsidiaries. Borrowings under the Operations Facility are secured by all assets of Operations and its present and future subsidiaries, and by a pledge of the stock of and partnership interests in Operations' subsidiaries.

RUS/RTB FACILITY

    Telco is a party to loan agreements with the United States of America, Rural Utilities Services ("RUS") and the Rural Telephone Bank ("RTB") (the "RUS/RTB Facility"). At December 31, 1997, the aggregate unpaid principal balance of these loans was $28.6 million. The loans bear interest at annual rates varying from 2% to 10 3/4% and with scheduled maturities until 2028.

    No loans under the RUS/RTB Facility may mature after May 2043. All advances under the RUS/RTB Facility are secured by substantially all of Telco's assets, including its licenses and other intangible assets.

    The RUS/RTB Facility contains covenants which, among other things, require prior approval of the applicable lending agencies before Telco can declare or pay dividends, make distributions to or investments in affiliates or stockholders or redeem its capital stock, unless after such payments, Telco's current assets equal or exceed current liabilities and its adjusted net worth meets specified requirements. In addition, the RUS/RTB Facility limits Telco's ability to merge or consolidate or sell its assets or enter into any contracts for the operation or maintenance of its property for use by others or for toll traffic, operator assistance, extended scope or switching services to be furnished by or for connecting or other companies other than contracts generally used in the telephone industry. Telco is restricted from advancing payments or loans to any stockholders or affiliates, other than for certain wireline related investments unless if after such investment, the aggregate of investments does not exceed one-third of Telco's net worth and its net worth is at least 20% of its total assets.

    The RUS/RTB Facility also provides that while Telco's adjusted net worth is less than 10% of its total assets, Telco is restricted from increasing salaries of officers or directors without the prior consent of the holders of a majority of the outstanding indebtedness. In addition, if retained earnings decrease as a result of operations, Telco must increase its charges for telephone service or execute a plan for reducing expenses, each with the approval of the holders of outstanding indebtedness. Telco is also required to maintain a ratio of net income or net margins plus interest expense to interest expense of 1.50 to 1.

    Failure to satisfy any of the covenants constitutes an event of default under the RUS/RTB Facility permitting the applicable lending agencies to accelerate payment of the outstanding indebtedness or sell or take possession of the mortgaged property notwithstanding Telco's ability to meet its debt obligations. In the event of a default in the payment of principal or interest on the outstanding indebtedness, if in the opinion of holders of a majority of the outstanding indebtedness Telco's operations are not being efficiently operated, Telco may be required to terminate operating contracts or the employment of certain managers. The RUS/RTB Facility also contains certain other events of default, including forfeiture of permits or licenses required to carry on a material portion of its business, and customary events of default, including, without limitation, material undischarged judgments and bankruptcy.

THE SENIOR NOTES

    GENERAL. The Company presently has outstanding $160.0 million in aggregate principal amount of Senior Notes which mature in April 2007. The Senior Notes were issued under the Senior Note Indenture between the Company and United States Trust Company of New York, as Trustee. The Senior Notes bear interest at an annual rate of 11 3/4%, payable semi-annually on each April 15 and October
15. Capitalized terms hereafter used in this summary have the meanings set forth in the Senior Note Indenture.

    RANKING. The Senior Notes are unsubordinated indebtedness of the Company, ranking PARI PASSU in right of payment with all other unsubordinated indebtedness of the Company and senior in right of payment to all existing and future subordinated indebtedness of the Company.

    OPTIONAL REDEMPTION. The Company may, at its option, redeem all or any portion of the Senior Notes at the redemption prices (expressed as percentages of the principal amount of the Senior Notes) set forth below, plus, in each case, accrued interest thereon to the applicable redemption date, if redeemed during the 12-month period beginning April 15 of the years indicated:

YEAR                                                                               PERCENTAGE
--------------------------------------------------------------------------------  ------------
2002............................................................................     105.8750%
2003............................................................................     102.9375%
2004 and thereafter.............................................................     100.0000%

    CHANGE OF CONTROL. The Senior Note Indenture provides that, following the occurrence of any Change of Control (as defined therein), the Company must offer to purchase all outstanding Senior Notes at a purchase price equal to 101% of their principal amount, plus accrued interest to the date of purchase.

    RESTRICTIVE COVENANTS. The Senior Note Indenture contains certain restrictive covenants which, among other things, limit the ability of the Company and its Restricted Subsidiaries to incur additional indebtedness, create liens, engage in sale-leaseback transactions, pay dividends or make distributions in respect of their capital stock (including the Senior Preferred Stock), make investments or certain other restricted payments, sell assets, issue or sell stock of Restricted Subsidiaries, enter into transactions with stockholders or affiliates or effect a consolidation or merger. Presently all the Company's subsidiaries are Restricted Subsidiaries.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

    The authorized capital stock of the Company consists of 1,031,000 shares of Common Stock, par value $1.00 per share ("Common Stock"), consisting of 1,000,000 shares of Class A Common Stock and 31,000 shares of Class B Non-Voting Common Stock ("Class B Common Stock"), 550,000 shares of Senior Preferred Stock and 300,000 shares of preferred stock, par value of $1.00 per share, consisting of 100,000 shares of Class A 5% Non-Cumulative, Non-Voting, Non-Convertible Preferred Stock ("Class A Preferred Stock"), 100,000 shares of Class B Convertible Preferred Stock ("Class B Preferred Stock"), and 100,000 shares of Class C 8% Cumulative, Non-Voting, Non-Convertible Preferred Stock ("Class C Preferred Stock" and together with the Class A Preferred Stock and the Class B Preferred Stock, the "Other Preferred Stock"). At April 15, 1998, the issued and outstanding capital stock of the Company consisted of 179,942.535 shares of Senior Preferred Stock, 100,000 shares of Class A Preferred Stock, 100,000 shares of Class B Preferred Stock, 100,000 shares of Class C Preferred Stock, and 473,152 shares of Class A Common Stock. The Company has reserved 30,166 shares of Class B Common Stock for issuance upon exercise of options granted and which may be granted under the Company's Stock Option Plan.

    The following description of certain matters relating to the capital stock of the Company is a summary and is qualified in its entirety by the provisions of the Company's Certificate of Incorporation ("Certificate of Incorporation") and Bylaws.

COMMON STOCK

    The holders of Class A Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. Holders of Class B Common Stock have no voting rights except when a class vote is required by law. Holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor, subject to the payment of preferential dividends with respect to any outstanding preferred stock and subject to the terms of the Bank Facility, the Senior Note Indenture, the Certificate of Designation and, if the Exchange Debentures are issued, the Exchange Debenture Indenture. The holders of Common Stock do not have cumulative voting rights or preemptive or other rights to acquire or subscribe for additional, unissued or treasury shares.

OTHER PREFERRED STOCK

    CLASS A PREFERRED STOCK

    The Company's subsidiary, Telco, holds 100,000 shares of Class A Preferred Stock. A certificate of designation for the Class A Preferred Stock provides for the following rights, preferences and powers:

    VOTING RIGHTS. Except as otherwise required by law, the holders of shares of Class A Preferred Stock have no voting rights.

    DIVIDENDS. The holders of Class A Preferred Stock are entitled to receive non-cumulative dividends at the annual rate of 5% of the $70 per share liquidation value, if and when declared by the Board of Directors. The Senior
Note Indenture, the Certificate of Designation and, if the Exchange Debentures are issued, the Exchange Debenture Indenture limit, and for the foreseeable future effectively prohibit, the payment of cash dividends on the Class A Preferred Stock.

    CONVERSION.  The Class A Preferred Stock is not convertible.

    REDEMPTION. At any time and from time to time, the Class A Preferred Stock may be redeemed, in whole or in part, at the option of the Company at the liquidation value thereof.

CLASS B AND CLASS C PREFERRED STOCK

    In March 1996, Fleet Venture Resources, Inc., Fleet Equity Partners VI, L.P. and Kennedy Plaza Partners purchased 100,000 shares of Class B Preferred Stock from DOC for $10 million pursuant to a securities purchase agreement (the "Fleet Investors Purchase Agreement") and entered into a shareholders' agreement (the "Shareholders' Agreement") with DOC, Dobson CC Limited Partnership and Russell
L. Dobson (the "Dobson Shareholders" and, together with the Fleet Investors, the "Shareholders"). In connection with the Senior Note Offering and the Maryland 2 and Western Maryland Properties Acquisitions, the DOC Class B Preferred Stock was exchanged for 100,000 shares of the Company's Class B Preferred Stock and the Fleet Investors were also issued 100,000 shares of the Company's Class C Preferred Stock (together with the Company's Class B Preferred Stock, the "Fleet Investors Preferred Stock"). The following summary of the Fleet Investors Preferred Stock, the Fleet Investors Purchase Agreement and the Shareholders' Agreement does not purport to be complete and is qualified in its entirety by reference to the applicable certificates of designation and such agreements.

    PURCHASE AGREEMENT. The Fleet Investors Purchase Agreement contains various covenants which, among other things, restrict the ability of the Company and its subsidiaries to pay dividends, purchase their outstanding equity securities, issue equity securities (including rights, options or warrants with respect to such securities and other securities convertible into equity securities), make investments or acquire or dispose of material amounts of assets outside the ordinary course of business, or engage in transactions with affiliates.

    CLASS B PREFERRED STOCK CERTIFICATE OF DESIGNATION. The certificate of designation for the Class B Preferred Stock (the "Class B Preferred Stock Certificate of Designation") provides for the following rights, including voting rights, preferences and powers:

    VOTING RIGHTS. Except as otherwise provided by law, the shares of Class A Common Stock and Class B Preferred Stock vote together on all matters submitted to a vote of the shareholders. Each share of Class B Preferred Stock, which is presently convertible into one share of Class A Common Stock, is entitled to the number of votes that it would have upon conversion on the record date fixed for any meeting, or the effective date of action taken by written consent, of shareholders. The holders of Class B Preferred Stock are entitled to elect, voting as a single class, two directors of the Company. In addition, as long as at least 50,000 shares of Class B Preferred Stock remain outstanding, approval of the holders of a majority of the outstanding Class B Preferred Stock, voting as a single class, is necessary to (i) authorize or increase the authorized number of shares of, or issue, any class or a series of capital stock ranking prior to, or on a parity with, the Class B Preferred Stock, (ii) make any change in the Company's Certificate of Incorporation which would adversely affect the powers, preferences or rights of the Class B Preferred Stock, (iii) authorize or effect the sale of all or substantially all of the assets of the Company, any merger or consolidation of the Company resulting in the change of control, or the liquidation, dissolution or winding up of the Company, (iv) amend the Bylaws to change the authorized number of directors, or (v) amend the provisions of the Company's Certificate of Incorporation setting forth the voting rights of the Class B Preferred Stock.

    DIVIDENDS. Cumulative dividends on each share of Class B Preferred Stock accrue daily at the annual rate of 8% (15% upon the happening of any Noncompliance Event) on the sum of the $100 per share liquidation value and all accumulated and unpaid dividends ("Accrued Dividends") from the date of issuance, compounded annually on December 31 of each year, and are payable when declared by the Board of Directors (subject to any prohibition on the payment of dividends in the Bank Facility). Further, upon the earliest to occur of conversion of Class B Preferred Stock into Class A Common Stock, liquidation, dissolution or winding up of the Company, sale of assets or merger or consolidation resulting in a change of control of the Company and the consummation of a public offering of the Company's Common Stock (each, a "Trigger Event"), holders of Class B Preferred Stock will be entitled to receive

Accrued Dividends. A "Noncompliance Event" includes, among other things, a breach of certain covenants under the Fleet Investors Purchase Agreement, Shareholders' Agreement, Class B Preferred Stock Certificate of Designation or the Bank Facility or related documents, any representation or warranty made in such agreements which proves to be materially false, an uncured default on indebtedness of the Company or its subsidiaries, undischarged final judgments in excess of $5 million, the bankruptcy of the Company or its subsidiaries, the death of Everett R. Dobson or his ceasing to be President of the Company unless replaced by a person with comparable expertise and experience or a change of control in which Everett R. Dobson ceases to have voting control of the securities owned by, or ceases to own at least 90% of the economic interest of, Dobson CC Limited Partnership.

    The Senior Note Indenture, the Certificate of Designation and, if the Exchange Debentures are issued, the Exchange Debenture Indenture limit, and for the foreseeable future effectively prohibit, the payment of cash dividends on the Class B Preferred Stock.

    The Class B Preferred Stock Certificate of Designation prohibits the declaration or payment of dividends or redemption or purchase (by the Company, any subsidiary or other affiliate) of any junior securities.

    In February 1997, a $7.5 million dividend was paid on the Class A Common Stock. See "Management--Certain Transactions." As a result of the $7.5 million dividend, the Fleet Investors were entitled to a "Make-Whole Dividend" of approximately $1.6 million. In lieu of such Make-Whole Dividend, the Fleet Investors received 100,000 shares of Class C Preferred Stock having a liquidation preference of $1,623,329.

    CONVERSION. At any time and from time to time, any holder of Class B Preferred Stock may convert all or a portion of the shares of Class B Preferred Stock held by such holder into a number of shares of Class A Common Stock equal to the product of (x) the number of shares of Class B Preferred Stock to be converted and (y) a fraction the numerator of which is $100 and the denominator is the conversion price then in effect. The conversion rate is initially one to one. Upon the occurrence of a "Texas 2 Event" (as defined below), the conversion price will be adjusted to an amount equal to 100.45% of the conversion price.

    REDEMPTION. There are no provisions for redemption of the Class B Preferred Stock. See, however, "--Shareholders' Agreement" below for a description of certain put and call rights.

    CLASS C PREFERRED STOCK CERTIFICATE OF DESIGNATION. The certificate of designation for the Class C Preferred Stock provides for the following rights, preferences and powers:

    VOTING RIGHTS. Except as otherwise required by law, the holders of shares of Class C Preferred Stock have no voting rights.

    DIVIDENDS. Cumulative dividends on each share of Class C Preferred Stock accrue daily at the annual rate of 8% on the sum of the $16.23 per share liquidation value ("Liquidation Value") and all accumulated and unpaid dividends thereon ("Accrued Dividends") from the date of issuance, compounded annually on December 31 of each year, and are payable when declared by the Board of Directors (subject to any prohibition on the payment of dividends in the Bank Facility). Further, upon the occurrence of a Trigger Event, holders of Class C Preferred Stock will be entitled to receive Accrued Dividends. The Senior Note Indenture and the Certificate of Designation limit, and for the foreseeable future effectively prohibit, the payment of cash dividends on the Class C Preferred Stock.

    CONVERSION.  The Class C Preferred Stock is not convertible.

    REDEMPTION. At any time and from time to time, the Class C Preferred Stock may be redeemed, in whole or in part, at the option of the Company at the Liquidation Value thereof plus Accrued Dividends. Upon the earlier to occur of a Trigger Event or February 28, 2002, the Company must redeem all the outstanding shares of Class C Preferred Stock at the Liquidation Value thereof plus Accrued Dividends.

The Fleet Investors have acknowledged that the Senior Note Indenture could restrict the Company from redeeming their Class C Preferred Stock for cash in accordance with its terms and agreed that any claim for such payment would be subordinate in right of payment to the Senior Notes.

    SHAREHOLDERS' AGREEMENT. Under the Shareholders' Agreement, after a public offering of the Company's equity securities, the Fleet Investors have demand and "piggy-back" registration rights for their shares of Class A Common Stock issuable upon conversion of the Class B Preferred Stock. The Shareholders have also agreed that six directors will constitute the Company's Board, four designated by Dobson CC Limited Partnership (one of whom must be Everett R. Dobson and one of whom must be reasonably acceptable to the Fleet Investors and not an affiliate or employee of the Company or a family member thereof), one designated by FVR and one designated by FEP6, provided that upon written request of Everett R. Dobson, the FEP6 designee must be reasonably acceptable to Mr. Dobson and not an officer, director or employee of FEP6 or FVR. FVR has the right to designate one representative of each committee established by the Board and have an observer, selected by FVR, attend each meeting of the Board and each meeting of any committee of the Board. Notwithstanding the foregoing, upon the issuance of the Senior Preferred Stock offered hereby, an additional two directors may be designated by the holders of Senior Preferred Stock in the event certain Voting Rights Triggering Events occur.

    The Fleet Investors have preemptive rights with respect to new equity securities issued by the Company (excluding securities issued in a public offering or upon the exercise of employee stock options) and rights to participate with the Dobson Shareholders in a sale of their shares. The Fleet Investors have waived this right with respect to the Senior Preferred Stock. The Fleet Investors may not sell their shares without first giving the Company an opportunity to purchase the shares. The transfer restrictions in the Shareholders' Agreement applicable to Shareholders other than the Fleet Investors terminate upon the earlier of an initial public offering by the Company or the sale of the Company.

    The Shareholders' Agreement also provides for put and call rights. The Fleet Investors have the right to require the Company to purchase their Class B Preferred Stock or the Class A Common Stock into which it may be converted (the "Put") after the earliest to occur of (i) March 19, 2001, (ii) a Change of Control Event, (iii) a Noncompliance Event, and (iv) the six month anniversary of the death of Everett R. Dobson, provided that a Fleet Investor may not exercise its Put rights as to more than 50% of its shares prior to March 19, 2002 unless one or more of the events referred to in clauses (ii), (iii) and
(iv) have occurred. The purchase price for each share of Class A Common Stock is its Fair Market Value (determined by the Company's outside directors or, if their determination is not acceptable to the Company or the Fleet Investors, by an investment banking firm) and, for each share of Class B Preferred Stock is the greater of (x) the liquidation value ($100) plus Accrued Dividends and (y) the Fair Market Value of the Class A Common Stock issuable upon the conversion of one share of Class B Preferred Stock. A "Change of Control Event" means (i) any merger or consolidation of the Company as a result of which the Shareholders own less than a majority of the Company's voting equity securities, (ii) the sale of all or substantially all of the assets of the Company and its subsidiaries, (iii) the issuance of equity securities as a result of which the Shareholders own less than a majority of the voting equity securities of the Company, (iv) the failure by Everett R. Dobson to control at least 50.1% of the Company's voting equity securities, and (v) the failure of the persons comprising the Board of Directors on March 19, 1996 or persons approved by a majority of the Company's incumbent Board of Directors to comprise the majority of the directors of the Company. In the event that the Company fails to redeem any shares pursuant to a Put request by the later of six months after the date of the request or three months after the determination of Fair Market Value (the "Mandatory Date"), but in no event later than the nine months after the date of the request, the Company is required to issue to the Fleet Investors exercising the Put the number of shares of Common Stock of the Company as is then equal to 1% of the outstanding Common Stock of the Company and on each third month anniversary until the repurchase date, the Company is required to issue an additional 1% of the outstanding shares of Common Stock of the Company to such Fleet Investors. In the event that the Company fails to redeem all of the shares pursuant to the Put within two years after the earlier of the determination of the Fair Market Value of the shares and the Mandatory Date, Fleet Investors exercising the Put have the right to immediately designate a majority of the Board until such time as all shares subject to the Put are purchased. The Company has the right to purchase (the "Call") all the shares held by any Fleet Investor after March 19, 2003 at the same purchase price applicable to the Put. The Call rights terminate upon the consummation of an initial public offering or upon transfer of the shares if they are transferred in transactions to which the rights of refusal or co-sale apply.

    The Senior Note Indenture, the Certificate of Designation and, if the Exchange Debentures are issued, the Exchange Debenture Indenture limit the ability of the Company to repurchase shares of Class B Preferred Stock or Common Stock. See "Description of Senior Preferred Stock," "Description of Exchange Debentures" and "Description of Indebtedness--The Senior Notes."

    COMPANY OPTION. The Fleet Investors have granted the Company an option to purchase up to 452 shares (subject to antidilution adjustments) of Class A Common Stock issuable upon conversion of Class B Preferred Stock at an exercise price of $.01 per share. The option is exercisable during the 30-day period following the consummation of a "Texas 2 Event" if the Fleet Investors have converted the Class B Preferred Stock to Class A Common Stock. The "Texas 2 Event" means the purchase by the Company, prior to March 19, 1999, of the entire interest in Texas RSA 2 Limited Partnership not owned by the Company on March 19, 1996 (other than the interest owned by SWBM) for a purchase price of not more than $7.5 million and on such other terms as are reasonably satisfactory to the Fleet Investors.

                       FEDERAL INCOME TAX CONSIDERATIONS

    The following summary describes the anticipated material U.S. federal income tax consequences of the purchase, ownership and disposition of the Senior Preferred Stock and the Exchange Debentures. Except where noted, it deals only with Senior Preferred Stock and Exchange Debentures held as capital assets by United States Holders and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, life insurance companies, persons holding Senior Preferred Stock or Exchange Debentures as a part of a hedging or conversion transaction or a straddle or United States Holders whose "functional currency" is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and regulations, including final Treasury regulations addressing debt instruments issued with OID (the "OID Regulations"), rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. ALL PROSPECTIVE PURCHASERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SENIOR PREFERRED STOCK OR THE EXCHANGE DEBENTURES.

TAX CONSEQUENCES TO UNITED STATES HOLDERS

    As used herein, a "United States Holder" means a beneficial owner that is a citizen or resident of the United States, a corporation, partnership (unless Treasury regulations provide otherwise) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to U.S. federal income taxation regardless of its source or a trust if both (i) a court within the United States is able to exercise primary supervision over the administration of such trust and (ii) one or more United States persons have the authority to control all substantial decisions of such trust. An individual may, subject to certain exceptions, be deemed to be a resident (as opposed to a non-resident alien) of the United States by virtue of being present in the United States on at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year). A "Non-United States Holder" is a holder that is not a United States Holder.

DISTRIBUTIONS ON THE SENIOR PREFERRED STOCK

    Distributions of cash or of additional Senior Preferred Stock on the Senior Preferred Stock will be treated as dividends to United States Holders to the extent of the Company's current and accumulated earnings and profits as determined under U.S. federal income tax principles. The amount of the Company's earnings and profits at any time will depend upon the future actions and financial performance of the Company. The amount of a distribution of additional Senior Preferred Stock will equal the fair market value of the Senior Preferred Stock distributed on the date of the distribution. To the extent that the amount of a distribution on the Senior Preferred Stock exceeds the Company's current and accumulated earnings and profits, such distributions will be treated as a nontaxable return of capital and will be applied against and reduce the adjusted tax basis of the Senior Preferred Stock in the hands of each United States Holder (but not below zero), thus increasing the amount of any gain (or reducing the amount of any loss) which would otherwise be recognized by such United States Holder upon the sale or other taxable disposition of such Senior Preferred Stock. The amount of any such distribution which exceeds the adjusted tax basis of the Senior Preferred Stock in the hands of the United States Holder will be treated as capital gain and will be either long-term or short-term capital gain depending on the United States Holder's holding period for the Senior Preferred Stock. The initial tax basis of additional Senior Preferred Stock in the hands of a holder who received such additional Senior Preferred Stock as a distribution on Senior Preferred Stock will equal the fair market value of such additional Senior Preferred Stock at the time of distribution.

    The Company presently does not have any current or accumulated earnings and profits as determined under U.S. federal income tax principles and it is unlikely to have current or accumulated earnings and profits in the foreseeable future. As a result, until such time as the Company does have earnings and profits, distributions of cash and additional Senior Preferred Stock on the Senior Preferred Stock will not be treated as dividends, and instead will constitute a nontaxable return of capital that reduces a holder's adjusted tax basis in the Senior Preferred Stock. In the case of distributions of additional Senior Preferred Stock, such basis reduction should be offset on an overall standpoint by a corresponding amount of tax basis for a holder in the additional Senior Preferred Stock. A United States Holder would recognize gain to the extent that any distribution were to exceed current or accumulated earnings and profits and the adjusted tax basis of the holder in the Senior Preferred Stock.

    Under Section 243 of the Code, corporate United States Holders generally will be able to deduct 70% of the amount of any distribution qualifying as a dividend. There are, however, many exceptions and restrictions relating to the availability of such dividends-received deduction. Section 246A of the Code reduces the dividends-received deduction allowed to a corporate United States Holder that has indebtedness "directly attributable" to its investment in portfolio stock. Section 246(c) of the Code requires that in order to be eligible for the dividends-received deduction, a corporate United States Holder generally must hold the shares of Senior Preferred Stock for a 46-day minimum holding period or a 91-day period in certain circumstances. A taxpayer's holding period for these purposes is suspended during any period in which a United States Holder has certain options or contractual obligations with respect to substantially identical stock or holds one or more other positions with respect to substantially identical stock that diminishes the risk of loss from holding the Senior Preferred Stock. A recent legislative enactment modified the manner in which the 46- or 91-day minimum holding period is determined, and requires that the applicable holding period be determined with respect to each dividend payment date on an "unhedged" basis.

    Under Section 1059 of the Code, a corporate United States Holder is required to reduce its tax basis (but not below zero) in the Senior Preferred Stock by the nontaxed portion of any "extraordinary dividend" if such stock has not been held for more than two years before the earliest of the date such dividend is declared, announced or agreed to. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends-received deduction provisions of Section 243 of the Code. An extraordinary dividend on the Senior Preferred Stock generally would be a dividend that (i) equals or exceeds 5% of the corporate United States Holder's adjusted tax basis in the

Senior Preferred Stock, generally treating all dividends received by the United States Holder and having ex-dividend dates within an 85 day period as one dividend or (ii) exceeds 20% of the corporate United States Holder's adjusted tax basis in such Senior Preferred Stock; generally treating all dividends received by the United States Holder having ex-dividend dates within a 365-day period as one dividend. In determining whether a dividend paid on the Senior Preferred Stock is an extraordinary dividend, a corporate United States Holder may elect to substitute the fair market value of the Senior Preferred Stock for such United States Holder's tax basis for purposes of applying these tests, provided such fair market value is established to the satisfaction of the Secretary of Treasury (the "Secretary") as of the day before the ex-dividend date. An extraordinary dividend also includes any amount treated as a dividend in the case of a redemption that is either non-pro rata as to all stockholders or in partial liquidation of the Company, regardless of the stockholder's holding period and regardless of the size of the dividend. If any part of the nontaxed portion of an extraordinary dividend is not applied to reduce the corporate United States Holder's tax basis as a result of the limitation on reducing such basis below zero, such part will be treated as gain from the sale or exchange of the Senior Preferred Stock, which must be recognized at the time when the extraordinary dividend is paid. Special rules exist with respect to "qualified preferred dividends." A qualified preferred dividend is any fixed dividend payable with respect to any share of stock which (i) provides for fixed preferred dividends payable not less frequently than annually and (ii) is not in arrears as to dividends at the time the United States Holder acquires such stock. A qualified preferred dividend does not include any dividend payable with respect to any share of stock if the actual rate of return of such stock exceeds 15%. Section 1059 does not apply to qualified preferred dividends if the corporate United States Holder holds such stock for more than five years. If the United States Holder disposes of such stock before it has been held for more than five years, the amount subject to extraordinary dividend treatment with respect to qualified preferred dividends is limited to the excess of the actual rate of return over the stated rate of return. Actual or stated rates of return are the actual or stated dividends expressed as a percentage of the lesser of
(i) the United States Holder's tax basis in such stock or (ii) the liquidation preference of such stock. Corporate United States Holders are urged to consult their tax advisors with respect to the possible application of Section 1059 to their ownership and disposition of the Senior Preferred Stock.

    A corporate United States Holder's liability for alternative minimum tax may be affected by the portion of the dividends received which such corporate United States Holder deducts in computing taxable income. This results from the fact that corporate stockholders are required to increase alternative minimum taxable income by 75% of the excess of current earnings (with certain adjustments) over alternative minimum taxable income (determined without regard to earnings and profit adjustments or the alternative tax net operating loss deduction). Prospective corporate investors should be aware that distributions paid by the Company in respect of the Senior Preferred Stock (whether payable in cash or additional shares of Senior Preferred Stock) will not be eligible for the dividends- received deduction under Section 243 of the Code until such time as the Company has current or accumulated earnings and profits.

REDEMPTION PREMIUM

    Under Section 305 of the Code and the applicable Treasury regulations thereunder, if the redemption price of Senior Preferred Stock exceeds its issue price, the difference ("redemption premium") may be taxable as a constructive distribution of additional Senior Preferred Stock to the United States Holder (treated as a dividend to the extent of the Company's current and accumulated earnings and profits and otherwise subject to the treatment described above for distributions) over a certain period. Because the Senior Preferred Stock provides for an optional right of redemption by the Company at prices in excess of the issue price, United States Holders could be required to recognize such redemption premium under a constant interest rate method similar to that described below for accruing OID (see "--Original Issue Discount") if, based on all of the facts and circumstances, the optional redemption is more likely than not to occur. If stock may be redeemed at more than one time, the time and price at which such redemption is most likely to occur must be determined based on all of the facts and circumstances. Applicable Treasury regulations provide a "safe harbor" under which a right to redeem will not be treated as more likely than not to occur if (i) the issuer and the holder are not related within the meaning of the Treasury regulations, (ii) there are no plans, arrangements or agreements that effectively require or are intended to compel the issuer to redeem the stock (disregarding, for this purpose, a separate mandatory redemption) and (iii) exercise of the right to redeem would not reduce the yield of the stock, as determined under the Treasury regulations. Further, the Treasury regulations provide that such redemption premium is not taxable as a constructive distribution if it is solely in the nature of a penalty for premature redemption. A redemption premium is solely in the nature of a penalty for premature redemption if it is paid as a result of changes in economic or market conditions over which neither the issuer nor the holder have control. Regardless of whether the optional redemption is more likely than not to occur or whether the redemption premium is solely in the nature of a penalty for premature redemption, constructive dividend treatment will not result if the redemption premium does not exceed a de minimis amount. Based on the Treasury regulations, the Company intends to take the position that the existence of the Company's optional redemption right does not result in a constructive distribution to the United States Holders.

    Further, because the Senior Preferred Stock provides for an optional right of the United States Holders to require the Company to acquire the Senior Preferred Stock at a price equal to 101% of the liquidation value upon a Change of Control, United States Holders could be required to recognize such redemption premium under the constant yield method discussed above unless, very generally, the likelihood of redemption is remote. Here, too, regardless of whether the likelihood of redemption is remote, constructive dividend treatment will not result if the redemption premium does not exceed a de minimis amount of 1/4 of 1% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The Company intends to take the position that the existence of United States Holders' optional redemption right does not result in a constructive distribution to the Holders.

    Moreover, the Senior Preferred Stock provides for a mandatory redemption at a redemption price equal to the liquidation value of the Senior Preferred Stock, plus accrued and unpaid dividends. If at the time of issuance of Senior Preferred Stock, there is no intention for dividends to be paid currently, the IRS may treat the payment of such dividends on redemption as disguised redemption premium subject to the constant yield rules discussed above. Dividends on the Senior Preferred Stock are payable in cash or, on or prior to January 15, 2003, in additional shares of Senior Preferred Stock. The Company intends to pay all such dividends currently. Thus, while the appropriate treatment of unpaid cumulative dividends has not yet been addressed in Treasury regulations and no assurance can be given as to the outcome of such guidance, the Company intends to take the position that the terms of the mandatory redemption should not result in a constructive distribution to the United States Holders.

    Finally, in the event that additional Senior Preferred Stock is distributed on the Senior Preferred Stock and such additional Senior Preferred Stock has a fair market value at the time of distribution that is less than its redemption price, such additional Senior Preferred Stock would have a redemption premium that may be taxable as a constructive distribution of additional stock to a United States Holder (treated as a dividend to the extent of the Company's current and accumulated earnings and profits) under the constant yield method over the term of such additional Senior Preferred Stock.

REDEMPTION AND EXCHANGE FOR EXCHANGE DEBENTURES

    A redemption of shares of the Senior Preferred Stock for cash or an exchange of the Senior Preferred Stock for Exchange Debentures will be a taxable transaction on which a United States Holder generally will recognize capital gain or loss (except to the extent of amounts received on the exchange that are attributable to declared dividends, which will be treated in the same manner as distributions described above) provided that the redemption (i) results in complete termination of the holder's stock interest in the Company or (ii) results in a "meaningful reduction" in a United States Holder's stock interest in the Company. Whether a redemption will result in a meaningful reduction depends on the particular holder's facts and circumstances. In determining whether a United States Holder's interest in the Company has been reduced or terminated, the holder is deemed, under the constructive ownership rules of Section 302(c) of the Code, to own any shares of Company stock that are owned, or deemed owned, by certain related persons and entities and any shares that such holder, or related person or entity, has the right to acquire by exercise of an option. If the redemption of the Senior Preferred Stock does not result in a complete termination or meaningful reduction, as described above, the transaction will be treated as a distribution of cash or Exchange Debentures, as the case may be. The amount of such distribution will be measured by the amount of cash received by the United States Holder or the "issue price," as defined below, of the Exchange Debentures received by the United States Holder, and such distribution will be treated in the same manner as distributions described above. However, corporate holders should be aware that to the extent such distribution is treated as a dividend it may be an extraordinary dividend under Section 1059 of the Code. If the redemption of the Senior Preferred Stock does result in a complete termination or meaningful reduction, the gain or loss recognized on such exchange will generally be equal to the difference between the amount realized by the United States Holder of the Senior Preferred Stock and such United States Holder's adjusted tax basis in the Senior Preferred Stock surrendered in the redemption.

    In the case of a redemption for cash, the amount realized will be the cash received on the redemption. In the case of an exchange of Senior Preferred Stock for Exchange Debentures, the amount realized on receipt of the Exchange Debentures will be equal to the "issue price" of the Exchange Debentures. Thus, the amount realized on the exchange will be equal to the issue price of the Exchange Debentures plus any cash received on the exchange (other than cash received with respect to declared dividends). If, as of the exchange date, either the Exchange Debentures or the Senior Preferred Stock are traded on an established securities market on or at any time during the 60 day period ending 30 days after the exchange date, then the issue price of the Exchange Debentures would equal the fair market value of the property so traded. If neither the Senior Preferred Stock nor the Exchange Debentures are so traded, the issue price of the Exchange Debentures would be the stated principal amount of the Exchange Debentures provided that the yield on the Exchange Debentures is equal to or greater than the "applicable federal rate" in effect at the time the Exchange Debenture is issued. If the yield on the Exchange Debentures is less than such applicable federal rate, its issue price under Section 1274 of the Code would be equal to the present value as of the issue date of all payments to be made on the Exchange Debentures, discounted at the applicable federal rate. It cannot be determined at the present time whether the Senior Preferred Stock or the Exchange Debentures will be, at the relevant time, traded on an established securities market within the meaning of the OID Regulations or whether the yield on the Exchange Debentures will equal or exceed the applicable federal rate.

SALE OR OTHER DISPOSITION OF SENIOR PREFERRED STOCK

    A United States Holder's adjusted tax basis in the Senior Preferred Stock will equal the amount paid for such stock plus the fair market value of any distributions of additional Senior Preferred Stock and any amount included in gross income as a constructive distribution of redemption premium, in each case under Section 305 of the Code, as described in "--Distributions on the Senior Preferred Stock" and "--Redemption Premium," and reduced by the amount of any distribution treated as a nontaxable return of capital that reduced the adjusted tax basis of the Senior Preferred Stock, as described in "--Distributions on the Senior Preferred Stock." In general, a United States Holder will recognize capital gain or loss upon the sale or other taxable disposition of Senior Preferred Stock based upon the difference between the amount realized in such sale or other disposition, and the holder's adjusted tax basis in the Senior Preferred Stock. Such gain or loss will be either long-term or short-term capital gain depending on the United States Holder's holding period for the Senior Preferred Stock at the time of redemption, sale, exchange or retirement of the Senior Preferred Stock. In the case of an individual United States Holder, any such capital gain will be taxable at various preferential rates depending on the extent to which such United States Holder's holding period for the Senior Preferred Stock exceeds one year. The deduction of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors in this regard.

    Depending upon a United States Holder's particular circumstances, the tax consequences of holding Exchange Debentures may be less advantageous than the tax consequences of holding Senior Preferred Stock because, for example, payments of interest on the Exchange Debentures will not be eligible for any dividends-received deduction that may be available to corporate United States Holders (subject to the Company having earnings and profits) and because, as discussed below, the Exchange Debentures will be issued with OID.

PAYMENTS OF INTEREST AND OID ON THE EXCHANGE DEBENTURES

    The tax treatment of the Exchange Debentures will turn on whether or not they are issued with OID. Exchange Debentures issued on or before January 15, 2003 likely will be treated as having been issued with OID. Exchange Debentures issued after January 15, 2003 will not be issued with OID unless, generally, their stated redemption price at maturity, as defined below, exceeds their issue price, as defined above.

    Because the Company has the option through January 15, 2003 to pay interest on the Exchange Debentures by issuing additional Exchange Debentures, Exchange Debentures (including Exchange Debentures issued in exchange for Senior Preferred Stock) issued prior to that date likely will be treated as issued with OID. Accordingly, the stated interest on an Exchange Debenture would not be treated as interest for U.S. federal income tax purposes, but instead will be subject to the OID rules described below. In the case of Exchange Debentures that are not issued with OID, payments of stated interest generally will be includible in a United States Holder's income as ordinary income under the holder's regular method of accounting.

ORIGINAL ISSUE DISCOUNT

    The Exchange Debentures, if issued in exchange for Senior Preferred Stock, may be issued with OID, as further discussed below. Holders of such Exchange Debentures should be aware that they generally must include OID in gross income for U.S. federal income tax purposes on an annual basis under a constant yield accrual method. As a result, Holders will include OID in income in advance of the receipt of cash attributable to that income. However, United States Holders of Exchange Debentures issued with OID generally will not be required to include separately in income cash payments received on such Exchange Debentures, even if denominated as interest, to the extent such payments do not constitute qualified stated interest (as defined below). The Exchange Debentures issued with OID will be referred to as "OID Debentures." The Company will report to United States Holders of any Exchange Debentures which are issued with OID, on a timely basis the reportable amount of OID and interest income based on its understanding of applicable law.

    The amount of OID, if any, on a debt instrument is the excess of its "stated redemption price at maturity" over its "issue price" subject to a statutorily defined de minimis exception. The issue price of a debt instrument issued for cash is equal to the first price (excluding sales to bond houses and brokers) at which a substantial amount of such debt instruments were sold. The "stated redemption price at maturity" of a debt instrument is the sum of its principal amount plus all other payments required thereunder, other than payments of "qualified stated interest" (defined generally as stated interest that is unconditionally payable in cash or in property (other than the debt instruments of the issuer), at least annually at a single fixed rate that appropriately takes into account the length of intervals between payments).

    Because the Company has the option through January 15, 2003 to pay interest on the Exchange Debentures by issuing additional Exchange Debentures, with respect to any Exchange Debentures issued on or prior to that date, none of the stated interest would be treated as qualified stated interest unless under special rules for interest holidays the amount of OID is treated as de minimis. Any Exchange Debentures so issued would be treated as having been issued with OID equal to the excess of their stated redemption price at maturity (which will be equal to the sum of the principal amount plus all payments of stated interest) over their issue price (which will be as described under "--Redemption and Exchange for Exchange Debentures" above). Any additional Exchange Debentures issued in lieu of cash would not be treated as debt instruments separate from the Exchange Debentures upon which they were issued, but instead are aggregated with such Exchange Debentures for OID purposes.

    The right to issue additional Exchange Debentures in lieu of paying cash interest through January 15, 2003 is treated for purposes of the OID provisions of the Code as an option to defer the interest payments on the Exchange Debentures. The OID regulations provide that in the case of a debt instrument that provides the issuer with an unconditional option or options exercisable during the term of the debt instrument that, if exercised, require payments to be made on the debt instrument under an alternative payment schedule, the yield and maturity of such debt instrument for purposes of calculating OID are determined by assuming the issuer exercises or does not exercise the option in a manner that minimizes the yield on the debt instrument.

    If the issue price of the Exchange Debentures is equal to their principal amount, the yield to maturity of the Exchange Debentures, if the option to pay interest with additional Exchange Debentures is exercised, will be no less than the yield to maturity would be if the option is not exercised. Accordingly, for purposes of calculating OID, it would be assumed that the Company will not exercise the option because exercise of the option will not minimize the yield. If the option was in fact subsequently exercised and additional Exchange Debentures were issued by the Company in lieu of cash, such additional Exchange Debentures would be aggregated with the Exchange Debentures upon which they were issued, and OID would be recalculated for the remainder of the term of the Exchange Debentures based upon a stated redemption price at maturity which includes the amount of all payments due under the additional Exchange Debentures. As a result of such exercise, United States Holders of Exchange Debentures would include OID in income in advance of the receipt of cash, regardless of such United States Holders' regular methods of accounting.

    If the issue price of the Exchange Debentures is less than their principal amount, the yield to maturity of the Exchange Debentures, if the option to pay interest with additional Exchange Debentures is exercised, will be less than the yield to maturity if the option is not exercised. Accordingly, for purposes of calculating OID, it would be assumed that the Company will exercise the option because to do so will minimize the yield. If the Company subsequently makes a cash payment instead of exercising its option to issue an additional Exchange Debenture, the cash payment made will be treated as a prepayment of the Exchange Debentures, partially retiring such Exchange Debentures on a pro rata basis on the date of such payment. Such retirement would be a taxable exchange to the Holder of the Exchange Debenture.

    If the Exchange Debentures are issued after January 15, 2003, the Company would not have the option to pay interest with additional Exchange Debentures. In such event, (i) all interest payments on any Exchange Debenture issued will be qualified stated interest, (ii) the stated redemption price at maturity of any Exchange Debenture will be equal to its principal amount, and (iii) any Exchange Debenture will therefore be issued with OID only to the extent its principal amount exceeds its issue price by more than a de minimis amount.

    The amount of OID includible in income by the initial United States Holder of an OID Debenture is the sum of the "daily portions" of OID with respect to the OID Debenture for each day during the taxable year or portion of the taxable year in which such United States Holder held such OID Debenture ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" for an OID Debenture may be of any length and may vary in length over the term of the OID Debenture, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the excess, if any, of (a) the product of the OID Debenture's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of any qualified stated interest allocable to the accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period. The calculation of OID for an initial short accrual period may be determined using any reasonable method. The "adjusted issue price" of an OID Debenture at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period (determined without regard to the amortization of any acquisition or bond premium, as described below) and reduced by any payment made on such OID Debenture (other than qualified stated interest) on or before the first day of the accrual period.

    Exchange Debentures may be redeemed prior to their stated maturity at the option of the Company. For purposes of computing the yield of such instrument, the Company will be deemed to exercise or not exercise its option to redeem the OID Debentures in a manner that minimizes the yield on the OID Debentures. It is not anticipated that the Company's ability to redeem prior to stated maturity would affect the yield of such instrument.

    In the event of a change of control, the Company will be required to offer to repurchase all of the Exchange Debentures. The right of holders to require repurchase upon a Change of Control will not affect the yield or maturity date of the Exchange Debentures unless, based on all the facts and circumstances as of the issue date, it is more likely than not that such an event giving rise to the repurchase will occur. The Company does not intend to treat the change of control provisions of the Exchange Debentures as affecting the computation of the yield to maturity of any Exchange Debentures.

    United States Holders may elect to treat all interest on any Exchange Debenture as OID and calculate the amount to be included in gross income under the constant yield method described above. For the purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. The election is to be made for the taxable year in which the United States Holder acquired the Exchange Debenture, and may not be revoked without the consent of the U.S. Internal Revenue Service (the "IRS"). United States Holders should consult with their own tax advisors about this election.

MARKET DISCOUNT ON RESALE OF EXCHANGE DEBENTURES

    If a United States Holder acquires an Exchange Debenture (other than an OID Debenture) for an amount less than its stated redemption price at maturity or, in the case of an OID Debenture, for an amount that is less than its adjusted issue price, the amount of the difference will be treated as "market discount" for U.S. federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a United States Holder will be required to treat any principal payment on an Exchange Debenture, or any gain on the sale, exchange, retirement or other disposition of an Exchange Debenture as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Exchange Debenture at the time of such payment or disposition. In addition, the United States Holder may be required to defer, until the maturity of the Exchange Debenture or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Exchange Debenture.

    Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Exchange Debenture, unless the United States Holder elects to accrue on a constant interest method. A United States Holder of an Exchange Debenture may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

    ACQUISITION PREMIUM; AMORTIZABLE BOND PREMIUM

    A United States Holder that purchases an Exchange Debenture for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the Exchange Debenture after the purchase date, other than qualified stated interest, will be considered to have purchased such Exchange Debenture at an "acquisition premium." Under the acquisition premium rules, the amount of OID, if any, which such United States Holder must include in its gross income with respect to such Exchange Debenture for any taxable year will be reduced by the portion of such acquisition premium properly allocable to such year.

    If immediately after the time the Senior Preferred Stock is exchanged for Exchange Debentures or immediately after the time a subsequent United States Holder acquires Exchange Debentures, the United States Holder's tax basis in any such Exchange Debenture exceeds the sum of all amounts payable on the Exchange Debenture after the exchange date or purchase date, other than qualified stated interest, such excess may constitute "premium" and such United States Holder will not be required to include any OID in income. A United States Holder generally may elect to amortize bond premium over the remaining term of the Exchange Debenture on a constant yield method. The amount amortized in any year will be treated as a reduction of the United States Holder's interest income from the Exchange Debenture. Bond premium on an Exchange Debenture held by a United States Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the Exchange Debenture. The election to amortize bond premium on a constant yield method once made applies to all debt obligations held or subsequently acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

    REDEMPTION, SALE OR EXCHANGE OF EXCHANGE DEBENTURES

    The adjusted tax basis of a United States Holder who receives Exchange Debentures in exchange for Senior Preferred Stock will, in general, be equal to the issue price of such Exchange Debentures, increased by OID and market discount previously included in income by the United States Holder and reduced by any amortized premium and any cash payments on the Exchange Debentures other than qualified stated interest. Upon the redemption, sale, exchange or retirement of an Exchange Debenture, a United States Holder will recognize gain or loss equal to the difference between the amount realized upon the redemption, sale, exchange or retirement (less any accrued qualified stated interest, not previously taken into account, which will be taxable as such) and the adjusted tax basis of the Exchange Debenture. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of redemption, sale, exchange or retirement the Exchange Debenture has been held for more than one year. In the case of an individual United States Holder, any such capital gain will be taxable at various preferential rates depending on the extent to which such United States Holder's holding period for the Exchange Debenture exceeds one year. The deduction of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors in this regard.

    APPLICABLE HIGH YIELD DISCOUNT OBLIGATIONS

    If the yield-to-maturity on OID Debentures equals or exceeds the sum of (x) the "applicable federal rate" (as determined under Section 1274(d) of the Code) in effect for the month in which the OID Debentures are issued (the "AFR") and
(y) 5% and the OID on such OID Debentures is "significant", the OID Debentures will be considered "applicable high yield discount obligations" ("AHYDOs") under
Section 163(i) of the Code. OID is significant if the aggregate amount includible in gross income for periods before the close of any accrual period ending more than five years after the issue date exceeds the sum of the aggregate amount of interest to be paid before the close of such accrual period plus the product of the issue price and the yield to maturity. If the OID Debentures are AHYDOs, the Company will not be allowed to take a deduction for OID accrued on the OID Debentures for U.S. federal income tax purposes until such time as the Company actually pays such OID in cash or in other property (other than stock or debt of the Company or a person deemed to be related to the Company under
Section 453(f)(1) of the Code).

    Moreover, if the yield-to-maturity on the OID Debenture exceeds the sum of
(x) the AFR and (y) 6% (such excess shall be referred to hereinafter as the "Disqualified Yield"), the deduction for OID accrued on the OID Debentures will be permanently disallowed (regardless of whether the Company actually pays such OID in cash or in other property) for U.S. federal income tax purposes to the extent such OID is attributable to the Disqualified Yield on the OID Debentures ("Dividend-Equivalent Interest"). For purposes of the dividends received deduction, such Dividend-Equivalent Interest will be treated as a dividend to the extent it is deemed to have been paid out of the Company's current or accumulated earnings and profits.

    Because the amount of OID, if any, attributable to the Exchange Debentures will be determined at the time such Exchange Debentures are issued, and the AFR at such time is not predictable, it is impossible to determine at the present time whether an OID Debenture will be treated as an AHYDO.

    INFORMATION REPORTING AND BACKUP WITHHOLDING

    In general, information reporting requirements will apply to certain payments of dividends, principal, interest, OID, and premium and to the proceeds of sales of Exchange Debentures and Senior Preferred Stock made to United States Holders other than certain exempt recipients (such as corporations). A 31% backup withholding tax will apply to such payments if the United States Holder fails to provide a taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income.

    Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such United States Holder's U.S. federal income tax liability provided the required information is timely furnished to the IRS.

TAX CONSEQUENCES TO NON-UNITED STATES HOLDERS

    DISTRIBUTIONS ON THE SENIOR PREFERRED STOCK

    Distributions received by a Non-United States Holder in respect of the Senior Preferred Stock (whether in cash or additional shares of Senior Preferred Stock), to the extent considered dividends for U.S. federal income tax purposes (see "--Tax Consequences to United States Holders--Distributions on the Senior Preferred Stock"), generally will be subject to U.S. federal withholding tax at a 30% rate (or a lower rate prescribed by an applicable income tax treaty) unless such distributions are effectively connected with a trade or business carried on by the Non-United States Holder within the United States and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-United States Holder within the United States. For purposes of obtaining a reduced rate of withholding under an income tax treaty, a Non-United States Holder may be required (and, after December 31, 1998, will be required) to provide certain information concerning such holder's country of residence and entitlement to income tax treaty benefits. A Non-United States Holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts currently withheld by timely filing an appropriate claim for refund.

    Dividends effectively connected with a U.S. trade or business and, if a treaty applies, attributable to a U.S. permanent establishment generally will not be subject to the 30% U.S. withholding tax provided that the Non-United States Holder provides appropriate certifications (currently IRS Form 4224, and after December 31, 1998, subject to certain transition rules, IRS Form W-8) to the Company or its paying agent. Such effectively connected income instead will be subject to U.S. federal income tax on a net income basis in the same manner as if the Non-United States Holder were a resident of the United States. In addition, if such holder is a foreign corporation, such effectively connected income may be subject to a branch profits tax equal to 30% (or such lower rate as specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

    Constructive distributions on the Senior Preferred Stock (see "--Tax Consequences to United States Holders--Redemption Premium") may be subject to the 30% U.S. withholding tax in the year in which the distributions are deemed to have occurred. Prospective investors are urged to consult their own tax advisors with respect to the application of the withholding tax rules to constructive distributions on the Senior Preferred Stock.

    PAYMENTS OF INTEREST AND OID ON THE EXCHANGE DEBENTURES

    A Non-United States Holder generally will not be subject to the 30% U.S. federal withholding tax with respect to the payment of interest (including OID) on an Exchange Debenture owned by a Non-United States Holder (the "Portfolio Interest Exception"), provided that such Non-United States Holder (a) does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) is not a controlled foreign corporation that is related, directly or indirectly, to the Company through stock ownership, (c) is not a bank receiving OID or interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, and (d) satisfies certain certification requirements (described generally below) designed to enable the Company or other withholding agent to verify that a holder is in fact a Non-United States Holder.

    To satisfy the certification requirement referred to above, the beneficial owner of such Exchange Debenture (or a financial institution that holds customers' securities in the ordinary course of its trade or business) must provide the Company or its paying agent with a statement to the effect that the beneficial owner is not a United States Holder. These requirements generally will be met if (i) the beneficial owner provides his name, address and certain other information, and certifies under penalties of perjury that he is not a United States Holder (which certification may be made on an IRS Form W-8) or
(ii) a financial institution that holds customers' securities in the ordinary course of its trade or business certifies under penalties of perjury that such statement has been received by it and furnishes the Company or its paying agent with a copy thereof.

    If a Non-United States Holder is engaged in a trade or business within the United States, and interest (including OID) on an Exchange Debenture is effectively connected with the conduct of such trade or business (and, if a treaty applies, is attributable to a permanent establishment maintained by such Non-United States Holder in the United States), such holder will be subject to U.S. federal income tax on such payment on a net income basis in the same manner as if it were a United States Holder. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate as specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

    A Non-United States Holder that is not eligible for the Portfolio Interest Exception instead may be eligible to secure a reduced rate of withholding under a valid income tax treaty entered into between the United States and such Non-United States Holder's country of residence. Such a Non-United States Holder generally will be required to provide certain certifications to the Company or its paying agent in order to claim entitlement to the benefits of the applicable income tax treaty.

    SALE OR DISPOSITION OF THE SENIOR PREFERRED STOCK OR THE EXCHANGE DEBENTURES

    Subject to the discussion below in "--Consequences to Non-United States Holders--FIRPTA Treatment," any gain or income realized upon the sale, exchange, retirement or other disposition of the Senior Preferred Stock or the Exchange Debentures generally will not be subject to U.S. federal income tax unless (i) such gain or income is effectively connected with a trade or business in the United States of the Non-United States Holder and, if a treaty applies, attributable to a U.S. permanent establishment maintained by the Non-United States Holder, or (ii) in the case of an individual who is a Non-United States Holder, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition, and certain other conditions are met.

    FIRPTA TREATMENT

    At present, the Company believes that it is not a U.S. real property holding company within the meaning of Section 897(c)(2) of the Code, and that it does not expect to become a U.S. real property holding company in the forseeable future. No assurance can be given, however, that the IRS will not reach a different conclusion or that the Company's expectation for the future will not change. If the Company is found to be a U.S. real property holding company, then a Non-United States Holder of Senior Preferred Stock may be subject to U.S. federal income tax in respect of gain realized on the sale or other disposition of the Senior Preferred Stock (including an exchange for Exchange Debentures or a redemption) as if the gain represented income effectively connected with a U.S. trade or business. A Non-United States Holder will not be subject to such tax, however, if the Senior Preferred Stock is regularly traded on an established securities market at the time of a sale or other disposition, and the holder has not owned more than 5% of the Senior Preferred Stock at any time during the five-year period (or shorter holding period for the Senior Preferred Stock) ending on the sale or disposition date.

    INFORMATION REPORTING AND BACKUP WITHHOLDING

    In general, information reporting requirements will apply to certain payments of dividends (other than dividends paid prior to January 1, 1999 to an address of a Non-United States Holder outside of the United States), interest, OID and premium and to the proceeds of sales of Exchange Debentures and Senior Preferred Stock made to Non-United States Holders, other than certain exempt recipients (such as corporations). In addition, a backup withholding tax of 31% may apply to such payments unless the Non-United States Holder provides appropriate certification of foreign status. Under recently-finalized Treasury regulations, the certification requirements were modified in certain respects for payments made on or after January 1, 1999. Prospective Non-United States Holders should consult their own tax advisors regarding the application of the new Treasury regulations to an investment in the Senior Preferred Stock and Exchange Debentures.

    THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF SENIOR PREFERRED STOCK AND EXCHANGE DEBENTURES IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES THAT WOULD RESULT FROM THEIR PURCHASE, OWNERSHIP AND DISPOSITION OF THE SENIOR PREFERRED STOCK AND THE EXCHANGE DEBENTURES, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              PLAN OF DISTRIBUTION

    There has previously been only a limited secondary market and no public market for the Old Shares. The Company does not intend to apply for the listing of the Shares on a national securities exchange or for their quotation through The Nasdaq Stock Market. The Shares are eligible for trading in the PORTAL market. The Company has been advised by the Placement Agents that the Placement Agents currently intend to make a market in the Shares; however, no Placement Agent is obligated to do so and any market making may be discontinued by any Placement Agent at any time. In addition, such market making activity may be limited during the Exchange Offer. Therefore, there can be no assurance that an active market for the Old Shares or the New Shares will develop. If a trading market does not develop or is not maintained, holders of Shares may experience difficulty in reselling Shares. If a trading market develops for the Shares, future trading prices of such securities will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on such factors, such securities may trade at a discount from their offering price.

    BROKER-DEALERS WHO DID NOT ACQUIRE OLD SHARES AS A RESULT OF MARKET MAKING ACTIVITIES OR TRADING ACTIVITIES MAY NOT PARTICIPATE IN THE EXCHANGE OFFER.

    With respect to resale of New Shares, based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that a holder (other than a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act or a "broker" or "dealer" registered under the Exchange Act) who exchanges Old Shares for New Shares in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the New Shares, will be allowed to resell the New Shares to the public without further registration under the Securities Act and without delivering to the purchasers of the New Shares a prospectus that satisfies the requirements of Section 10 thereof. However, if any holder acquires New Shares in the Exchange Offer for the purpose of distributing or participating in a distribution of the New Shares, such holder cannot rely on the position of the staff of the Commission enunciated in EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988) or similar no-action letters or any similar interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available.

    As contemplated by the no-action letters mentioned above and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that (i) the New Shares are to be acquired by the holder in the ordinary course of business,
(ii) the holder is not engaging and does not intend to engage in the distribution of the New Shares, and (iii) the holder acknowledges that, if such holder participates in the Exchange Offer for the purpose of distributing the New Shares, such holder must comply with the registration and prospectus delivery requirements of the Securities Act and cannot rely on the above no-action letters.

    Any broker or dealer registered under the Exchange Act (each a "Broker-Dealer") who holds Old Shares that were acquired for its own account as a result of market-making activities or other trading activities (other than Old Shares acquired directly from the Company or an affiliate of the Company) may exchange such Old Shares for New Shares pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed an underwriter within the meaning of the Securities Act and, therefore, must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the New Shares received by it in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of this Prospectus. The Company has agreed to cause the Exchange Offer Registration Statement, of which this Prospectus is a part, to remain continuously effective for a period of 180 days, if required, from the Exchange Date, and to make this Prospectus, as amended or supplemented, available to any such Broker-Dealer for use in connection with resales. Any Broker-Dealer participating in the Exchange Offer will be required to acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of New Shares received by it in the Exchange Offer. The delivery by a Broker-Dealer of a prospectus in connection with resales of New Shares shall not be deemed to be an admission by such Broker-Dealer that it is an underwriter within the meaning of the Securities Act. The Company will not receive any proceeds from any sale of New Shares by a Broker-Dealer.

    New Shares received by Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Shares or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Broker-Dealer and/or the purchasers of any such New Shares.

                                 LEGAL MATTERS

    Certain legal matters with respect to the validity of the Senior Preferred Stock are being passed upon for the Company by McAfee & Taft A Professional Corporation, Oklahoma City, Oklahoma.

                                    EXPERTS

    The following financial statements and schedule included in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto as of the dates indicated, and are included herein in reliance upon the authority of said firm as experts in giving said reports:

    -- The consolidated balance sheets of Dobson Communications Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the three years in the period ended December 31, 1997.

    -- The balance sheet of Texas 16 Cellular Telephone Company as of December
      31, 1997 and the related statement of income, changes in stockholders' equity and cash flows for the year ended December 31, 1997.

    -- The balance sheets of Santa Cruz Cellular Telephone, Inc. as of December
      31, 1997 and 1996, and the related statements of operations, changes in shareholders' (deficit) and cash flows for the years then ended.

    -- Schedule of Valuation Allowance Accounts of Dobson Communications
      Corporation and Subsidiaries for the years ended December 31, 1997, 1996 and 1995.

    The following financial statements appearing in this Prospectus and Registration Statement have been audited by Holliday, Lemons, Thomas & Cox, P.C., independent auditors, as set forth in their reports thereon as of the indicated dates, appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing:

    -- The balance sheets of Cellular 2000 (A Partnership) as of December 31,
      1997 and 1996, and the related statements of income, changes in partners' equity and cash flows for the years ended December 31, 1997 and 1996.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------

DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

  Report of independent public accountants.................................................................        F-2

  Consolidated balance sheets as of December 31, 1997 and 1996.............................................        F-3

  Consolidated statements of operations for the years ended December 31, 1997, 1996 and 1995...............        F-5

  Consolidated statements of stockholders' deficit for the years ended December 31, 1997, 1996 and 1995....        F-6

  Consolidated statements of cash flows for the years ended December 31, 1997, 1996 and 1995...............        F-7

  Notes to consolidated financial statements...............................................................        F-9

TEXAS 16 CELLULAR TELEPHONE COMPANY

  Report of independent public accounts....................................................................       F-29

  Balance sheet as of December 31, 1997....................................................................       F-30

  Statement of income for the year ended December 31, 1997.................................................       F-31

  Statement of stockholders' equity for the year ended December 31, 1997...................................       F-32

  Statement of cash flow for the year ended December 31, 1997..............................................       F-33

  Notes to financial statements............................................................................       F-34

CELLULAR 2000 (A PARTNERSHIP)

  Report of independent auditors...........................................................................       F-37

  Balance sheets as of December 31, 1997 and 1996..........................................................       F-38

  Statements of income for the years ended December 31, 1997 and 1996......................................       F-39

  Statements of changes in partners' equity for the years ended December 31, 1997 and 1996.................       F-40

  Statements of cash flows for the years ended December 31, 1997 and 1996..................................       F-41

  Notes to financial statements............................................................................       F-42

SANTA CRUZ CELLULAR TELEPHONE, INC.

  Report of independent public accountants.................................................................       F-50

  Balance sheets as of December 31, 1997 and 1996..........................................................       F-51

  Statement of operations for the years ended December 31, 1997 and 1996...................................       F-53

  Statement of changes in shareholders' (deficit) for the years ended December 31, 1997 and 1996...........       F-54

  Statement of Cash Flows for the years ended December 31, 1997 and 1996...................................       F-55

  Notes to financial statements............................................................................       F-56

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of

Dobson Communications Corporation:

    We have audited the accompanying consolidated balance sheets of Dobson Communications Corporation (an Oklahoma corporation) and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the three years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Dobson Communications Corporation and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Oklahoma City, Oklahoma,
March 26, 1998

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996

                                                                                        1997            1996
                                                                                   --------------  --------------
                                     ASSETS
CURRENT ASSETS:
  Cash and cash equivalents......................................................  $    3,006,668  $    1,609,221
  Accounts receivable-
    Due from customers, net of allowance for doubtful accounts of $648,919 and
      $339,144 in 1997 and 1996, respectively....................................      15,795,919       6,584,103
    Affiliates...................................................................         633,146       1,704,033
  Restricted cash and investments................................................      17,561,231        --
  Inventory......................................................................       1,470,207       1,012,589
  Deposits.......................................................................        --             6,350,000
  RTFC subordinated capital certificates.........................................        --             1,051,057
  Income taxes receivable........................................................         845,000       1,133,063
  Prepaid expenses and other.....................................................       2,264,191         121,836
  Deferred income taxes..........................................................         214,000         390,553
                                                                                   --------------  --------------
      Total current assets.......................................................      41,790,362      19,956,455
                                                                                   --------------  --------------
PROPERTY, PLANT AND EQUIPMENT, net...............................................      88,350,278      61,929,904
                                                                                   --------------  --------------
OTHER ASSETS:
  Receivables--Affiliates........................................................         529,107         228,041
  Notes receivable--Affiliates...................................................       5,852,282       3,266,765
  Restricted investments.........................................................       9,216,202        --
  Cellular license acquisition costs, net of accumulated amortization of
    $13,814,229 and $3,286,104 in 1997 and 1996, respectively....................     206,694,474      23,465,128
  Deferred costs, net of accumulated amortization of $2,850,109 and $1,948,443 in
    1997 and 1996, respectively..................................................      11,012,755       3,952,155
  Excess of cost over original cost of assets acquired, net of accumulated
    amortization of $1,130,769 and $1,035,529 in 1997 and 1996, respectively.....       2,676,203       2,771,443
  Other intangibles, net of accumulated amortization of $851,107.................       9,328,031        --
  Investments in unconsolidated subsidiaries and other...........................       7,764,566       1,378,134
                                                                                   --------------  --------------
      Total other assets.........................................................     253,073,620      35,061,666
                                                                                   --------------  --------------
      Total assets...............................................................  $  383,214,260  $  116,948,025
                                                                                   --------------  --------------
                                                                                   --------------  --------------

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                           DECEMBER 31, 1997 AND 1996

                                                                                        1997            1996
                                                                                   --------------  --------------
                      LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
  Accounts payable...............................................................  $   12,839,605  $    4,718,124
  Accrued expenses...............................................................       7,845,401       1,633,834
  Deferred revenue...............................................................       1,720,024         499,982
  Customer deposits..............................................................         326,932         148,530
  Current portion of long-term debt..............................................       1,140,824       1,190,924
  Accrued dividends payable......................................................       1,595,238         732,391
                                                                                   --------------  --------------
    Total current liabilities....................................................      25,468,024       8,923,785
                                                                                   --------------  --------------
LONG-TERM DEBT, net of current portion...........................................     363,068,594     104,303,802

DEFERRED CREDITS:
  Income taxes...................................................................       2,739,000         916,252
  Investment tax credits and other...............................................         133,817         161,612
                                                                                   --------------  --------------
    Total deferred credits.......................................................       2,872,817       1,077,864
                                                                                   --------------  --------------

MINORITY INTERESTS...............................................................      16,954,165       2,444,176

COMMITMENTS (Note 13)

CLASS B CONVERTIBLE PREFERRED STOCK..............................................      10,000,000      10,000,000

CLASS C PREFERRED STOCK..........................................................       1,623,329        --

STOCKHOLDERS' DEFICIT:
  Class A preferred stock........................................................         100,000        --
  Class A Common Stock, $1 par value, 1,000,000 shares authorized and 473,152
    issued and outstanding in 1997 and 1996......................................         473,152         473,152
  Paid-in capital................................................................       5,508,285       5,508,285
  Retained deficit...............................................................     (30,841,106)     (3,870,039)
                                                                                   --------------  --------------
                                                                                      (24,759,669)      2,111,398
Less--
  Class A Common Stock held in treasury, at cost.................................     (11,913,000)    (11,913,000)
  Class A Preferred Stock owned by Dobson Telephone..............................        (100,000)       --
                                                                                   --------------  --------------
    Total stockholders' deficit..................................................     (36,772,669)     (9,801,602)
                                                                                   --------------  --------------
    Total liabilities and stockholders' deficit..................................  $  383,214,260  $  116,948,025
                                                                                   --------------  --------------
                                                                                   --------------  --------------

   The accompanying notes are an integral part of these consolidated balance sheets.

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                             1997           1996          1995
                                                                         -------------  ------------  ------------
OPERATING REVENUE:
  Wireless revenue.....................................................  $  66,127,721  $ 26,107,481  $ 18,989,791
  Wireline revenue.....................................................     18,455,210    16,286,190    14,765,620
  Other................................................................        586,206       831,802       693,411
                                                                         -------------  ------------  ------------
    Total operating revenue............................................     85,169,137    43,225,473    34,448,822
                                                                         -------------  ------------  ------------
OPERATING EXPENSES:
  Wireless cost of service.............................................     18,754,603     7,074,207     5,167,817
  Wireline cost of service.............................................      2,588,797     2,001,764     1,846,460
  Marketing and selling................................................     11,762,279     4,908,050     3,156,620
  General and administrative...........................................     19,877,030    12,086,509    10,138,379
  Depreciation and amortization........................................     21,729,095     9,720,379     6,652,792
                                                                         -------------  ------------  ------------
    Total operating expenses...........................................     74,711,804    35,790,909    26,962,068
                                                                         -------------  ------------  ------------
OPERATING INCOME.......................................................     10,457,333     7,434,564     7,486,754
                                                                         -------------  ------------  ------------
OTHER INCOME (EXPENSES):
  Equity in income (losses) of unconsolidated partnerships.............        222,348        21,576       (98,288)
  Interest income......................................................      2,840,533         1,075         9,884
  Interest expense.....................................................    (30,098,327)   (6,477,651)   (3,833,189)
  Other................................................................       (183,193)   (1,608,538)     (388,591)
                                                                         -------------  ------------  ------------
    Total other expenses...............................................    (27,218,639)   (8,063,538)   (4,310,184)
                                                                         -------------  ------------  ------------
INCOME (LOSS) BEFORE MINORITY INTERESTS IN INCOME OF SUBSIDIARIES,
  INCOME TAXES AND EXTRAORDINARY ITEMS.................................    (16,761,306)     (628,974)    3,176,570
MINORITY INTERESTS IN INCOME OF SUBSIDIARIES...........................  $  (1,693,372) $   (675,098) $ (1,334,155)
                                                                         -------------  ------------  ------------
INCOME (LOSS) BEFORE INCOME TAXES AND EXTRAORDINARY ITEMS..............    (18,454,678)   (1,304,072)    1,842,415
INCOME TAX (PROVISION) BENEFIT.........................................      3,287,740       410,795      (738,235)
                                                                         -------------  ------------  ------------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEMS...............................    (15,166,938)     (893,277)    1,104,180
EXTRAORDINARY EXPENSE, net of income tax expense of $960,508 in 1997
  and $323,205 in 1996 (Note 4)........................................     (1,567,147)     (527,334)      --
                                                                         -------------  ------------  ------------
NET INCOME (LOSS)......................................................    (16,734,085)   (1,420,611)    1,104,180
DIVIDENDS ON SENIOR PREFERRED STOCK....................................     (2,603,362)     (849,137)     (591,300)
                                                                         -------------  ------------  ------------
NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS....................  $ (19,337,447) $ (2,269,748) $    512,880
                                                                         -------------  ------------  ------------
                                                                         -------------  ------------  ------------
BASIC NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS PER COMMON
  SHARE
  Before extraordinary expense.........................................         (37.56)        (3.68)         1.08
  Extraordinary expense................................................          (3.31)        (1.12)      --
                                                                         -------------  ------------  ------------
BASIC NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS PER COMMON
  SHARE................................................................  $      (40.87) $      (4.80) $       1.08
                                                                         -------------  ------------  ------------
                                                                         -------------  ------------  ------------
BASIC WEIGHTED AVERAGE COMMON SHARES OUTSTANDING.......................        473,152       473,152       473,152
                                                                         -------------  ------------  ------------
                                                                         -------------  ------------  ------------

  The accompanying notes are an integral part of these consolidated financial statements.

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                                                        STOCK
                                                                                                                        OWNED
                                                          CLASS A               CLASS A               CLASS B            BY
                                                      PREFERRED STOCK         COMMON STOCK          COMMON STOCK      SUBSIDIARY
                                                    --------------------  --------------------  --------------------  ---------
                                                     SHARES     AMOUNT     SHARES     AMOUNT     SHARES     AMOUNT     SHARES
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
DECEMBER 31, 1994.................................     --      $  --            300  $   1,000      1,000  $   1,000      1,000
  Net income......................................     --         --         --         --         --         --         --
  Cash dividends declared on senior preferred
    stock.........................................     --         --         --         --         --         --         --
  Cash dividends declared on Common Stock.........     --         --         --         --         --         --         --
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
DECEMBER 31, 1995.................................     --         --            300      1,000      1,000      1,000      1,000
  Net loss........................................     --         --         --         --         --         --         --
  Recapitalization (Note 6).......................     --         --        472,852    472,152     (1,000)    (1,000)    (1,000)
  Cash dividends declared on senior preferred
    stock.........................................     --         --         --         --         --         --         --
  Cash dividends declared on Common Stock.........     --         --         --         --         --         --         --
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
DECEMBER 31, 1996.................................     --         --        473,152    473,152     --         --         --
  Net loss........................................     --         --         --         --         --         --         --
  Cash dividends declared on senior preferred
    stock.........................................     --         --         --         --         --         --         --
  Cash dividends declared on Common Stock.........     --         --         --         --         --         --         --
  Senior preferred stock dividend.................     --         --         --         --         --         --         --
  Issuance of senior preferred stock..............    100,000    100,000     --         --         --         --        100,000
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
DECEMBER 31, 1997.................................    100,000  $ 100,000    473,152  $ 473,152     --      $      --    100,000
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------


                                                                           TREASURY     RETAINED
                                                                PAID-IN    STOCK, AT    EARNINGS
                                                     AMOUNT     CAPITAL      COST       (DEFICIT)
                                                    ---------  ---------  -----------  -----------
DECEMBER 31, 1994.................................  $  (1,000) $5,980,437 $(11,913,000) $  (892,022)
  Net income......................................     --         --          --         1,104,180
  Cash dividends declared on senior preferred
    stock.........................................     --         --          --          (591,300)
  Cash dividends declared on Common Stock.........     --         --          --          (660,858)
                                                    ---------  ---------  -----------  -----------
DECEMBER 31, 1995.................................     (1,000) 5,980,437  (11,913,000)  (1,040,000)
  Net loss........................................     --         --          --        (1,420,611)
  Recapitalization (Note 6).......................      1,000   (472,152)     --           --
  Cash dividends declared on senior preferred
    stock.........................................     --         --          --          (849,137)
  Cash dividends declared on Common Stock.........     --         --          --          (560,291)
                                                    ---------  ---------  -----------  -----------
DECEMBER 31, 1996.................................     --      5,508,285  (11,913,000)  (3,870,039)
  Net loss........................................     --         --          --       (16,734,085)
  Cash dividends declared on senior preferred
    stock.........................................     --         --          --          (980,033)
  Cash dividends declared on Common Stock.........     --         --          --        (7,633,620)
  Senior preferred stock dividend.................     --         --          --        (1,623,329)
  Issuance of senior preferred stock..............   (100,000)    --          --           --
                                                    ---------  ---------  -----------  -----------
DECEMBER 31, 1997.................................  $(100,000) $5,508,285 $(11,913,000) $(30,841,106)
                                                    ---------  ---------  -----------  -----------
                                                    ---------  ---------  -----------  -----------

  The accompanying notes are an integral part of these consolidated financial statements.

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                       1997             1996            1995
                                                                  ---------------  --------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).............................................  $   (16,734,085) $   (1,420,611) $    1,104,180
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities--
    Depreciation and amortization...............................       21,729,095       9,720,379       6,652,792
    Amortization of bond premium and financing cost.............        1,663,818        --              --
    Deferred income taxes and investment tax credits, net.......       (4,072,494)       (361,003)        276,432
    Loss on disposition of assets, net..........................          205,694       1,799,570        --
    Extraordinary loss on financing cost........................        2,527,655         850,539        --
    Minority interests in income of subsidiaries................        1,693,372         675,098       1,334,155
    Equity in losses (income) of unconsolidated partnerships....         (222,348)        (21,576)         98,288
  Changes in current assets and liabilities--
    Accounts receivable.........................................       (7,017,005)       (360,480)     (1,814,510)
    Inventory...................................................         (267,292)       (540,295)         88,862
    Income taxes receivable.....................................          288,063      (1,133,063)        274,207
    Prepaid expenses and other..................................       (2,070,762)         90,684         257,904
    Accounts payable............................................        8,121,481       1,904,193        (132,794)
    Accrued expenses............................................        5,616,066         283,650         403,132
    Deferred revenue............................................          636,135          79,166          74,426
    Customer deposits...........................................          178,402          21,030          16,291
                                                                  ---------------  --------------  --------------
      Net cash provided by operating activities.................       12,275,795      11,587,281       8,633,365
                                                                  ---------------  --------------  --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures..........................................      (23,215,535)    (17,437,774)     (3,924,961)
  Purchase of cellular license and properties...................     (190,719,765)    (30,000,000)       --
  Proceeds from sale of property, plant and equipment...........          332,331         377,178          23,500
  Proceeds from sale of investment in unconsolidated
    subsidiary..................................................        --                967,000        --
  (Increase) decrease in deposits...............................        1,583,706      (1,350,000)     (5,000,000)
  (Increase) decrease in receivable--affiliate..................          769,821        (468,054)       (340,606)
  Increase in notes receivable..................................       (2,585,517)     (1,004,435)     (1,164,290)
  Deferred start-up costs.......................................       (1,101,322)       --              --
  Investment in unconsolidated partnerships and other, net......       (6,164,084)       (463,668)       (663,122)
                                                                  ---------------  --------------  --------------
      Net cash used in investing activities.....................     (221,100,365)    (49,379,753)    (11,069,479)
                                                                  ---------------  --------------  --------------
                                                                  ---------------  --------------  --------------

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                         1997            1996           1995
                                                                    --------------  --------------  -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes payable.....................................  $     --        $      100,000  $     700,000
  Repayments of notes payable.....................................        --              (800,000)      --
  Proceeds from long-term debt....................................     343,500,000      75,750,000      7,373,499
  Repayments of long-term debt....................................     (88,841,512)    (35,910,470)    (4,723,198)
  Dividend distributions--
    Senior preferred stock........................................        (117,186)       (176,748)      (591,300)
    Common stock..................................................      (7,633,620)       (549,564)      (660,858)
  Distributions to partners.......................................        (458,378)       (145,005)      (877,122)
  Issuance of senior preferred stock..............................        --            10,000,000       --
  Purchase of treasury stock......................................        --            (5,913,000)      --
  Purchase of restricted investments..............................     (38,389,299)       --             --
  Proceeds from restricted investments............................      10,836,243        --             --
  Redemption of RTFC subordinated capital certificates............       1,051,057          57,632        866,283
  Deferred financing costs........................................      (9,725,288)     (4,127,925)      (297,087)
                                                                    --------------  --------------  -------------
      Net cash provided by financing activities...................     210,222,017      38,284,920      1,790,217
                                                                    --------------  --------------  -------------
NET INCREASE (DECREASE) IN CASH AND CASH..........................       1,397,447         492,448       (645,897)
  EQUIVALENTS
CASH AND CASH EQUIVALENTS, beginning of year......................       1,609,221       1,116,773      1,762,670
                                                                    --------------  --------------  -------------
CASH AND CASH EQUIVALENTS, end of year............................  $    3,006,668  $    1,609,221  $   1,116,773
                                                                    --------------  --------------  -------------
                                                                    --------------  --------------  -------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for--
    Interest (net of amounts capitalized).........................  $   22,679,047  $    6,784,154  $   3,415,088
    Income taxes..................................................  $     --        $      838,100  $     303,031
SUPPLEMENTAL DISCLOSURE OF NONCASH AND FINANCING ACTIVITIES:
  1997
  ----
    Purchase of PCS Licenses with debt issuance...................  $    4,056,204
    Allocation of noncash purchase price to license cost..........  $    3,747,000
    Stock dividend paid through the issuance of senior preferred
      stock.......................................................  $    1,623,329

  The accompanying notes are an integral part of these consolidated financial statements.

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION:

    Dobson Communications Corporation ("DCC" or the "Company") was incorporated as an Oklahoma corporation in February 1997, under an Agreement and Plan of Reorganization effective February 28, 1997. Under this plan, DCC acquired all of the outstanding Class A Common Stock, Class C Common Stock and Class B Convertible Preferred Stock of Dobson Operating Company ("DOC"). In exchange, the holders of the Class A Common Stock and Class B Convertible Preferred Stock of DOC received equivalent shares of stock of DCC. The holders of Class C Common Stock received 100,000 shares of Class A Preferred Stock of DCC. In addition, DCC assumed all DOC outstanding stock options, substituting shares of DCC Class B Common Stock for the DOC stock subject to options. As a result of the reorganization, DCC is the parent company of DOC.

    As part of the reorganization, the stock of certain subsidiaries of DOC was distributed to DCC. DOC continues to be the holding company for the Company's cellular, local exchange and wholly-owned fiber subsidiaries. See Note 16 for discussion of the Company's reorganization subsequent to December 31, 1997.

CAPITAL RESOURCES AND GROWTH

    The Company's total indebtedness and debt service requirements will substantially increase as a result of the transactions described in Notes 7 and 16 and the Company will be subject to significant financial restrictions and limitations. If the Company is unable to satisfy any of the covenants under the credit facilities described in Note 16, including financial covenants, the Company will be unable to borrow under the credit facilities during such time period to fund planned capital expenditures, its ongoing operations or other permissible uses.

    The Company's ability to manage future growth will depend upon its ability to monitor operations, control costs, maintain effective quality controls and significantly expand the Company's internal management, technical and accounting systems, all of which will result in higher operating expenses. Any failure to expand these areas and to implement and improve such systems, procedures and controls in an efficient manner at a pace consistent with the growth of the Company's business could have a material adverse effect on the Company's business, financial condition and results of operations.

WIRELESS TELECOMMUNICATIONS

    The Wireless Telecommunications segment is comprised of the cellular entities of DCC listed below, which operate cellular telephone systems servicing areas in Oklahoma, Texas, Kansas, Missouri, Maryland, Pennsylvania and Arizona. The name of the entity/partnership, metropolitan statistical area ("MSA")/rural service area ("RSA") and the Company's percentage of ownership are as follows:

                                                                                                          PERCENT
               ENTITY/PARTNERSHIP                                    MSA/RSA SERVED                      OWNERSHIP
------------------------------------------------  ----------------------------------------------------  -----------
Dobson Cellular of Enid, Inc.                     Oklahoma MSA 2                                            100
Dobson Cellular of Woodward, Inc.                 Oklahoma RSA 2                                            100
Texas RSA 2 Limited Partnership                   Texas RSA 2                                               61
Oklahoma Independent RSA 5 Partnership            Oklahoma RSA 5                                           64.35
Oklahoma Independent RSA 7 Partnership            Oklahoma RSA 7                                           64.35
Oklahoma RSA 3 Limited Partnership                Oklahoma RSA 3                                             5
Dobson Cellular of Kansas/Missouri, Inc.          Kansas RSA 5, Missouri RSAs 1 and 4, and the Linn         100
                                                  County portion of Missouri RSA 5
Dobson Cellular of Maryland, Inc.                 Maryland RSA 2; Cumberland, MD MSA; Hagerstown, MD        100
                                                  MSA; Maryland RSA 3; Bedford County portion of
                                                  Pennsylvania 10 West RSA
Gila River Cellular General Partnership           Arizona RSA 5                                             75

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

1. ORGANIZATION: (CONTINUED)
    The Company is responsible for managing and providing administrative services to the Oklahoma Independent RSA 5 and 7 Partnerships, Texas RSA 2 Limited Partnership ("Texas Partnership") and the Gila River Cellular General Partnership. The Company is accountable to the partners for the execution and compliance with contracts and agreements and for filing of instruments required by law which are made on behalf of these partnerships. The books and records of these partnerships are also maintained by the Company.

WIRELINE TELECOMMUNICATIONS

    LOCAL EXCHANGE

    The Company, through Dobson Telephone Company, Inc. ("Dobson Telephone"), provides wireline telephone service to nine contiguous exchanges in western Oklahoma and three contiguous counties adjacent to and east of the Oklahoma City metropolitan area. Dobson Telephone operates under the authority of the Federal Communications Commission ("FCC"). Rates charged by Dobson Telephone are regulated by the FCC and the Oklahoma Corporation Commission. Dobson Telephone, like other wireline companies that operate in rural areas where the cost to provide service is higher than normal, receives high cost support funds from state jurisdictions and the federal universal service funds. Approximately 36% of the Company's revenue from its wireline local exchange operations for the year ended December 31, 1997, was from these two sources.

    FIBER OPTIC TELECOMMUNICATIONS

    The Company provides fiber optic telecommunications service between Oklahoma City, Oklahoma and Amarillo, Texas through Dobson Fiber Company, Inc. ("Dobson Fiber"). In addition, the Company has a 20% interest in the Forte of Colorado Partnership which provides fiber optic telecommunication service between Springfield, Colorado and Colorado Springs, Colorado.

    COMPETITIVE LOCAL EXCHANGE CARRIER ("CLEC")

    The Company commenced its CLEC operations in October 1997 through Logix Communications Corporation ("Logix"). Logix provides and resells integrated services including local exchange, long distance, wireless, paging and internet in Oklahoma City, Oklahoma and Tulsa, Oklahoma. On March 26, 1998, the Company and Logix entered into a definitive agreement to purchase substantially all of the assets of American Telco, Inc. ("ATI") for approximately $130 million as discussed in Note 16.

2. SIGNIFICANT ACCOUNTING POLICIES:

    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements of the Company include the accounts of all majority owned subsidiaries. For financial reporting purposes, the Company reports 100% of revenues and expenses for the markets for which it provides wireless telecommunications service. However, in several of its markets, the Company holds less than 100% of the equity ownership. The minority stockholders' and partners' shares of income or losses in those markets are reflected in the consolidated statements of operations as "minority interests in income of subsidiaries." For financial reporting purposes, the Company consolidates each subsidiary and partnership in which it has a controlling interest (greater than 50%). Significant intercompany accounts and transactions have been eliminated. Investments in unconsolidated partnerships where the Company does not have a controlling interest are accounted for under the equity method.

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    CASH AND CASH EQUIVALENTS

    Cash and cash equivalents on the accompanying consolidated balance sheets includes cash and short-term investments with original maturities of three months or less.

    INVENTORY

    The Company values its inventory at the lower of cost or market on the first-in, first-out method of accounting.

    IMPAIRMENT OF LONG-LIVED ASSETS

    The Company assesses potential impairments of long-lived assets, certain identifiable intangibles and goodwill when there is evidence that events or changes in circumstances indicate that an asset's carrying value may not be recoverable. An impairment loss is recognized when the sum of the expected future net cash flows is less than the carrying amount of the asset. The amount of any recognized impairment would be based on the estimated fair value of the asset subject to impairment compared to the carrying amount of such asset. No such losses have been identified by the Company.

    CELLULAR LICENSE ACQUISITION COSTS

    Cellular license acquisition costs consist of amounts paid to acquire FCC licenses to provide cellular services. Cellular license acquisition costs are being amortized on a straight-line basis over ten to fifteen years. Amortization expense of $10,528,125, $1,596,794 and $413,486 was recorded in 1997, 1996 and
1995, respectively.

    The ongoing value and remaining useful lives of intangible and other long-term assets are subject to periodic evaluation and the Company currently expects the carrying amounts to be fully recoverable. When events and circumstances indicate that intangible and other long-term assets might be impaired, an undiscounted cash flow methodology would be used to determine whether an impairment loss would be recognized.

    DEFERRED COSTS

    Deferred costs consist primarily of fees incurred to secure long-term debt, start-up costs and organizational costs. Deferred start-up costs are amortized on a straight-line basis over three years. Deferred financing costs are being amortized on a straight-line basis over the term of the debt of eight years. Amortization expense related to these costs of $1,238,355, $405,493 and $412,384 was recorded in 1997, 1996 and 1995, respectively.

    EXCESS OF COST OVER ORIGINAL COST OF ASSETS ACQUIRED

    The excess of cost over the original cost of assets acquired relates to Dobson Telephone's acquisition of McLoud Telephone Company in 1985 and is being amortized using the straight-line method over 40 years. Amortization expense of $95,240 was recorded in 1997, 1996 and 1995.

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    OTHER INTANGIBLES

    Other intangibles consist of amounts paid to acquire FCC licenses to provide PCS service and amounts paid to acquire cellular customer lists in 1997. PCS license acquisition costs are not being amortized until the Company's PCS service becomes operational. Customer list acquisition costs are being amortized on a straight-line basis over five years. Amortization expense of $851,107 was recorded in 1997.

    ADVERTISING COSTS

    Advertising costs are expensed as incurred and are included as marketing and selling expenses in the accompanying consolidated statements of operations.

    INCOME TAXES

    The Company files a consolidated income tax return. Income taxes are allocated among the various entities included in the consolidated tax return, as agreed, based on the ratio of each entity's taxable income (loss) to consolidated taxable income (loss). Deferred income taxes reflect the estimated future tax effects of differences between financial statement and tax bases of assets and liabilities at year end.

    REVENUE RECOGNITION

    The Company records service revenues over the period they are earned. The cost of providing service is recognized as incurred.

    Airtime and toll revenue is billed in arrears. The Company accrued estimated unbilled revenues for services provided of approximately $1,209,000 and $858,000 as of December 31, 1997 and 1996, respectively, which are included in accounts receivable in the accompanying consolidated balance sheets. Monthly access charges are billed in advance and are reflected as deferred revenue on the accompanying consolidated balance sheets. Cellular equipment sales are recognized when the cellular equipment is delivered to the customer. Subscriber acquisition costs (primarily commissions and loss on equipment sales) are expensed as incurred.

    EARNINGS PER SHARE

    Basic income (loss) per common share is computed by the weighted average number of shares of Common Stock outstanding during the year. Primary loss per common share for 1996 was determined on the assumption that shares of Class B convertible preferred stock were Common Stock from the date of their issuance as each share of Class B convertible preferred stock is entitled to participate in Common Stock dividends on a basis equivalent to shares of Common Stock, in addition to the stated preferred stock dividend. In 1997, the Company adopted SFAS No. 128, "Earnings Per Share." As a result, the Company's reported net income (loss) per common share for 1996 and 1995 were restated.

    Diluted net loss per common share has been omitted because the impact of stock options and convertible preferred stock on the Company's net loss per common share is anti-dilutive.

    USE OF ESTIMATES

    The preparation of these consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

    SIGNIFICANT CONCENTRATIONS

    In connection with providing cellular services to customers of other cellular carriers, the Company has contractual agreements with those carriers which provide for agreed-upon billing rates between the parties. Approximately 45% of the Company's cellular roaming revenue was earned from three cellular carriers during the year ended December 31, 1997, while 56% and 54% of the Company's cellular roaming revenue was earned from two cellular carriers during the years ended December 31, 1996 and 1995, respectively.

    RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income," effective for fiscal years beginning after December 15, 1997. Management of the Company plans to adopt this accounting standard as of January 1, 1998. SFAS No. 130 requires that all items required to be recognized under accounting standards as components of comprehensive income (loss), consisting of both net income (loss) and those items that bypass the statement of operations and are reported as a separate component of stockholders' deficit, be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company does not believe that its comprehensive income (loss) through December 31, 1997, will differ materially from net income (loss).

    At December 31, 1997, the Company adopted SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," which requires a new basis of determining reportable segments (i.e., the management approach). This approach (as contrasted with the prior requirement which utilized a specified classification system for determining segments) designates the Company's internal organization as used by management for making operating decisions and assessing performance as the source of business segments. DCC and its subsidiaries are organized into two business segments to facilitate the delivery of service to customers: Wireless Telecommunications and Wireline Telecommunications. Segment results are presented on this new basis in Note 12 at December 31, 1997, 1996 and 1995.

    RECLASSIFICATIONS

    Certain reclassifications have been made to the previously presented 1996 and 1995 balances to conform them to the 1997 presentation.

3. PROPERTY, PLANT AND EQUIPMENT:

    Property, plant and equipment are recorded at cost. Newly constructed cellular systems, telephone systems and fiber optic cable systems are added to property, plant and equipment at cost which includes contracted services, direct labor, materials overhead and capitalized interest. For the years ended December 31, 1997, 1996 and 1995, interest capitalized was not material. Existing property, plant and equipment purchased through acquisitions is recorded at its fair value at the date of the purchase. Repairs, minor replacements and maintenance are charged to operations as incurred. The provisions for depreciation are provided using the straight-line method based on the estimated useful lives of the various classes of depreciable property.

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

3. PROPERTY, PLANT AND EQUIPMENT: (CONTINUED)
    Listed below are the major classes of property, plant and equipment and their estimated useful lives, in years, as of December 31, 1997 and 1996:

                                                                          USEFUL
                                                                           LIFE          1997           1996
                                                                        ----------  --------------  -------------
Wireless systems and equipment........................................     2-10     $   42,279,323  $  21,441,766
Wireline systems and equipment........................................     5-40         62,071,415     58,302,894
Buildings and improvements............................................     5-40         13,767,179      8,631,772
Vehicles, aircraft and other work equipment...........................     3-10          4,670,379      4,106,869
Furniture and office equipment........................................     5-10          5,883,602      2,848,049
Plant under construction..............................................                   4,518,490      2,147,321
Land..................................................................                     429,386        201,494
                                                                                    --------------  -------------
  Property, plant and equipment.......................................                 133,619,774     97,680,165
Accumulated depreciation..............................................                  45,269,496     35,750,261
                                                                                    --------------  -------------
  Property, plant and equipment, net..................................              $   88,350,278  $  61,929,904
                                                                                    --------------  -------------
                                                                                    --------------  -------------

    During 1996, the Company disposed of two mobile telecommunications switching offices and related equipment for which it recognized a pretax loss of $1,725,396. The loss is included in other income (expenses) in the accompanying consolidated statements of operations.

4. LONG-TERM DEBT:

    The Company's long-term debt as of December 31, 1997 and 1996, consisted of the following:

                                                                              1997            1996
                                                                         --------------  --------------
Revolving credit facility..............................................  $  171,513,855  $   75,750,000
Senior notes...........................................................     160,000,000        --
Mortgage notes payable.................................................      28,639,359      29,744,726
Other notes payable....................................................       4,056,204        --
                                                                         --------------  --------------
  Total debt...........................................................     364,209,418     105,494,726
Less--Current maturities...............................................       1,140,824       1,190,924
                                                                         --------------  --------------
  Total long-term debt.................................................  $  363,068,594  $  104,303,802
                                                                         --------------  --------------
                                                                         --------------  --------------

    REVOLVING CREDIT FACILITY

    On February 28, 1997, the Company's bank credit agreement was amended and restated to provide the Company with a $200 million revolving credit facility maturing in 2005. Interest on borrowings under the new credit agreement accrues at variable rates (weighted average rate of 8.43% at December 31, 1997). Initial proceeds were used to refinance existing indebtedness, finance the Maryland/Pennsylvania Acquisition described in Note 7 and for general corporate purposes, including $7.5 million to pay a dividend to holders of its Class A Common Stock. In connection with the closing of the revolving credit facility, the Company extinguished its then existing credit facility, and recognized a pretax loss of approximately

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

4. LONG-TERM DEBT: (CONTINUED)
$2.5 million as a result of writing off previously capitalized financing costs associated with the old revolving credit facility. This loss has been reflected as an extraordinary item, net of tax, in the Company's consolidated statement of operations for the year ended December 31, 1997.

    On March 19, 1996, the Company amended and restated the old revolving credit agreement. In connection with this amendment, the Company recorded a pretax loss of approximately $.8 million as a result of writing off previously capitalized financing costs. This loss has been reflected as an extraordinary item, net of tax, in the accompanying consolidated statement of operations for the year ended December 31, 1996.

    In April 1997, the Company entered into an interest rate hedge agreement to hedge the Company's interest expense on its indebtedness under the revolving credit facility. The agreement provides for a rate cap of 8% plus a factor, based on the Company's leverage ratio (cap at December 31, 1997, was 10.5%), terminating on the earlier of April 24, 2000, or the date an option to enter into an interest rate swap transaction is exercised by the counterparty. Under the swap agreement, the interest rate would be fixed at 6.13% plus the factor used to determine the rate cap or a floating LIBOR rate, terminating on April 24, 2002. The Company accounts for this instrument as a hedge.

    SENIOR NOTES

    On February 25, 1997, the Company issued $160 million principal amount of 11.75% senior notes maturing in 2007. The net proceeds were used to finance the Maryland/Pennsylvania Acquisition described in Note 7 and to purchase securities pledged to secure payment of the first four semi-annual interest payments on the notes, which began on October 15, 1997. The pledged securities are reflected as "restricted investments" in the Company's consolidated balance sheet. The senior notes are redeemable at the option of the Company in whole or in part, on or after April 15, 2002, initially at 105.875%. Prior to April 15, 2000, the Company may redeem up to 35% of the principal amount of the senior notes at 111.750% with proceeds from sales of stock, provided that after any such redemption at least $104 million remains outstanding.

    MORTGAGE NOTES

    The mortgage notes payable to the United States of America, through the Rural Utilities Service ("RUS") and the Rural Telephone Bank ("RTB") with interest rates ranging from 2% to 10.75% due in quarterly or monthly installments maturing at various dates from 1998 to 2028. The mortgage notes are secured by substantially all the assets of Dobson Telephone and contain, among other things, restrictions on the payment of dividends and redemption of capital stock, as defined. Under the long-term debt agreements, Dobson Telephone is restricted, without RUS approval, from making any loans to, or in any manner extending its credit to various affiliates. The agreements also prohibit payment of dividends or distributions or new investments in affiliated companies unless after such action Dobson Telephone's current assets exceed its current liabilities and its adjusted net worth (as defined in the agreement) is at least 40% of (i) its adjusted assets (as defined in the agreement), or, (ii) if smaller, the sum of 10% of its adjusted assets, plus 30% of the excess of its adjusted net worth over 10% of its adjusted assets, if any, plus 30% of the amount of any reduction of its adjusted net worth resulting from the declaration or payment of dividends or other distributions.

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

4. LONG-TERM DEBT: (CONTINUED)
    OTHER NOTES PAYABLE

    Other notes payable represents the amount financed with United States Government for nine PCS licenses as discussed in Note 7.

    Minimum future payments of long-term debt for years subsequent to December 31, 1997, are as follows:

1998..................................................  $ 1,140,824
1999..................................................    1,370,385
2000..................................................   20,921,231
2001..................................................   29,973,554
2002..................................................   32,189,678
2003 and thereafter...................................  278,613,746
                                                        -----------
                                                        $364,209,418
                                                        -----------
                                                        -----------

5. RESTRICTED CASH AND INVESTMENTS:

    Restricted cash and investments consist of an interest pledge deposit of approximately $26.8 million which includes an initial deposit of $38.4 million (as discussed in Note 4), net of interest earned and payments issued to bondholders. Amortization expense of $322,850 was recorded in 1997 for bond premiums recorded with the purchase of the restricted investments. At December 31, 1997, the carrying value of these investments exceeded the market value by approximately $404,000.

6. STOCKHOLDERS' DEFICIT:

    Effective February 28, 1997, the stockholders of DCC and Dobson Holdings Corporation ("Dobson Holdings"), a new corporation, entered into an agreement and plan of reorganization. Under the reorganization, Dobson Holdings acquired all of the outstanding Class A Common Stock, Class C Common Stock and Class B Preferred of DCC. In exchange, the holders of the Class A Common Stock and Class B Preferred of DCC received equivalent shares of stock of Dobson Holdings. The holders of the Class C common stock received 100,000 shares of Class A preferred stock of Dobson Holdings. In addition, Dobson Holdings assumed all DCC outstanding stock options, substituting shares of Dobson Holdings Class B Common Stock for the stock subject to options. As a result, Dobson Holdings is the parent company of DCC.

    As part of the reorganization, the stock of certain subsidiaries was distributed to Dobson Holdings so that DCC is the holding company for the wireline and wireless subsidiaries. Additionally, DCC changed its corporate name to DOC and Dobson Holdings changed its corporate name to DCC.

    On March 19, 1996, the Company redeemed all of the shares of the Class A Preferred for $5,913,000, which is reflected in the accompanying consolidated statement of cash flows for the year ended December 31, 1996.

    In conjunction with the execution of the amended and restated revolving credit facility on March 19, 1996, as described in Note 4, the Company canceled its then outstanding Class A and Class B Common Stock and authorized the capital structure of the Company to consist of 1,000,000 shares of Class A voting Common Stock, $1 par value per share, 31,000 shares of Class B Common Stock, $1 par value per share,

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

6. STOCKHOLDERS' DEFICIT: (CONTINUED)
59,130 shares of 10% cumulative, compounded, convertible, redeemable Class A preferred stock, $100 par value per share, and 100,000 shares of Class B convertible preferred stock ("Class B Preferred"), $1 par value per share, 8% dividend that accrues on a daily basis. On the same date, the Company issued 100,000 shares of Class B Preferred. The net proceeds from the issuance of the Class B Preferred was approximately $9,400,000. In addition, the Company issued 473,152 shares of Class A voting Common Stock to the holders of the original Class A Common Stock. On November 15, 1996, the Company amended its certificate of incorporation to eliminate Class A Preferred from its authorized capital stock.

    As part of this recapitalization of the Company, Dobson Telephone was entitled to receive shares of Class C Common Stock in exchange for its shares of Class B Common Stock. In 1997, the Company issued these shares of Class C Common Stock to Dobson Telephone.

    Holders of Class B Preferred are entitled to cumulative dividends as and when declared by the board of directors of the Company and a liquidation preference over the other classes of capital stock. The Class B Preferred stockholders are also entitled to a dividend equal to the amount they would have received had the Senior Preferred Stock been converted into Class A common stock. Each share of Class B Preferred is convertible into Class A Common Stock initially at a ratio of one to one. Each share of Class B Preferred has voting rights equivalent to Class A Common Stock, at a rate equal to the number of Class A common shares into which the share of Class B Preferred is convertible at the record date of such vote. In addition, the Class B Preferred stockholders have the right, as a class, to elect two members of the board of directors of the Company.

    Holders of Class B Preferred have the right to sell up to 50% and 100% of their stock to the Company after March 19, 2001 and 2002, respectively, or upon the occurrence of certain events, at the then fair market value. After March 19, 2003, the Company has the right to call all of the outstanding shares of Class B Preferred at the then fair market value.

    In February 1997, a $7.5 million dividend was paid on the Class A Common Stock. As a result of the $7.5 million dividend, holders of Class B Preferred were entitled to a "Make-Whole Dividend" of approximately $1.6 million. In lieu of such Make-Whole Dividend, the holders of Class B Preferred received 100,000 shares of Class C Preferred Stock having a liquidation preference of $1,623,329.

    Holders of Class C Preferred are entitled to 8% cumulative dividends as and when declared by the board of directors of the Company and a liquidation preference over the other classes of Common Stock and equity securities. The Class C Preferred is not convertible and has no voting rights.

    The Company may redeem, by vote of the board of directors, the Class C Preferred at any time and from time to time, in whole or in part. Upon the earlier of the occurrence of certain events or February 28, 2002, the Company must redeem all the outstanding shares of Class C Preferred at the liquidation value thereof plus accrued dividends.

7. ACQUISITIONS:

    RECENT WIRELESS ACQUISITIONS

    On February 28, 1997, the Company purchased the FCC cellular licenses for, and certain assets relating to, two MSAs and two RSAs located in Maryland and Pennsylvania for $77.6 million. The properties are located immediately outside the Washington/Baltimore metropolitan area.

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

7. ACQUISITIONS: (CONTINUED)
    On March 3, 1997, the Company purchased the FCC cellular license for, and certain assets relating to, Maryland RSA 2 for $75.8 million. The property is located to the east of the Washington/Baltimore metropolitan area. This acquisition and the one completed on February 28, 1997, are referred to together as the "Maryland/Pennsylvania Acquisition."

    On October 1, 1997, the Company purchased a 75% interest in the Gila River Cellular General Partnership (the "Arizona 5 Partnership"), which owns the cellular license for Arizona RSA 5 as well as the associated tangible operating assets, and Gila River Telecommunications Subsidiary, Inc. ("GRTSI") purchased a 25% interest in the Arizona 5 Partnership. As part of this transaction, the Company purchased the stock of Associated Telecommunications and Technologies, Inc. ("ATTI"), which owned 49% of one of the partners of the Arizona 5 Partnership (with a 41.95% interest). Of the $14.2 million purchase price for ATTI, $9.5 million was paid to a director and the chief executive officer and the chairman of the board of the Company, who together owned two-thirds of the ATTI stock. Contemporaneously, the Company received the following payments on outstanding loans from affiliates: $1.9 million from the chairman of the board of directors, president and chief executive officer of the Company, $446,000 from a director and $1.9 million from an affiliate. Upon completion of these transactions, the Company paid a net purchase price of $39.8 million for its 75% interest in the Arizona 5 Partnership. In addition, the Company financed approximately $5.2 million of the $13.3 million purchase price paid by GRTSI for its 25% interest in the Arizona 5 Partnership. The $5.2 million note receivable bears interest at the Company's available rate under its revolving credit facility. Principal and interest will be paid from 60% of partnership distributions beginning after September 30, 1998. Any unpaid amounts of principal and interest are due on December 31, 2013.

    On March 19, 1996, the Company purchased the FCC cellular licenses for, and certain assets relating to, one RSA located in Kansas and three RSAs and a portion of another RSA located in Missouri for $30 million. The properties (the "Kansas/Missouri Cluster") are located in northeastern Kansas and northwestern Missouri near Kansas City.

    The acquisition transactions were accounted for as purchases and, accordingly, their results of operations have been included in the accompanying consolidated statements of operations from the respective dates of acquisition. The unaudited pro forma information set forth below includes all acquisitions for for the years ended 1997 and 1996, respectively, as if the purchases occurred at the beginning of 1996. The unaudited pro forma information is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the acquisitions been consummated at that time:

                                                                               1997            1996
                                                                          --------------  --------------
                                                                                   (UNAUDITED)
Operating revenue.......................................................  $   97,868,743  $   80,121,663
Loss before extraordinary items.........................................     (13,337,341)    (19,130,988)
Net loss applicable to common stockholders..............................     (17,507,850)    (20,507,459)
Basic net loss applicable to common stockholders per common share.......          (37.00)         (43.34)

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

7. ACQUISITIONS: (CONTINUED)

    SUBSEQUENT WIRELESS ACQUISITIONS

    On January 26, 1998, the Company purchased the FCC cellular license for and certain assets relating to the Texas RSA 16 for $56.6 million, subject to adjustment. The property is located in south central Texas between Houston, San Antonio and Austin. As of December 31, 1997, the Company had placed $2.7 million into escrow pending closing the acquisition and is included in investments in unconsolidated subsidiaries and other in the accompanying balance sheet.

    PROPOSED WIRELESS ACQUISITIONS

    On November 17, 1997, the Company entered into a definitive agreement to purchase the stock of a corporation which owns a 75% interest in a partnership ("the California 4 Partnership"), and on March 19, 1998, it entered into a definitive agreement to purchase the corporation owning the remaining 25% interest in the California 4 Partnership for a combined purchase price of approximately $87 million, subject to adjustment. The California 4 Partnership owns the FCC cellular license and system for, and certain assets relating to, California RSA 4. California RSA 4 is located in northern California approximately 50 miles inland from California's central coast in an area between Fresno and Modesto.

    Upon the execution of the definitive agreement, the Company placed $2.5 million into escrow pending closing the acquisition and is included in investments in unconsolidated subsidiaries and other in the accompanying balance sheet at December 31, 1997.

    On March 25, 1998, the Company entered into a definitive agreement to purchase 70% of the outstanding stock of a corporation that owns the FCC cellular license for, and the assets relating to, the Santa Cruz MSA for a purchase price of approximately $25.2 million, subject to adjustment. The Company is currently negotiating to acquire the remaining 30% of the outstanding stock of such corporation. The property is adjacent to California RSA 4 and is located southwest of San Jose and north of the Monterey Peninsula on California's coastline.

    PCS LICENSES

    In the second quarter of 1997, the Company was granted PCS licenses in the FCC "F" Block auction for nine markets adjacent to or overlapping the Company's existing cellular footprint in Oklahoma, Kansas and Missouri. The aggregate bid for these licenses was $5.1 million after a 15% discount. The Company financed approximately $4.1 million of the purchase price in July 1997 by notes payable to the United States Government at an annual interest rate of 6.25% (see Note
4). This represented a noncash financing activity, and accordingly, is not reflected in the accompanying consolidated statement of cash flows. Interest payments are due quarterly beginning no earlier than April 30, 1998. The obligations will be amortized quarterly over an eight-year period beginning in 1999.

8. EMPLOYEE BENEFIT PLANS:

    401(K) PLAN

    The Company maintains a 401(k) plan (the "Plan") in which substantially all employees of the Company are eligible to participate. The Plan requires the Company to match 100% of employees' contributions up to 4% of their salary. Contributions to the Plan charged to the Company's operations

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

8. EMPLOYEE BENEFIT PLANS: (CONTINUED)
were approximately $225,000, $149,000 and $149,000 during the years ended December 31, 1997, 1996 and 1995, respectively.

    STOCK OPTION PLAN

    The Company has adopted a stock option plan, the 1996 Stock Option Plan ("1996 Plan"). The Company accounts for this plan under APB Opinion 25, under which no compensation cost is recognized in the accompanying consolidated financial statements if the option price is equal to or greater than the fair market value of the stock at the time the option is granted.

    Under the Company's 1996 Plan, the Board of Directors may grant both incentive and non-incentive stock options for employees, officers and directors to acquire Class B Common Stock. Since the 1996 Plan's adoption, stock options have been issued at the market price on the date of grant with an expiration of ten years from the grant date. Options granted to one employee during 1997 representing 42.9% of total options granted in 1997 vest as follows: options to purchase 12% of such shares first become exercisable on each of the first five anniversaries of the grant date; options to purchase an additional 8% of such shares first become exercisable on the same dates if annual performance objectives are achieved. The remaining options issued in 1997 and all of the options issued in 1996 vest at a rate of 20% per year. The Company has reserved 30,166 shares of authorized but unissued Class B Common Stock for issuance under the 1996 Plan.

    Stock options outstanding under the 1996 Plan are presented for the periods indicated.

                                                                                          NUMBER OF   OPTION PRICE
                                                                                           SHARES         RANGE
                                                                                         -----------  -------------
Outstanding December 31, 1995..........................................................      --            --
                                                                                         -----------  -------------
  Granted..............................................................................       8,374       $100
  Exercised............................................................................      --            --
Canceled...............................................................................      --            --
                                                                                         -----------  -------------
Outstanding December 31, 1996..........................................................       8,374       $100
                                                                                         -----------  -------------
  Granted..............................................................................      14,059     $100-$150
  Exercised............................................................................      --            --
  Canceled.............................................................................      --            --
                                                                                         -----------  -------------
Outstanding December 31, 1997..........................................................      22,433     $100-$150
                                                                                         -----------  -------------
                                                                                         -----------  -------------
Exercisable at December 31, 1997.......................................................       1,675       $100
                                                                                         -----------  -------------
                                                                                         -----------  -------------

    The following schedule shows the Company's net loss and net loss per share for each of the years ended December 31, had compensation expense been determined consistent with SFAS No. 123. The pro

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

8. EMPLOYEE BENEFIT PLANS: (CONTINUED)
forma information presented below is based on several assumptions and should not be viewed as indicative of the Company in future periods.

                                                                                                 1997       1996
                                                                                              ----------  ---------
                                                                                                ($ IN THOUSANDS,
                                                                                              EXCEPT FOR PER SHARE
                                                                                                    AMOUNTS)
Net loss applicable to common stockholders:
  As reported...............................................................................  $  (19,337) $  (2,270)
  Pro forma.................................................................................  $  (19,540) $  (2,309)
Basic net loss applicable to common stockholders per common share:
  As reported...............................................................................  $   (40.87) $   (4.80)
  Pro forma.................................................................................  $   (41.30) $   (4.88)

    Diluted net loss per common share has been omitted because the impact of Common Stock equivalents is anti-dilutive.

    The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 1997 and 1996, respectively:

                                                                                        1997         1996
                                                                                     -----------  -----------
                                                                                      (AMOUNTS EXPRESSED IN
                                                                                           PERCENTAGES)
Interest rate......................................................................       6.60%        6.98%
Dividend yield.....................................................................      --           --
Expected volatility................................................................      40.27%       39.88%

    The weighted average fair value of options granted using the Black-Scholes option pricing model was $71.42 for 1997 and $64.84 for 1996.

9. TAXES:

    Provision (benefit) for income taxes for the years ended December 31, 1997, 1996 and 1995, were as follows:

                                                                      1997          1996         1995
                                                                  -------------  -----------  ----------
Federal income taxes--
  Current.......................................................  $    --        $   (45,000) $  394,000
  Deferred......................................................     (2,730,000)    (280,000)    245,000
  Deferred investment tax credits amortized.....................        (39,000)     (48,000)    (48,000)
State income taxes (current and deferred).......................       (519,000)     (38,000)    147,000
                                                                  -------------  -----------  ----------
    Total income tax provision (benefit)........................  $  (3,288,000) $  (411,000) $  738,000
                                                                  -------------  -----------  ----------
                                                                  -------------  -----------  ----------

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

9. TAXES: (CONTINUED)
    The provisions for income taxes for the years ended December 31, 1997, 1996 and 1995, differ from amounts computed at the statutory rate as follows:

                                                                      1997          1996         1995
                                                                  -------------  -----------  ----------
Income taxes at statutory rate (34%)............................  $  (6,241,000) $  (444,000) $  625,000
Deferred investment credits amortized...........................        (39,000)     (48,000)    (48,000)
Amortization of excess of cost over original cost of assets
  acquired......................................................         32,000       32,000      32,000
State income taxes, net of Federal income tax effect............       (734,000)     (52,000)     71,000
Loss on redemption of executive life insurance policy...........       --            --           48,000
Purchase price adjustment.......................................      3,747,000      --           --
Other, net......................................................        (53,000)     101,000      10,000
                                                                  -------------  -----------  ----------
                                                                  $  (3,288,000) $  (411,000) $  738,000
                                                                  -------------  -----------  ----------
                                                                  -------------  -----------  ----------

    The tax effects of the temporary differences which gave rise to deferred tax assets and liabilities at December 31, 1997 and 1996, were as follows:

                                                                                1997           1996
                                                                            -------------  -------------
Current deferred income taxes:
  Allowance for doubtful accounts receivable..............................  $     152,000  $      92,000
  Accrued liabilities.....................................................         45,000       --
  Deferred expenses.......................................................         17,000        298,000
                                                                            -------------  -------------
    Net current deferred income tax asset.................................        214,000        390,000
                                                                            -------------  -------------
Noncurrent deferred income taxes:
  Fixed assets............................................................     (3,266,000)    (1,710,000)
  Intangible assets.......................................................     (9,859,000)      --
  Tax credits and carryforwards...........................................     10,386,000        794,000
                                                                            -------------  -------------
    Net noncurrent deferred income tax asset (liability)..................     (2,739,000)      (916,000)
                                                                            -------------  -------------
    Total deferred income taxes...........................................  $  (2,525,000) $    (526,000)
                                                                            -------------  -------------
                                                                            -------------  -------------

    The investment tax credits previously recorded by the Company for book purposes have been deferred and are being amortized over the average lives of the property giving rise to the credits. The investment tax credit amortization used to offset income tax expense was $39,000 in 1997 and $48,000 for each of the years ended December 31, 1996 and 1995, respectively.

    At December 31, 1997, the Company had investment tax credit carryforwards for tax purposes of $134,000, which may be utilized to reduce future Federal income taxes payable. Unless utilized, the remaining investment tax credit carryforwards will expire in 1999.

    At December 31, 1997, the Company had alternative minimum tax credit carryforwards of $659,000 that may be utilized to reduce future regular Federal income taxes payable.

    At December 31, 1997, the Company had NOL carryforwards of $23,600,000, which may be utilized to reduce future Federal income taxes payable.

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

10. RELATED PARTY TRANSACTIONS:

    At December 31, 1997 and 1996, the Company had notes and interest receivable of $5,888,054 and $3,308,438, respectively, of which $5,852,282 and $3,266,765 was due from related parties, including $295,612 and $2,253,892 at December 31, 1997 and 1996, respectively, from the Company's directors and officers. The notes bear interest at various interest rates ranging from 4% to 14.5% at December 31, 1997.

    The Company leases its corporate office space from a related party, as discussed in Note 13.

    During 1995, the Company purchased 75,000 shares of Common Stock of Zenex Communications, Inc. ("Zenex") a long distance carrier serving customers primarily in Oklahoma, for $75,000 and purchased 400,000 shares of Zenex Class B preferred stock for $400,000. In 1996, the Company purchased an additional 275,000 shares of Zenex Class B preferred stock for $275,000.

    On October 28, 1996, the Company sold its 675,000 shares of Zenex Class B preferred stock and 30,000 of its shares of Zenex Common Stock for approximately $817,000. In addition, the Company sold its option to purchase additional stock for $150,000. The Company recognized a $262,000 gain on these transactions.

    In July 1997, the Company purchased 30,000 shares of Zenex common stock for $150,000 and resold the shares in November 1997 to the Company's chairman of the board of directors, president and chief executive officer at a price equal to the Company's cost.

    In September 1997, the Company purchased a loan for $263,882 made by a bank to Zenex and resold such loan to the Company's chairman of the board of directors, president and chief executive officer in November 1997 at a price equal to the Company's cost.

11. ACCRUED EXPENSES:

    Accrued expenses consist of the following at December 31:

                                                                        1997          1996
                                                                    ------------  ------------
Interest..........................................................  $  6,006,257  $    179,682
Property tax......................................................        55,660       472,914
Vacation, wages and other.........................................     1,783,484       981,238
                                                                    ------------  ------------
  Total accrued expenses..........................................  $  7,845,401  $  1,633,834
                                                                    ------------  ------------
                                                                    ------------  ------------

12. REPORT OF BUSINESS SEGMENTS:

    The Company operates in two reportable segments: Wireless Telecommunications and Wireline Telecommunications. These segments are strategic business units that offer different products and services. They are managed separately because each business requires different technology and marketing strategies. The accounting policies of the segments are the same as those described in the summary of significant accounting policies in Note 2. The Company evaluates and measures performance of each segment based on operating cash flow (2). The Company accounts for intersegment sales and transfers as if the sales or transfers were to third parties, that is, at current market prices. The Company allocates corporate overhead, income taxes and amortization of deferred financing cost to each segment. Not all segments

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

12. REPORT OF BUSINESS SEGMENTS: (CONTINUED) have significant noncash items other than depreciation and amortization in reported profit or loss. A summary of the Company's operations by segment is as follows:

                                                                                     1997             1996             1995
                                                                               ----------------  ---------------  --------------
OPERATING INFORMATION:
  Operating revenue--
    Wireless Telecommunications
      External...............................................................  $     66,127,721  $    26,107,481  $   18,989,791
    Wireline Telecommunications
      External...............................................................        18,455,210       16,286,190      14,765,620
      Intersegment...........................................................         1,721,500        1,609,901       1,499,023
    Other(1)
      External...............................................................           586,206          831,802         693,411
      Intersegment...........................................................         4,189,815        7,547,421       4,061,098
    Intersegment revenue.....................................................        (5,911,315)      (9,157,322)     (5,560,121)
                                                                               ----------------  ---------------  --------------
      Total operating revenue................................................        85,169,137       43,225,473      34,448,822
                                                                               ----------------  ---------------  --------------
OPERATING INFORMATION:
  Operating income--
    Wireless Telecommunications..............................................  $      5,395,846  $     1,947,026  $    3,045,258
    Wireline Telecommunications..............................................         3,242,129        2,790,850       3,137,466
    Other....................................................................         1,819,358        2,696,688       1,304,030
                                                                               ----------------  ---------------  --------------
      Total operating income.................................................        10,457,333        7,434,564       7,486,754
                                                                               ----------------  ---------------  --------------
  Operating cash flow--(2)
    Wireless Telecommunications..............................................        21,976,600        7,005,374       5,438,764
    Wireline Telecommunications..............................................         8,173,444        7,269,783       7,261,512
    Other....................................................................         2,036,384        2,879,786       1,439,270
                                                                               ----------------  ---------------  --------------
      Total operating cash flow..............................................        32,186,428       17,154,943      14,139,546
                                                                               ----------------  ---------------  --------------
  Interest, net--(3)
    Wireless Telecommunications..............................................        21,065,157        3,743,736       1,229,821
    Wireline Telecommunications..............................................         2,443,914        2,194,170       1,975,071
    Other....................................................................         3,748,723          538,670         618,413
                                                                               ----------------  ---------------  --------------
      Total interest, net....................................................        27,257,794        6,476,576       3,823,305
                                                                               ----------------  ---------------  --------------
  Income (loss) before income taxes and extraordinary items
    Wireless Telecommunications..............................................       (17,168,160)      (3,908,951)        266,107
    Wireline Telecommunications..............................................           886,499          438,355         890,692
    Other....................................................................        (2,173,017)       2,166,524         685,616
                                                                               ----------------  ---------------  --------------
      Total income (loss) before income taxes and extraordinary items........       (18,454,678)      (1,304,072)      1,842,415
                                                                               ----------------  ---------------  --------------
INVESTMENT INFORMATION:
  Segment assets--
    Wireless Telecommunications..............................................       299,223,415       60,858,579      19,749,045
    Wireline Telecommunications..............................................        56,905,807       54,651,888      53,128,878
    Other unallocated assets(4)..............................................       333,055,938       87,563,393      17,731,407
    Intersegment receivables.................................................      (305,970,900)     (86,125,835)    (17,119,231)
                                                                               ----------------  ---------------  --------------
      Total segment assets...................................................       383,214,260      116,948,025      73,490,099
                                                                               ----------------  ---------------  --------------

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

12. REPORT OF BUSINESS SEGMENTS: (CONTINUED)

                                                                                     1997             1996             1995
                                                                               ----------------  ---------------  --------------
OTHER INFORMATION:
  Depreciation and amortization--
    Wireless Telecommunications..............................................        16,580,754        5,058,348       2,393,506
    Wireline Telecommunications..............................................         4,931,315        4,478,933       4,124,046
    Other....................................................................           217,026          183,098         135,240
                                                                               ----------------  ---------------  --------------
      Total depreciation and amortization....................................        21,729,095        9,720,379       6,652,792
                                                                               ----------------  ---------------  --------------
  Capital expenditures--
    Wireless Telecommunications..............................................        16,231,189       12,619,701       1,412,033
    Wireline Telecommunications..............................................         5,463,631        3,544,133       2,357,483
    Other....................................................................         1,520,715        1,273,940         155,445
                                                                               ----------------  ---------------  --------------
      Total capital expenditures.............................................        23,215,535       17,437,774       3,924,961
                                                                               ----------------  ---------------  --------------
  Other significant noncash items(6)--
    Wireless Telecommunications..............................................         1,693,372          675,098       1,334,155
    Wireline Telecommunications..............................................         --               --               --
    Other....................................................................         --               --               --

--------------------------

(1) Revenue from segments below the quantitative thresholds are attributable to two entities of the Company. Those entities include a small finance and leasing company and a corporate holding company.

(2) Operating cash flow is operating income excluding the charge for depreciation and amortization expense.

(3) Included in interest expense is amortization expense of deferred financing cost discussed in (4) below. The amortization expense is allocated to the wireless and wireline segments based on the segment's pro rata portion of total debt on the date of debt issuance.

(4) Other unallocated assets primarily consist of corporate receivables from subsidiaries, restricted cash and investments (see Note 5) and deferred financing cost.

(5) The intersegment eliminations were included to reconcile reportable segment activities to the Company's consolidated totals.

(6) Other significant noncash items consist of minority interest in income of subsidiaries included in income (loss) before income taxes and extraordinary items.

13. COMMITMENTS:

    Effective December 6, 1995 (amended December 20, 1995 and June 24, 1997), the Company entered into an equipment supply agreement in which the Company agreed to purchase approximately $30 million of cell site and switching equipment between June 24, 1997 and June 23, 2001, to update the cellular systems for the newly acquired and existing MSAs and RSAs. Of the commitment, approximately $13.8 million remained at December 31, 1997.

    The Company entered into an additional equipment supply agreement with a second vendor on January 13, 1998. The Company agreed to purchase approximately $81 million of cell sites and switching equipment between January 13, 1998 and January 12, 2002, to update the cellular systems for the newly acquired and existing MSAs and RSAs.

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

13. COMMITMENTS: (CONTINUED)
    Future minimum lease payments required under operating leases that have an initial or remaining noncancellable lease term in excess of one year at December 31, 1997, are as follows:

1998....................................................  $2,108,059
1999....................................................  1,951,368
2000....................................................  1,784,527
2001....................................................  1,601,699
2002....................................................  1,320,225
2003 and thereafter.....................................  5,798,631

    Included in the annual lease commitments is approximately $277,000, payable annually to an affiliated entity through July 2005. Lease expense under the above leases was approximately $1,106,000, $425,000 and $300,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

14. LITIGATION SETTLEMENT:

    On February 16, 1994, a judgment was entered against Dobson Cellular Systems, Inc. ("Dobson Cellular") in a lawsuit initiated by a competitor for violation of the Federal Communications Act in connection with pricing of various services in the Texas RSA 2 market area in the amount of $742,318, and post-judgment interest at a rate of 3.74% from the date of the judgment until the amount was to be paid in full.

    Management of the Texas Partnership agreed to reimburse Dobson Cellular for any and all costs related to these actions. A provision of $150,000 was charged to the Texas Partnership's operations in 1993, for anticipated costs of appealing the judgment. During 1995, this case was settled at a total cost to the Texas Partnership of approximately $430,000, net of insurance proceeds. A provision for $280,000 was charged to the Texas Partnership's operations in 1995, and is included in other expenses in the accompanying consolidated statement of operations for the year ended December 31, 1995.

15. FAIR VALUE OF FINANCIAL INSTRUMENTS:

    Unless otherwise noted, the carrying value of the Company's financial instruments approximates fair value. The Company estimates the fair value of its long-term debt based on quoted market prices for publicly traded debt or on the current rates available to the Company for debt with similar terms and remaining maturation.

    Indicated below are the carrying amounts and estimated fair values of the Company's financial instruments as of December 31:

                                                       1997                           1996
                                          ------------------------------  ----------------------------
                                             CARRYING                       CARRYING
                                              AMOUNT        FAIR VALUE       AMOUNT       FAIR VALUE
                                          --------------  --------------  -------------  -------------
Revolving credit facility...............  $  171,513,855  $  171,513,855  $  75,750,000  $  75,750,000
Senior notes............................     160,000,000     169,200,000       --             --
Mortgage notes payable..................      28,639,359      26,969,543     29,744,726     24,855,656
Other notes payable.....................       4,056,204       4,200,695       --             --
Interest rate hedge.....................        --            (2,644,414)      --             --

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

16. SUBSEQUENT EVENTS:

    SENIOR PREFERRED STOCK

    In January 1998, the Company issued 175,000 shares of 12.25% senior exchangeable preferred stock mandatorily redeemable in 2008 for $1,000 per share. Holders of the preferred stock are entitled to cumulative dividends from the date of issuance and a liquidation preference over the other classes of capital stock. Additionally, the preferred stock is redeemable at the option of the Company on or after January 15, 2003. Holders of the preferred stock have no voting rights. The preferred stock is not registered under the Securities Act of 1933 and may not be offered or sold in the United States without registration or absent an applicable exemption from registration requirements. The Company must make an offer to exchange substantially identical shares registered under the Securities Act of 1933 for the shares outstanding within six months of the issuance, or the stated dividend rate will increase by .5%.

    REORGANIZATION

    In conjunction with the issuance of the preferred stock discussed above, the Company formed three new subsidiaries: Dobson Cellular Operating Company ("DCOC"), DOC Cellular Subsidiary Company ("DOC Cellular Subsidiary") and Dobson Wireline Company ("DWC"). DCOC was created as the holding company for subsidiaries formed to effect cellular acquisitions. DCOC has been designated an unrestricted subsidiary under the senior note indenture which covers the senior notes discussed in Note 4. DOC Cellular Subsidiary was created as the holding company for the then existing cellular subsidiaries. DWC was created as the holding company for the Company's wireline, fiber and resale operations. DWC was designated an unrestricted subsidiary under the senior note indenture and the certificate of designation establishing the preferred stock.

    PENDING WIRELINE ACQUISITIONS

    On March 26, 1998, a subsidiary of the Company entered into a definitive agreement to purchase the stock of ATI for approximately $130 million, subject to adjustment. ATI is based in Houston, Texas and provides resale services to primarily commercial customers in five major Texas markets, including Houston, Dallas, Ft. Worth, San Antonio and Austin. At the time of the agreement, the Company placed $5 million into an escrow account pending closing. The Company plans to finance the acquisition through the wireline bridge facility discussed below.

    On January 6, 1998, a subsidiary of the Company purchased from Zenex contractual rights, information data and other rights with respect to certain of Zenex's long distance customers located in areas served by Dobson Telephone for $105,000. In addition, on January 6, 1998, the Company entered into a non-binding letter of intent with Zenex to purchase contractual rights, information data and other rights with respect to Zenex's commercial long distance resale customers in Oklahoma for $5.8 million, subject to adjustment. Even though the letter of intent with respect to the Zenex purchase has expired, negotiations are continuing.

    WIRELINE BRIDGE FACILITY

    On March 24, 1998, DWC obtained a commitment letter for a $155 million bridge facility ("Bridge Notes"). The Bridge Notes will be used to finance the ATI acquisition, to fund the Zenex purchase, and to provide additional operating capital. The facility will bear interest at 13%, increasing by 1% after six months from the issuance date and increasing by an additional 0.5% at the end of each subsequent three-

               DOBSON COMMUNICATIONS CORPORATION AND SUBSIDIARIES

16. SUBSEQUENT EVENTS: (CONTINUED)
month period. Interest is payable quarterly in arrears and the Bridge Notes mature one year from the date of issuance. In addition, DWC must pay a commitment fee equal to 1.25% of the principal amount and a takedown fee of 1.5% of the principal amount of the Bridge Notes. The Bridge Notes are secured by substantially all of the assets of DWC, including the Pending Wireline Acquisitions. The Bridge Notes are expected to be extinguished with proceeds from either a private debt offering to be completed during 1998 or through the issuance of senior rollover notes (the "Rollover Notes"). The Rollover Notes would be used in their entirety to redeem 100% of the outstanding principal amount of the Bridge Notes. The Rollover Notes would bear interest at a variable rate and mature ten years after the date of issuance. The Rollover Notes would be secured with the same assets secured under the Bridge Notes.

    CREDIT FACILITY

    In March 1998, the Company's subsidiary DCOC established a $200 million senior secured credit facility (the "DCOC Credit Facility"). DCOC's obligations under the DCOC Credit Facility are secured by all current and future assets of DCOC, including the Texas 16 assets and assets acquired in future wireless acquisitions. The Company's subsidiary DOC also established a $250 million senior secured credit facility (the "Amended Bank Facility") to replace the existing revolving credit facility discussed in Note 4. The Amended Bank Facility continues to be secured by all of DOC's stock and the stock or partnership interests of its restricted subsidiaries and all assets of DOC and its restricted subsidiaries. The DCOC Credit Facility and the Amended Bank Facility requires the Company to maintain certain financial ratios. The failure to maintain such ratios would constitute an event of default, notwithstanding the Company's ability to meet its debt service obligations. The credit facilities will be used primarily to refinance existing indebtedness, finance capital expenditures, consummate acquisitions, finance interest payments on the Company's 11.75% senior notes, and fund general corporate operations. The facilities will terminate in 2006.

    In connection with the closing of the Amended Bank Facility, the Company extinguished its then existing credit facility and recognized a pretax loss of approximately $3.3 million as a result of writing off previously capitalized financing costs associated with the revolving credit facility. Such amount is included in deferred costs in the accompanying consolidated balance sheets at December 31, 1997.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Texas 16 Cellular Telephone Company:

    We have audited the accompanying balance sheet of Texas 16 Cellular Telephone Company (a Texas corporation) as of December 31, 1997, and the related statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Texas 16 Cellular Telephone Company as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                 /s/ ARTHUR ANDERSEN LLP

Oklahoma City, Oklahoma,
  January 26, 1998

                      TEXAS 16 CELLULAR TELEPHONE COMPANY
                                 BALANCE SHEET
                               DECEMBER 31, 1997
                                     ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.....................................................  $ 676,802
  Accounts receivable, net of allowance for doubtful accounts of $66,730........  1,846,768
  Marketable securities.........................................................  2,280,713
  Cellular telephone and supplies inventory.....................................     49,809
  Prepaid expenses and other....................................................      9,749
                                                                                  ---------
    Total current assets........................................................  4,863,841
                                                                                  ---------
PROPERTY, PLANT AND EQUIPMENT, net..............................................  1,801,209
OTHER:                                                                                1,251
                                                                                  ---------
    Total assets................................................................  $6,666,301
                                                                                  ---------
                                                                                  ---------

                           LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable..............................................................  $ 332,173
  Accrued expenses..............................................................    512,182
  Deferred revenue..............................................................     59,632
                                                                                  ---------
    Total current liabilities...................................................    903,987
DEFERRED COMPENSATION...........................................................    550,000
                                                                                  ---------
    Total liabilities...........................................................  1,453,987
                                                                                  ---------

COMMITMENTS (Note 5)

STOCKHOLDERS' EQUITY:
  Common stock, $1 par value; 10,000 shares authorized, 1,150 issued and
    outstanding.................................................................      1,150
  Paid-in capital...............................................................     75,077
  Retained earnings.............................................................  5,136,087
                                                                                  ---------
    Total stockholders' equity..................................................  5,212,314
                                                                                  ---------
    Total liabilities and stockholders' equity..................................  $6,666,301
                                                                                  ---------
                                                                                  ---------

       The accompanying notes are an integral part of this balance sheet.

                      TEXAS 16 CELLULAR TELEPHONE COMPANY
                              STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997

OPERATING REVENUE:
  Cellular service.............................................................  $1,832,169
  Roaming......................................................................   9,230,919
  Cellular equipment sales.....................................................      84,387
                                                                                 ----------
    Total operating revenue....................................................  11,147,475
                                                                                 ----------
OPERATING EXPENSES:
  Cellular service.............................................................   2,071,238
  Cellular equipment...........................................................     370,620
  Marketing and selling........................................................     371,263
  General and administrative...................................................   1,823,603
  Depreciation and amortization................................................     672,240
                                                                                 ----------
    Total operating expenses...................................................   5,308,964
                                                                                 ----------
OPERATING INCOME...............................................................   5,838,511
                                                                                 ----------
OTHER INCOME:
  Interest income..............................................................     121,968
  Other income.................................................................      88,707
                                                                                 ----------
    Total other income.........................................................     210,675
                                                                                 ----------
NET INCOME.....................................................................  $6,049,186
                                                                                 ----------
                                                                                 ----------
NET INCOME PER COMMON SHARE....................................................  $    5,260
                                                                                 ----------
                                                                                 ----------
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING.....................................       1,150
                                                                                 ----------
                                                                                 ----------

    The accompanying notes are an integral part of this financial statement.

                      TEXAS 16 CELLULAR TELEPHONE COMPANY

                       STATEMENT OF STOCKHOLDERS' EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 1997

RETAINED EARNINGS, beginning of year....................................  $6,191,909
NET INCOME..............................................................   6,049,186
DISTRIBUTIONS TO STOCKHOLDERS...........................................  (7,105,008)
                                                                          ----------
RETAINED EARNINGS, end of year..........................................  $5,136,087
                                                                          ----------
                                                                          ----------

    The accompanying notes are an integral part of this financial statement.

                      TEXAS 16 CELLULAR TELEPHONE COMPANY

                            STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income....................................................................  $6,049,186
  Adjustments to reconcile net income to net cash provided by operating activities--
    Depreciation and amortization...............................................     672,240
    Deferred compensation.......................................................     100,000
  Changes in current assets and liabilities--
    Accounts receivable.........................................................    (694,079)
    Cellular telephone and supplies inventory...................................      (2,273)
    Prepaid expenses and other..................................................      28,859
    Accounts payable............................................................      65,508
    Accrued expenses............................................................     122,032
    Deferred revenue............................................................      18,504
                                                                                  ----------
      Net cash provided by operating activities.................................   6,359,977
                                                                                  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures..........................................................    (678,964)
  Proceeds from sale of investments.............................................   1,255,071
  Purchase of investments.......................................................  (1,184,706)
                                                                                  ----------
      Net cash used in investing activities.....................................    (608,599)
                                                                                  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Distributions to stockholders.................................................  (7,105,008)
                                                                                  ----------
      Net cash used in financing activities.....................................  (7,105,008)
                                                                                  ----------
NET DECREASE IN CASH AND CASH EQUIVALENTS.......................................  (1,353,630)
CASH AND CASH EQUIVALENTS, beginning of year....................................   2,030,432
                                                                                  ----------
CASH AND CASH EQUIVALENTS, end of year..........................................  $  676,802
                                                                                  ----------
                                                                                  ----------

    The accompanying notes are an integral part of this financial statement.

                      TEXAS 16 CELLULAR TELEPHONE COMPANY

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

1. ORGANIZATION:

    Texas 16 Cellular Telephone Company (the "Company") was incorporated on January 30, 1991, under the laws of Texas. The Company provides cellular telephone service to customers in the El Campo, Texas, area.

2. SIGNIFICANT ACCOUNTING POLICIES:

    CASH AND CASH EQUIVALENTS

    Cash and cash equivalents on the accompanying financial statements include cash and short-term investments with original maturities of three months or less.

    MARKETABLE SECURITIES

    Marketable securities on the accompanying balance sheet consist of United States Treasury Bills, with original maturities longer than three months, for which management has classified as available for sale. At December 31, 1997, the carrying value of these investments approximates their market value.

    CELLULAR TELEPHONE AND SUPPLIES INVENTORIES

    Inventory consists of cellular telephone and equipment for sale in the course of the Company's activities and is valued using the lower of cost or market using the specific identification method to determine cost.

    IMPAIRMENT OF LONG-LIVED ASSETS

    The Company assesses potential impairments of long-lived assets when there are events or changes in circumstances that indicate that an asset's carrying value may not be recoverable. An impairment loss is recognized when the sum of the expected future net cash flows is less than the carrying amount of the asset. No such losses have been identified by the Company.

    ADVERTISING COSTS

    Advertising costs are expensed as incurred and are included as marketing and selling expenses in the accompanying statement of income.

    INCOME TAXES

    The Company elected S corporation status effective on its date of incorporation. Earnings of the Company are included in the personal income tax returns of the stockholders. As a result, no provision for income taxes has been provided for in the accompanying financial statements.

    REVENUE RECOGNITION

    The Company records service revenues during the periods in which they are earned. The cost of providing service is recognized as incurred.

    Airtime and toll revenue is billed in arrears and monthly access charges are billed in advance. The Company accrued estimated revenues for services provided but not yet billed of approximately $471,000 as of December 31, 1997, which is included in accounts receivable in the accompanying balance sheets. Cellular equipment sales are recognized when the cellular equipment is delivered to the customer.

                      TEXAS 16 CELLULAR TELEPHONE COMPANY

                               DECEMBER 31, 1997

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
Subscriber acquisition costs (primarily commissions and losses on equipment sales) are expensed as incurred.

    EARNINGS PER SHARE

    Basic income per common share is computed by the weighted average number of shares of Common Stock outstanding during the year. In 1997, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share," which replaced the computation of primary and fully diluted earnings per share with basic and diluted earnings per share. The adoption of this new standard did not impact the Company's earnings per share.

    USE OF ESTIMATES

    The preparation of these financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

    SIGNIFICANT CONCENTRATIONS

    In connection with providing cellular services to customers of other cellular carriers, the Company has contractual agreements with those carriers, which provide for agreed-upon roaming rates between the parties. Approximately 94% of the Company's cellular roaming revenue was earned from three cellular carriers during the year ended December 31, 1997. As a result, the Company has a concentration of credit risk related to the accounts receivable of those customers. Effective March 1998, the roaming rate charged by the Company to one of these cellular carriers will decline from $.70 per minute to $.50 per minute until March 1999, at which time it may be renegotiated.

    The Company maintains cash balances at financial institutions which may at times be in excess of federally insured levels. The Company has not incurred losses related to these balances to date.

    DEFERRED COMPENSATION

    The Company may accrue salaries of up to $100,000 per year in the aggregate for its general manager. During 1997, the Company accrued $100,000 of deferred compensation. At the point in time in which the Company achieves a positive cash flow after debt service, it may pay such amount out of available operating cash flow. The Company had accrued $550,000 of such compensation at December 31, 1997, which is reflected as deferred compensation in the accompanying balance sheet.

3. PROPERTY, PLANT AND EQUIPMENT:

    Property, plant and equipment are recorded at cost. Newly constructed cellular systems and improvements are capitalized. Repairs, minor replacements and maintenance are charged to operations as incurred. The provision for depreciation is provided using the straight-line method and an accelerated method based on the estimated useful lives of the various classes of depreciable property. When an asset is disposed of, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is recognized in the current year.

                      TEXAS 16 CELLULAR TELEPHONE COMPANY

                               DECEMBER 31, 1997

3. PROPERTY, PLANT AND EQUIPMENT: (CONTINUED)
    Listed below are the major classes of property, plant and equipment and their estimated useful lives, in years, as of December 31, 1997:

                                                                                ESTIMATED
                                                                               USEFUL LIFE
                                                                               -----------
Cellular systems and equipment...............................................        3-15   $   5,844,779
Buildings and improvements...................................................      5-31.5         363,273
Furniture and office equipment...............................................         5-7         109,204
Vehicles.....................................................................           5         104,384
                                                                                            -------------
Total property, plant and equipment..........................................                   6,421,640

Accumulated depreciation.....................................................                  (4,620,431)
                                                                                            -------------
Total property, plant and equipment, net.....................................               $   1,801,209
                                                                                            -------------
                                                                                            -------------

4. ACCRUED EXPENSES:

    Accrued expenses consist of the following for the year ended December 31, 1997.

Sales taxes.....................................  $  172,000
Franchise taxes.................................     269,946
Other...........................................      70,236
                                                  ----------
  Total accrued expenses........................  $  512,182
                                                  ----------
                                                  ----------

5. COMMITMENTS:

    Future minimum lease payments required under operating leases that have an initial or remaining noncancellable lease term in excess of one year at December 31, 1997, are as follows:

1998............................................  $  249,140
1999............................................     198,627
2000............................................     159,622
2001............................................     135,999
2002............................................  $   30,502
                                                  ----------
  Total future minimum lease payments...........  $  773,890
                                                  ----------
                                                  ----------

    Included in the above lease commitments is approximately $2,000, payable monthly to an affiliated entity through April 1999. Lease expense under these and all other leases was approximately $274,000 for the year ended December 31, 1997.

6. SUBSEQUENT EVENT

    On January 26, 1998, the Company completed the sale of its FCC cellular operating license and certain operating assets relating to the Texas 16 RSA to Dobson Cellular of Texas, Inc. for $56.6 million, subject to adjustment. The financial statements do not reflect either the estimated gain, or any expense incurred or expected to be incurred related to this sale.

                          INDEPENDENT AUDITORS' REPORT

To the Partners
Cellular 2000 (A Partnership)

    We have audited the accompanying balance sheet of Cellular 2000 (A Partnership) as of December 31, 1997 and 1996 and the related statements of income, changes in partners' equity and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cellular 2000 (A Partnership) as of December 31, 1997 and 1996 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          HOLLIDAY, LEMONS, THOMAS & COX, P.C.

Texarkana, Texas
February 13, 1998

                         CELLULAR 2000 (A PARTNERSHIP)

                                 BALANCE SHEET

                           DECEMBER 31, 1997 AND 1996

                                     ASSETS

                                                                                          1997           1996
                                                                                      -------------  -------------
CURRENT ASSETS:
  Cash and cash equivalents.........................................................  $   1,079,070  $   1,142,409
  Accounts receivable...............................................................      1,231,461      1,495,970
  Accounts receivable--related parties..............................................      1,396,810      1,201,698
  Inventory.........................................................................        160,677        147,551
  Prepaid and other current assets..................................................        370,334        283,112
                                                                                      -------------  -------------
      Total current assets..........................................................      4,238,352      4,270,740
                                                                                      -------------  -------------
PROPERTY, PLANT AND EQUIPMENT:
  Buildings and towers..............................................................      7,234,628      5,729,609
  Cellular and switching equipment..................................................     15,059,156     10,899,265
  Autos and trucks..................................................................        126,140        108,233
  Office equipment and furniture....................................................        413,672        405,133
  Leasehold improvements............................................................        333,675        110,976
  Construction in progress..........................................................      2,730,032        241,827
                                                                                      -------------  -------------
      Total property, plant and equipment...........................................     25,897,303     17,495,043
  Less accumulated depreciation.....................................................      6,563,647      4,695,405
                                                                                      -------------  -------------
  Net property, plant and equipment.................................................     19,333,656     12,799,638
                                                                                      -------------  -------------
OTHER ASSETS:
  Start up costs                                                                                            56,827
  Loan costs........................................................................        268,084        246,801
  Licensing costs...................................................................         54,169         26,015
                                                                                      -------------  -------------
      Total other assets............................................................        322,253        329,643
                                                                                      -------------  -------------
      TOTAL ASSETS..................................................................  $  23,894,261  $  17,400,021
                                                                                      -------------  -------------
                                                                                      -------------  -------------

                                         LIABILITIES AND PARTNERS' EQUITY
CURRENT LIABILITIES:
  Cash overdraft....................................................................  $     536,924  $    --
  Notes payable.....................................................................       --            1,200,000
  Notes payable--related party......................................................      1,253,381       --
  Accounts payable..................................................................        723,491        714,601
  Accounts payable--related parties.................................................        305,437        325,552
  Obligation for equipment..........................................................      1,621,169       --
  Accrued management termination fee................................................       --            1,500,000
  Accrued expenses..................................................................        143,022         62,332
  Unearned revenue..................................................................        297,792        246,738
  Federal and state taxes payable...................................................        819,903        324,520
  Customer deposits.................................................................         17,600         22,000
                                                                                      -------------  -------------
      Total current liabilities.....................................................      5,718,719      4,395,743
                                                                                      -------------  -------------
LONG-TERM LIABILITIES:
  Notes payable, less current portion...............................................     12,800,000      8,900,000
  Obligation for equipment..........................................................       --            1,497,616
                                                                                      -------------  -------------
      Total long term liabilities...................................................     12,800,000     10,397,616
                                                                                      -------------  -------------
      Total liabilities.............................................................     18,518,719     14,793,359
PARTNERS' EQUITY....................................................................      5,375,542      2,606,662
                                                                                      -------------  -------------
      TOTAL LIABILITIES AND PARTNERS' EQUITY........................................  $  23,894,261  $  17,400,021
                                                                                      -------------  -------------
                                                                                      -------------  -------------

   The accompanying notes are an integral part of these financial statements.

                         CELLULAR 2000 (A PARTNERSHIP)
                              STATEMENT OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                                         1997           1996
                                                                                     -------------  -------------
REVENUES:
  Cellular service.................................................................  $   8,539,822  $   8,580,109
  Cellular roaming.................................................................     10,654,382     10,856,424
  Equipment sales..................................................................        351,256        224,504
  Other income.....................................................................        175,437         66,089
                                                                                     -------------  -------------
  Total revenues...................................................................     19,720,897     19,727,126
                                                                                     -------------  -------------

COSTS AND EXPENSES:
  Cost of services.................................................................      5,914,442      6,103,477
  Cost of equipment sales..........................................................      1,154,816        728,357
  Marketing and selling expenses...................................................      1,104,764      1,314,631
  General and administrative expenses..............................................      2,237,552      1,966,416
  Legal and professional fees......................................................        460,320        440,181
  Depreciation.....................................................................      1,883,951      1,501,755
  Amortization.....................................................................        127,390        188,892
                                                                                     -------------  -------------
  Total costs and expenses.........................................................     12,883,235     12,243,709
                                                                                     -------------  -------------
Net income from operations.........................................................      6,837,662      7,483,417
                                                                                     -------------  -------------

OTHER INCOME (EXPENSE):
  Interest income..................................................................         16,440         31,260
  Interest expense.................................................................       (830,901)      (822,573)
  Loss on disposition of fixed assets..............................................        (44,199)      --
  Miscellaneous income.............................................................          9,444          2,265
  Management termination fee.......................................................       --           (3,000,000)
                                                                                     -------------  -------------
  Total other income (expense).....................................................       (849,216)    (3,789,048)
                                                                                     -------------  -------------
Net income.........................................................................  $   5,988,446  $   3,694,369
                                                                                     -------------  -------------
                                                                                     -------------  -------------

   The accompanying notes are an integral part of these financial statements.

                         CELLULAR 2000 (A PARTNERSHIP)
                    STATEMENT OF CHANGES IN PARTNERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                                            1997          1996
                                                                                        ------------  ------------
Partners' equity, beginning of period.................................................  $  2,606,662  $  3,682,068
Net income............................................................................     5,988,446     3,694,369
Distributions.........................................................................     3,219,566     4,769,775
                                                                                        ------------  ------------
Partners' equity, end of period.......................................................  $  5,375,542  $  2,606,662
                                                                                        ------------  ------------
                                                                                        ------------  ------------

   The accompanying notes are an integral part of these financial statements.

                         CELLULAR 2000 (A PARTNERSHIP)
                            STATEMENT OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                                          1997           1996
                                                                                      -------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).................................................................  $   5,988,446  $   3,694,369
  Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization.....................................................      2,011,341      1,690,647
  Loss on disposition of fixed assets...............................................         44,199       --
  (Increase) decrease in assets:
    Accounts receivable.............................................................         69,397       (526,635)
    Inventory.......................................................................        (13,126)        26,786
    Prepaid and other current assets................................................        (87,222)      (178,022)
    Loan costs......................................................................        (80,000)      --
    Licensing costs.................................................................        (40,000)      --
  Increase (decrease) in liabilities:
    Accounts payable................................................................        (11,225)        67,338
    Accrued management termination fee..............................................     (1,500,000)       500,000
    Accrued liabilities.............................................................         80,690        (14,072)
    Unearned revenue................................................................         51,054         51,630
    Federal and state taxes payable.................................................        495,383         19,139
    Customer deposits...............................................................         (4,400)        (6,300)
                                                                                      -------------  -------------
  Net cash provided by operating activities.........................................      7,004,537      5,324,880
                                                                                      -------------  -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of fixed assets................................................          1,976       --
  Capital expenditures for property, plant and equipment............................     (7,087,210)    (2,214,973)
                                                                                      -------------  -------------
  Net cash used for investing activities............................................     (7,085,234)    (2,214,973)
                                                                                      -------------  -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments of notes payable.......................................................       (300,000)    (1,150,000)
  Proceeds from notes payable.......................................................      3,000,000      2,000,000
  Distributions.....................................................................     (3,219,566)    (4,769,775)
                                                                                      -------------  -------------
  Net cash provided (used) by financing activities..................................       (519,566)    (3,919,775)
                                                                                      -------------  -------------
  Net increase (decrease) in cash and cash equivalents..............................       (600,263)      (809,868)
Cash and cash equivalents at beginning of period....................................      1,142,409      1,952,277
                                                                                      -------------  -------------
Cash and cash equivalents at end of period..........................................  $     542,146  $   1,142,409
                                                                                      -------------  -------------
                                                                                      -------------  -------------

   The accompanying notes are an integral part of these financial statements.

                         CELLULAR 2000 (A PARTNERSHIP)

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    DESCRIPTION OF BUSINESS

    The Partnership is the owner of a license issued by the Federal Communications Commission (FCC) to provide non-wireline cellular telecommunications service to the California 4 Rural Service Area. California 4 Rural Service Area includes Merced, Madera and San Benito counties in central California. The Partnership has a large customer base within this area that includes individuals, businesses and governments. The Partnership is not dependent on any single or major group of customers for its sales. Approximately 54% of Partnership revenue is derived from providing cellular service to customers of other cellular companies 'roaming' through the Company's service area. Approximately 43% of revenue is derived from providing cellular service to its own subscriber customers. As more fully described in Note 9 to the financial statements, in late 1997 the partner which owns the controlling interest in the Partnership and Dobson Cellular of California, Inc. (Dobson) signed an agreement in which the Partner agreed to sell their interest in the Partnership and to transfer the FCC license of the Partnership to Dobson.

    PERVASIVENESS OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    CASH AND CASH EQUIVALENTS

    Cash equivalents consist of highly liquid unrestricted cash instruments with original maturities of three months or less. The Partnership places its temporary cash investments with high credit quality financial institutions. At times such investments may be in excess of the FDIC insurance limit. The Partnership has not experienced any losses in such accounts.

    REVENUE RECOGNITION

    Cellular air time is recorded as revenue as earned. Subscriber acquisition costs (mainly commissions and loss on equipment sales) are expensed when incurred. Sales of equipment are recorded at the point of sale. Cellular access charges generally are billed in advance and recognized as revenue when the services are provided.

    INVENTORIES

    Inventories are valued at the lower of cost or market. Cost is determined under the specific identification method.

                         CELLULAR 2000 (A PARTNERSHIP)

                           DECEMBER 31, 1997 AND 1996

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method over the following estimated useful lives of the assets:

                                                                       15-20
Buildings and towers............................................       years
Cellular and switching equipment................................    10 years
Autos and trucks................................................     5 years
Furniture, fixtures and office equipment........................   5-7 years
Leasehold Improvements..........................................     5 years

    Expenditures for repairs and maintenance are charged to operating expense as incurred. Betterments, replacement equipment and additions are capitalized.

    CONSTRUCTION IN PROGRESS

    The Partnership's cellular communications system expenditures are recorded as construction in progress until the system or assets are placed in service. When the assets are placed in service, they are transferred to the appropriate property and equipment category and depreciated. All direct, administrative and interest costs related to the construction are capitalized to construction in progress during the construction period.

    START UP COSTS

    Start up costs are administrative costs incurred related to the construction of the cellular mobile communications system. Such amounts are being amortized over five years beginning June 1, 1992. Accumulated amortization of start up costs at December 31, 1997 and 1996 was $681,933 and $625,105, respectively. At December 31, 1997 the start up costs were fully amortized.

    LOAN COSTS

    Costs associated with the financing of the Partnership's debt have been capitalized and are amortized on a straight line basis over the life of the note. Additional costs incurred with the loan in June 1997 have been capitalized and amortized over the remaining life of the loan. Accumulated amortization of loan costs at December 31, 1997 and 1996 was $173,103 and $114,387, respectively.

    LICENSING COSTS

    Licensing costs primarily represent costs incurred to acquire the Federal Communications Commission License. Amortization of these costs began in May, 1992, using the straight-line method over a period of 40 years. In March 1997, the Partnership entered into an agreement to use licensed software to process billing information for its cellular communications system. In consideration of this agreement, the Partnership paid a one-time license fee which is being amortized using the straight-line method over a three-year period. Accumulated amortization of licensing costs at December 31, 1997 and 1996 was $15,213 and $3,367, respectively.

                         CELLULAR 2000 (A PARTNERSHIP)

                           DECEMBER 31, 1997 AND 1996

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INCOME TAXES

    The Partnership's legal form of organization is that of a partnership. A partnership as such is not taxed under the Internal Revenue Code, rather the income or loss of the partnership is required to be reported by each respective partner on their appropriate tax return.

    ADVERTISING EXPENSES

    Advertising costs are expensed as incurred and amounted to approximately $183,690 in 1997 and $122,808 in 1996. The expenses are included as marketing and selling expenses in the statement of income.

    CONCENTRATIONS OF CREDIT RISK

    Financial instruments which potentially expose the Partnership to concentrations of credit risk, as defined by FASB Statement No. 105 consist primarily of trade accounts receivable and cash equivalents.

    At December 31, 1997 approximately 54% of trade accounts receivable were attributable to cellular companies which subscribe to the clearinghouse network. Of this amount, approximately 72% of these receivables were from AT&T Wireless Services of California, Inc. (AWS-CA) companies and approximately 19% of these receivables were from Bay Area Cellular Telephone Company, of which the parent company of AWS-CA owns an interest. Concentrations of credit risk from these receivables is limited due to the large number of subscribers, none of which individually comprise a significant amount of the accounts receivable balance at December 31, 1997. The Partnership establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information. Receivables are not collateralized. The Partnership is directly affected by the well being of the California economic climate and the effects of any changes in the cellular telecommunications act. However, management does not believe significant credit risk exists at December 31, 1997.

    RECLASSIFICATIONS

    Certain accounts relating to the prior year have been reclassified to conform to the current year presentation. The reclassifications have no effect on previously reported net earnings.

NOTE 2--SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

    Cash and cash equivalents at December 31, 1997 and 1996 for the statement of cash flows consist of:

                                                                       1997          1996
                                                                   ------------  -------------
Cash and money market funds......................................  $  1,079,070  $   1,142,409
Cash overdrafts..................................................      (536,924)      --
                                                                   ------------  -------------
Total............................................................  $    542,146  $   1,142,409
                                                                   ------------  -------------
                                                                   ------------  -------------

    At December 31, 1997, the balance sheet presentation of cash and cash equivalents omits the cash overdrafts.

                         CELLULAR 2000 (A PARTNERSHIP)

                           DECEMBER 31, 1997 AND 1996

NOTE 2--SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION (CONTINUED)
    In 1997, noncash investing and financing activities include purchases of property, plant and equipment and obligation for equipment of $123,553 and increases to construction in progress and notes payable-related party of $1,253,381.

    For the years ended December 31, 1997 and 1996, interest paid amounted to $830,901 and $826,780, respectively, net of capitalized interest.

NOTE 3--NOTES PAYABLE

    Notes payable consist of the following:

                                                                     1997           1996
                                                                 -------------  -------------
Commercial promissory note due December 31, 1997.
  Collateralized by subordinated security interest in property and assets purchased under contract with AWS and outcollect
  revenues.....................................................  $   1,253,381       --
8.09375% Variable rate term loan due September 30, 2001.
  Collateralized by all property and assets of the
  partnership..................................................       --        $   7,600,000
8.09375% Variable rate revolving note due September 30, 2001.
  Collateralized by all property and assets of the
  partnership..................................................       --            2,500,000
8.16797% Variable rate term loan due December 31, 2003.
  Collateralized by all property and assets of the
  partnership..................................................     12,800,000       --
                                                                 -------------  -------------
Total..........................................................  $  14,053,381  $  10,100,000
Less current maturities........................................      1,253,381      1,200,000
                                                                 -------------  -------------
Total long term portion of notes payable.......................  $  12,800,000  $   8,900,000
                                                                 -------------  -------------
                                                                 -------------  -------------

    On December 31, 1996, the Partnership entered into an agreement which allows the Partnership to request AT&T Wireless Services, Inc. (AWS) to place orders for certain equipment, software, materials and services (hereinafter equipment) intended to be used by the Partnership in the ordinary course of business for the operation, modification, improvement or expansion of its system. Although it is under no obligation to do so, if AWS chooses to honor in its sole discretion any such request from the Partnership, such orders for equipment will be charged on AWS' account and the dollar amount of such charges shall be deemed for all purposes as loans or advances from AWS to the Partnership. The unpaid balance of all loans or advances shall not exceed $750,000. The payment of the loans and advances is secured by the equipment purchased and all of the Partnership's outcollect revenues, as they are commonly defined in the cellular telephone industry. The purchasing agreement contains a provision which allows AWS to offset roaming revenues owed to the Partnership against amounts owed under this purchasing agreement if the Partnership defaults in its obligation. Interest is payable at one and one-half percent per month on the outstanding balance after specified time intervals have elapsed. No interest cost was incurred on this loan during 1997.

                         CELLULAR 2000 (A PARTNERSHIP)

                           DECEMBER 31, 1997 AND 1996

NOTE 3--NOTES PAYABLE (CONTINUED)
    On October 14, 1994, the Partnership arranged financing with a financial institution for a $10,000,000 term loan and a $2,500,000 revolving credit loan. On September 29, 1996, the Partnership increased the commitment on the revolving credit loan to $4,500,000. The increased financing was obtained to satisfy a portion of the termination fee due on the settlement of the management agreement with RCM. On June 11, 1997, the term loan and the revolving credit loan were combined and the total commitment on the loan was increased to $16,000,000. The increased financing was obtained to upgrade equipment and increase the capacity of the cellular communications system. The credit agreement associated with the loan contains, among other covenants, provisions which limit capital expenditures. For the year ended December 31, 1997, capital expenditures cannot exceed $7,100,000. As of December 31, 1997, the Partnership was not in compliance with the capital expenditures covenant. This noncompliance would, by the terms of the loan agreement, constitute an event of default. The agreement provides that in an event of default the bank may by notice in writing declare all amounts owing with respect to these agreements immediately due and payable. Due to the pending sale as discussed in Note 9, management does not expect to receive such notice. The credit agreement also contains provisions which limit distributions to partners to no more than $500,000 during any fiscal quarter except distributions to the partners to pay Federal and State income taxes on the taxable income allocated by the Borrowers to its partners. Distributions totaling $3,219,566 and $4,769,775 were made in 1997 and 1996, respectively.

    At December 31, 1997, these borrowings bear interest at 2.25% above the LIBOR rate established for the period. Total interest incurred during the years ended December 31, 1997 and 1996 was $933,766 and $784,477, respectively. Of this, $117,216 was capitalized in 1997 as construction costs. No interest capitalization was required during 1996.

    Annual maturities of noncurrent notes payable are as follows:

1999...........................................................  $  -0-
2000...........................................................   2,400,000
2001...........................................................   3,200,000
2002...........................................................   3,200,000
2003...........................................................   4,000,000
                                                                 ----------
      Total....................................................  $12,800,000
                                                                 ----------
                                                                 ----------

                         CELLULAR 2000 (A PARTNERSHIP)

                           DECEMBER 31, 1997 AND 1996

NOTE 4--RELATED PARTY TRANSACTIONS

    McCaw Communications of the Pacific Inc. and RSA 339, Inc. are subsidiaries of AT&T Wireless Services, Inc. (AWS), and own minority interests in the Partnership. AWS owns an interest in Bay Area Cellular Telephone Company. Norfolk County Internet is owned by Thomas Morse, a member of the Executive Committee of the Partnership. Cellular 2000 Telephone Co. owns the controlling interest in the Partnership.

                                                                                                AMOUNT OF
                                                                                               TRANSACTION
                                                                        TYPE OF          ------------------------
RELATED PARTY                                                         TRANSACTION            1997         1996
---------------------------------------------------------------  ----------------------  ------------  ----------
AT&T Wireless Services.........................................  Accounts receivable     $  1,057,000  $  887,000
  of California, Inc. (including systems owned                   Accounts payable             243,000     268,000
  or controlled by AWS)                                          Notes payable              1,253,000      --

Bay Area Cellular Telephone....................................  Accounts receivable          281,000     315,000
  Company                                                        Accounts payable              51,000      58,000

Norfolk County Internet........................................  Accounts receivable           56,000      --

Cellular 2000 Telephone Co.....................................  Accounts receivable            3,000      --

NOTE 5--OBLIGATION FOR EQUIPMENT

    In 1995, the Partnership negotiated a contract with Ericsson Inc. for an upgrade to the switch. The contract price for this upgrade totaled $1,782,525. The upgrade was completed and became fully operational in January 1996. By the terms of the contract, payment of $284,909 was made during 1995 leaving a balance due Ericsson, Inc. of $1,497,616. The original contract for the equipment has been adjusted to include sales tax of $123,553 for a total balance due to Ericsson, Inc. of $1,621,169. This obligation will become due in full if one of the following conditions are met: when the system reaches 25,000 subscribers; or if the switch is moved from its present location; or if the switch is taken out of service; or prior to or as an item of closing of the sale of the system to another business entity. Due to the pending sale of the system as discussed in Note 9, management expects the obligation for the upgrade to the switch to become due in full during 1998, therefore this obligation is classified as a current liability at December 31, 1997 on the balance sheet.

NOTE 6--ACCOUNTS RECEIVABLE

    Accounts receivable at December 31, 1997 and 1996 consist of the following:

                                                                        1997          1996
                                                                    ------------  ------------
Accounts receivable--roamer.......................................  $    114,270  $    314,304
Accounts receivable--subscriber...................................     1,216,190     1,233,315
Accounts receivable--other........................................        27,001       168,351
Less allowance for doubtful accounts..............................      (126,000)     (220,000)
                                                                    ------------  ------------
  Total...........................................................  $  1,231,461  $  1,495,970
                                                                    ------------  ------------
                                                                    ------------  ------------

                         CELLULAR 2000 (A PARTNERSHIP)

                           DECEMBER 31, 1997 AND 1996

NOTE 7--RETIREMENT PLAN

    The Partnership maintains a 401(k) profit sharing plan for its employees. After meeting eligibility requirements on age and months of service, all employees are covered. Contributions to the plan consist of the salary reduction each eligible employee has elected to defer. Additional contributions to the plan are at the discretion of management. Contributions for the years ended December 31, 1997 and 1996 were $20,545 and $10,800, respectively.

NOTE 8--COMMITMENTS AND CONTINGENCIES

    LEASE COMMITMENTS

    The Partnership is committed under operating leases principally for facilities, cell sites and office space with remaining terms from one to nine years with options for additional periods. Certain leases provide for payment by the lessee of taxes, maintenance and insurance.

    The statement of income includes rental expense for operating leases of approximately $428,000 for the year ended December 31, 1997 and $326,000 for the year ended December 31, 1996. The partnership's future minimum lease commitments under noncancelable operating leases are as follows:

                                                  REAL ESTATE    EQUIPMENT
YEAR                                                 LEASES       RENTALS
------------------------------------------------  ------------  -----------
12-31-98........................................  $    399,870   $   3,807
12-31-99........................................       346,501       1,586
12-31-00........................................       326,523      --
12-31-01........................................       226,151      --
12-31-02........................................       133,049      --
Thereafter......................................       432,377      --
                                                  ------------  -----------
  Total.........................................  $  1,864,471   $   5,393
                                                  ------------  -----------
                                                  ------------  -----------

    The Partnership had a management agreement with Rural Cellular Management
(RCM) which terminated on September 1, 1995. Prior to termination, the monthly management fee was based upon the most current population of the Rural Service Area (RSA) multiplied by $.1042. In 1996, the Partnership paid $45,350 to RCM which represented a correction in the calculation of the prior year's management fee paid. On August 24, 1996, the Partnership and RCM agreed upon a termination fee of $4,000,000 in settlement of the management agreement. As of December 31, 1996, the partnership had paid $2,500,000 to RCM. The balance of the termination fee, $1,500,000, was paid during the year ended December 31, 1997.

NOTE 9--SUBSEQUENT EVENT

    On November 17, 1997, the shareholders of Cellular 2000 Telephone Co. entered into a definitive agreement to sell their stock in Cellular 2000 Telephone Co. and to transfer the Federal Communications Commission (FCC) Operating Licenses to Dobson Cellular of California, Inc. (Dobson). Cellular 2000 Telephone Co. owns 75.018 percent of the outstanding partnership interests of Cellular 2000 (A Partnership), and thereby owns a controlling interest in the Partnership. The financial statements do not reflect any expenses incurred or expected to be incurred related to the sale. The FCC has consented to the

                         CELLULAR 2000 (A PARTNERSHIP)

                           DECEMBER 31, 1997 AND 1996

NOTE 9--SUBSEQUENT EVENT (CONTINUED)
transfer of control of the Partnership's FCC licenses to Dobson and has granted authorization to Dobson to operate the cellular telephone system. The sale is expected to close in April, 1998.

    On March 19, 1998, RSA 339, Inc. entered into a definitive agreement to sell their minority interest in the Partnership to Dobson. RSA 339, Inc. owns the remaining 24.982 percent of the outstanding partnership interests of the Partnership. The sale is also expected to close in April, 1998.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of Santa Cruz Cellular Telephone, Inc.:

    We have audited the accompanying balance sheets of Santa Cruz Cellular Telephone, Inc. (a California corporation) as of December 31, 1997 and 1996, and the related statements of operations, changes in shareholders' investment and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Santa Cruz Cellular Telephone, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          /s/ ARTHUR ANDERSEN LLP

San Jose, California,
February 16, 1998

                      SANTA CRUZ CELLULAR TELEPHONE, INC.

                                 BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996

                                     ASSETS

                                                                                          1997           1996
                                                                                      -------------  -------------
CURRENT ASSETS:
  Cash and cash equivalents.........................................................  $     657,112  $   1,193,278
  Accounts receivable, net of allowance for doubtful accounts of $128,594 in 1997
    and $128,808 in 1996............................................................      1,945,456      1,376,422
  Related party receivable..........................................................        222,672         16,258
  Inventories.......................................................................        193,786        152,489
  Prepaid expenses and other........................................................         20,702        220,029
                                                                                      -------------  -------------
    Total current assets............................................................      3,039,728      2,958,476
                                                                                      -------------  -------------
PROPERTY, PLANT AND EQUIPMENT, at cost:
  Cellular systems..................................................................      7,950,822      5,998,866
  Office furniture and equipment....................................................      1,385,590        981,778
                                                                                      -------------  -------------
                                                                                          9,336,412      6,980,644
  Less: Accumulated depreciation....................................................     (4,982,027)    (4,121,708)
                                                                                      -------------  -------------
    Net property, plant and equipment...............................................      4,354,385      2,858,936
DEFERRED TAX ASSET..................................................................        712,501        525,193
                                                                                      -------------  -------------
DEFERRED FINANCING COSTS............................................................        159,273        170,688
                                                                                      -------------  -------------
FCC LICENSE, net of accumulated amortization of $64,800 in 1997 and $53,400 in
  1996..............................................................................         79,200         90,600
                                                                                      -------------  -------------
OTHER...............................................................................         11,881          9,881
                                                                                      -------------  -------------
    Total assets....................................................................  $   8,356,968  $   6,613,774
                                                                                      -------------  -------------
                                                                                      -------------  -------------

        The accompanying notes are an integral part of these statements.

                      SANTA CRUZ CELLULAR TELEPHONE, INC.

                                 BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996

                    LIABILITIES AND SHAREHOLDERS' INVESTMENT

                                                                                          1997           1996
                                                                                      -------------  -------------
CURRENT LIABILITIES:
  Accounts payable..................................................................  $   1,083,835  $   1,012,054
  Accrued liabilities...............................................................      1,679,605        914,501
  Deferred revenue..................................................................        440,698        441,445
  Current portion of long-term debt.................................................       --              825,000
                                                                                      -------------  -------------
    Total current liabilities.......................................................      3,204,138      3,193,000
LONG-TERM LIABILITIES:
  Long-term debt, net of current portion............................................      3,434,654      2,728,405
                                                                                      -------------  -------------
    Total liabilities...............................................................      6,638,792      5,921,405
                                                                                      -------------  -------------
COMMITMENTS (Note 6)
SHAREHOLDERS' INVESTMENT:
  Common stock, no par value, 10,000,000 shares authorized, 24,558 and 24,597 shares
    issued and outstanding as of December 31, 1997 and 1996, respectively...........      3,249,453      3,249,453
  Preferred stock, $.001 par value, 2,000,000 shares authorized, no shares issued or
    outstanding.....................................................................       --             --
  Deferred compensation.............................................................        (70,920)       (94,560)
  Notes receivable from shareholders................................................       (135,100)      (135,100)
  Retained deficit..................................................................     (1,325,257)    (2,327,424)
                                                                                      -------------  -------------
    Total shareholders' investment..................................................      1,718,176        692,369
                                                                                      -------------  -------------
    Total liabilities and shareholders' investment..................................  $   8,356,968  $   6,613,774
                                                                                      -------------  -------------
                                                                                      -------------  -------------

        The accompanying notes are an integral part of these statements.

                      SANTA CRUZ CELLULAR TELEPHONE, INC.

                            STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                                           1997           1996
                                                                                       -------------  ------------
OPERATING REVENUES:
  Cellular service...................................................................  $   9,417,689  $  7,142,591
  Equipment sales....................................................................      1,348,220       853,608
                                                                                       -------------  ------------
    Total operating revenues.........................................................     10,765,909     7,996,199
                                                                                       -------------  ------------
OPERATING EXPENSES:
  Cost of cellular service...........................................................      1,061,063       730,117
  Cost of equipment sales............................................................      1,205,495       780,826
  General and administrative.........................................................      3,697,419     3,335,166
  Marketing and advertising..........................................................      2,440,825     1,714,791
  Depreciation and amortization......................................................        899,030       691,693
                                                                                       -------------  ------------
    Total operating expenses.........................................................      9,303,832     7,252,593
                                                                                       -------------  ------------
    Operating income.................................................................      1,462,077       743,606
                                                                                       -------------  ------------
OTHER INCOME (EXPENSE):
  Interest expense...................................................................       (246,287)     (221,178)
  Other, net.........................................................................         36,919        32,682
                                                                                       -------------  ------------
                                                                                            (209,368)     (188,496)
                                                                                       -------------  ------------
    Net income before provision for income taxes.....................................      1,252,709       555,110
PROVISION FOR INCOME TAXES...........................................................        250,542       111,822
                                                                                       -------------  ------------
  Net income.........................................................................  $   1,002,167  $    443,288
                                                                                       -------------  ------------
                                                                                       -------------  ------------

        The accompanying notes are an integral part of these statements.

                      SANTA CRUZ CELLULAR TELEPHONE, INC.

                STATEMENTS OF CHANGES IN SHAREHOLDERS' (DEFICIT)

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                       COMMON STOCK
                                  -----------------------    DEFERRED        NOTES       RETAINED
                                   SHARES       AMOUNT     COMPENSATION   RECEIVABLE      DEFICIT        TOTAL
                                  ---------  ------------  -------------  -----------  -------------  ------------
BALANCE AT DECEMBER 31, 1995....     24,616  $  3,251,961   $  (118,200)  $  (135,100) $  (2,759,656) $    239,005
  Repurchase of Common Stock at
    $700 per share..............        (19)       (2,508)      --            --             (11,056)      (13,564)
  Deferred compensation
    expense.....................     --           --             23,640       --            --              23,640
  Net income....................     --           --            --            --             443,288       443,288
                                  ---------  ------------  -------------  -----------  -------------  ------------
BALANCE AT DECEMBER 31, 1996....     24,597     3,249,453       (94,560)     (135,100)    (2,327,424)      692,369
  Cancellation of escrow
    shares......................        (39)      --            --            --            --             --
  Deferred compensation
    expense.....................     --           --             23,640       --            --              23,640
  Net income....................     --           --            --            --           1,002,167     1,002,167
                                  ---------  ------------  -------------  -----------  -------------  ------------
BALANCE AT DECEMBER 31, 1997....     24,558  $  3,249,453   $   (70,920)  $  (135,100) $  (1,325,257) $  1,718,176
                                  ---------  ------------  -------------  -----------  -------------  ------------
                                  ---------  ------------  -------------  -----------  -------------  ------------

        The accompanying notes are an integral part of these statements.

                      SANTA CRUZ CELLULAR TELEPHONE, INC.

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                                          1997           1996
                                                                                      -------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income........................................................................  $   1,002,167  $     443,288
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization...................................................        922,669        715,332
    Provision for doubtful accounts.................................................           (214)       155,595
    Deferred income tax benefit.....................................................       (258,607)      (239,736)
  Changes in operating assets and liabilities--
    Accounts receivable.............................................................       (775,234)      (434,752)
    Inventories.....................................................................        (41,297)       (51,281)
    Prepaid expenses and other......................................................        268,626       (124,343)
    Accounts payable................................................................         71,781        571,615
    Deferred revenue and accrued liabilities........................................        764,357        129,324
                                                                                      -------------  -------------
      Net cash provided by operating activities.....................................      1,954,248      1,165,042
                                                                                      -------------  -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property, plant and equipment.........................................     (2,355,767)    (1,657,044)
                                                                                      -------------  -------------
      Net cash used in investing activities.........................................     (2,355,767)    (1,657,044)
                                                                                      -------------  -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings under long-term debt agreement.........................................        500,000        500,000
  Repayment of borrowings under long-term debt agreement............................       (618,750)      --
  Payment of deferred financing costs...............................................        (15,897)      --
  Repurchase of Common Stock........................................................       --              (13,564)
                                                                                      -------------  -------------
      Net cash provided by (used in) financing activities...........................       (134,647)       486,436
                                                                                      -------------  -------------
NET DECREASE IN CASH AND CASH EQUIVALENTS...........................................       (536,166)        (5,566)
CASH AND CASH EQUIVALENTS, beginning of year........................................      1,193,278      1,198,844
                                                                                      -------------  -------------
CASH AND CASH EQUIVALENTS, end of year..............................................        657,112      1,193,278
                                                                                      -------------  -------------
                                                                                      -------------  -------------
SUPPLEMENTAL DISCLOSURES:
  Cash paid for interest............................................................  $     246,288  $     221,177
                                                                                      -------------  -------------
                                                                                      -------------  -------------
  Cash paid for income taxes........................................................  $     109,000  $     522,000
                                                                                      -------------  -------------
                                                                                      -------------  -------------

        The accompanying notes are an integral part of these statements.

                      SANTA CRUZ CELLULAR TELEPHONE, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

1. ORGANIZATION AND OPERATIONS:

    Santa Cruz Cellular Telephone, Inc. (the Company) is a cellular mobile communications company engaged in operating a cellular telephone system in the Santa Cruz, California market called Cellular One. On January 27, 1989, the Company received a certificate of public convenience and necessity from the Public Utilities Commission of the State of California to provide wholesale and retail service within Santa Cruz County.

    During 1995, certain shareholders of the Company created Unitel Communications LLC (Unitel) to provide cellular system management and other telecommunications services. On September 1, 1995, the Company entered into a management agreement with Unitel, whereby Unitel will manage and supervise the operations of the Company's cellular system. Concurrent with the consummation of the management agreement, substantially all of the Company's employees became employees of Unitel (see Note 5).

    The California Public Utilities Commission ("CPUC") is continuing an investigation into the cellular telephone industry. This investigation has been underway for five years, and the ultimate outcome of any actions resulting from this investigation are not currently determinable. While any changes in regulation will be prospective only, some of the measures may have an adverse impact on the Company's future operations.

    On November 25, 1997, shareholders of the Company entered into a letter of intent to sell 70% of the stock of the Company to Dobson Communications.

2. SIGNIFICANT ACCOUNTING POLICIES:

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FCC LICENSE

    FCC license represents costs of obtaining the certificate of public convenience and necessity. These costs are being amortized on a straight-line basis over a 20-year period.

REVENUE RECOGNITION

    The Company earns cellular service revenue by providing access to the cellular network (access revenue) and for use of the network (airtime revenue). Access revenue is billed one month in advance and is recognized in the following month when the service is provided. Airtime revenue is recognized in the month when the service is provided.

                      SANTA CRUZ CELLULAR TELEPHONE, INC.

                               DECEMBER 31, 1997

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
PROPERTY, PLANT AND EQUIPMENT

    The Company's property, plant and equipment is stated at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis. Estimated useful lives are:

Cellular systems                                  7 years
                                                   3 - 5
Office furniture and equipment                     years

    Betterments and extraordinary repairs that extend the life of the assets are capitalized. All other repairs and maintenance are expensed when incurred. The cost and accumulated depreciation applicable to assets retired are removed from the accounts and any gain or loss on dispositions is recognized in other income.

DEFERRED FINANCING COSTS

    Deferred financing costs represent expenditures associated with obtaining financing (see Note 3). These costs are being amortized over a 7.25-year period.

CASH AND CASH EQUIVALENTS

    For the purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORIES

    Inventories are stated at the lower of cost or net realizable value with cost determined on a first-in, first-out (FIFO) basis. Inventories consist primarily of cellular mobile telephone equipment purchased by the Company for sale to customers.

INCOME TAXES

    The Company follows the liability method of accounting for income taxes whereby deferred income taxes are recognized for the tax consequences of "temporary differences" to the extent they are not reduced by net operating loss and tax credit carryforwards by applying enacted statutory rates.

    As of December 31, the components of the net deferred tax asset are included in the following table:

                                                                         1997         1996
                                                                      -----------  -----------
Property related differences........................................  $   437,792  $   605,962
Reserves and accruals deductible in a future period.................      398,347      301,476
Deferred state income taxes.........................................       63,580       63,580
                                                                      -----------  -----------
                                                                          899,719      971,018
Valuation allowance.................................................     (187,218)    (445,825)
                                                                      -----------  -----------
  Net deferred tax asset............................................  $   712,501  $   525,193
                                                                      -----------  -----------
                                                                      -----------  -----------

                      SANTA CRUZ CELLULAR TELEPHONE, INC.

                               DECEMBER 31, 1997

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    The components of the income tax provision for the years ended December 31 are as follows:

                                                                         1997         1996
                                                                      -----------  -----------
Current:
  Federal...........................................................  $   344,540  $   269,812
  State.............................................................       93,310       81,746
                                                                      -----------  -----------
                                                                          437,850      351,558
                                                                      -----------  -----------
Deferred:
  Federal...........................................................       46,638       (8,047)
  State.............................................................       24,661       (4,024)
                                                                      -----------  -----------
                                                                           71,299      (12,071)
Change in valuation allowance.......................................     (258,607)    (227,665)
                                                                      -----------  -----------
Net deferred tax benefit............................................     (187,308)    (239,736)
                                                                      -----------  -----------
Total provision for income taxes....................................  $   250,542  $   111,822
                                                                      -----------  -----------
                                                                      -----------  -----------

STOCK-BASED COMPENSATION PLAN

    Effective January 1, 1995 the Company adopted the disclosure provisions of Statement of Financial Accounting Standards No. 123 (SFAS 123), "Accounting for Stock-Based Compensation." In accordance with the provisions of SFAS 123, the Company applies Accounting Principles Board Opinion No. 25 (APB 25), "Accounting for Stock Issued to Employees," and related interpretations in accounting for its stock option plan.

RECLASSIFICATIONS

    Certain reclassifications were made to the prior year presentation to conform with the current year presentation.

3. INDEBTEDNESS AND CREDIT ARRANGEMENTS:

    On December 19, 1995, the Company entered into a credit agreement with a financial institution which allowed the Company to borrow up to $8.25 million through a term loan (the "term loan") maturing in March 2003 and $2 million through revolving credit notes (the "revolving notes") maturing in March 2003. Concurrent with the above financing, the Company retired its previously existing debt obligation.

    The term loan ($3,053,405 outstanding as of December 31, 1996) accrued interest at variable rates (6.84% at December 31, 1996) based on the bank's base rate or LIBOR, as elected by the Company. If the Company did not meet certain leverage ratios, as defined, additional interest would be charged. The additional interest ranged up to 1% if the bank base rate was utilized or 2.75% if LIBOR was utilized. The term loan was payable in 25 consecutive quarterly installments beginning March 31, 1997. Borrowings under the term loan were secured by substantially all assets of the Company.

                      SANTA CRUZ CELLULAR TELEPHONE, INC.

                               DECEMBER 31, 1997

3. INDEBTEDNESS AND CREDIT ARRANGEMENTS: (CONTINUED)
    In addition to all scheduled payments for the term loan noted above, the Company was obligated to pay to the lender, annually beginning on May 31, 1998, an amount equal to 50% of excess cash flow, as defined, for the previous year. The amounts would be applied to the outstanding principal balance of the loan in the inverse order of maturity.

    The revolving notes ($500,000 outstanding as of December 31, 1996) were in effect through 2003 and accrued interest at various rates (6.84% at December 31, 1996) based on the bank's base rate or LIBOR, as elected by the Company. If the Company did not meet certain leverage ratios, as defined, additional interest was charged. The additional interest ranged up to 1% if the bank base rate was utilized or 2.75% if LIBOR was utilized. Additionally, the Company was obligated to pay a .25% commitment fee on the unused balance of the revolving credit agreement. Borrowings under the revolving notes were secured by substantially all assets of the Company.

    On December 9, 1997, the Company amended its credit described above and consolidated the revolving notes and term loan into a line of credit agreement (the "Agreement") which allows the Company to borrow up to $7.0 million through a senior reducing revolver line of credit maturing in December of 2003.

    The line of credit ($3,434,655 outstanding as of December 31, 1997) bears interest at variable rates (7.1875% at December 31, 1997) based on the bank's base rate or LIBOR, as elected by the Company. If the Company does not meet certain leverage ratios, as defined, additional interest will be charged. The additional interest ranges up to 1% if the bank base rate is utilized or 2.75% if LIBOR is utilized. Borrowings under the line of credit are secured by substantially all assets of the Company.

    Principal reductions on the note begin quarterly as of September 30, 1999. In addition to all scheduled payments for the line of credit, the Company shall pay to the lender, annually beginning on May 31, 1999, an amount equal to 50% of excess cash flow, as defined, for the previous year. The amounts shall be applied to the outstanding principal line of credit balance in the inverse order of maturity.

    Future minimum debt principal payments under the Agreement, based on the outstanding balance as of December 31, 1997, are as follows:

1998............................................  $  --
1999............................................    257,599
2000............................................    601,065
2001............................................    772,797
2002............................................    858,664
Thereafter......................................    944,530
                                                  ---------
Total...........................................  $3,434,655
                                                  ---------
                                                  ---------

    Among other restrictions, the agreement requires the Company to (i) limit future capital expenditures for each annual period of the agreement to $3,000,000. (ii) maintain a ratio of debt to annualized cash flow, as defined, to 3.5 to 1, (iii) maintain a cash interest coverage ratio, as defined, of not less than 2 to 1, (iv) maintain a ratio of annualized cash flow to annual pro forma debt service, as defined, of not less than 1.25 to 1 and (v) maintain a fixed charge coverage ratio, as defined, of greater than 1.05 to 1.

                      SANTA CRUZ CELLULAR TELEPHONE, INC.

                               DECEMBER 31, 1997

3. INDEBTEDNESS AND CREDIT ARRANGEMENTS: (CONTINUED)
    As of December 31, 1997, the Company was in compliance with all of the aforementioned covenants.

4. COMMON STOCK:

STOCK OPTION PLAN

    On September 3, 1989, the shareholders adopted the 1989 Stock Option Plan (the Plan) under which options to purchase Common Stock may be granted to directors, officers, employees and consultants. The Plan provides for the award of options for up to 2,000 shares. The Company accounts for the Plan under APB 25 under which no compensation expense has been recognized. Had compensation expense for the Plan been determined consistent with SFAS 123, the Company's net income would have been reduced by an immaterial amount, accordingly, pro forma net income amounts have not been presented.

    To determine compensation expense under SFAS 123, the Company used the following assumptions:

    - Risk-free interest rate of 6.5 percent

    - Expected lives of 5.5 years

    - Expected dividend yields of 0 percent

    Option activity under the Plan was as follows:

                                                                              OPTIONS     WEIGHTED AVERAGE
                                                                            OUTSTANDING    EXERCISE PRICE
                                                                           -------------  -----------------
Balance, December 31, 1995...............................................        1,790        $     400
  Granted................................................................          210              595
                                                                                 -----            -----
Balance, December 31, 1996...............................................        2,000              420
  Granted................................................................       --               --
                                                                                 -----            -----
Balance, December 31, 1997...............................................        2,000        $     420
                                                                                 -----            -----
                                                                                 -----            -----

    1,848 options are exercisable as of December 31, 1997.

    As of December 31, 1997, options outstanding have exercise prices between $400 and $595, with a weighted average remaining contractual life of 4.5 years.

STOCK APPRECIATION RIGHTS

    On January 31, 1989, stock appreciation rights were granted in lieu of $465,737 due to the officers for compensation and unreimbursed business expenses of the Company that had been incurred prior to the commencement of operations. The Company granted to key officers 1,351 units of stock appreciation rights with a base value of $100 per unit.

    On December 28, 1995, the Company cancelled the stock appreciation rights and issued 1,351 shares of Common Stock to the officers for $100 per share, to be paid via promissory notes. The stock carries certain restrictions which lapse 10 years from the grant date. There was no impact on the results of

                      SANTA CRUZ CELLULAR TELEPHONE, INC.

                               DECEMBER 31, 1997

4. COMMON STOCK: (CONTINUED)
operations for the Company from this transaction, as the base value of the stock appreciation rights was equal to the price paid for the Common Stock.

RESTRICTED STOCK

    On December 4, 1995, the Company extended the restriction period on 591 shares of Common Stock previously issued in 1990. The shares, which were originally recorded at a value of $500, have been revalued at $700 per share, based on current stock transactions. Deferred compensation totaling $118,200 was recorded in the accompanying balance sheet as of December 31, 1995 since the extension was granted primarily for future services to be provided to the Company. The deferred compensation is being amortized over the 5-year restriction period. As of December 31, 1997, the remaining deferred compensation balance was $70,920.

5. RELATED PARTY TRANSACTIONS:

    The Company has transactions with other companies that are shareholders of the Company. These transactions include operations management provided by Unitel (see Note 1), switch services (see Note 6) and roaming revenues. Management believes these transactions were consummated at terms substantially the same as could have been obtained with unrelated parties.

    Under the management agreement with Unitel, the Company is required to pay all operating costs incurred for the benefit of the Company's operations and a management fee equal to 7% of the Company's gross revenues. As the Company is currently Unitel's sole customer, all reimbursed expenses have been reflected in the accompanying statements of operations for the years ended December 31, 1997 and 1996, as if the expenses had been incurred by the Company. Management fees totaling $845,656 and $830,884 are reflected in general and administrative expenses in the accompanying 1997 and 1996 statements of operations, respectively. During 1997, Unitel waived the management fee for November and December.

    In addition to the fees paid above, the Company advanced certain funds to Unitel. Outstanding advances of $222,672 and $16,258 are included in accounts receivable in the accompanying balance sheets as of December 31, 1997 and 1996.

6. COMMITMENTS:

    In May 1988, the Company entered into a switching services purchase agreement with Bay Area Cellular Telephone Company (BACTC) in which BACTC provides switching services for the Company's cellular systems. Under the terms of the agreement, the Company pays BACTC a service charge based on minutes of use. The Company also reimburses BACTC for certain operating expenses incurred in connection with the cellular systems. The agreement terminated in January 1993. The Company is currently on a month-to-month lease with a twelve-month cancellation period. Total expenses relating to the agreement were $511,600 and $356,952 for the years ended December 31, 1997 and 1996, respectively.

    The Company has certain agreements that provide wire and interconnection services between the cellular systems and BACTC's connection. Total expenses relating to these agreements were $158,728 and $127,554 for the years ended December 31, 1997 and 1996, respectively.

                      SANTA CRUZ CELLULAR TELEPHONE, INC.

                               DECEMBER 31, 1997

6. COMMITMENTS: (CONTINUED)
    In April 1993, the Company entered into an agreement with International Telecommunication Data Systems, Inc. (ITDS) in which ITDS is to provide bill processing services with respect to the generation and invoicing of third party subscribers. The agreement, which expired in March 1997, was renewed for a second three-year period. Total expenses incurred under the agreement were $490,310 and $423,842 for the years ended December 31, 1997 and 1996, respectively.

    The Company is committed under operating leases for office space and various parcels of land and equipment. In addition to rent, the Company is also responsible for real estate taxes, insurance, maintenance and other operating costs associated with the leased facilities. Total rental expenses under all operating leases were $309,640 and $228,938 for the years ended December 31, 1997 and 1996, respectively.

    Future minimum lease payments under leases with initial or remaining terms of more than one year are as follows:

1998............................................  $ 304,684
1999............................................    267,498
2000............................................    225,928
2001............................................    115,371
2002............................................     60,132
Thereafter......................................    215,622
                                                  ---------
Total...........................................  $1,189,235
                                                  ---------
                                                  ---------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    As permitted by the Oklahoma General Corporation Act under which the Company is incorporated, Article Tenth of the Company's Amended and Restated Certificate of Incorporation provides for indemnification of each of the Company's officers and directors against (a) expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding brought by reason of his being or having been a director, officer, employee or agent of the Company, or of any other corporation, partnership, joint venture, or other enterprise at the request of the Company, other than an action by or in the right of the Company, provided that he acted in good faith and in a manner he reasonably believed to be in the best interest of the Company, and with respect to any criminal action, he had no reasonable cause to believe that his conduct was unlawful and (b) expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of any action or suit by or in the right of the Company brought by reason of his being or having been a director, officer, employee or agent of the Company, or any other corporation, partnership, joint venture, or other enterprise at the request of the Company, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the Company, unless and only to the extent that the court in which such action or suit was decided has determined that the person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper. The Company's bylaws provide for similar indemnification. These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act of 1933, as amended.

    The Company's directors and officers are also insured against claims arising out of the performance of their duties in such capacities.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits

 EXHIBIT                                                                                     METHOD OF
 NUMBERS                                    DESCRIPTION                                       FILING
---------  ------------------------------------------------------------------------------  -------------
  2.1      Asset Purchase Agreement dated as of November 19, 1996 as amended by Amendment
             No. 1 thereto effective as of January 17, 1997 and Amendment No. 2 thereto dated February 6, 1997, among Horizon Cellular Telephone Company of
             Hagerstown L.P., Cumberland Cellular Partnership and Dobson Cellular of
             Maryland, Inc., and Dobson Operating Company.                                  (1) [10.5.1]

  2.2      Asset Purchase Agreement dated September 25, 1996 among Maryland Wireless
             Communications L.P., Wendy C. Coleman, Dobson Cellular of Maryland, Inc. and
             Dobson Operating Company.                                                      (1) [10.5.2]

  2.3      Purchase Agreement dated February 28, 1997 among Aztel, Inc. Gila River
             Telecommunications, Inc., US West New Vector Group, Inc., Tohono O'odham
             Utility Authority and Dobson Cellular of Arizona, Inc.                         (1) [10.5.3]

  2.3.1    First Amendment to Purchase Agreement dated August 29, 1997.                      (4) [2.1.1]

 EXHIBIT                                                                                     METHOD OF
 NUMBERS                                    DESCRIPTION                                       FILING
---------  ------------------------------------------------------------------------------  -------------
  2.4      Stock Purchase Agreement dated September 30, 1997 among Dobson Operating
             Company, Associated TTI Limited Partnership and Hinton CATV relating to the
             Company's purchase of the ATTI stock.                                             (4) [2.2]

  2.5      Asset Purchase Agreement dated October 9, 1997 between Texas 16 Cellular
             Telephone Company and Dobson Cellular of Texas, Inc.                              (5) [2.1]

  2.6.1    Stock Purchase Agreement dated November 17, 1997 as amended by Amendment No. 1 thereto effective as of March 18, 1998 between Cellular 2000 Telephone Co.
             and its shareholders listed therein and Dobson Cellular of California, Inc.

  2.6.2    Stock Purchase Agreement dated March 19, 1998 between RSA 339, Inc. and AT&T
             Wireless Services, Inc. and Dobson Cellular of California, Inc.                 (6) [2.6.2]

  2.7      Stock Purchase Agreement dated March 25, 1998 between Santa Cruz Cellular
             Telephone, Inc. and its shareholders and optionholders listed therein and
             Dobson Cellular of California, Inc.                                               (6) [2.7]

  3.1      Registrant's Amended and Restated Certificate of Incorporation.

  3.2      Registrant's Bylaws.                                                                (1) [3.2]

  4.1      Third Amended and Restated Credit Agreement among the Agents and Lenders named therein and Dobson Operating Company dated March 25, 1998 (the "DOC
             Facility").                                                                       (7) [4.1]

  4.2      $120 million Revolving Credit Agreement among Dobson Cellular Operations
             Company and the Agents and Lenders named therein dated as of March 25, 1998.      (7) [4.2]

  4.3      $80 million 364-Day Revolving Credit and Term Loan Agreement among Dobson
             Cellular Operations Company and the Agents and Lenders named therein dated
             as of March 25, 1998 (together with Exhibit 4.2, the "Operations Facility").      (7) [4.3]

  4.4      Reserved

  4.5      Telephone Loan Contract dated as of November 7, 1958 between Dobson Telephone
             Company, Inc. and United States of America.                                       (1) [4.2]

  4.6      Telephone Loan Contract dated as of March 19, 1956 between McLoud Telephone
             Company and United States of America.                                             (1) [4.3]

  4.7      Telephone Loan Contract dated as of January 15, 1993 between Dobson Telephone
             Company, Inc., Rural Telephone Bank and United States of America.                 (1) [4.4]

  4.8      Restated Mortgage, Security Agreement and Financing Statement dated as of May
             15, 1993 between Dobson Telephone Company and United States of America.           (1) [4.5]

  4.9      Indenture dated as of February 28, 1997 between the Registrant, as Issuer, and
             United States Trust Company of New York, as Trustee.                              (1) [4.6]

 EXHIBIT                                                                                     METHOD OF
 NUMBERS                                    DESCRIPTION                                       FILING
---------  ------------------------------------------------------------------------------  -------------
  4.10     Escrow and Security Agreement dated February 28, 1997 among the Registrant as
             Pledgor, and Morgan Stanley & Co. Incorporated, Alex. Brown & Sons
             Incorporated, First Union Capital Markets, and NationsBanc Capital Markets,
             Inc., as Placement Agents, and United States Trust Company of New York, as
             Trustee.                                                                          (1) [4.9]

  4.11     Registration Rights Agreement dated January 16, 1998 between the Registrant and Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith
             Incorporated and NationsBanc Montgomery Securities LLC.                          (6) [4.11]

  4.12     Agreement to furnish unfiled debt instruments.                                     (6) [4.12]

  4.13     Certificate of Designation relating to Senior Preferred Stock is contained in
             Exhibit 3.1 and incorporated herein by reference.

  4.14     Senior Preferred Stock Certificate.                                                (7) [4.14]

  5        Opinion of McAfee & Taft A Professional Corporation.                                  (8) [5]

 10.1*     Registrant's 1996 Stock Option Plan.                                               (1) [10.1]

 10.2.1    Promissory Note dated February 10, 1997 of G. Edward Evans in the amount of
             $300,000 in favor of Western Financial Services Corp.                          (1) [10.2.1]

 10.2.2    Lease Agreement dated July 17, 1995 between WillRuss Limited Liability Company
             and Western Financial Services Corp.                                           (1) [10.2.7]

 10.2.3    Stock Purchase Agreement dated September 30, 1997 among Dobson Operating
             Company, Associated TTI Limited Partnership and Hinton CATV Company, Inc.      (6) [10.2.3]

 10.3.1*   Letter dated December 26, 1996 from Registrant to G. Edward Evans describing
             employment arrangement.                                                        (1) [10.3.1]

 10.3.2*   Letter dated June 3, 1996 from Registrant to Bruce R. Knooihuizen describing
             employment arrangement.                                                        (1) [10.3.2]

 10.3.3*   Letter dated October 15, 1996 from Fleet Equity Partners to Justin L. Jaschke
             regarding director compensation.                                               (1) [10.3.3]

 10.3.4*   Letter dated September 16, 1997 from Registrant to William J. Hoffman, Jr.
             describing employment arrangement.                                             (6) [10.3.4]

 10.3.5*   Letter dated October 28, 1997 from Registrant to R. Thomas Morgan describing
             employment arrangement.                                                        (6) [10.3.5]

 10.4.1    Agreement for DS-3 service dated December 16, 1993 between Dobson Fiber
             Company and NTS Communications, Inc. and Addendum thereto dated June 1,
             1994.                                                                          (1) [10.4.1]

 10.4.2    North American Cellular Network Services Agreement dated August 26, 1992
             between North American Cellular Network, Inc. and Dobson Cellular, Inc.        (1) [10.4.2]

 10.4.3    Trademark Sublicense Agreement dated February 28, 1997 between WMC Partners
             L.P. and Dobson Cellular of Arizona, Inc.                                      (1) [10.4.3]

 10.4.4    Affiliation Agreement dated February 28, 1997 among Registrant, Dobson
             Cellular of Arizona, Inc. and WMC Partners, L.P.                               (1) [10.4.4]

 EXHIBIT                                                                                     METHOD OF
 NUMBERS                                    DESCRIPTION                                       FILING
---------  ------------------------------------------------------------------------------  -------------
 10.4.5    Form of Cellular One License Agreements dated February 25, 1997 between
             Cellular One Group and Dobson Cellular of Enid, Inc., Dobson Cellular of
             Woodward, Inc. and Dobson Cellular of Kansas/Missouri, Inc.                    (1) [10.4.5]

 10.4.6    Services Agreement dated September 25, 1996 among Dobson Cellular of Maryland,
             Inc., Maryland Wireless Communications Limited Partnership, Wendy Coleman
             and Washington/Baltimore Cellular One Limited Partnership.

 10.4.7    General Purchase Agreement dated January 13, 1998 between Lucent Technologies,
             Inc. and Dobson Cellular Systems.                                              (6) [10.4.7]

 10.4.8    Second Amended General Purchase Agreement dated June 24, 1997 between Northern
             Telecom and Dobson Communications Corporation.                                 (6) [10.4.8]

 10.4.9    Term Sheet Operating Agreement dated December 4, 1997 between AT&T Wireless
             Services, Inc. and Registrant.                                                 (6) [10.4.9]

 10.5      Non-Recourse Term Loan Agreement dated September 30, 1997 between the Company and Gila River Telecommunications Subsidiary, Inc., as borrower, with
             respect to $6.1 million loan.                                                    (4) [10.7]

 10.6      Second Amended and Restated Partnership Agreement of Gila River Cellular
             General Partnership dated September 30, 1997.                                    (4) [10.8]

 21        Subsidiaries                                                                         (6) [21]

 23.1      Consent of McAfee & Taft A Professional Corporation will be contained in
             Exhibit 5 hereto.                                                                   (8) [5]

 23.2.1    Consent of Arthur Andersen LLP (Oklahoma City -- DCC).                           (7) [23.2.1]

 23.2.2    Consent of Arthur Andersen LLP (Oklahoma City -- Texas 16).                      (7) [23.2.2]

 23.3      Consent of Arthur Andersen LLP (San Jose).                                         (7) [23.3]

 23.4      Consent of Holliday, Lemons, Thomas & Cox, P.C.                                    (7) [23.4]

 24        Power of Attorney.                                                                   (7) [24]

 99.1      Letter of Transmittal.                                                             (7) [99.1]

 99.2      Notice of Guarantee of Delivery.                                                   (7) [99.2]

 99.3      Company letter.                                                                    (7) [99.3]

 99.4      Client letter.                                                                     (7) [99.4]

 99.5      Instruction to Beneficial Holders.                                                 (7) [99.5]

 99.6      Schedule II (Schedule of Valuation Allowance Accounts for the years ended
             December 31, 1997, 1996 and 1995).                                               (7) [99.6]

 99.7      Report of Independent Public Accountants on Schedule II.                           (7) [99.7]

------------------------

*   Management contract or compensatory plan or arrangement.

(1) Filed as an exhibit to the Company's Registration Statement of Form S-4 (Registration No. 333-23769), as the exhibit number indicated in brackets and incorporated by reference herein.

(2) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997 as the exhibit number indicated in brackets and incorporated by reference herein.

(3) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997 as the exhibit number indicated in brackets and incorporated by reference herein.

(4) Filed as an exhibit to the Company's Current Report on Form 8-K filed on October 15, 1997 and amended on November 6, 1997, as the exhibit number indicated in brackets and incorporated by reference herein.

(5) Filed as an exhibit to the Company's Current Report on Form 8-K filed on February 10, 1998, as the exhibit number indicated in brackets and incorporated by reference herein.

(6) Filed as an exhibit to the Company's Annual Report as Form 10-K for the year ended December 31, 1997 as the exhibit number indicated in brackets and incorporated by reference herein.

(7) Filed previously as the Exhibit number indicated in brackets.

(8) Filed herewith as the Exhibit number indicated in brackets.

    (b) Financial Statement Schedules

    None.

ITEM 22. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registration pursuant to the provisions described under Item 20, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange

Commission such indemnifications against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 6th day of May, 1998.

                                DOBSON COMMUNICATIONS CORPORATION

                                By:            /s/ Everett R. Dobson
                                     -----------------------------------------
                                                 Everett R. Dobson
                                     CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF
                                                 EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 6th day of May, 1998.

             NAME                                TITLE
------------------------------  ----------------------------------------

    /s/ Everett R. Dobson       Chairman of the Board, President and
------------------------------    Chief Executive Officer (Principal
      Everett R. Dobson           Executive Officer)

    /s/ Stephen T. Dobson
------------------------------  Treasurer, Secretary and Director
      Stephen T. Dobson

   /s/ Bruce R. Knooihuizen
------------------------------  Vice President and Chief Financial
     Bruce R. Knooihuizen         Officer (Principal Financial Officer)

    /s/ Trenton W. LeForce
------------------------------  Corporate Controller (Principal
      Trenton W. LeForce          Accounting Officer)

    /s/ Russell L. Dobson
------------------------------  Director
      Russell L. Dobson

              *
------------------------------  Director
      Justin L. Jaschke

   /s/ Thadeus J. Mocarski
------------------------------  Director
     Thadeus J. Mocarski

   *By          /s/ Stephen E.
                        Dobson
------------------------------
       Attorney-in-Fact

                               INDEX TO EXHIBITS

 EXHIBIT                                                                                     METHOD OF
 NUMBERS                                    DESCRIPTION                                       FILING
---------  ------------------------------------------------------------------------------  -------------
  2.1      Asset Purchase Agreement dated as of November 19, 1996 as amended by Amendment
             No. 1 thereto effective as of January 17, 1997 and Amendment No. 2 thereto dated February 6, 1997, among Horizon Cellular Telephone Company of
             Hagerstown L.P., Cumberland Cellular Partnership and Dobson Cellular of
             Maryland, Inc., and Dobson Operating Company.                                  (1) [10.5.1]

  2.2      Asset Purchase Agreement dated September 25, 1996 among Maryland Wireless
             Communications L.P., Wendy C. Coleman, Dobson Cellular of Maryland, Inc. and
             Dobson Operating Company.                                                      (1) [10.5.2]

  2.3      Purchase Agreement dated February 28, 1997 among Aztel, Inc. Gila River
             Telecommunications, Inc., US West New Vector Group, Inc., Tohono O'odham
             Utility Authority and Dobson Cellular of Arizona, Inc.                         (1) [10.5.3]

  2.3.1    First Amendment to Purchase Agreement dated August 29, 1997.                      (4) [2.1.1]

  2.4      Stock Purchase Agreement dated September 30, 1997 among Dobson Operating
             Company, Associated TTI Limited Partnership and Hinton CATV relating to the
             Company's purchase of the ATTI stock.                                             (4) [2.2]

  2.5      Asset Purchase Agreement dated October 9, 1997 between Texas 16 Cellular
             Telephone Company and Dobson Cellular of Texas, Inc.                              (5) [2.1]

  2.6.1    Stock Purchase Agreement dated November 17, 1997 as amended by Amendment No. 1 thereto effective as of March 18, 1998 between Cellular 2000 Telephone Co.
             and its shareholders listed therein and Dobson Cellular of California, Inc.

  2.6.2    Stock Purchase Agreement dated March 19, 1998 between RSA 339, Inc. and AT&T
             Wireless Services, Inc. and Dobson Cellular of California, Inc.                 (6) [2.6.2]

  2.7      Stock Purchase Agreement dated March 25, 1998 between Santa Cruz Cellular
             Telephone, Inc. and its shareholders and optionholders listed therein and
             Dobson Cellular of California, Inc.                                               (6) [2.7]

  3.1      Registrant's Amended and Restated Certificate of Incorporation.

  3.2      Registrant's Bylaws.                                                                (1) [3.2]

  4.1      Third Amended and Restated Credit Agreement among the Agents and Lenders named therein and Dobson Operating Company dated March 25, 1998 (the "DOC
             Facility").                                                                       (7) [4.1]

  4.2      $120 million Revolving Credit Agreement among Dobson Cellular Operations
             Company and the Agents and Lenders named therein dated as of March 25, 1998.      (7) [4.2]

  4.3      $80 million 364-Day Revolving Credit and Term Loan Agreement among Dobson
             Cellular Operations Company and the Agents and Lenders named therein dated
             as of March 25, 1998 (together with Exhibit 4.2, the "Operations Facility").      (7) [4.3]

  4.4      Reserved

 EXHIBIT                                                                                     METHOD OF
 NUMBERS                                    DESCRIPTION                                       FILING
---------  ------------------------------------------------------------------------------  -------------
  4.5      Telephone Loan Contract dated as of November 7, 1958 between Dobson Telephone
             Company, Inc. and United States of America.                                       (1) [4.2]

  4.6      Telephone Loan Contract dated as of March 19, 1956 between McLoud Telephone
             Company and United States of America.                                             (1) [4.3]

  4.7      Telephone Loan Contract dated as of January 15, 1993 between Dobson Telephone
             Company, Inc., Rural Telephone Bank and United States of America.                 (1) [4.4]

  4.8      Restated Mortgage, Security Agreement and Financing Statement dated as of May
             15, 1993 between Dobson Telephone Company and United States of America.           (1) [4.5]

  4.9      Indenture dated as of February 28, 1997 between the Registrant, as Issuer, and
             United States Trust Company of New York, as Trustee.                              (1) [4.6]

  4.10     Escrow and Security Agreement dated February 28, 1997 among the Registrant as
             Pledgor, and Morgan Stanley & Co. Incorporated, Alex. Brown & Sons
             Incorporated, First Union Capital Markets, and NationsBanc Capital Markets,
             Inc., as Placement Agents, and United States Trust Company of New York, as
             Trustee.                                                                          (1) [4.9]

  4.11     Registration Rights Agreement dated January 16, 1998 between the Registrant and Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith
             Incorporated and NationsBanc Montgomery Securities LLC.                          (6) [4.11]

  4.12     Agreement to furnish unfiled debt instruments.                                     (6) [4.12]

  4.13     Certificate of Designation relating to Senior Preferred Stock is contained in
             Exhibit 3.1 and incorporated herein by reference.

  4.14     Senior Preferred Stock Certificate.                                                (7) [4.14]

  5        Opinion of McAfee & Taft A Professional Corporation.                                  (8) [5]

 10.1*     Registrant's 1996 Stock Option Plan.                                               (1) [10.1]

 10.2.1    Promissory Note dated February 10, 1997 of G. Edward Evans in the amount of
             $300,000 in favor of Western Financial Services Corp.                          (1) [10.2.1]

 10.2.2    Lease Agreement dated July 17, 1995 between WillRuss Limited Liability Company
             and Western Financial Services Corp.                                           (1) [10.2.7]

 10.2.3    Stock Purchase Agreement dated September 30, 1997 among Dobson Operating
             Company, Associated TTI Limited Partnership and Hinton CATV Company, Inc.      (6) [10.2.3]

 10.3.1*   Letter dated December 26, 1996 from Registrant to G. Edward Evans describing
             employment arrangement.                                                        (1) [10.3.1]

 10.3.2*   Letter dated June 3, 1996 from Registrant to Bruce R. Knooihuizen describing
             employment arrangement.                                                        (1) [10.3.2]

 10.3.3*   Letter dated October 15, 1996 from Fleet Equity Partners to Justin L. Jaschke
             regarding director compensation.                                               (1) [10.3.3]

 10.3.4*   Letter dated September 16, 1997 from Registrant to William J. Hoffman, Jr.
             describing employment arrangement.                                             (6) [10.3.4]

 10.3.5*   Letter dated October 28, 1997 from Registrant to R. Thomas Morgan describing
             employment arrangement.                                                        (6) [10.3.5]

 10.4.1    Agreement for DS-3 service dated December 16, 1993 between Dobson Fiber
             Company and NTS Communications, Inc. and Addendum thereto dated June 1,
             1994.                                                                          (1) [10.4.1]

 EXHIBIT                                                                                     METHOD OF
 NUMBERS                                    DESCRIPTION                                       FILING
---------  ------------------------------------------------------------------------------  -------------
 10.4.2    North American Cellular Network Services Agreement dated August 26, 1992
             between North American Cellular Network, Inc. and Dobson Cellular, Inc.        (1) [10.4.2]

 10.4.3    Trademark Sublicense Agreement dated February 28, 1997 between WMC Partners
             L.P. and Dobson Cellular of Arizona, Inc.                                      (1) [10.4.3]

 10.4.4    Affiliation Agreement dated February 28, 1997 among Registrant, Dobson
             Cellular of Arizona, Inc. and WMC Partners, L.P.                               (1) [10.4.4]

 10.4.5    Form of Cellular One License Agreements dated February 25, 1997 between
             Cellular One Group and Dobson Cellular of Enid, Inc., Dobson Cellular of
             Woodward, Inc. and Dobson Cellular of Kansas/Missouri, Inc.                    (1) [10.4.5]

 10.4.6    Services Agreement dated September 25, 1996 among Dobson Cellular of Maryland,
             Inc., Maryland Wireless Communications Limited Partnership, Wendy Coleman
             and Washington/Baltimore Cellular One Limited Partnership.

 10.4.7    General Purchase Agreement dated January 13, 1998 between Lucent Technologies,
             Inc. and Dobson Cellular Systems.                                              (6) [10.4.7]

 10.4.8    Second Amended General Purchase Agreement dated June 24, 1997 between Northern
             Telecom and Dobson Communications Corporation.                                 (6) [10.4.8]

 10.4.9    Term Sheet Operating Agreement dated December 4, 1997 between AT&T Wireless
             Services, Inc. and Registrant.                                                 (6) [10.4.9]

 10.5      Non-Recourse Term Loan Agreement dated September 30, 1997 between the Company and Gila River Telecommunications Subsidiary, Inc., as borrower, with
             respect to $6.1 million loan.                                                    (4) [10.7]

 10.6      Second Amended and Restated Partnership Agreement of Gila River Cellular
             General Partnership dated September 30, 1997.                                    (4) [10.8]

 21        Subsidiaries                                                                         (6) [21]

 23.1      Consent of McAfee & Taft A Professional Corporation will be contained in
             Exhibit 5 hereto.                                                                   (8) [5]

 23.2.1    Consent of Arthur Andersen LLP (Oklahoma City -- DCC).                           (7) [23.2.1]

 23.2.2    Consent of Arthur Andersen LLP (Oklahoma City -- Texas 16).                      (7) [23.2.2]

 23.3      Consent of Arthur Andersen LLP (San Jose).                                         (7) [23.3]

 23.4      Consent of Holliday, Lemons, Thomas & Cox, P.C.                                    (7) [23.4]

 24        Power of Attorney.                                                                   (7) [24]

 99.1      Letter of Transmittal.                                                             (7) [99.1]

 99.2      Notice of Guarantee of Delivery.                                                   (7) [99.2]

 99.3      Company letter.                                                                    (7) [99.3]

 99.4      Client letter.                                                                     (7) [99.4]

 99.5      Instruction to Beneficial Holders.                                                 (7) [99.5]

 99.6      Schedule II (Schedule of Valuation Allowance Accounts for the years ended
             December 31, 1997, 1996 and 1995).                                               (7) [99.6]

 99.7      Report of Independent Public Accountants on Schedule II.                           (7) [99.7]

------------------------

*   Management contract or compensatory plan or arrangement.

(1) Filed as an exhibit to the Company's Registration Statement of Form S-4 (Registration No. 333-23769), as the exhibit number indicated in brackets and incorporated by reference herein.

(2) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997 as the exhibit number indicated in brackets and incorporated by reference herein.

(3) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997 as the exhibit number indicated in brackets and incorporated by reference herein.

(4) Filed as an exhibit to the Company's Current Report on Form 8-K filed on October 15, 1997 and amended on November 6, 1997, as the exhibit number indicated in brackets and incorporated by reference herein.

(5) Filed as an exhibit to the Company's Current Report on Form 8-K filed on February 10, 1998, as the exhibit number indicated in brackets and incorporated by reference herein.

(6) Filed as an exhibit to the Company's Annual Report as Form 10-K for the year ended December 31, 1997 as the exhibit number indicated in brackets and incorporated by reference herein.

(7) Filed previously as the Exhibit number indicated in brackets.

(8) Filed herewith as the Exhibit number indicated in brackets.